   As filed with the Securities and Exchange Commission on December 20, 1999

                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------

                         Household International, Inc.
            (Exact name of Registrant as specified in its charter)

                                ---------------
         Delaware                    6711                    36-3121988
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of      Industrial Classification     Identification No.)
     incorporation or            Code Number)
      organization)

                               2700 Sanders Road
                       Prospect Heights, Illinois 60070
                                (847) 564-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                             John W. Blenke, Esq.
                         Vice President-Corporate Law
                            and Assistant Secretary
                         Household International, Inc.
                               2700 Sanders Road
                       Prospect Heights, Illinois 60070
                                (847) 564-6150
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
          Alan R. Blank, Esq.                 Russell J. Bruemmer, Esq.
            Stoel Rives LLP                  Wilmer, Cutler & Pickering
      700 NE Multnomah, Suite 950                2445 M Street, N.W.
        Portland, Oregon 97232                 Washington, D.C. 20037
            (503) 872-4816                         (202) 663-6804

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and all other conditions described in the enclosed Prospectus have been satisfied or waived.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                Proposed          Proposed
 Titles of Each Class of        Amount           maximum           maximum          Amount of
     Securities to be           to be        offering price       aggregate       registration
        Registered            registered        per unit       offering price        fee(2)
-------------------------------------------------------------------------------------------------
 Common Stock............  5,000,000 shares Not Applicable(1) Not Applicable(1) Not Applicable(3)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Based on the number of shares of common stock of the Registrant to be issued in connection with the merger of Renaissance Credit Services, Inc., a wholly-owned subsidiary of the Registrant, with Renaissance Holdings, Inc., if any are issued. Shares of the Registrant's common stock that are being registered pursuant to this registration statement are to be issued solely in exchange for other securities in connection with the merger.
(2) Calculated pursuant to Rule 457(f)(2) and (3) under the Securities Act of 1933, as amended. The fee is based on the total common shareholders' equity of Renaissance Holdings, Inc. as of September 30, 1999 ($25.8 million) less the total amount of cash to be paid by the Registrant to the holders of Renaissance common stock ($54.9 million) assuming each holder chooses the standard election (a combination of cash and the Registrant's common stock) as defined in the Agreement and Plan of Merger which is attached as Annex A to the Prospectus and Proxy Statement and assuming the implied value of the Registrant's common stock is $41.875 (as the 20-day trading value of the Registrant's common stock ending on December 16, 1999 was below $41.875).
(3) Pursuant to the calculation set forth in footnote 2 above, no fee is required.

                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             (Shareholder Letter)
                          Renaissance Holdings, Inc.
                       9400 SW Beaverton-Hillsdale Hwy.
                         Beaverton, Oregon 97005-3363

                              January     , 2000

Dear Fellow Shareholder:

   You are cordially invited to attend the special meeting of shareholders of
Renaissance Holdings, Inc., an Oregon corporation, to be held on [January   ,
2000] at 9:30 a.m. at the offices of Renaissance located at 9400 SW Beaverton-Hillsdale Hwy., Suite 300, Beaverton, Oregon 97005.

   As you may know, Renaissance, Household International, Inc., a Delaware corporation, and a wholly-owned Household subsidiary called Renaissance Credit Services, Inc., a Delaware corporation, have entered into an Agreement and Plan of Merger dated as of November 30, 1999. Under that agreement, Renaissance would be merged with the Household subsidiary with the surviving company being a wholly-owned subsidiary of Household. Your Board of Directors is delivering Household's Prospectus and our Proxy Statement to you in order to solicit your proxy to vote for

  . the approval of the agreement and plan of merger,

  . the adoption of the Renaissance Incentive Compensation Plan and the approval of certain payments to be made under this plan,

  . the approval of the issuance of shares of Renaissance common stock and the payment of additional cash consideration to certain Renaissance option holders in exchange for their agreement to cancel the options in connection with the merger, and

  . any other business that may properly come before the meeting as directed by your Board of Directors.

   If we complete the merger, each share of Renaissance common stock would be converted, based on your election, into cash, a combination of shares of Household common stock and cash or solely Household common stock, unless you exercise dissenters' rights under Oregon law. The implied value of this consideration will be $31.456 per Renaissance share. The formula for the number of shares of Household common stock into which each share of Renaissance common stock will be converted, or the amount of cash you may receive, will be calculated immediately prior to completion of the merger. You should be aware that what you receive will depend on:

  . what other shareholders elect since Household will not issue more or less than 5 million shares of its common stock; and

  . the trading value of a share of Household common stock on the merger date.

   If the trading value of Household common stock on the merger date is less than $28.00 per share you will only receive cash in the amount of $31.456 per Renaissance share. If you solely elect cash or Household common stock you may be prorated as a result of the elections by the other Renaissance shareholders. The attached materials describe how the proration works.

   The merger is expected to occur as soon as possible after the special meeting.

   There is no public trading market for Renaissance common stock. Household common stock is traded on the New York Stock Exchange under the symbol "HI."

   After careful consideration, your Board of Directors has unanimously determined that the agreement and plan of merger, and the transactions contemplated by the agreement and plan of merger, including the merger, are in the best interests of Renaissance and its shareholders, and has adopted the agreement and plan of merger. The Board unanimously recommends that Renaissance shareholders vote to approve the agreement and plan of merger, to adopt the incentive compensation plan and approve certain payments to be made under this plan, and to approve the issuance of shares of Renaissance common stock and the payment of additional cash consideration to certain option holders, all as described in these materials. Your Board of Directors has received the written opinion of William Blair & Company, L.L.C. that the consideration to be received by Renaissance's shareholders in the merger is fair, from a financial point of view, to you.

   The accompanying Prospectus and Proxy Statement describes the terms and conditions of the merger agreement and includes, as Annex A, a complete copy of the agreement and plan of merger. I urge you to read the enclosed materials carefully for a complete description of the merger and the other proposals. Whether or not you plan to attend the special meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy card as promptly as possible.

   We look forward to seeing you at the special meeting.

                                          Sincerely,

                                          Irving J. Levin
                                          Chief Executive Officer

   See "Risk Factors" on page 11 for a discussion of risks relevant to the merger.


 Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined if this Prospectus and Proxy Statement is accurate or adequate. Any representation to the contrary is a criminal offense.


   This Prospectus and Proxy Statement is dated [date], 1999 and is first being mailed to Renaissance shareholders on or about [date], 1999.

                           Renaissance Holdings, Inc.

                          Notice of Special Meeting of
                            Shareholders to be Held
                             On January     , 2000

To the Shareholders of Renaissance Holdings, Inc.:

   You are invited to a special meeting of shareholders of Renaissance to be
held on January     , 2000 at 9:30 a.m. at the offices of Renaissance Holdings,
Inc. located at 9400 SW Beaverton-Hillsdale Hwy., Beaverton, Oregon 97005. The special meeting is for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of November 30, 1999 by and among Household International, Inc., a wholly-owned subsidiary of Household called Renaissance Credit Services, Inc., and Renaissance pursuant to which Renaissance will be merged with Renaissance Credit Services, with the surviving corporation continuing as a subsidiary of Household;

     2. To consider and vote on a proposal to adopt the Renaissance Incentive Compensation Plan and to approve certain payments to be made under this plan;

     3. To consider and vote upon a proposal to approve the issuance of shares of Renaissance common stock and the payment of additional cash consideration to certain holders of options granted by Renaissance that are cancelled in connection with the agreement and plan of merger; and

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

   Only shareholders of record at the close of business on January   , 2000 are
entitled to notice of and to vote at the meeting.

   We urge you to read the accompanying Prospectus and Proxy Statement carefully for a description of the merger and the other proposals.

   You have the right to dissent from the merger under Oregon law and receive payment of the "fair value" of your shares if you comply with certain requirements of Oregon law described in the accompanying Prospectus and Proxy Statement. See "The Merger--Dissenters' Rights of Renaissance Shareholders."

   After careful consideration, your Board of Directors has unanimously determined that the agreement and plan of merger, and the transactions contemplated thereby, including the merger, are in the best interest of both you and your company. Your Board has unanimously adopted the agreement and plan of merger and unanimously recommends that you vote "for" approval of the agreement and plan of merger, "for" the adoption of the incentive plan and approval of certain payments to be made under this plan, and "for" the approval of the issuance of shares of Renaissance common stock and the payments to certain option holders who have had their options cancelled in connection with the merger, all as described in the Prospectus and Proxy Statement.

   Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.

                                          BY THE ORDER OF THE BOARD OF
                                           DIRECTORS,

Beaverton, Oregon
January     , 2000

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any State.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to Completion, Dated December 20, 1999

                                   PROSPECTUS
                         Household International, Inc.

                                  -----------

                           Renaissance Holdings, Inc.
                              PROXY STATEMENT for
                        Special Meeting of Shareholders
                               January     , 2000

  This Prospectus and Proxy Statement relates to a special meeting of shareholders of Renaissance Holdings, Inc., an Oregon corporation. At the special meeting, you will consider the proposed merger of Renaissance Credit Services, Inc., a Delaware corporation, which is a direct, wholly-owned subsidiary of Household International, Inc., a Delaware corporation, with Renaissance. Each outstanding share of Renaissance's common stock (including the Class B and Class C common stock) will be converted into cash, cash and shares of Household common stock, or solely Household common stock, as elected by you, unless you dissent from the merger or the trading value of Household common stock on the merger date is less than $28.00 per share. This consideration will have an implied value of $31.456 per share of Renaissance common stock. If you solely elect cash or shares of Household common stock, what you receive may depend on what other Renaissance shareholders elect as the total amount of cash and the number of shares Household will provide is limited. Also, if the per share trading value of Household common stock is less than $28.00 on the merger date, each share of Renaissance common stock will only convert into the right to receive $31.456 in cash regardless of your election.

  If the merger is completed, you will be given a Letter of Transmittal, which will include the election form, to allow you to make your election and receive the merger consideration.

  Although the total value to be paid for all shares of Renaissance's common stock is fixed at $31.456 per share, if you receive shares of Household common stock in connection with the merger, the value given to that stock will be an implied value based on a formula. On the merger date or the date you receive your shares of Household common stock the actual market value for those shares may be higher or lower than this implied value.

  The amount of cash and the number of shares of Household common stock you may receive will not be determined until the close of business on the NYSE trading day immediately preceding the date of the special meeting. You may obtain the trading value and closing price per share of Household common stock through any day before the special meeting, including the implied value for purposes of the merger through that day, by calling the telephone number for Household set forth on page 2 of this Prospectus and Proxy Statement.

  The Prospectus and Proxy Statement does not cover any resales of Household common stock received by affiliates of Renaissance upon consummation of the merger and no person is authorized to make use of this Prospectus and Proxy Statement in connection with any such resale.

  The Household common stock is, and the shares of Household common stock being offered hereby will be, listed and traded on the NYSE under the symbol "HI".
The closing price of the Household common stock on the NYSE on January     ,
2000 was $    .

  See "Risk Factors" on page 11 for a discussion of risks relevant to the merger.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

  The special meeting of Renaissance shareholders will be held on January     ,
2000 at 9:30 a.m., at the offices of Renaissance located at 9400 SW Beaverton-Hillsdale Hwy., Suite 300, Beaverton, Oregon 97005, to consider proposals to approve the agreement and plan of merger, to adopt the Renaissance Incentive Compensation Plan and approve certain payments made under this plan, and to approve the issuance of shares of Renaissance common stock and the payment of additional cash consideration to certain holders of options granted by Renaissance that are cancelled in connection with the merger.

    The date of this Prospectus and Proxy Statement is December     , 1999.

   The Securities and Exchange Commission allows Household to "incorporate by reference" information into this Prospectus and Proxy Statement, which means that Household can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. This Prospectus and Proxy Statement incorporates by reference important business and financial information about Household which is deemed to be part of this Prospectus and Proxy Statement even though it is not included in or delivered with this Prospectus and Proxy Statement. See "Additional Information--Where You Can Find More Information".

   You can obtain any of the documents incorporated by reference in this Prospectus and Proxy Statement from Household or from the Securities and Exchange Commission's web site at http://www.sec.gov. The documents are available from Household without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this Prospectus and Proxy Statement. You should request these documents in writing, by phone or e-mail from:

                            Darcie Oakes
                            Office of the Secretary
                            Household International, Inc.
                            2700 Sanders Road
                        Prospect Heights, Illinois 60070
                            Telephone: (847) 564-7580
                            email: doakes@household.com

   If you want these documents, please request them by January   , 2000 to
receive them before the special meeting. Please be sure to include your complete name and address in your request. If you request any documents incorporated by reference, Household will mail them to you by first class mail within one business day after it receives your request.

                               Table of Contents

                                                                           Page
                                                                           ----
Questions and Answers About the Merger....................................   1
Summary...................................................................   3
  The Companies...........................................................   3
  The Merger..............................................................   3
  Special Meeting.........................................................   4
  Recommendations of Renaissance Board to its Shareholders................   4
  Voting Rights and Vote Required.........................................   4
  Dissenters' Rights......................................................   4
  Regulatory Approvals....................................................   5
  Market Price of Household Common Stock..................................   5
  What Renaissance Shareholders Will Receive in the Merger................   5
  Federal Income Tax Considerations.......................................   7
  Fairness Opinion of Renaissance Financial Advisor.......................   7
  Accounting Treatment....................................................   7
  Listing of Household Common Stock.......................................   7
  Conditions to the Merger................................................   7
  Termination of the Merger Agreement.....................................   7
  Termination Fees........................................................   8
  Forward-Looking Statements May Prove Inaccurate.........................   8
  Comparison of the Rights of Renaissance Shareholders and Household
   Common Stockholders....................................................   8
  Selected Financial Data.................................................   9
  Comparative Per Share Data..............................................  10
Risk Factors..............................................................  11

                                                                           Page
                                                                           ----
Forward-Looking Statements................................................  12
The Special Meeting of Renaissance Shareholders...........................  12
  Date, Time and Place....................................................  12
  Purpose.................................................................  12
  Record Date; Quorum; Voting Procedures and Vote Required................  12
  Voting Agreements.......................................................  13
  Proxies.................................................................  13
  Solicitation of Proxies, Expenses.......................................  14
  Action and Recommendation of Renaissance Board of Directors.............  14
Market and Trading Information............................................  14
The Merger................................................................  15
  General.................................................................  15
  Stock and Cash Election.................................................  16
  All Stock Election......................................................  16
  Pro-rationing of All Stock or All Cash Elections........................  16
  Required Vote; Merger Date..............................................  17
  All Cash Merger.........................................................  17
  Conduct of Business Pending the Merger..................................  17
  Operations After the Merger.............................................  18
  Effect of the Merger on Renaissance Employee Benefit Plans and Options..  18
  Interest of Certain Persons in the Merger...............................  19
  Resales by Affiliates...................................................  21
  Background of and Renaissance's Reasons for the Merger..................  21
  Recommendation of Renaissance's Board of Directors on Merger............  23
  Material Contacts and Board Deliberations...............................  23
  Opinion of Renaissance's Financial Advisor..............................  25
  Household International's Reasons for the Merger........................  28
  Conditions to the Merger; Amendment; Termination........................  28
  Certain Federal Income Tax Consequences.................................  29
  Conversion of Shares and Exchange of Certificates.......................  34
  Fractional Shares.......................................................  35
  Accounting Treatment....................................................  35
  Required Regulatory Approvals...........................................  35
  Transfer and Exchange Agents............................................  35
  Dissenters' Rights of Renaissance Shareholders..........................  35
Renaissance Incentive Compensation Plan...................................  37
Cash Payments and Renaissance Common Stock Issued to Holders of
 Compensatory Options.....................................................  40
Household.................................................................  42
  Description of Household................................................  42
  Selected Financial Data.................................................  42
Description of Household Capital Stock....................................  46
  General.................................................................  46
  Preferred Stock.........................................................  46
  Description of Each Authorized Series of Preferred Stock................  47
  Common Stock............................................................  50
  Preferred Share Purchase Rights.........................................  51
  Dividends...............................................................  51
  Special Charter Provisions..............................................  51
Description of Renaissance................................................  52
  General.................................................................  52
  Common Stock............................................................  52

                                                                           Page
                                                                           ----
  Selected Financial Data.................................................  53
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations..........................................................  55
  Management of Renaissance...............................................  67
  Executive Compensation..................................................  68
  Principal Shareholders of Renaissance...................................  72
Comparison of Rights of Renaissance Shareholders and Household
 Stockholders.............................................................  73
Legal Matters.............................................................  75
Experts...................................................................  75
Additional Information--Where You Can Find More Information...............  76
Consolidated Financial Statements of Renaissance.......................... F-1
Annex A--Agreement and Plan of Merger..................................... A-1
Annex B--Fairness Opinion of Renaissance's Financial Advisor.............. B-1
Annex C--Renaissance Incentive Compensation Plan.......................... C-1
Annex D--Oregon Dissenters' Rights Statutes............................... D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q: Why does Renaissance want to merge?

A: Renaissance is proposing to merge because we believe our combination with Household will provide our shareholders with substantial benefits and will enable us to better serve our clients. We believe that with Household we can create a strong non-prime credit card issuer that is able to effectively compete with larger non-prime credit card issuers like Capital One, Providian and Metris. With our management expertise and Household's access to customers and funding sources, we hope to be able to aggressively grow our business more rapidly than we have in the past. To review the background and reasons for the merger in greater detail, as well as the risks of the merger, see pages 11 and 21 through 25.

Q: Who is Household International?

A: Household is a Fortune 100 public company listed on the NYSE that has been making loans to the non-prime market since 1878. It has operations in consumer finance, auto lending, credit cards, private-label credit cards and credit and specialty insurance. It has businesses throughout the United States, Canada and the United Kingdom.

Q: What will I receive in the merger?

A: If the merger is approved, you will have the right to elect to receive:

    .Cash in the amount of $31.456 for each share of Renaissance common stock; or

    .A fraction of a share of Household common stock with an implied value of $31.456 for each share of Renaissance common stock; or

    .A combination of cash and a fraction of a share of Household common stock that totals an implied value of $31.456 for each share of Renaissance common stock.

  The amount of cash and shares you receive will depend on your election and may depend on the elections of other shareholders because the total amount of cash and shares Household will provide is limited.

  If you receive shares of Household you will not receive any fractional shares. Instead, you will receive cash, without interest, for any fractional share of Household common stock owed to you based on the implied value of Household common stock.

  For example: If you own 100 shares of Renaissance common stock and elect to receive solely Household common stock that has a 20-day trading value of $41.875, the stock election exchange ratio would be set at .7512 and you would receive 75 shares of Household common stock and cash of $5.03 for the fractional share (.12 share of Household common stock multiplied by the $41.875).

  If the trading value for a share of Household common stock on the merger date is less than $28.00 per share, then Household will pay only cash in the amount of $31.456 for each share of Renaissance common stock regardless of your election.

Q: What is the "trading value" for a share of Household common stock?

A: The trading value for a share of Household common stock is the average of the high and low sales prices per share of Household common stock on the NYSE for that day.

  For example: On January   , 2000 the high sales price for Household common
  stock was $    and the low sales price was $   . The trading value for that
  day was $     ($     plus $     divided by 2).

Q: What do I need to do now?

A: Just indicate on your proxy card how you want to vote for each of the proposals and sign and mail it in the enclosed return envelope as soon as possible. Your shares will then be represented at your shareholders' meeting. If you sign and send in your proxy and do not indicate how you want to vote for each of the proposals, your proxy will be counted as a vote in favor of the merger and the other proposals at this meeting. If you do not vote or you abstain, it will have the same effect as a vote against the merger and the other proposals at this meeting.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed we will send you a Letter of Transmittal with written instructions for making your election and exchanging share certificates.

Q: Why will I receive shares of Household International? Can't I keep my shares of Renaissance?

A: Renaissance will be merged with Renaissance Credit Services, Inc. Your only interest in Renaissance after the merger will be to receive the consideration for the merger. You will not be able to continue as a direct shareholder of Renaissance.

Q: If I elect Household common stock, will I receive future dividends?

A: Household has paid a quarterly dividend to its common stockholders every quarter for the past 73 years. Although we currently expect to continue to pay such dividends, we cannot assure you of such payments. Household's Board of Directors will use its discretion to decide whether to declare dividends and the amount of any dividends. In making its decision, the Board will consider various factors, including the earnings and financial condition of Household.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. In addition to shareholder approvals, we must also obtain regulatory approvals. We hope to complete the merger as early as the end of January 2000.

Q: What are the tax consequences of the merger to me?

A: If you elect to receive Household common stock only, the exchange of shares by you will be tax-free to you for federal income tax purposes. However, you will have to pay taxes on any cash received for fractional shares.

  If you elect to receive any cash, or are paid cash by Household for fractional shares or because your election was adjusted as a result of the elections made by the other shareholders of Renaissance, or because the actual per share trading value as of the merger date for Household common stock is less than $28.00, you will have to pay income taxes. To review the tax consequences in greater detail, see pages 29 through 34.

                      Who Can Help Answer Your Questions

        If you have more questions about the merger you should contact:

                          Renaissance Holdings, Inc.
                       9400 SW Beaverton-Hillsdale Hwy.
                                   Suite 300
                            Beaverton, Oregon 97005
                            Attn: Charles Engelberg
                                (503) 469-6900

 If you would like additional copies of this Prospectus and Proxy Statement or copies of the Letter of Transmittal (which will be your election form) you should contact:

                         Household International, Inc.
                            Office of the Secretary
                               2700 Sanders Road
                       Prospect Heights, Illinois 60070
                              Attn: Darcie Oakes
                                (847) 564-7580

                                    SUMMARY

   This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the merger fully, and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Additional Information--Where You Can Find More Information" (page 75). We have included page references parenthetically to direct you to a more complete description of the topics presented in this Summary. We encourage you to read the agreement and plan of merger carefully as it is the legal document that governs the merger.

                                 The Companies

Renaissance (page 51)

Renaissance Holdings, Inc.
9400 SW Beaverton-Hillsdale Hwy.
Suite 300
Beaverton, Oregon 97005
(503) 245-5595

   Renaissance's principal business focuses on the subprime credit card market. Renaissance is an issuer and servicer of subprime credit card accounts.

   Renaissance was incorporated in Oregon in 1992 under the name "TL Holdings, Inc."

Renaissance Credit Services

Renaissance Credit Services, Inc.
2700 Sanders Road
Prospect Heights, Illinois 60070
(847) 564-6150

   Renaissance Credit Services is a Delaware corporation and a wholly-owned subsidiary of Household. Renaissance Credit Services was incorporated on July 6, 1999 by Household for the purpose of acquiring businesses involved in consumer lending.

Household (page 41)

Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois 60070
(847) 564-5000

   Household, through its subsidiaries, primarily provides consumers with several types of loan products in the United States, Canada and the United Kingdom. We offer home equity loans, VISA* and MasterCard* and private-label credit cards, auto finance loans, tax refund anticipation loans and other types of unsecured loans. Household Finance Corporation, a subsidiary of Household, is the oldest consumer finance company in the United States, with operations dating back to 1878. At September 30, 1999, Household had $67.8 billion in managed (owned and serviced with limited recourse) receivables and $49.3 billion in owned receivables.

   *VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International, Incorporated, respectively.

   The Merger (page 15)

   If the agreement and plan of merger, which is attached to this Prospectus and Proxy Statement as Annex A, is approved by the holders of a majority of each class of Renaissance common stock and if all other conditions are satisfied, Renaissance will be merged with Renaissance Credit Services no later than the first business day after satisfaction of all conditions. Following completion of the merger, the surviving corporation will be a wholly-owned subsidiary of Household.

   Each share of Renaissance common stock, except for those shares as to which dissenters' rights are perfected in accordance with applicable laws, will be converted into consideration valued at $31.456 per share. No interest will be paid on any component of this consideration.

   Completion of the merger is subject to the satisfaction or waiver of various conditions, including compliance by each party with its covenants and the accuracy of each party's representations and warranties. Under certain conditions the agreement and plan of merger may be terminated by either party.

Special Meeting (page 12)

   The Renaissance special meeting of shareholders will be held at its offices at 9400 SW Beaverton-Hillsdale Hwy., Suite 300, Beaverton, Oregon 97005 at 9:30
a.m. on January     , 2000. At the special meeting, you will be asked to
approve the agreement and plan of merger, adopt the Renaissance Incentive Compensation Plan and approve certain payments to be made under this plan, and approve the issuance of shares of Renaissance common stock and the payment of additional cash consideration to certain holders of options granted by Renaissance which are cancelled in connection with the merger.

Recommendations of Renaissance Board to its Shareholders (page 14)

   The Renaissance Board believes that the merger is in your best interest and unanimously recommends that you vote "for" the proposal to approve the agreement and plan of merger. The Renaissance Board also unanimously recommends that you vote "for" the proposal to adopt the Renaissance Incentive Compensation Plan and approve certain payments to be made under this plan, and "for" the proposal to approve the issuance of shares of Renaissance common stock and the payment of additional cash consideration to certain holders of options granted by Renaissance which are cancelled in connection with the merger.

   Holders representing approximately 84% of the outstanding shares of Renaissance common stock and a majority of all three classes of common stock have agreed with Household to vote to approve the agreement and plan of merger. In addition, certain directors, shareholders and management members of Renaissance have interests in the merger in addition to any interests they may have as a shareholder of Renaissance generally. The Board of Directors of Renaissance was aware of the voting agreements and the interests of all such persons at the time it approved, and recommended to its shareholders the approval of, the agreement and the transactions to be completed in connection with the merger.

Voting Rights and Vote Required (page 12)

   All holders of Renaissance common stock as of January     , 2000 are
entitled to vote at the special meeting of Renaissance shareholders. Oregon law requires that holders of not less than a majority of the outstanding shares of each of the three classes of Renaissance common stock entitled to vote must approve the agreement and plan of merger in order for the transaction to be approved. To adopt the Renaissance Incentive Compensation Plan and approve certain payments to be made under this plan, and to approve the issuance of shares of Renaissance common stock and the payment of additional cash consideration to certain holders of options granted by Renaissance which are cancelled in connection with the merger, holders of not less than 75% of Renaissance's common stock able to vote and who are disinterested with respect to this plan or payments (as determined by the rules of the IRS), must vote for such proposals.

   Approval of the Renaissance Incentive Compensation Plan and of certain payments to be made under this plan and approval of the issuance of Renaissance common stock and the payment of cash to certain holders of options that will be cancelled in connection with the merger, will have no impact on the consideration to be received by Renaissance shareholders as a result of the merger.

   If shareholder approval for the agreement and plan of merger is not obtained at the special meeting, the proposals relating to the incentive plan and the issuance of stock to certain holders of options will be withdrawn. However, the shareholders may approve the agreement and plan of merger and not the other proposals.

   Renaissance expects, based upon voting agreements, that senior management and holders of Renaissance common stock representing approximately 84% of the outstanding shares and a majority of all three classes of common stock will vote in favor of the merger. It is not necessary for the stockholders of Household to approve the transaction.

Dissenters' Rights (page 35)

   You may demand dissenters' rights in accordance with the Oregon Business Corporation Act. To perfect any right of appraisal you must, prior to any shareholder vote on the merger, deliver a written demand for payment of the "fair value" of your shares to Renaissance. In addition, if you demand an appraisal you must not vote in favor of the merger. If you demand dissenters' rights, your shares will not be converted but will only be entitled to such rights and considerations as may be allowed by the law. A copy of Sections 60.551 to
60.594 of the Oregon Act is attached as Annex D to this Prospectus and Proxy Statement.

Regulatory Approvals (page 35)

   In order for the proposed transaction to be completed, approval must be obtained from

  . the United States Federal Trade Commission pursuant to the Hart-Scott-
    Rodino Antitrust Improvement Act,

  . the United States Department of Justice pursuant to the Hart-Scott-Rodino
    Act, and

  . the Office of Thrift Supervision under the Bank Merger Act.

We anticipate that such federal agencies will approve the merger, but no assurance can be given that such approval will be obtained.

Market Price of Household Common Stock (page 14)

   Household common stock is listed on the NYSE and the Chicago Stock Exchange
(symbol: HI). As of December 30, 1999, there were      shares of Household
common stock issued and outstanding. The reported closing sale price of the
Household common stock on the NYSE on January     , 2000 was $     per share.
You should obtain current market quotations prior to the special meeting.

What Renaissance Shareholders Will Receive in the Merger (page 15)

   If the merger is approved, you will have the right to elect to receive:

  . Cash in the amount of $31.456 per share of Renaissance common stock; or

  . A fraction of a share of Household common stock with an implied value of $31.456 for each share of Renaissance common stock; or

  . A combination of cash and a fraction of a share of Household common stock that totals an implied value of $31.456 for each share of Renaissance common stock.

If the trading value for a share of Household common stock is less than $28.00 on the merger date, you will only receive cash in the amount of $31.456 per share of Renaissance common stock regardless of your election.

If you solely elect cash or shares of Household common stock, the amount of cash or the number of shares you receive will depend on the elections of other shareholders because the total amount of cash and shares Household will provide is limited. The method that will be used to prorate shares and cash is described at page 16.

If you elect to receive Household common stock, the implied value for a share of Household common stock will be determined by formulas detailed on pages 15 and 16. If the 20-day trading value (ending on the trading day immediately preceding the date of the special meeting) for a share of Household common stock is greater than or equal to $41.875 but less than or equal to $43.50, the exchange ratio and the stock election exchange ratio are calculated to provide
a value of $31.456 for each share of Renaissance common stock. This is a     %
premium to the per share book value of Renaissance common stock as of November 12, 1999. The actual value for a share of Household common stock on the merger date or the date you receive these shares may be less than or greater than this implied value.

The following tables illustrate how the formula works. The first table relates to an election to receive all Household common stock, and the second table relates to an election to receive a combination of cash and Household common stock. Both tables assume you will receive an implied value of $31.456 for each share of Renaissance common stock. The tables show some hypothetical examples of the 20-day trading value for a share of Household common stock, the closing price for a share of Household common stock on the merger date, the corresponding exchange ratio computed using the formulas in the merger agreement, cash to be paid (other than for fractional shares) and, for table 2, the implied value of the fraction of a share of Household common stock that is to be exchanged for a share of Renaissance common stock.

                                    TABLE 1

                              Stock Only Election

                       Closing Price                     Actual Market Value of
                            for                          Household Common Stock
  20-Day Trading         Household                          to One Share of
     Value for        Common Stock on                      Renaissance Common
     Household         Date of Merger   Stock Election      Stock on Date of
Common Stock (1)(2)         (2)         Exchange Ratio           Merger
-------------------   ---------------   --------------   ----------------------
Below $41.875             $35.00            0.7512              $26.2920
Below $41.875             $40.00            0.7512              $30.0480
Below $41.875             $45.00            0.7512              $33.8040
$41.875                   $41.875           0.7512              $31.4560
$42.00                    $42.00            0.7490              $31.4560
$42.25                    $42.25            0.7445              $31.4560
$42.50                    $42.50            0.7401              $31.4560
$42.75                    $42.75            0.7358              $31.4560
$43.00                    $43.00            0.7315              $31.4560
$43.25                    $43.25            0.7273              $31.4560
$43.50                    $43.50            0.7231              $31.4560
Above $43.50              $35.00            0.7231              $25.3085
Above $43.50              $40.00            0.7231              $28.9240
Above $43.50              $45.00            0.7231              $32.5395

--------
(1) The 20-day trading value for Household common stock is fixed at $41.875 if it is $41.875 or below and at $43.50 if it is $43.50 or above.
(2) Hypothetical values only.

                                    TABLE 2

                            Cash and Stock Election

                                                                          Actual Market
                                                       Implied Value of Value of Household
                     Closing Price                        Household      Common Stock to
  20-Day Trading     for Household Cash Paid per Share Common Stock to     One Share of
     Value for       Common Stock          of            One Share of   Renaissance Common
     Household        on Date of   Renaissance Common    Renaissance     Stock on Date of
Common Stock (1)(2)    Merger (2)         Stock        Common Stock (3)       Merger
-------------------  ------------- ------------------- ---------------- ------------------
Below
 $41.875                $35.00           $6.5404           $24.9156          $20.8250
Below
 $41.875                $40.00           $6.5404           $24.9156          $23.8000
Below
 $41.875                $45.00           $6.5404           $24.9156          $26.7750
$41.875                 $41.875          $6.5404           $24.9156          $24.9156
$42.00                  $42.00           $6.4660           $24.9900          $24.9900
$42.25                  $42.25           $6.3173           $25.1388          $25.1388
$42.50                  $42.50           $6.1685           $25.2875          $25.2875
$42.75                  $42.75           $6.0198           $25.4363          $25.4363
$43.00                  $43.00           $5.8710           $25.5850          $25.5850
$43.25                  $43.25           $5.7223           $25.7338          $25.7338
$43.50                  $43.50           $5.5735           $25.8825          $25.8825
Above
 $43.50                 $35.00           $5.5735           $25.8825          $20.8250
Above
 $43.50                 $40.00           $5.5735           $25.8825          $23.8000
Above
 $43.50                 $45.00           $5.5735           $25.8825          $26.7750

--------
(1) The 20-day trading value for Household common stock is fixed at $41.875 if it is $41.875 or below and at $43.50 if it is $43.50 or above.
(2) Hypothetical values only.
(3) The formula would fix the exchange ratio at .595 at all price levels based on the assumption that 8.4 million shares of Renaissance common stock are outstanding on the merger date.

   A Letter of Transmittal allowing you to make your election will be sent to you if the merger is completed. You should not send in your stock certificates until instructed to do so.

Federal Income Tax Considerations (page 29)

   An opinion from legal counsel that you will not be taxed as a result of the exchange of Renaissance common stock in the merger, except to the extent you receive cash for shares, including fractional shares, is required. We expect to receive these opinions on the merger date.

   Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Fairness Opinion of Renaissance Financial Advisor (page 25)

   In deciding to approve and adopt the agreement and plan of merger, Renaissance's Board considered the opinion of William Blair & Company, L.L.C., its financial advisor, as to the fairness of the merger to its shareholders from a financial point of view. This opinion is attached as Annex B to this Prospectus and Proxy Statement. We encourage you to read this opinion carefully.

Accounting Treatment (page 35)

   Household expects to account for the acquisition of Renaissance as a purchase under generally accepted accounting principles.

Listing of Household Common Stock

   The Household common stock to be issued in connection with the merger is listed on the New York Stock Exchange. If we complete the merger, as long as you did not consent to transfer restrictions, you will be able to immediately trade the shares of Household common stock you receive.

Conditions to the Merger (page 28)

   We will complete the merger only if we satisfy or (in some cases) waive several conditions, including the following:

  . a majority of each class of the common stock of Renaissance approve the merger agreement;

  . no legal restraints or prohibitions exist which prevent the consummation of the merger or are reasonably likely to have a material adverse effect on Renaissance or Household;

  . all representations and warranties of Renaissance, Household and Renaissance Credit Services shall be true and accurate, and such parties shall have complied, in all material respects, with all covenants and agreements required by the agreement and plan of merger; and

  . legal opinions in respect of certain legal matters and federal income tax consequences of the merger shall have been delivered, unless, with respect to federal income tax matters, only cash is paid by Household in connection with the merger.

Termination of the Merger Agreement (page 28)

   The agreement and plan of merger can be terminated at any time without completing the merger if agreed to by Household and Renaissance. Either Household or Renaissance can terminate the agreement and plan of merger if:

  . we do not complete the merger by May 31, 2000;

  . a majority of each class of the shareholders of Renaissance do not approve the agreement and plan of merger;

  . a governmental authority or other legal action permanently prohibits the merger; or

  . the other party breaches any of the representations or warranties it made under the agreement and plan of merger, which breach has not been cured after notice.

   In addition, Renaissance's Board may terminate the agreement and plan of merger if it receives a proposal from a third party to acquire a majority of its voting stock or a substantial portion of its assets on terms it determines are more favorable to its shareholders than the merger, and Renaissance enters into an agreement with that third party for that purpose.

Termination Fees (page 29)

   If Renaissance receives a takeover proposal and it then terminates the agreement and plan of merger, it must pay to Household a termination fee of $7 million and up to $1 million to reimburse Household for its merger-related expenses. In addition, if the agreement and plan of merger is not approved by the shareholders of Renaissance, Renaissance must pay Household the same termination fee and expense reimbursement.

Forward-Looking Statements May Prove Inaccurate (page 12)

   We have each made forward-looking statements in this document (including documents of Household that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Renaissance and Household. Also, when we use words such as "believes", "expects", "anticipates" or similar expressions, we are making forward-looking statements. Shareholders should note that many factors, some of which are discussed elsewhere in this document and in the documents which are incorporated by reference, could affect the future financial results of Renaissance and Household and could cause those results to differ materially from those expressed in our forward-looking statements contained or incorporated by reference in this document. These factors include the following:

 .  operating, legal and regulatory risks;

 . economic, political and competitive forces affecting the businesses of Renaissance and Household; and

 . the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

Comparison of the Rights of Renaissance Shareholders and Household Common Stockholders (page 72)

   In the merger you may receive shares of Household common stock. There are numerous differences between the rights of a shareholder in Renaissance, a private Oregon corporation, and the rights of a stockholder in Household, a publicly traded Delaware corporation.

                            Selected Financial Data

   The following table presents on a historical basis selected consolidated financial data for Renaissance and Household, for the nine months ended September 30, 1999 and 1998 and for each of the years in the five years ended December 31, 1998. This financial data is based on the consolidated financial statements of Renaissance and Household, which are either incorporated by reference or included in this Prospectus and Proxy Statement.

                         At or For the Nine
                            Months Ended
                           September 30,           At or For the Year Ended December 31,
                         ------------------    --------------------------------------------------
                           1999      1998        1998        1997      1996      1995      1994
                         --------- --------    --------    --------  --------- --------- --------
                                       (In millions, except per share data)
Total income before
 taxes:
  Renaissance........... $    18.4 $    6.0    $    8.1    $   (0.1) $     1.8 $     3.6 $    3.4
  Household
   International........   1,562.9    428.2(1)    952.7(1)  1,402.5    1,280.8   1,024.1    854.4
Net income:
  Renaissance...........      10.9      3.6         4.9         0.4        1.4       3.2      3.0
  Household
   International........   1,047.6    174.2(1)    524.1(1)    940.3      819.6     603.7    545.3
Diluted earnings per
 common share:
  Renaissance...........      1.12     0.45         .61         .05        .22       .55      .52
  Household
   International........      2.15     0.32(1)     1.03(1)     1.93       1.73      1.24     1.13
Historical cash
 dividends declared per
 common share:
  Renaissance...........       --       --          --          .22        .20      1.30     1.70
  Household
   International........      0.51     0.45        0.60        0.54       0.49      0.44     0.41
Total assets--owned
 (end of period):
  Renaissance...........     395.0    189.8       242.8       152.7      102.1      63.0     47.4
  Household
   International........  57,585.5 51,452.2    52,892.7    46,817.0   45,332.0  44,723.0 48,527.1
Total assets--managed
 (end of period):(2)
  Renaissance...........     497.8    281.6       335.0       210.7      149.9     135.7    112.3
  Household
   International........  76,050.1 73,258.3    72,594.6    71,295.5   66,183.2  60,721.1 61,652.6
Total shareholders'
 equity
 (end of period):
  Renaissance...........      25.8     12.8        14.4         9.2        6.9       4.3      3.3
  Household
   International........   6,779.4  6,585.0     6,760.8     6,613.5    5,016.0   4,473.9  3,920.7(3)

--------
(1) Our operating income before taxes, operating net income, and diluted operating earnings per share exclude merger and integration related costs of $751.0 million after-tax related to the merger with Beneficial and the gain on sale of Beneficial Canada of $118.5 million after-tax. For the nine months ended September 30, 1998 total operating income before taxes was $1,238.8 million, operating net income was $806.7 million and diluted operating earnings per share was $1.59. For 1998 total operating income before taxes was $1,763.3 million, operating net income was $1,156.6 million and operating earnings per share was $2.30.
(2) Total assets--managed represents owned assets and the outstanding balance of receivables serviced with limited recourse.
(3) Excludes convertible preferred stock that was fully converted or redeemed during 1995.

                           Comparative Per Share Data

   The following table sets forth historical per common share diluted earnings, cash dividends, book value and market value of: (1) Household and (2) Renaissance and pro forma equivalent per common share data of Renaissance, calculated by multiplying historical per share data of Household by the exchange ratio assuming (1) an implied market value of $31.456 for Household common stock for the merger consideration, and (ii) Household common stock price equal to $41.875 per share (the set trading value for Household common stock when the 20-day trading value for a share of Household common stock is below $41.875). The information set forth below should be read in conjunction with the selected historical financial data included elsewhere in the Prospectus and Proxy Statement.

                                         Household                     Pro forma
                                       International       Renaissance Equivalent
                                       -------------       ----------- ----------
Diluted earnings per common share:
  Year ended December 31, 1998.......     $ 1.03 (1)          $0.61      $ 0.77
  Nine months ended September 30,
   1999..............................       2.15               1.12        1.62
Cash dividends per common share:
  Year ended December 31, 1998.......       0.60                --         0.45
  Nine months ended September 30,
   1999..............................       0.51                --         0.38
Book value per common share as of:
  December 31, 1998..................      12.88               2.28        9.68
  September 30, 1999.................      13.26               3.99        9.96
Market value per common share as of
 December 1, 1999(2).................      38/41///64/(3)       --        29.03
Minimum market value per common share
 as of December 16, 1999.............      41.875(4)            --        31.46
Market value per common share as of
 December 16, 1999...................      38.00 (3)            --        28.55

--------
(1) Diluted operating earnings per common share excluding merger and integration related costs and the gain on sale of Beneficial Canada of $751.0 and $118.5 million after-tax, respectively, was $2.30.
(2) The trading day on the NYSE immediately preceding public announcement of the execution of the agreement and plan of merger.
(3) Based on the closing price of Household common stock as reported on the NYSE.
(4) The 20-day-trading value for a share of Household common stock with December 16, 1999 being the final trading day.

                                  RISK FACTORS

   In addition to the other information included or incorporated by reference in this Prospectus and Proxy Statement, you should carefully consider the following risk factors.

   You may receive Shares of Household Common Stock having a value that is less than its implied value.

   If you receive Household common stock it will have an implied value based on a 20-day trading value for such stock. In addition, if the 20-day trading value for a share of Household common stock is below $41.875 that trading value will be set at $41.875. As a result, if on the date you receive the Household common stock the actual market value for such stock is less than the implied value given to the stock you will receive actual consideration for your shares of Renaissance common stock that will be less than $31.456 per share. Even if you elect only cash for the exchange of your shares, you may receive shares of Household common stock as a result of too many Renaissance shareholders making the same election.

   The integration of Renaissance with Household may be difficult and expensive to achieve and may not result in the benefits currently anticipated by Household.

   The merger will present challenges to management, including the integration of the operations, technologies and personnel of Renaissance and Household, and special risks, including possible unanticipated liabilities, unanticipated costs, diversion of management attention and loss of personnel.

   Household may not be able to integrate successfully or manage profitability Renaissance's businesses. Following the merger, Renaissance's businesses may not achieve sales levels, profitability or cost savings that justify the investment made by Household. The acquisition, while expected to be accretive to earnings in future periods, may fail to be accretive or earnings accretion may occur later than planned.

   Any cash you receive in connection with the exchange of your Shares will be taxable.

   You may incur federal and state income taxes on the cash portion of any merger consideration you receive. If the trading value of Household common stock on the merger date is less than $28.00 per share, each share of Renaissance common stock will only be converted into the right to receive cash. In addition, if you elect to receive only Household common stock you may be paid some cash if too many Renaissance shareholders make the same election. Tax matters are very complicated and will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

   The price of Household Common Stock may be affected by factors different from those affecting Renaissance Common Stock.

   You may become a holder of Household common stock as a result of the merger. Household's businesses differ from those of Renaissance. Household's results of operations, as well as the price of its common stock, may be affected by factors different from those which affect Renaissance's results of operations.

   Certain directors, shareholders and officers of Renaissance have interests that may be different than yours with respect to the merger and the other proposals to be voted on at the special meeting.

   You should be aware that there are many transactions that will occur in connection with the merger. Some of these transactions provide benefits to directors, shareholders and officers of Renaissance that are in addition to those benefits they would receive as a shareholder of Renaissance generally. The Renaissance Board of Directors was aware of these interests prior to taking any vote on the agreement and plan of merger and the transactions related to that agreement. You should review these interests carefully before making your decision with respect to the proposals at the special meeting.

                           FORWARD-LOOKING STATEMENTS

   This Prospectus and Proxy Statement, including information incorporated by reference, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of Household and Renaissance, as well as certain information relating to the merger. Forward-looking statements include statements preceded by, followed by, or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. The forward-looking statements involve certain risks and uncertainties. For those statements, Household and Renaissance claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the factors described under "Risk Factors" and the following factors:

  . general economic, financial or business conditions, either internationally, nationally or in the states in which Household or Renaissance is doing business that may be less favorable than expected;

  . demand for the lending products offered by Household and Renaissance, as well as their customer's repayment habits, may not track historical performance;

  . legislative or regulatory changes that may adversely affect the businesses in which Household and Renaissance are engaged;

  . technological changes, including "Year 2000" data systems compliance issues, that may be more difficult or expensive than anticipated; and

  . changes that may occur in the securities markets.

   A more detailed list of factors relating to Household is set forth in Household's Form 10-K for the year ended December 31, 1998. See "Additional Information--Where You Can Find More Information".

              THE SPECIAL MEETING OF THE RENAISSANCE SHAREHOLDERS

Date, Time and Place

   This Prospectus and Proxy Statement is being furnished to the holders of all of Renaissance's common stock (including the Class B and Class C common stock) in connection with the solicitation of proxies by the Board of Directors of Renaissance to be voted at a special meeting of shareholders to be held on
January     , 2000, at 9:30 a.m. at the offices of Renaissance located at 9400
SW Beaverton-Hillsdale Hwy., Suite 300, Beaverton, Oregon 97005.

Purpose

   At the special meeting the holders of Renaissance common stock will vote on a proposal to approve the agreement and plan of merger, to adopt the Renaissance Incentive Compensation Plan and approve certain payments to be made under this plan, to approve the issuance of Renaissance common stock and the payment of additional cash consideration to certain holders of options granted by Renaissance that are cancelled in connection with the merger, and to consider and transact such other business as may properly be brought before the special meeting.

Record Date; Quorum; Voting Procedures and Vote Required

   The Board of Directors of Renaissance has fixed the close of business on
January     , 2000 as the record date for determination of shareholders entitled to notice of and to vote at the special meeting. As of the record
date,      shares of Renaissance common stock ,         shares of Renaissance
Class B common stock and         shares of Renaissance Class C common stock
were issued and outstanding. Each share of Renaissance Class C common stock entitles its holder to one vote on the approval of the merger in accordance with Oregon law. Each share of Renaissance common stock and Renaissance Class B common stock entitles its holder to one vote on each matter submitted to the vote of shareholders at the special meeting. The presence in person or by proxy of the holders of a majority of the shares of Renaissance common stock outstanding is required to constitute a quorum for the special meeting. Assuming a quorum is present, approval of the agreement and plan of merger requires the affirmative vote of holders of not less than a majority of the outstanding shares of (i) Renaissance common stock,
(ii) Renaissance Class B common stock, and (iii) Renaissance Class C common stock, each voting as a separate class. Assuming a quorum is present, the adoption of the Renaissance Incentive Compensation Plan and approval of certain payments to be made thereunder, and the approval of the issuance of Renaissance common stock and the payment of additional cash consideration to certain holders of options granted by Renaissance that are cancelled in connection with merger requires the affirmative vote of not less than 75% of Renaissance's common stock that is able to vote and is disinterested to these proposals as determined by the rules of the IRS.

   Votes, whether in person or by proxy, will be counted and tabulated by inspectors appointed by Renaissance. The inspectors will treat shares of Renaissance common stock represented by a properly executed and returned proxy as present at the special meeting for purposes of determining a quorum. An abstention will have the same effect as a vote against the proposals.

   If the required shareholder approval for the agreement and the plan of merger is not obtained, the proposals relating to the Renaissance Incentive Compensation Plan and the issuance of Renaissance common stock to holders of options will be withdrawn. However, the shareholders may approve the agreement and plan of merger and not the other proposals.

   Approval of the Renaissance Incentive Compensation Plan and of certain payments to be made under this plan and approval of the issuance of Renaissance common stock and the payment of cash to certain holders of options that will be cancelled in connection with the merger, will have no impact on the consideration to be received by Renaissance shareholders as a result of the merger.

Voting Agreements

   General Electric Capital Corporation, Irving J. Levin, George F. and Sharon
C. Alexander, Charles B. Engelberg, Karen D. and Fritz Frolich, William R. Reesman, Patricia L. Reesman, The Patricia L. Reesman Family Limited Partnership L.L.P., Neil Goldschmidt, Martin and Virginia Mitchell, Noel C. Nelson and Ruth Scherbarth, who as of the record date own approximately 84% of the outstanding Renaissance common stock and 100% of Renaissance's Class B and Class C common stock, have entered into agreements with Household that obligate them to vote all shares of Renaissance common stock they hold in favor of the proposal to approve the agreement and plan of merger.

Proxies

   The form of proxy for use at the special meeting accompanies this Prospectus and Proxy Statement. A shareholder may use a proxy whether or not he or she intends to attend the special meeting. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice to the Secretary of Renaissance, by executing and submitting a later dated proxy or by attending and voting in person at the special meeting. All proxies validly submitted and not revoked will be voted in the manner specified herein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, FOR THE ADOPTION OF THE RENAISSANCE INCENTIVE COMPENSATION PLAN AND APPROVAL OF CERTAIN PAYMENTS TO BE MADE UNDER SUCH PLAN, AND FOR THE APPROVAL OF THE ISSUANCE OF SHARES OF RENAISSANCE COMMON STOCK AND PAYMENT OF ADDITIONAL CASH CONSIDERATION TO CERTAIN HOLDERS OF OPTIONS GRANTED BY RENAISSANCE THAT ARE TO BE CANCELLED IN CONNECTION WITH THE MERGER. The Board of Directors of Renaissance is not aware of any other matters that may be presented for action at the special meeting, but if other matters do properly come before the meeting it is intended that the shares represented by the accompanying proxy will be voted by the persons named in the proxy in accordance with the recommendation of Renaissance's Board of Directors.

Solicitation of Proxies; Expenses

   Solicitation of proxies will be made in person, by mail or by telephone, facsimile or telegraph by present directors, officers and employees of Renaissance for which no additional compensation will be paid. Household will bear all costs of preparing and mailing this Prospectus and Proxy Statement, not including the solicitation of the proxies relating to the special meeting, which will be borne solely by Renaissance.

   This Prospectus and Proxy Statement is being mailed on or about January   ,
2000 to all holders of Renaissance common stock on the record date.

Action and Recommendation of Renaissance Board of Directors

   The Renaissance Board has unanimously approved and adopted the agreement and plan of merger, approved the merger, adopted the Renaissance Incentive Compensation Plan and approved payments to be made under this plan and approved the issuance of Renaissance common stock and the payment of additional cash consideration to certain holders of Renaissance options, which options are to be cancelled in connection with the merger. The Renaissance Board unanimously recommends a vote FOR approval of the agreement and plan of merger FOR the adoption of the Renaissance Incentive Compensation Plan and approval of certain payments to be made under this plan, and FOR approval of the issuance of Renaissance common stock and the payment of additional cash consideration to certain holders of Renaissance options, which options are to be cancelled in connection with the merger.

                         MARKET AND TRADING INFORMATION

   The Household common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "HI." The following table sets forth, for the periods indicated, the high and low sale prices per share of Household common stock on the NYSE, together with the dividends declared by Household per share of Household common stock.

                                                   Common
                                                    Stock               Cash
                                                    Price             Dividends
                                                  --------------      Declared
                                                  High      Low       Per Share
                                                  ----      ----      ---------
1997
----
  First Quarter.................................. $36 5/64  $28 1/3     $.13
  Second Quarter.................................  39 9/64   26 13/64    .13
  Third Quarter..................................  43 1/3    36 9/64     .14
  Fourth Quarter.................................  43 7/32   36 1/8      .14
1998
----
  First Quarter..................................  47 51/64  37 45/64    .15
  Second Quarter.................................  52 9/16   41 43/64    .15
  Third Quarter..................................  53 11/16  35 1/4      .15
  Fourth Quarter.................................  40 1/2     23         .15
1999
----
  First Quarter..................................  46 11/16  38 11/16    .17
  Second Quarter.................................  52 5/16    42         .17
  Third Quarter..................................  50 3/16   36 3/16     .17
  Fourth Quarter (to December 16, 1999)..........   48       36 3/4      .17

   Household or its predecessor, Household Finance Corporation, has paid a regular quarterly cash dividend on Household common stock since 1926. Household increased its quarterly dividend by $.01 to $.15 per share, effective with the first quarter of 1998, and to $.17 per share effective with the first quarter of 1999. Holders of Household common stock are entitled to receive dividends from funds legally available therefor, when, as and if declared by the Board of Directors of Household, subject to the prior rights of holders of any shares of preferred stock of Household. See "Description of Household Capital Stock."

   There is no public market for the shares of Renaissance common stock.

   The execution of the agreement and plan of merger was publicly announced on December 2, 1999. The total book value of Renaissance as of September 30, 1999, the closing price per share for Household common stock and the market value of Household as of the close of business on December 1, 1999 (the last trading day for Household common stock prior to the announcement) is set forth below:

                                                  Household         Renaissance
                                                  ---------         -----------
      Closing stock price per share..............  $    38/41///64/    $ (NA)
      Aggregate market value or book value
       (amount in millions)......................  $18,078             $25.8

   The exchange ratios will not be fixed until one trading day (as defined below) prior to the special meeting. Therefore, changes in the market price of Household common stock may affect the fraction of Household common stock to be received by the shareholders of Renaissance in the merger. Once the exchange ratios are fixed, changes in the market price of Household common stock will affect the dollar value of Household common stock to be received by the shareholders of Renaissance in the merger. Following the date of the merger, the value of Household common stock received by the former Renaissance shareholders will be subject to market value fluctuations due to factors that may differ from those that affected the Renaissance common stock. Renaissance shareholders are urged to obtain current market quotations for Household common stock prior to the special meeting.

                                   THE MERGER

   The information in this Prospectus and Proxy Statement concerning the terms of the merger is a summary only and is qualified in its entirety by reference to the agreement and plan of merger, which agreement is attached as Annex A hereto and incorporated by reference into this Prospectus and Proxy Statement.

General

   The agreement and plan of merger provides for the merger of Renaissance with Renaissance Credit Services, Inc., a direct, wholly-owned subsidiary of Household. With the exception of those shares as to which dissenters' rights have been perfected in accordance with applicable laws, the outstanding shares of Renaissance common stock will be converted into consideration with an implied value of $31.456 per share of Renaissance common stock. You may elect the form of the consideration, unless the trading value for a share of Household common stock on the date of the merger is less than $28.00, in which case the merger consideration will consist only of cash. No interest will be paid on any component of the merger consideration. See "--Cash Merger" below.

   Except as noted above and subject to the pro-rationing as described below, you will be able to elect to exchange your shares of Renaissance common stock for either:

     (1) cash in the amount of $31.456 for each share of Renaissance common stock; or

     (2) a fractional interest in a share of Household common stock with an implied value of $31.456 for each share of Renaissance common stock; or

     (3) cash and a fractional interest in a share of Household common stock that totals an implied value of $31.456 for each share of Renaissance common stock.

Stock and Cash Election

   If you elect a combination of cash and Household common stock, the fractional interest of a share of Household common stock to be exchanged for a share of Renaissance common stock will be based upon an "exchange ratio." This exchange ratio will depend on the number of Renaissance shares issued and outstanding on the merger date and will be equal to 5,000,000 divided by the number of shares of Renaissance common stock issued and outstanding on the date of the merger, minus any dissenting shares. As of November 12, 1999, there were 6,475,811 shares of Renaissance common stock issued and outstanding and options to purchase 2,573,177 shares were issued and outstanding. As a result of agreements entered into in connection with the merger, we expect 2.1 million options will be exercised or converted into shares of Renaissance common stock before the merger. Accordingly, we expect the exchange ratio for persons electing both stock and cash will be no greater than 5,000,000 divided by 8,400,000, or .595. The exchange ratio will not be less than 5,000,000 divided by the total of all shares and options currently outstanding, or .553.

   The amount of cash you will receive per share of Renaissance common stock if you make this election will be equal to the difference between $31.456 and the implied value of the fraction of a share of Household common stock you receive. The implied value of the shares of Household common stock you receive will be equal to the exchange ratio times the 20-day trading value for a share of Household common stock. The table under "Summary--What Renaissance Shareholders Will Receive in the Merger" on page 6 gives examples of the amount of shares and cash you would receive under varying assumptions regarding the Household stock price.

   The "20-day trading value" for a share of Household common stock will be (i) the sum of the daily average high and low sales prices per share of Household common stock on the NYSE as reported in The Wall Street Journal (Midwest Edition) (and confirmed by William Blair & Company, L.L.C. and Lehman Brothers) for each of the twenty consecutive trading days ending on the trading day that is the trading day prior to the special meeting, (ii) divided by twenty. In the event the 20-day trading value for a share of Household common stock is (i) less than $41.875, then the implied value for such share for purposes of the agreement and plan of merger shall be $41.875, and (ii) greater than $43.50, then the implied value for such share for purposes of the agreement and plan of merger shall be $43.50. A "trading day" shall be any day on which the Household common stock is traded on the NYSE.

All Stock Election

  If you elect to receive solely Household common stock, the fractional interest of a share of Household common stock to be exchanged for a share of Renaissance common stock will be based on the "stock election exchange ratio." The stock election exchange ratio will be determined by dividing (x) $31.456 by
(y) the 20-day trading value for a share of Household common stock. This 20-day trading value will be calculated in the same manner, with the same price limitations, as set forth above for the "exchange ratio." An increase or decrease in the market price of Household common stock during the 20-day trading period will affect both the exchange ratio and the stock election exchange ratio.

Pro-rationing of All Stock or All Cash Elections

   If you elect to receive all stock or all cash in the merger, you may be subject to pro-rationing depending on the elections of other shareholders. If the total shares to be issued pursuant to elections to receive a combination of stock and cash and pursuant to elections to receive only stock would exceed 5,000,000 shares of Household common stock, then the number of shares issued to persons who elect to receive only shares of Household common stock will be reduced so that the total number of shares is only 5,000,000. The number of shares will be reduced pro rata for each person electing to receive only shares of Household common stock. For example: If there are only 2,000,000 shares available for distribution to persons who elect to receive only shares (after distributing shares to all persons who elected to receive a combination of shares and cash), and those persons have elected to receive an aggregate of 4,000,000 shares, each person would receive half the number of shares they otherwise would have been entitled to receive. The difference between the number of shares actually distributed to these persons and the number they would have received without pro-rationing will be paid in cash. Each Household share received will be valued in the manner described under "Stock and Cash Election" below, and the shareholder will receive in cash for each share of Renaissance common stock he or she held the difference between $31.456 and the implied value of the fraction of a Household share received with respect to the Renaissance share.

   Renaissance shareholders who elect to receive only cash may also be subject to pro-rationing if the amount of cash requested (together with the cash payable to persons who elected to receive a combination of cash and stock) is more than the amount that would have been paid if all Renaissance shareholders had elected to receive a combination of cash and stock. The amount of cash to be received by these persons would be reduced pro rata for each person electing to receive only cash. For example: If the amount of cash requested by persons who elect to receive only cash exceeds the amount that would have been paid if all Renaissance shareholders had elected to receive a combination of cash and stock by $25,000,000 and the total cash elections were for $50,000,000, each person electing to receive only cash would receive half the cash they requested. The remaining amount will be paid in the form of shares of Household common stock valued as set forth above.

Required Vote; Merger Date

   Holders of not less than a majority of the outstanding shares of each of the three classes of Renaissance common stock entitled to vote thereon must vote in favor of the approval of the merger agreement and plan of merger in order for the transaction to be completed. Subject to such shareholder approval and the satisfaction of certain conditions, including receipt of all requisite regulatory approvals, the merger will become effective as soon as possible thereafter in accordance with the laws of the States of Oregon and Delaware on the later to occur of (y) the filing with the Secretaries of States in the States of Oregon and Delaware of a certificate/articles of merger and (z) that time, if any, subsequent to the time of such filing, designated in the certificate/articles of merger as the time the merger shall become effective. The parties have agreed that, unless a subsequent time and date is agreed to by Household and Renaissance, the merger date will be no later than one business day after satisfaction of the conditions described in "--Conditions to the Merger; Amendments; Termination" herein.

   The Boards of Directors of Household, Renaissance Credit Services and Renaissance have approved the agreement and plan of merger. Approval of the merger agreement by the stockholders of Household is not required.

All Cash Merger

   In the event that the average high and low sales prices per share of Household common stock on the NYSE as reported in The Wall Street Journal (Midwest Edition) (and confirmed by William Blair & Company, L.L.C. and Lehman Brothers) (the "trading value") on the merger date is less than $28.00, the merger consideration payable will be solely cash, without interest, in an amount equal to $31.456 per share of Renaissance common stock (a "Cash Merger").

Conduct of Business Pending the Merger

   Pursuant to the agreement and plan of merger, Renaissance has agreed to carry on its business in substantially the same manner as conducted prior to the execution of the agreement and plan of merger. The agreement and plan of merger requires that Renaissance obtain the prior written consent of Household prior to taking certain actions, including the issuance or redemption of any shares of Renaissance common stock, the declaration or payment of any dividend with respect to Renaissance common stock, entering into certain agreements and making capital expenditures above specified thresholds.

Operations After the Merger

   Upon the completion of the merger Renaissance will be merged with Renaissance Credit Service and become a wholly-owned subsidiary of Household. In addition, simultaneously with the merger Renaissance's subsidiary, Orchard Federal Savings Bank, will be merged with and into Household's subsidiary, Household Bank, f.s.b. Household expects that Renaissance's officers and employees will be elected or appointed as the officers and employees of the surviving corporation of Renaissance effective with the merger and will manage Household's United States non-prime Visa and MasterCard credit card businesses.

Effect of the Merger on the Renaissance Employee Benefit Plans and Options

   Under the terms of the agreement and plan of merger, each employee of Renaissance or its subsidiaries who continues as an employee following the merger will be entitled, as a new employee of Household or a subsidiary of Household, to participate in such employee benefit plans or deferred compensation, bonus or incentive plans or other employee benefit or fringe benefit programs that may be in effect generally for similarly situated employees of Household and its subsidiaries, provided the employee meets the eligibility tests of the plans and programs and is not participating in a similar plan which is maintained by Renaissance after the merger. Other than for vesting benefit accruals, accrued or account formulas under any defined benefit plan maintained by Household, Household will, for purposes of recognizing vesting and any age or period of service requirements for commencement of participation with respect to any plans or programs in which former employees of Renaissance may participate, credit the employee with his or her term of service with Renaissance and its subsidiaries. Notwithstanding the foregoing, Household has the right to amend, modify or terminate any such plans or programs.

   As of November 12, 1999, options to purchase 2,573,177 shares of Renaissance common stock were outstanding under option plans or programs approved by Renaissance. Unless the per share trading value of Household common stock is less than $28.00 on the merger date, immediately following the merger all unexercised Renaissance stock options, other than Compensatory Options and Non-Compensatory Options (as defined below), will be assumed by Household in accordance with the terms of these plans or programs and will be exercisable for the number of whole shares of Household common stock equal to the number of shares of Renaissance common stock that were issuable upon exercise of such Renaissance stock option multiplied by the stock election exchange ratio, rounded down to the nearest cent. The exercise price for each share of Household common stock issuable upon exercise of the assumed options will be determined by dividing the exercise price for each Renaissance stock option prior to its assumption by Household by the stock election exchange ratio, rounded up to the nearest whole cent. The number of shares subject to these assumed options may be reduced, if necessary, to preserve the treatment of such options as incentive stock options.

   Prior to the merger, Renaissance intends to advise employee holders of Renaissance stock options granted in 1999 having a $14.00 per share exercise price (the "Compensatory Options") that it will cancel such options. In connection with such cancellation the holders of such options will release all claims they may have with respect to the option and will receive the number of shares of Renaissance common stock issuable upon exercise of the option (to the extent the option was vested at the time of cancellation) multiplied by the "option ratio" determined for that option. The "option ratio" shall be $31.456 per share of Renaissance common stock less the exercise price of the related option divided by $31.456. Holders of Compensatory Options who agree to the release described above will be entitled to additional cash consideration for such options if the merger is completed. Payments of such stock and cash made in connection with the cancellation of certain Compensatory Options must also be approved by the Renaissance shareholders at the special meeting. In the event the holders of the Compensatory Options fail to release Renaissance of any liability in connection with such cancellation, the holder of such option will not be entitled to these shares.

   [In addition, prior to the merger Gary Bidwell, Irving J. Levin, Millcross High Yield Fund L.P. and Ruth Scherbarth will exercise their options granted in December 1996 (the "Non-Compensatory Options") in a cashless exercise.]

   If the per share trading value of Household common stock is less than $28.00 on the merger date, each unexercised Renaissance stock option will be converted into the right to receive cash in the amount equal to $31.456 minus the exercise price of such option.

Interest of Certain Persons in the Merger

   General. As described below, certain directors, shareholders and officers of Renaissance have interests in the merger in addition to any interest they may have as a general shareholder of Renaissance. These interests include, among others, certain ongoing employee benefits as described below and indemnification rights under the agreement and plan of merger. Renaissance's Board of Directors was aware of the interests of all of such persons at the time it approved the agreement and plan of merger.

   Director and Officer Ownership. All Renaissance directors and executive officers hold, either directly or indirectly, Renaissance common stock or options to purchase Renaissance common stock. See "Principal Stockholders of Renaissance."

   CEO Bonus Payment. The Renaissance Board has awarded Irving J. Levin a cash bonus in the amount of $7.775 million in recognition of his past and current meritorious performance. Such bonus is subject to certain conditions and will be paid prior to the merger date.

   Employment and Non-Compete Agreements. As a condition to entering the agreement and plan of merger, Household required that four of Renaissance's principal executive officers execute employment agreements or modifications to existing employment agreements and enter into non-compete agreements. The agreements will be effective as of the merger date. See "--Management of Renaissance." The agreements are intended to mitigate the uncertainties of future employment prospects for such individuals in connection with the merger. Under the terms of the employment agreements, Renaissance agrees to employ the individuals in their existing capacities through August 31, 2002, or in the case of Mr. Levin to December 31, 2002, following the merger.

   Pursuant to each non-compete agreement, each officer has agreed, with certain qualifications, to not accept employment with or invest in a business which is principally a non-prime credit card consumer lender within the United States or Canada until after December 31, 2002.

   Stockholder Agreements. Each of General Electric Capital Corporation, Irving
J. Levin, George F. and Sharon C. Alexander, Charles B. Engelberg, Karen D. and Fritz Frolich, William R. Reesman, Patricia Reesman, The Patricia L. Reesman Family Limited Partnership L.L.P., Neil Goldschmidt, Martin and Virginia Mitchell, Noel L. Nelson and Ruth Scherbarth have entered into agreements with Household to vote all shares of Renaissance common stock held by them in favor of the merger. These stockholders hold in the aggregate approximately 84% of the Renaissance common stock, including 100% of the Class B and Class C common stock. In the agreements, these stockholders have agreed that they will not exercise any dissenters' rights, transfer their shares, grant any proxy, power-of-attorney or other authorization to vote such shares, or take any other action that would restrict or interfere with their obligations under the agreements. In addition, these stockholders have agreed not to initiate, encourage or participate in any discussion or negotiations concerning the submission of any competing takeover proposal. However, such agreements do not restrict the ability of Renaissance's directors and officers to fulfill their fiduciary duties to Renaissance. The agreements may be terminated in certain limited circumstances, which include the termination of the agreement and plan of merger in accordance with its terms.

   Extent of Agreements to Hold Household Common Stock. Irving J. Levin, Charles B. Engelberg, George Alexander and Karen D. Frolich, who hold
approximately     % of the outstanding Renaissance common stock, have agreed to hold at least 50% of the shares of Household common stock they acquire in the merger until December 31, 2000 and to hold at least 25% of such shares until December 31, 2001; provided these restrictions will lapse and be of no effect upon the termination of such person from the employment with Renaissance, Household or an affiliate of Household.

   In addition, holders of Compensatory Options who receive shares of Renaissance common stock for their options will, except as provided below, be restricted as to the sale or transfer of such shares, or shares of Household common stock received in exchange for such shares in the merger. Such holder may, if he or she is an employee of Renaissance, Household or any affiliate of Household, sell up to one-third of the shares of Household common stock received any time after the first anniversary of the original issuance of the related option, up to two-thirds of such shares any time after the second anniversary of the original issuance of the related option and all of such shares any time after the third anniversary of the original issuance of the related option. If such holder's employment with Renaissance, Household or any affiliate of Household terminates at any time prior to the third anniversary of the original issuance of the related option for any reason other than for cause, these restrictions will terminate on the tenth anniversary of the original issuance of the related option.

   Agreement with General Electric Capital Corporation. General Electric Capital Corporation ("GECC") invested in Renaissance in June 1997. As part of this investment GECC was issued a warrant by Renaissance to purchase up to 1,396,082 shares of Renaissance common stock. Currently GECC has the right to acquire 867,341 shares of Renaissance common stock at a price of $2.507 per share pursuant to this warrant. In connection with the merger, Household has agreed to purchase the warrant from GECC for $25,108,654.61 immediately upon completion of the merger. This amount was determined by taking (i) the difference between $31.456 per share of Renaissance common stock less the warrant strike price of $2.507 per share, which was then multiplied by (ii) the number of shares of Renaissance common stock issuable under the warrant.

   Additionally, GECC will permit Renaissance to repay, in full, the subordinated notes due in 2003 issued by Renaissance in the amount of $3.5 million in connection with the merger. There will be no premium or penalty assessed against Renaissance for such early repayment.

   Agreement with Household. Renaissance entered into a credit card alliance with a subsidiary of Household in April 1999. Under this alliance, Renaissance markets and services certain credit card accounts for the benefit of both Household and Renaissance.

   Additional Cash Consideration for Option Cancellations. As discussed, Compensatory Options are to be cancelled and may be exchanged for shares of Renaissance common stock prior to the merger. Holders of these Compensatory Options, including Messrs. Levin, Engelberg, Alexander and Ms. Frolich will be paid an amount in connection with the cancellation of their options that is equal to 23.83% or 43.37% of the appreciated value of such option. The appreciated value of the option shall be $31.456 per share less the exercise price for such share. For Messrs. Levin, Engelberg, Alexander and Ms. Frolich these amounts are expected to be $185,110, $223,946, $147,600 and $148,248.
These amounts will only be paid if approved at the special meeting.

   Renaissance Incentive Compensation Plan. To encourage certain employees of Renaissance and its subsidiaries to remain in the employ of the surviving company following the merger, the Renaissance Board has approved an incentive compensation plan, subject to the approval of shareholders. The plan also contemplates payment of an incentive to the following key employees who are executive officers and directors: Irving Levin, George Alexander, Charles Engelberg, and Karen Frolich. Payment of the incentive amount is based on performance of the surviving company, as measured by average credit card accounts, during 2000, 2001 and 2002. See "The Renaissance Incentive Compensation Plan."

   Acceleration of Option Vesting for Certain Executive Officers. The options granted to employees, George Alexander, Charlie Engelberg and Karen Frolich on October 31, 1997 and October 1, 1998, shall, to the extent not already vested, become fully vested on the merger date.

   Loan to Irving J. Levin. In connection with the merger, Household agreed that one of its subsidiaries would offer to lend Irving J. Levin up to an aggregate principal amount of $28 million on customary loan terms in connection with his exercise, prior to the merger, of certain of his options for shares of Renaissance common stock. In connection with this loan, Mr. Levin is required to pledge to that subsidiary a sufficient number of shares of Household common stock to fully collateralize this loan.

   Indemnification and Insurance. The agreement and plan of merger provides that Renaissance Credit Services shall insure that all rights to indemnification and defense and all limitation of liability existing in favor of any person who was or is, or who becomes prior to the merger, a director or officer of Renaissance or any of its subsidiaries, as provided in Renaissance's articles of incorporation and bylaws and similar governing documents of any of its subsidiaries or indemnification agreements, with respect to claims or liabilities arising from facts or events existing or occurring prior to the merger, shall survive the merger and shall continue in full force and effect. Renaissance Credit Services further agreed to indemnify and defend each indemnified party to the fullest extent permissible by applicable law, against losses, expenses, claims, damages and liabilities paid in settlement of claims during such indemnified party's service as an officer or director of Renaissance at or prior to the merger.

   Renaissance and its subsidiaries maintain in effect policies providing insurance coverage for their directors and officers. Pursuant to the agreement and plan of merger, Household will cause the surviving corporation to maintain such current director and officer liability policies, or, to the extent available, to replace such policies with policies providing terms which are no less advantageous to such directors and officers, with respect to actions or omissions occurring at or prior to the merger for a period of six years after the merger.

Resales by Affiliates

   The shares of Household common stock issuable to Renaissance's stockholders upon the merger have been registered under the Securities Act of 1933, as amended (the "Securities Act"), but this registration does not cover resales by any person who, directly or indirectly, controls or is controlled by, or is under common control with, Renaissance (the "Affiliates") at the time the agreement and plan of merger is presented to Renaissance's shareholders for approval. Affiliates may only sell Household common stock they receive in the merger pursuant to a valid registration as provided for by Rule 145 under the Securities Act, or as otherwise permitted by applicable laws.

   Rule 145(d) requires that persons deemed to be Affiliates resell their Household common stock pursuant to some of the requirements of Rule 144 under the Securities Act if their common stock is sold within the first two years after the merger. After one year, if the Affiliate is not an affiliate of Household and if Household is current in the filing of its periodic reports pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), a former Affiliate of Renaissance may freely resell the Household common stock received in the merger without limitation. After two years from the merger, if the Affiliate is not an affiliate of Household at the time of sale or for at least three months prior to the sale, the Affiliate may freely resell the Household common stock received in the merger, without limitation, regardless of the status of Household's periodic reports. Household has agreed that none of the Affiliates will be deemed affiliates of Household following the merger.

Background of the Merger; Renaissance Reasons for the Merger

   Other than statements of historical fact, the statements made in this section, including without limitation, the statements as to the benefits expected to result from the merger and as to the future financial performance and analyses performed by Renaissance's financial advisor, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those anticipated in these forward-looking statements.

   In 1997 the Renaissance Board recognized that additional capital and management talent would be required to continue the growth and profitability of Renaissance. The Renaissance Board accepted an equity and subordinated debt investment from General Electric Capital Corporation in June 1997, and authorized

Renaissance senior management to seek prudent opportunities for growth of Renaissance, even if such growth required additional capital. Renaissance management also began actively recruiting and training additional management talent to help Renaissance continue its rapid but controlled growth.

   As a result of the growth in Renaissance's business and the historic level of profitability of Renaissance by the end of 1998, certain shareholders of Renaissance began suggesting the need to consider making their equity in Renaissance more liquid. During the first six months of 1999, the Renaissance Board deliberated over a variety of means of achieving liquidity for shareholders while preserving the ethical business standards of Renaissance and continuing to create excellent career opportunities for Renaissance employees. At the June 10, 1999 meeting of shareholders, the shareholders made clear their preference that Renaissance not engage in an initial public offering. The shareholders suggested as an alternative that the Renaissance Board explore other alternatives such as a sale of a portion of the Renaissance equity to a strategic or financial investor, or a strategic merger of Renaissance with a marketing partner such as Household. Household and Renaissance's subsidiary, Orchard Federal Savings Bank ("OFSB"), had enjoyed a successful relationship for several years, under which OFSB serviced the deposits securing secured credit cards issued by Household's affiliate bank. Commencing in early 1999, Renaissance and Household had expanded their relationship by entering into a credit card alliance arrangement, pursuant to which Renaissance markets and services credit card accounts for the benefit of both Renaissance and Household.

   Over the summer of 1999, the Renaissance Board and management retained William Blair & Company, L.L.C., to act as financial advisor, and considered approaching several different strategic or financial investors to determine if there was an interest in pursuing a transaction that would meet the Renaissance Board's objectives of providing shareholder liquidity while preserving Renaissance's business ethics and career opportunities for employees. During that same time, Renaissance and Household continued discussions about how to expand Household's involvement with Renaissance beyond the credit card alliance arrangement. After first offering to make a partial equity investment in Renaissance, Household on October 1, 1999, made an offer to merge Renaissance with a subsidiary of Household.

   The Renaissance Board met on many occasions over the summer and into the fall of 1999 to discuss and evaluate various courses of action, including pursuit of the Household offer. In the course of its deliberations during several meetings held in October and November 1999, the Renaissance Board reviewed with Renaissance management and Renaissance's legal and financial advisors factors that the Renaissance Board deemed relevant to the merger, including the following:

  . the strategic importance to Renaissance of the proposed merger;

  . the liquidity desired by shareholders and the available alternatives for achieving that liquidity;

  . the consideration to be received by Renaissance shareholders in the merger;

  . information concerning Renaissance's and Household's respective businesses, prospects, strategic business plans, financial performance and condition, results of operations, technology positions, management and competitive positions;

  . Renaissance management's view as to the financial condition, results of operations and business of Renaissance before and after giving effect to the merger;

  . Renaissance management's view as to the prospects of Renaissance's continuing as an independent company;

  . Renaissance management's view to Renaissance's ability to gain access to the necessary capital to meet its strategic business goals in both the near-term and long-term and the relative costs associated with obtaining the capital;

  . the risks, burdens and uncertainties of pursuing an initial public offering of Renaissance common stock;

  . current financial conditions and historical market prices, volatility and trading information with respect to Household common stock;

  . Renaissance management's view as to the effect of the merger on the core business of Renaissance, and the potential to expand that business more rapidly after consummation of the merger;

  . the impact of the merger on Renaissance's employees and current and prospective customers;

  . the greater time, disruption and uncertainty associated with other parties performing due diligence as compared to Household; and

  . the compatibility of the management of Renaissance and Household.

During the course of deliberations concerning the merger, the Renaissance Board also identified and considered a variety of potentially negative factors that could materialize as a result of the merger, including the following:

  . the risk that the potential benefits sought in the merger might not be fully realized;

  . the possibility that the merger might not be consummated and the effect of the public announcement of the merger on Renaissance's employees and current and prospective customers;

  . the risks associated with obtaining the necessary approvals required to complete the merger; and

  . the effects of the diversion of management resources necessary to respond to due diligence inquiries, the negotiation and consummation of the merger, the preparation of this proxy statement and prospectus and the integration of the two companies.

   In light of the Renaissance Board's knowledge of the business and prospects of Renaissance and its business judgment, the Renaissance Board considered and evaluated each of the factors listed above during the course of its deliberations before approving the merger. In view of the wide variety of factors considered by the Renaissance Board, the directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors discussed above.

Recommendation of Renaissance's Board of Directors on Merger


   At a special meeting of Renaissance's Board of Directors held on November 30, 1999, the directors unanimously determined that the merger is in the best interests of Renaissance and its shareholders, unanimously approved the agreement and plan of merger, and unanimously recommended approval of the agreement and plan of merger by Renaissance's shareholders.

Material Contacts and Board Deliberations

   In 1997, Renaissance's management and the Renaissance Board recognized the need to seek prudent opportunities that would continue and possibly expand the growth and profitability of Renaissance, even if such growth required additional capital. At the suggestion of certain shareholders of Renaissance, at the end of 1998 the Renaissance Board began developing a strategic planning process for significantly enhancing the return to Renaissance shareholders and the liquidity of their shares.

   In October 1998, as a result of the noted strategy Renaissance's senior management met with S. N. Mehta, a Group Executive of Household, David A. Schoenholz, Household's Executive Vice President-Chief Financial Officer, and other Household managers to discuss the possibility of creating a joint business venture or alliance to manage and service non-prime credit card accounts.

   In November 1998, Household commenced a due diligence process for purposes of entering into a strategic credit card alliance with Renaissance and to confirm valuation of Renaissance with respect to a potential minority equity investment in Renaissance.

   In January 1999, a term sheet for entering into the alliance was signed by Renaissance and Household.

   In February 1999, discussions were commenced between Charles B. Engelberg, Renaissance's Chief Financial Officer and other officers of Renaissance, and Edgar Ancona, Household's Treasurer and other managers of Household, concerning the possibility of Household making a minority equity investment in Renaissance.

   On March 17, 1999 an investment banker met with Renaissance's managers to discuss options available to achieve their strategic plan, including capital growth and increased shareholder liquidity options.

   In early April 1999, the strategic credit card alliance was entered into by Renaissance and a subsidiary of Household. On April 9, 1999 Charles B. Engelberg met with representatives of William Blair & Company, L.L.C. to discuss options available to Renaissance to enhance shareholder liquidity, to address Renaissance's capital needs and to explore the possibility of having them participate in Renaissance's capital raising process.

   In May 1999, Renaissance management actively explored opportunities to meet this strategic objective. An engagement letter was executed by Renaissance and Orca Capital on May 12, 1999 to assist in Renaissance's review of capital and funding alternatives and numerous presentations were made by various investment bankers regarding potential capital raising and shareholder liquidity alternatives available to Renaissance, including an initial public offering.

   On June 10, 1999 Renaissance's shareholder meeting occurred and Renaissance's management presented its capital raising and shareholder liquidity alternatives with the assistance of Orca Capital. The Renaissance shareholders expressed their preference that Renaissance should not pursue an initial public offering at such time.

   On June 14, 1999, Charles B. Engelberg informed Pat Burke, Director of Strategic Planning of Household, that Renaissance was interested in pursuing discussions with Household for a significant equity investment to be made by Household in pursuit of satisfying Renaissance's strategic plan of increasing shareholder liquidity and raising capital.

   On July 20, 1999, Renaissance executed an engagement letter with William Blair & Company, L.L.C. to act as Renaissance's investment advisor.

   In August 1999, S.N. Mehta and Pat Burke of Household and Irving J. Levin and Charles B. Engelberg of Renaissance held several discussions concerning the valuation of Renaissance.

   In September 1999, William Blair & Company, L.L.C., together with Irving J. Levin and Charles B. Engelberg of Renaissance, prepared an information memorandum on Renaissance in preparation of approaching potential investors to acquire Renaissance. This information was presented by William Blair & Company, L.L.C. to the Renaissance Board on October 6, 1999.

   On October 18, 1999, Renaissance received a preliminary, non-binding indication of interest from Household to purchase Renaissance. Due diligence on Renaissance in connection with its potential equity investment was performed by Household at the end of October and a letter of intent was executed on October 25, 1999 by Household and Renaissance setting forth the basic terms of the merger. In late October and November 1999, four potential investors contacted Irving J. Levin or William Blair & Company, L.L.C. to discuss the potential for an investment in Renaissance or possibly a merger. At the direction of the Renaissance Board of Directors and upon advice of legal counsel, William Blair & Company, L.L.C. pursued discussions with each of the four interested parties to determine their respective levels of interest in pursuing a transaction and the timing of any prospective transaction. After those discussions three of the four parties withdrew their expressions of interest.

   The remaining interested party met with Irving J. Levin on November 8, 1999 to express an interest in a potential transaction. Following that meeting, the interested party requested a high level discussion with management of Renaissance to refine its level of interest and to begin due diligence discussions. Household expressed the view that pursuit of such discussions would potentially result in the withdrawal of Household's offer to proceed with the merger. Based on that expression and on the risks associated with pursuing further discussions with the third party, including potential competitive concerns, the Renaissance Board determined on November 16, 1999 to suspend further discussions with the interested party. The Renaissance Board took into account the high likelihood, at the time, of consummating a transaction with Household, the fact that Household had completed extensive due diligence on Renaissance over a long period of time and the fact that the interested party had not even commenced due diligence, yet alone provided Renaissance with a definitive offer to evaluate.

   On November 9, 1999, the Household Board reviewed the proposed investment to acquire Renaissance and approved, by unanimous vote, the merger. On November 30, 1999 the Renaissance Board reviewed the proposed merger with Household and approved, by unanimous vote, the merger as being in the best interests of Renaissance and its shareholders. The agreement and plan of merger was executed by Renaissance and Household as of November 30, 1999 and was publicly announced on December 2, 1999.

Opinion of Renaissance's Financial Advisor

   Renaissance retained William Blair & Company L.L.C. ("William Blair") to act as its financial advisor in connection with the merger. As part of its engagement, Renaissance asked William Blair to render an opinion as to whether the consideration to be received by Renaissance's shareholders, except for those holders who acquired shares of Renaissance common stock in consideration of the cancellation of Compensatory Options (the "Shareholders") pursuant to the merger agreement is fair to such Shareholders from a financial point of view. No limitations were imposed by the Renaissance Board of Directors upon William Blair with respect to the investigations made or the procedures followed by it in rendering its fairness opinion. William Blair is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. Renaissance retained William Blair as its financial advisor on the basis of William Blair's experience and expertise in transactions similar to the merger and its reputation in the investment banking community.

   At the November 30, 1999 meeting of the Renaissance Board of Directors, William Blair rendered its oral opinion (later confirmed in writing as of such date) that, as of such date, and based upon and subject to the factors and assumptions set forth in such written opinion, the consideration to be received by Renaissance's Shareholders in the merger was fair to Renaissance's Shareholders from a financial point of view. The full text of William Blair's opinion to the Renaissance Board of Directors dated as of November 30, 1999 is attached hereto as Appendix B and is incorporated herein by reference and should be read in its entirety in connection with this Prospectus and Proxy Statement. The following summary of William Blair's opinion is qualified in its entirety by reference to the full text of William Blair's opinion. William Blair's opinion was addressed to the Renaissance Board of Directors for the purposes of its evaluation of the merger and does not constitute a recommendation to any Renaissance Shareholder as to how such Shareholder should vote at the special meeting.

   In connection with its opinion, William Blair reviewed a final draft of the merger agreement, as well as certain financial and other information that was publicly available or furnished to William Blair by Renaissance, including certain internal financial analyses, financial forecasts, reports and other information prepared by the management of Renaissance. William Blair held discussions with members of management of Renaissance concerning Renaissance's historical and current operations, financial condition and prospects as well as with management of Household concerning Household's historical and current operations, financial conditions and prospects. In addition, William Blair examined:

  . information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

  . the financial position and operating results of Renaissance compared with those of certain other publicly traded companies William Blair deemed relevant;

  . financial studies, analyses and investigations, and reviewed such other factors as William Blair deemed appropriate for the purposes of rendering its opinion.

   In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William

Blair for purposes of its opinion. William Blair did not make or obtain an independent valuation or appraisal of the assets or liabilities of Renaissance. William Blair was advised by the management of Renaissance that the financial forecasts examined by William Blair were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Renaissance William Blair expressed no opinion with respect to the financial forecasts or the estimates and judgments on which they are based. William Blair's opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of November 30, 1999. It should be understood that, although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion.

   The following is a summary of the principal financial analyses performed by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with Renaissance the assumptions upon which such analyses were based, and other factors. The summary set forth below does not purport to be a complete description of the analyses performed or factors considered by William Blair in this regard.

   Summaries of Valuation Analyses. In connection with its opinion and the presentation of its opinion to the Renaissance Board, William Blair performed certain valuation analyses, including:

     .a comparison with comparable publicly traded companies;
     .an analysis of certain comparable acquisition transactions; and .a discounted cash flow analysis.

Such analyses are summarized below.

   Comparable Public Company Analysis. William Blair reviewed and compared certain financial information relating to Renaissance to corresponding financial information, ratios and public market multiples for two publicly traded companies with operations in the subprime credit card market, Metris Companies and CompuCredit Corporation. William Blair selected these companies because they are publicly traded companies which William Blair deemed most comparable to Renaissance's operations. Although William Blair compared the trading multiples of the selected companies at the date of William Blair's opinion to the implied purchase multiples of Renaissance, none of the selected companies is identical to Renaissance.

   William Blair compared the multiples of common stock share price ("Price") to earnings per share, as well as multiples of market equity value to tangible book value implied by the terms of the merger to the corresponding multiples of the comparable companies. Information regarding the multiples implied by the terms of the merger compared to the multiples from William Blair's analyses of selected comparable publicly traded companies is set forth in the following table. The multiples and ratios for the comparable companies were based on the most recent publicly available financial information and on earnings per share estimates for 1999 and 2000 from First Call Corporation, and used the closing share prices as of November 29, 1999.

                                                                     Comparable
                                                                       Company
                                                         Renaissance  Multiple
Multiple                                                    Offer       Range
--------                                                 ----------- -----------
Price to LTM EPS........................................    22.6x    19.0x-31.3x
Price to Estimated Calendar Year 1999 EPS...............    23.9x    15.2x-23.8x
Price to Estimated Calendar Year 2000 EPS...............    11.6x    12.2x-14.8x
Equity Purchase Price to Tangible Book Value............    11.2x     6.8x- 7.8x

   Comparable Acquisition Transactions Analysis. William Blair performed an analysis of selected recent merger or acquisition transactions in the consumer finance industry. The selected transactions were chosen based on William Blair's judgment that they were generally comparable, in whole or in part, to the proposed transaction. In total William Blair examined four transactions that were announced between January 20, 1997 and November 29, 1999. The selected transactions were not intended to be representative of the entire range of possible transactions in the consumer finance industry. The four transactions examined were (acquirer / acquired company):

              Acquirer                                      Acquired Company
              --------                                      ----------------
       Household International                            ACC Consumer Finance
       Household International                            Beneficial Corp.
       Conseco Inc                                        Green Tree Financial
       Banc One                                           First USA

   Although William Blair compared the transaction multiples of these companies to the implied purchase multiples of Renaissance, none of the selected companies is identical to Renaissance. William Blair reviewed the consideration paid in such transactions in terms of the price paid for the common stock ("Equity Purchase Price") of such transactions as a multiple of net income for the twelve months prior to the announcement of such transactions, as well as for the current and following year's net income estimates as obtained from First Call Corporation. Additionally, William Blair reviewed the consideration paid in such transactions in terms of the equity value of such transactions as a multiple of tangible book value per the most recent publicly available balance sheet prior to the announcement of such transactions. Information regarding the multiples implied by the terms of the merger compared to the multiples from William Blair's analyses of selected comparable acquisition transactions is set forth in the following table.

                                                                     Comparable
                                                                    Acquisitions
                                                        Renaissance   Multiple
Multiple                                                   Offer       Range
--------                                                ----------- ------------
Price to LTM EPS.......................................    22.6x    22.9x-29.9x
Price to Current Calendar Year EPS.....................    23.9x    18.4x-28.6x
Price to Following Calendar Year EPS...................    11.6x    15.1x-25.1x
Equity Purchase Price to Tangible Book Value...........    11.2x     4.3x- 6.4x

   Discounted Cash Flow Analysis. Using a discounted cash flow analysis, William Blair estimated the net present value of the free cash flows that Renaissance could produce on a stand-alone basis over a five-year period from 2000 to 2004. Free cash flows is defined as net income less the amount of capital required to be invested in the business to maintain an acceptable capital ratio. The analysis was performed using the financial forecasts prepared by Renaissance, and employed discount rates between 24.5% and 30.5%, which were considered by William Blair to be an appropriate range given the nature of Renaissance's business and the size of Renaissance. In addition, William Blair utilized a terminal value multiple range of 12.0x to 16.0x 2004 net income, which multiple range William Blair considered appropriate given the multiples of the companies considered in the "Comparable Public Company Analysis". The discounted cash flow analysis conducted by William Blair indicated a range between $238.0 million and $308.7 million.

   The summary set forth above does not purport to be a complete description of the analyses performed by William Blair. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but required William Blair to exercise its professional judgment, based on its experience and expertise in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the merger and add to the total mix of information available. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

   Renaissance entered into an engagement letter with William Blair on July 20, 1999, pursuant to which Renaissance has agreed to pay to William Blair (i) a retainer fee of $15,000 per quarter for a minimum of four quarters, (ii) a fee of $150,000, payable upon delivery of its opinion, regardless of the conclusions reached by William Blair in its opinion, (iii) a fee of $100,000 payable at the time of the first mailing of any proxy, purchase offer or other communication which includes William Blair's opinion to any common stockholder of Renaissance, and (iv) a transaction fee, payable upon consummation of the merger, equal to 1.0% of the total consideration received by Renaissance and its common shareholders in the merger, less any opinion or retainer fees previously paid to William Blair. Renaissance will also reimburse William Blair for all out-of-pocket expenses incurred by William Blair in connection with its engagement thereunder. Renaissance has also agreed to indemnify and hold harmless William Blair and certain related parties from and against certain liabilities, including liabilities under the federal securities laws.

Household International's Reasons for the Merger

   Household believes that the acquisition of Renaissance will provide Household with a meaningful expansion of Household's existing non-prime credit card operations. Such expansion will provide Household with the opportunity to become a significant national competitor in the non-prime credit card business without incurring significant start-up costs and time delays in achieving that position. The expertise of Renaissance's personnel was of particular importance to Household's management when evaluating Renaissance.

Conditions to the Merger; Amendment; Termination

   Consummation of the merger is subject to satisfaction of a number of conditions, including:

     (1) the receipt of all necessary approvals of the transactions contemplated by the agreement and plan of merger by governmental agencies and authorities, and each of such approvals shall be in full force and effect;

     (2) no action shall have been taken, and no legal restraint shall have been taken, and no legal restraint shall have been enacted, entered, promulgated or enforced by any court having proper jurisdiction or governmental authority which restrains, enjoins or otherwise prohibits the consummation of the merger;

     (3) compliance by Renaissance, Household and RCS with their respective covenants and the accuracy of their respective representations and warranties as set forth in the agreement and plan of merger, including the agreement of Renaissance that, except with the approval of Household or as otherwise permitted by the agreement and plan of merger, it will not, among other things:

       (a) pay or declare dividends;

       (b) effect any changes in connection with its equity capitalization, except as related to outstanding stock options; or

       (c) become liable for any indebtedness for borrowed money except for Federal Home Loan Bank borrowings, issuances of deposits and certificates of deposits or under existing facilities, unless any new facility may be terminated upon less than 90 days notice and require a termination fee not in excess of $100,000;

       (d) mortgage, encumber, sell or transfer any material assets other than in the ordinary course of business consistent with past practices;

       (e) except as may be directed by law, and in accordance with certain constraints set forth in the agreement and plan of merger, conduct its operations other than in the ordinary course of business;

     (4) approval and adoption of the agreement and plan of merger and approval of the merger by the requisite affirmative vote of shareholders of Renaissance;

     (5) receipt by Household of an opinion from Renaissance's counsel and receipt by Renaissance of an opinion from counsel for Household and RCS, which opinions are to be in the general form of those annexed to the agreement and plan of merger.

     (6) the shares of Household common stock to be issued in exchange for the Renaissance common stock shall have been approved for listing on the NYSE;

     (7) the shareholder voting agreements with selected Renaissance stockholders have not been modified or terminated; and

     (8) cancellation of the Compensatory Options and exercise of the Non-Compensatory Options.

   Any of the provisions of the agreement and plan of merger, including the foregoing conditions, may be waived at any time by the party which is entitled to the benefits thereof. The agreement and plan of merger may be amended or modified in whole or in part by a duly authorized written agreement of the parties. However, after the shareholders of Renaissance have approved the agreement and plan of merger, Renaissance may not amend or modify the agreement and plan of merger if law requires further approval by such shareholders without obtaining such approvals.

   The agreement and plan of merger may be terminated at any time prior to the merger, whether before or after approval by the shareholders of Renaissance, upon the occurrence of any of the following: (i) in the event of a breach by a party of any representation, warranty, condition or agreement contained in the agreement and plan of merger that is not cured within 20 business days of the time that written notice of such breach is received by such party from the other party; (ii) if the merger shall not have been approved by at least a majority of each class of Renaissance's shareholders at the special meeting called to vote with respect thereto; (iii) Renaissance receives an unsolicited alternative acquisition proposal and in exercising its fiduciary duty to the shareholders, after notice to Household, Renaissance's Board of Directors determines that the agreement and plan of merger should be terminated and an agreement providing for the alternative proposal should be accepted; or (iv) the merger shall not have occurred by May 31, 2000.

   The agreement and plan of merger also may be terminated, and the merger thereby abandoned (whether before or after approval of the merger by Renaissance's shareholders), by the mutual written consent of Renaissance and Household at any time prior to the merger.

   If the agreement and plan of merger is terminated due to receipt of an alternative acquisition proposal as set forth above, or if approval of the merger by the Renaissance common shareholders is not obtained (other than following a breach of the agreement and plan of merger by Household), Renaissance will be obligated to pay to Household a termination fee of $7,000,000 and the reasonable out-of-pocket expenses (not in excess of $1,000,000) incurred by Household in connection with the merger.

Certain Federal Income Tax Consequences

   The following summary describes the material United States Federal income tax consequences to Renaissance common shareholders of the merger. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury regulations, rulings, and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified so as to result in Federal income tax consequences different from those described below. Such changes could be applied retroactively in a manner that could adversely affect a Renaissance common shareholder. In addition, the authorities on which this summary is based are subject to various interpretations. It is therefore possible that the Federal income tax treatment of the merger and the distribution, holding and disposition of Household common stock and/or cash received in the merger may differ from the treatment described below.

   This discussion does not address all aspects of Federal income taxation nor does this discussion address the effect of any applicable foreign, state, local or other tax laws or the impact of Federal alternative minimum tax provisions. This summary also does not address the U.S. Federal income tax consequences of the merger to shareholders who are subject to special tax rules, such as shareholders who are not United States holders, financial institutions, dealers in securities, insurance companies, tax-exempt entities, regulated investment companies, pass-through entities, persons who will acquire Household common stock in connection with the exercise or termination of employee stock options or otherwise as compensation, and holders who hold the Renaissance common stock as part of a "hedge," "straddle," or "conversion transaction" or who have a functional currency other than the U.S. dollar. A United States holder is the beneficial owner of stock that is (i) for United States federal income tax purposes a citizen or resident of the United States (including certain former citizens and former long-term residents), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust with respect to the administration of which a court within the United States is able to exercise primary supervision and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This discussion assumes that Renaissance common shareholders hold their Renaissance common stock as capital assets within the meaning of Section 1221 of the Code. EACH RENAISSANCE COMMON SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, AND CASH PAYMENTS RECEIVED PURSUANT TO THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS.

 Qualification of the Merger as a Reorganization under Section 368(a) of the Code

   It is a condition to closing that on the date of the merger Wilmer, Cutler & Pickering, counsel to Household, and Stoel Rives LLP, counsel to Renaissance, provide opinions to Household and Renaissance, respectively, to the effect that the merger should be treated for Federal income tax purposes as a reorganization under Section 368(a) of the Code (a "Reorganization"). These opinions will not be delivered in the event that certain factual contingencies are not satisfied (see "--Factual Contingencies" below). The tax opinions will be based on facts, representations and assumptions set forth or referred to in such opinions, and the opinions are subject to limitations and qualifications set forth in the opinions. In providing these opinions, Wilmer, Cutler & Pickering and Stoel Rives LLP will require and will rely on factual representations made by Household, Renaissance Credit Services, and Renaissance. These opinions will not be binding on the Internal Revenue Service ("IRS") or the courts, and the parties do not intend to request a ruling from the IRS on the tax consequences of the merger.

   Unless the per share market price of Household common stock on the date of the merger is less than $28.00, it is a condition precedent to the obligation of Household to effect the merger that Household receive an opinion from Wilmer, Cutler & Pickering, counsel to Household, dated as of the merger date, to the effect that the merger will constitute a Reorganization, and it is a condition precedent to the obligation of Renaissance to effect the merger that Renaissance receive an opinion from Stoel Rives LLP, counsel to Renaissance, dated as of the merger date, to the effect that the merger will constitute a Reorganization.

 Factual Contingencies

   The following factual contingencies, which cannot be resolved until the fair market value of the Household common stock at the merger date (the "Effective Date Value") is known, could cause Wilmer, Cutler & Pickering and Stoel Rives LLP not to issue the opinions described above: (1) the total amount of (a) cash or other consideration paid by Household for Renaissance common stock, (b) cash paid by Household to Renaissance common shareholders who perfect their dissenters' rights, (c) cash paid by Household to acquire Renaissance stock rights, and (d) cash paid by Household for Renaissance expenses, exceeds the aggregate Effective Date Value of Household common stock issued to holders of Renaissance common stock in exchange for such stock in the merger, or the Effective Date Value of Household common stock issued in exchange for

Renaissance common stock in the merger otherwise fails to equal at least 50% of the fair market value of Renaissance at the merger date; or (2) the fair market value of Household common stock on the date of the merger (the "Closing Date Value") is less than $28.00 per share. In the latter event, the consideration paid to holders of Renaissance common stock shall be solely cash. (See "The Merger--All Cash Merger," and "--Alternative Structures of the Merger" below.) Receipt of the opinions is a condition to merging except in the case of conversion of the transaction to a Cash Merger. Accordingly, if the opinions are not delivered, and the fair market value of the Household common stock exceeds $28.00 per share on the date of the merger, the merger will not be consummated. The Effective Date Value and Closing Date Value of Household common stock will be, for each such date, the average of the high and low sales prices per share of Household common stock on the NYSE as reported by The Wall Street Journal (Midwest Edition).

   Household and Renaissance expect that the merger will be completed and the related tax opinions delivered.

 Alternative Structures of the Merger

   The parties have structured the merger with the intention that the merger, as contemplated by the merger agreement, qualify as a Reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. If the merger qualifies as a Reorganization, a Renaissance common shareholder who receives Household common stock in the merger will recognize taxable gain only to the extent of the lesser of: (1) the excess of the fair market value of all consideration received in the merger (including cash and Household stock) over such holder's adjusted basis in Renaissance common stock surrendered (hereinafter referred to as "Overall Gain"), or (ii) the fair market value of any consideration other than Household common stock received for Renaissance common stock surrendered. If the merger qualifies as a Reorganization, Household stock will be received free from federal income tax and have a basis in the hands of a former holder of Renaissance common stock determined by reference to the holder's basis in Renaissance common stock surrendered in exchange therefore. (See "--Tax Consequences to Renaissance common shareholders If the merger Qualifies as a Reorganization" below).

   If the Closing Date Value of Household common stock is less than $28.00 per share, the merger will proceed as a Cash Merger. In such an event, the consideration paid to holders of Renaissance common stock shall be solely cash in an amount equal to $31.456 per share of Renaissance common stock surrendered. In the event of a Cash Merger, the merger will not qualify as a Reorganization. (See "--Tax Consequences to Renaissance common shareholders in the Event of a Cash Merger" below.)

   IN THE EVENT OF A CASH MERGER, EACH RENAISSANCE COMMON SHAREHOLDER WILL RECOGNIZE GAIN OR LOSS IN AN AMOUNT EQUAL TO THE DIFFERENCE, IF ANY, BETWEEN THE AMOUNT OF CASH RECEIVED IN THE MERGER AND THE SHAREHOLDER'S BASIS IN RENAISSANCE COMMON STOCK SURRENDERED, IF ANY (SEE BELOW.)

 Tax Consequences to Renaissance common shareholders If the merger Qualifies as a Reorganization

   Treatment of Shareholders Who Exchange Renaissance common stock Solely for Household common stock. Except as discussed below with respect to the receipt of cash in lieu of fractional shares, a Renaissance common shareholder who receives solely Household common stock in the merger will not recognize gain or loss upon such exchange. The holding period of the Household common stock received by a Renaissance common shareholder (including any fractional shares to which he or she may be entitled) will include the period during which Renaissance common stock surrendered in the merger was held by such holder, provided that the Renaissance common stock surrendered was a capital asset in the hands of such holder at the merger date. The aggregate tax basis of Household common stock received by a Renaissance common shareholder (including any fractional shares of Household common stock to which he or she may be entitled) will be the same as the aggregate tax basis of Renaissance common stock surrendered in the merger by such holder.

   Treatment of Shareholders Who Exchange Renaissance common stock for a Combination of Household common stock and Cash. Except as discussed below with respect to cash received in lieu of fractional shares, a holder of Renaissance common stock who receives a combination of Household common stock and cash, other than cash in lieu of fractional shares, in exchange for Renaissance common stock in the merger will recognize taxable gain in the amount which is equal to the lesser of (i) the Overall Gain or (ii) the amount of cash such holder receives, but will not recognize gain or loss on the remaining portion of the consideration received in the form of Household common stock. The holding period of the Household common stock received by a Renaissance common shareholder (including any fractional shares to which he or she may be entitled) will include the period during which Renaissance common stock surrendered in the merger was held by such holder, provided that the Renaissance common stock surrendered was a capital asset in the hands of such holder at the merger date. The aggregate tax basis of Household common stock received by a Renaissance common shareholder (including any fractional shares of Household common stock to which he or she may be entitled) will be the same as the basis of Renaissance common stock surrendered in the merger by such holder decreased by any cash received by Renaissance common shareholder and increased by any gain recognized in the merger (including any gain treated as a dividend, as discussed below).

   If cash distributed to a Renaissance common shareholder has the effect of a distribution of a dividend, the gain recognized which is not in excess of the holder's ratable share of undistributed earnings and profits will be treated as a dividend to the holder. In making this determination, the Supreme Court has ruled in Commissioner v. Clark, 489 U.S. 726 (1989), that such holders will be treated as receiving solely Household common stock in the merger and, immediately thereafter, having Household redeem a number of shares of Household common stock equal in value to the cash consideration the holders actually received. The receipt of cash will not have the effect of a distribution of a dividend under this analysis if such a hypothetical redemption satisfies the requirements for exchange treatment (i.e., non-dividend treatment) under
Section 302 of the Code. That section provides three tests which could be utilized to determine whether a distribution is treated as a sale or exchange of a holder's shares: (i) the "substantially disproportionate" test is satisfied with respect to a holder if the percentage of the outstanding Household common stock actually and constructively owned by the holder immediately following the merger is less than 80% of the percentage of the outstanding Household common stock which the holder would have held if the holder and all other holders of Renaissance common stock had received only Household common stock in the merger in lieu of any cash payment; (ii) the "complete termination" test is satisfied if (a) all shares of Renaissance common stock actually and constructively owned by a holder are sold for cash or
(b) all such shares actually owned by the holder are sold for cash and the holder effectively waives the constructive ownership rules of the Code in accordance with the procedures of Section 302(c)(2) of the Code; and (iii) the "not essentially equivalent to a dividend" test described below. A distribution to a holder is "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in such holder's proportionate interest in Household. A holder whose relative stock interest in Household is minimal and who exercises no control over corporate affairs may be treated by reason of the cash payment as experiencing a reduction in his or her proportionate interest in Household under an IRS published ruling. In applying such ruling it is not clear that minimal interest or control of corporate affairs can be tested by reference to Household, although the ruling should generally be applicable in the case of holders who meet its tests with reference to their holdings in Renaissance. Other IRS published rulings hold that a "meaningful reduction" has occurred when the transactions significantly reduce the holder's control over corporate affairs as well as reducing his or her proportionate interest. In certain events, dispositions of Renaissance common stock or Household common stock which occur contemporaneously with the distribution of cash in the merger may permit a holder to satisfy the Section 302(b) tests based on another IRS published ruling (although such dispositions may affect the qualification of the merger as a Reorganization).

   In determining whether any of these tests has been met, shares considered to be owned by the holder by reason of constructive ownership rules set forth in Sections 302(c) and 318 of the Code, as well as shares actually owned, must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of Renaissance common stock depends on the holder's individual facts and circumstances, holders are advised to consult their own advisors to determine such tax treatment.

   To the extent that cash payments pursuant to the merger are treated, in accordance with the tests described above, as gain from the sale or exchange of Renaissance common stock, such cash payments will be taxable to the extent of Overall Gain as capital gains. For certain noncorporate holders (including individuals), the rate of taxation of capital gains will depend upon (i) the holder's holding period for Renaissance common stock, and (ii) the holder's marginal tax rate for ordinary income. Holders should consult their tax advisors with respect to applicable rates and holding periods, and rules for netting such gains against capital losses sustained on other assets.

   Conversely, any cash payments received in the merger that are treated as dividends as described above will be taxable as ordinary income. In the event that cash payments (other than payments to holders who demanded appraisal rights or who otherwise qualify for redemption treatment and any payments for fractional shares) should exceed Renaissance's undistributed earnings and profits, any such distribution in excess of earnings and profits should be taxed first as a non-taxable return of capital reducing the holder's tax basis in Renaissance common stock, and then, if the holder's basis in Renaissance common stock is exhausted, as a capital gain. (It is possible that the IRS might contend that Household's earnings and profits must also be considered in making this determination.)

   Cash payments to corporate holders of Renaissance common stock pursuant to the merger (other than payments to holders who demanded appraisal rights and any payments for fractional shares) which are treated as dividends as described above will qualify for the 70% dividends received deduction under Section 243 of the Code if the holding period and other requirements for such deduction are met, subject to the limitations in Sections 246 and 246A of the Code (although the benefits of the deductions may be reduced or eliminated by the corporate alternative minimum tax). Under Section 246(c) of the Code the 70% dividends received deduction is disallowed for any dividend with respect to stock (i) that is held for 45 days or less during the 90-day period beginning 45 days before the ex-dividend date or (ii) if the taxpayer is under an obligation to make related payments with respect to positions in substantially similar or related property. In addition, a taxpayer's holding period for these purposes is suspended during any period in which the taxpayer has an option to sell, is under a contractual obligation to sell, or has granted an option to buy, substantially identical stock or securities, or holds one or more positions with respect to substantially similar or related property that diminish the risk of loss from holding the stock. Finally, under Section 246A of the Code, the dividends received deduction may be reduced or eliminated if a corporate holder's shares of Household common stock are debt-financed.

   Section 1059 of the Code requires a corporate holder of stock to reduce (but not below zero) its basis in the stock by the "nontaxed portion" of any "extraordinary dividend" if the holder has not held the stock subject to a risk of loss for more than 2 years before the date of the announcement, declaration, or agreement (whichever is earliest) with respect to the extraordinary dividend. In addition, the "extraordinary dividend" provision may apply without regard to the period the stock was held if, in a redemption, a distribution is not pro-rata as to all shareholders, is in partial liquidation of the company, or is treated as a dividend by reason of options being taken into account under
Section 318(a)(4) of the Code.

   A corporate holder will recognize gain in the year the dividend is received to the extent the nontaxed portion of any extraordinary dividend exceeds the holder's adjusted tax basis for the stock. Generally, the "nontaxed portion" of an extraordinary dividend is the amount excluded from income under Section 243 of the Code (relating to the dividends received deduction described above). An "extraordinary dividend" is a dividend that (i) equals or exceeds 10% of the holder's adjusted tax basis in common stock (reduced for this purpose by the nontaxed portion of any prior extraordinary dividend), treating all dividends having ex-dividend dates within an 85-day period as one dividend, or (ii) exceeds 20% of the holder's adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend, provided, however, that in either case the fair market value of the stock (as of the day before the ex-dividend date) may be substituted for stock basis if the fair market value of the stock can be established by the holder to the satisfaction of the IRS.

   Treatment of Shareholders Who Exchange Renaissance common stock Solely for Cash. If a holder of Renaissance common stock demands (see "The Merger-- Appraisal Rights of Company Stockholders") or elects to receive solely cash in exchange for Renaissance common stock, any such cash received will treated as received in a distribution in redemption of Renaissance common stock, subject to the provisions of Section 302 of the Code. Where as a result of such distribution, a Renaissance common shareholder owns no Household common stock, either directly or by reason of the application of Sections 302(c) and 318 of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her Renaissance common stock as provided in Section 302(a) of the Code. Such a holder will recognize short- or long-term capital gain or loss (depending upon the holder's holding period), measured by the difference between the amount of cash received and the adjusted basis of Renaissance common stock surrendered. If the complete termination of interest test is not satisfied by a holder who receives only cash (because, for example, Renaissance common stock owned by a party related to the holder is exchanged for Household common stock in the merger), the holder may receive capital gains treatment if the cash received in exchange for Renaissance common stock satisfies the Section 302(b) tests described above. Holders should consult their own tax advisors to determine whether these tests are met in their individual facts and circumstances.

   Cash Payments in Lieu of Fractional Shares. Cash payments received by a Renaissance common shareholder in lieu of a fractional share of Household common stock will be treated as if the fractional shares were actually issued by Household and then redeemed by Household for cash. These cash payments generally will be treated as having been received in full payment for the fractional share of Household common stock so redeemed since the purpose of the cash distribution is to save the expense and inconvenience of issuing fractional shares and the cash payments were not separately bargained for. In these circumstances, the holder will recognize capital gain or loss equal to the difference between the cash received and the adjusted basis of the fractional share interests that would have been issued.

 Tax Consequences to Renaissance common shareholders in the Event of a Cash
 Merger

   In the event of a Cash Merger, as described above, Renaissance common shareholders will receive solely cash consideration in the amount of $31.456 per share of Renaissance common stock surrendered. In such an event, the merger will not qualify as a Reorganization. Any such cash received will be treated as a distribution in full payment in exchange for his or her Renaissance common stock as provided in Section 302(a) of the Code. Such a holder will recognize long- or short-term capital gain or loss (depending upon the holder's holding period) measured by the difference between the amount of cash received and the adjusted basis of Renaissance common stock surrendered.

Conversion of Shares and Exchange of Certificates

   Upon consummation of the merger, the outstanding shares of Renaissance common stock will be converted into cash, cash and shares of Household common stock or solely Household common stock in accordance with the election made by the holder of Renaissance common stock subject to pro-rationing in certain events, unless the trading value of a share of Household common stock on the merger date is less than $28.00. See "The Merger". Except in the event that Household shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its common stock or declare a dividend, or make a distribution, on its common stock prior to the time the merger becomes effective, no further adjustments will be made in the exchange ratio or the stock election exchange ratio. However, in the event of such a transaction, appropriate adjustments will be made.

   Within two business days after the merger becomes effective, an election form, instructions and a letter of transmittal (which may be all in one document) will be furnished to the shareholders of Renaissance for use in

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

exchanging their certificates representing shares of Renaissance common stock for the merger consideration. The letter of transmittal will be available to holders of Renaissance common stock at the special meeting and will be mailed to all shareholders by Harris Trust & Savings Bank as soon as practicable after the special meeting. If any certificate for shares of Household common stock is to be issued in a name other than that in which the certificate for shares of Renaissance common stock surrendered for exchange is registered, the certificate so surrendered must be properly endorsed or otherwise be in proper form for transfer and the person requesting such exchange must pay to Household or its transfer agent any applicable transfer or other taxes required by reason of the issuance of the certificates of Household common stock.

   Until so surrendered, certificates formerly representing shares of Renaissance common stock will be deemed for all purposes only to represent the right to receive the merger consideration. Dividends and other distributions, if any, that become payable prior to the merger date on Renaissance common stock will be retained by Household if the merger occurs until surrender of such certificates, at which time such dividends and distributions will be paid, without interest. In addition, after the merger the holders of certificates formerly representing shares of Renaissance common stock shall cease to have rights with respect to such shares, and, except as aforesaid, their sole right shall be to exchange such certificates for the merger consideration in accordance with the agreement and plan of merger.

Fractional Shares

   No fractional shares of Household common stock will be issued in exchange for shares of Renaissance common stock. In lieu thereof, each stockholder of Renaissance having a fractional interest resulting from the exchange of Renaissance common stock for Household common stock will be paid by Household an amount in cash, without interest, equal to the value of such fractional interest.

Accounting Treatment

   Household expects to account for the acquisition of Renaissance as a purchase under generally accepted accounting principles. Accordingly, all of the assets and liabilities of Renaissance would be recorded in Household's consolidated financial statements at their fair value on the date of the merger, and the amount, if any, by which the purchase price paid by Household exceeds the fair value of the assets acquired by Household through the merger would be recorded as goodwill. Household's consolidated financial statements would include the operations of Renaissance after the merger.

Required Regulatory Approvals

   The closing of the merger is subject to the approval of the United States Federal Trade Commission and the United States Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, as well as the Office of Thrift Supervision pursuant to the Bank Merger Act. It is anticipated that such federal agencies will not object to the merger, but no assurance can be given that such approval will be obtained.

Transfer and Exchange Agents

   Harris Trust & Savings Bank, Chicago, Illinois, serves as Transfer Agent and as Registrar for Household common stock. Harris Trust & Savings Bank will act as exchange agent in connection with the merger. Renaissance has historically served as its own transfer agent.

Dissenters' Rights of Renaissance Shareholders

   Under Sections 60.551 to 60.594 of the Business Corporation Act of Oregon, any holder of Renaissance common stock who gives proper notice and who does not vote in favor of the merger will, upon proper demand, have the right under Oregon law to obtain payment of the fair value of his or her shares of

Renaissance common stock. All references in this section to a "shareholder" are to the record holder or holders of shares of Renaissance common stock and to "shares" are to shares of Renaissance common stock.

   Sections 60.551 to 60.594 of the Business Corporation Act of Oregon are reprinted in their entirety as Annex D to this Prospectus and Proxy Statement. The following discussion is necessarily a summary of the law relating to dissenters' rights and is qualified in its entirety by reference to Annex D. The discussion contained in this Prospectus and Proxy Statement and in Annex D should be reviewed carefully by any holder of Renaissance common stock who wishes to exercise statutory dissenters' rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth in this Prospectus and Proxy Statement or in Annex D will result in the loss of dissenters' rights.

   A shareholder who wishes to exercise dissenters' rights generally must dissent with respect to all the shares the shareholder owns or over which the shareholder has power to direct the vote. However, if a record shareholder is a nominee for several shareholders, some of whom wish to dissent and some of whom do not, then the record shareholder may dissent with respect to all the shares beneficially owned by any one person by notifying Renaissance in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. A beneficial holder may assert dissenters' rights directly by submitting to Renaissance the record shareholder's written consent to the dissent and by dissenting with respect to all the shares of which the shareholder is the beneficial shareholder or over which the shareholder has the power to direct the vote.

   A shareholder who does not deliver to Renaissance before the vote being taken at the Renaissance special meeting a written notice of the shareholder's intent to demand payment for the fair value of the shares will lose the right to exercise dissenters' rights. Notice must be delivered to Renaissance at 9400 SW Beaverton-Hillsdale Hwy., Suite 300, Beaverton, Oregon 97005, before the vote on [January 31, 1999]. In addition, any shareholder electing dissenters' rights must not vote his or her shares in favor of the merger. A vote in favor of the merger will constitute a waiver of dissenters' rights. A vote against the merger will not be regarded as a written notice for purposes of asserting dissenters' rights.

   If the merger is completed, the surviving corporation will, within 10 days after the merger, deliver written notice to all shareholders who properly perfected their dissenters' rights. The notice will, among other things:

  . state where the payment demand must be sent and where and when certificates must be deposited;

  . inform holders of uncertificated shares, if applicable, to what extent transfer of the shares will be restricted after the payment demand is received;

  . supply a form for demanding payment, which includes the date of the first announcement of the terms of the merger and requires shareholders to certify that they acquired beneficial ownership of the shares before the date on which the merger was first announced; and

  . set a date by which the surviving corporation must receive the payment demand, which date will be between 30 and 60 days after the surviving corporation delivers the notice to dissenting shareholders.

   A shareholder wishing to exercise dissenters' rights must file the payment demand, certify as to whether beneficial ownership of the shares was acquired before the merger was announced, and deliver share certificates, in the manner and by the time stated in the notice. Failure to do so will cause the person to lose his or her dissenters' rights.

   As soon as the merger is completed, or upon receipt of the payment demand, the surviving corporation will pay to each dissenter with properly perfected dissenters' rights the surviving corporation's estimate of the fair value of the shareholder's shares, plus accrued interest from the date of the merger. The surviving corporation will provide, along with payment, certain financial information with respect to Renaissance, including Renaissance's balance sheet and income statement for or as of a fiscal year ending not more than 16 months before the date of payment and its latest available interim financial statements, if any, an explanation of how Renaissance estimated the fair value of the shares, an explanation of how the accrued interest was calculated and other related information. With respect to a dissenter who did not beneficially own Renaissance shares before the public announcement of the merger, the surviving corporation is required to send an offer to make payment to the dissenter, conditioned upon the dissenter's agreement to accept the payment in full satisfaction of the dissenter's demands.

   A dissenter dissatisfied with the surviving corporation's estimate of the fair value may, within 30 days of payment or offer for payment by the surviving corporation of the surviving corporation's estimate of the fair value of the shareholder's shares, notify the surviving corporation in writing of the shareholder's estimate of fair value of his or her shares and the amount of interest due, and demand payment. If the surviving corporation does not accept the dissenter's estimate and the parties do not otherwise settle on a fair value, Oregon law requires that the surviving corporation commence a proceeding in Multnomah County Circuit Court, and petition the court to determine the fair value of the shares and accrued interest, naming all the Renaissance dissenting shareholders whose demands remain unsettled as parties to the proceeding. The court may appoint one or more persons as appraisers to receive evidence and recommend the fair value of the Renaissance common stock. The dissenters will be entitled to the same discovery rights as parties in other civil actions. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus accrued interest, exceeds the amount, if any, previously paid to the dissenter by the surviving corporation.

   Court costs and appraisers' fees will be assessed against the surviving corporation, except that the court may assess these costs against some or all of the dissenters to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts that the court finds equitable (1) against the surviving corporation, if the court finds that the surviving corporation did not substantially comply with provisions of the Business Corporation Act of Oregon concerning dissenters' rights and (2) against either the dissenter or the surviving corporation, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the court finds that services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that fees should not be assessed against the surviving corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded to all dissenters who benefited from the proceedings.

   A shareholder entitled to dissent and obtain payment for the shareholder's shares of Renaissance common stock under Sections 60.551 to 60.594 of the Business Corporation Act of Oregon may not challenge the merger unless the surviving corporation fails to comply with the procedural requirements imposed by the Business Corporation Act of Oregon, the Renaissance articles or bylaws or is fraudulent with respect to the shareholder or Renaissance.

   Holders of Renaissance common stock who dissent from the merger will generally recognize taxable gain or loss for federal income tax purposes.

   In view of the complexity of Sections 60.551 to 60.594 of the Business Corporation Act of Oregon, holders of Renaissance common stock who may wish to dissent from the merger and pursue dissenters' right should consult their legal advisors.

                    RENAISSANCE INCENTIVE COMPENSATION PLAN

   The proposed Renaissance Incentive Compensation Plan (the "incentive plan") is intended to provide special incentives related to the Renaissance business after the merger of Renaissance with Renaissance Credit Services. The Renaissance Board has approved the incentive plan, but it will only go into effect if a sufficient percentage of Renaissance shareholders approve its adoption (as explained below) and will cease to operate if the merger does not occur.

   Renaissance is seeking your approval of the incentive plan to provide special performance bonuses with respect to this portion of the merged companies' business, to increase the likelihood that Renaissance employees and other persons selected for participation will remain with the merged companies, and to improve the likelihood that the merged companies can deduct the payments under the incentive plan.

   Under the incentive plan, Renaissance, or another company Household designates, will pay up to a total of $12 million over the next three years to selected employees with respect to the performance of the Renaissance business in retaining and developing active accounts in its non-prime lending business. An "active account" means an account the Renaissance business manages that has activity (borrowing, repayment, or otherwise) during a month, other than merely an additional fee.

   Whether the incentive plan will make payments depends upon the increase in number of active accounts and the extent to which those increases come from internal growth as opposed to acquisition through merger or otherwise of another company and its accounts. Acquired accounts, but not internally developed accounts, cease in part to count for this purpose after they have been in existence for a year and cease to count at all after two years.

   If the predetermined threshold for accounts is met in full, the maximum payment for calendar year 2000 to all participants is $5.5 million, for 2001, is $3.0 million, and for 2002, is $3.5 million, with a total for all years of $12 million. Amounts not paid in one year are available under the incentive plan in the following years (including, if the Renaissance administrator and Household agree, in years after 2002). The maximum total payment is reduced for taxes and, as described below, when certain individuals leave employment.

   Before the incentive plan will make any payment, active accounts must exceed a specified threshold. The total payment will then be multiplied by the ratio of the difference between a predetermined target account level and that threshold, capped at 100 percent of the maximum payment for that calendar year, reduced by certain forfeitures or the failure to meet individual performance expectations. For example, if the accounts for 2000 exceed the threshold by 50% of the difference between the target and the threshold, the maximum payment would be 50% of $5.5 million, or $2.75 million, reduced by certain forfeitures from employment terminations. Payments for 2001 and 2002 can be higher than the individual year's maximum if amounts were not fully paid in prior years.

   The Renaissance plan administrator (Irving Levin, absent specified changes in circumstances) will select the participants and set ranges for possible payments, with Household's consent. These parties will allocate approximately 90% of the potential payments for the year in advance, with the remainder allocated after year's end. The allocations will set target percentages for payments for individuals based on maximum achievement of the account growth, but the Renaissance administrator will determine, with Household's consent, whether an individual has earned the full amount for the year or some lesser payment. Amendments or operational decisions can alter the allocation of benefits among participants except with respect to incentives already determined, but the plan does not provide for any payment in excess of a total of $12 million. The maximum payment to Irving Levin will be $1,320,000 or 11% of the total plan amount, although his percentage of the plan might be as little as 4%.

   The incentive plan imposes the following specific maximum payments on certain participants, which may be lowered, and the Renaissance shareholders will, by approving the incentive plan, also be approving payments under such plan to the following participants and up to the following maximum amounts:

                                               Percentages of Total
                                                       Pool
                                              -----------------------  Maximum
                                              Lower limit Upper limit Cumulative
Participants                                   or range    or range    Amounts
------------                                  ----------- ----------- ----------
Alexander....................................       2%          7%     $840,000
Engelberg....................................       2           7       840,000
Frolich......................................       2           7       840,000
Barth........................................       1           4       480,000
Enneking.....................................       1           4       480,000
Goodrich.....................................       1           4       480,000
Hemmady......................................       1           4       480,000

                                               Percentages of Total
                                                       Pool
                                              -----------------------  Maximum
                                              Lower limit Upper limit Cumulative
Participants                                   or range    or range    Amounts
------------                                  ----------- ----------- ----------
Howard.......................................       1%          4%     $480,000
Muenchau.....................................       1           4       480,000
Nelson.......................................       1           4       480,000
Shaw.........................................       1           4       480,000
Hansen.......................................       0           2       240,000
Hoiness......................................       0           2       240,000
Kobe.........................................       0           2       240,000

   In addition to incentive plan payments, certain individuals may receive compensation in the form of salary and performance bonus, acceleration of options, grants of restricted stock, cash bonus payments designed to approximate the recipient's tax liability relating to the restricted stock grants, severance payments upon termination of employment, or other payments.

   Compensation information regarding Messrs. Alexander and Engelberg and Ms. Frolich is set forth in "Description of Renaissance--Executive Compensation". In addition, Renaissance expects to pay $110,000 to Mr. Engelberg in 1999 that otherwise would be paid to him February 2000 as part of his normal performance bonus under Renaissance's bonus pool arrangement. Annual compensation paid to each other employee for whom we are seeking incentive plan payment approval is expected to range from $86,396 to $162,740 in 1999.

   In connection with the merger, options to purchase Renaissance stock granted will automatically become fully vested. The number of shares subject to options that will vest for each employee for whom we are seeking incentive plan payment approval ranges from 0 to 25,334 and those options have exercise prices of either $2.51 or $3.50 per share.

   Renaissance or Household, in connection with the merger, may pay cash and issue restricted stock to holders of Compensatory Options. See "--Cash Payments and Renaissance Common Stock Issued to Holders of Compensatory Options". The value of the cash and stock (assuming a stock value of $31.456 per share) to be issued to employees for whom we are seeking incentive plan payment approval ranges from $0 to $992,190.90.

   Messrs. Alexander and Engelberg and Ms. Frolich each is a party to an employment agreement with Renaissance. Each agreement provides that the employee will receive, upon termination of employment, severance payment equal to 100 percent of his or her annual salary plus 100 percent of the average of his or her last two years' cash bonuses. See "Description of Renaissance-- Executive Compensation--Employment Agreements". Pursuant to a severance policy adopted by Renaissance and generally applicable to all other Renaissance employees, upon termination of employment an employee generally will receive a severance payment equal to one-third of his or her annual base salary plus one month's salary for each full year of service. Compensation information regarding Messrs. Alexander, Engelberg and Ms. Frolich is set forth in "Description of Renaissance--Executive Compensation--Employment Agreements". Annual compensation paid to each other employee for whom we are seeking incentive plan payment approval is expected to range from $70,876 to $125,000 in 1999.

   The incentive plan serves a retention purpose because departing employees can lose their eligibility for any payment if they leave before a given year's payment date. Renaissance will pay any individual incentives by January 31 of the year following the year in which they were earned, assuming that the individual is not under review for termination for "cause." However, an individual who leaves voluntarily or is terminated for "cause" under specified definitions will forfeit (lose any claim to receive) his or her incentive payment, but an individual terminated without "cause" will receive a pro rata portion for the year such employment ends.

   Amounts forfeited by individuals will remain available under the incentive plan (and go back into the total for allocation) unless those individuals were previously designated as "key employees." The initial key employees for this purpose are Irving Levin, George Alexander, Charles Engelberg, and Karen Frolich. Amounts they or any later key employees forfeit are subtracted from the total available under the incentive plan both in the year of termination (unless they are terminated without "cause") and in later years.

   The incentive plan's terms require that at least 75% of the shares of common stock who are disinterested shareholders with respect to this plan (as determined by the rules of the IRS) vote in favor of the plan before it becomes effective. Renaissance is seeking votes from all shareholders and will then evaluate whether those shareholders are "disinterested" for purposes of this vote, based on the level of payments they could receive under the incentive plan and in payments more directly connected with the merger. Renaissance is seeking this approval to permit deductibility of the incentive plan and the payments made thereunder in accordance with current IRS regulations.

   Approval of the Renaissance Incentive Compensation Plan and of certain payments to be made under this plan and approval of the issuance of Renaissance common stock and the payment of cash to certain holders of options that will be cancelled in connection with the merger, will have no impact on the consideration to be received by Renaissance shareholders as a result of the merger.

   The foregoing description of the incentive plan is qualified in all respects by the actual provisions of such plan, which is attached to this Prospectus and Proxy Statement as Annex C.

THE RENAISSANCE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN AND CERTAIN PAYMENTS TO BE MADE UNDER THIS PLAN.

  CASH PAYMENTS AND RENAISSANCE COMMON STOCK ISSUED TO HOLDERS OF COMPENSATORY
                                    OPTIONS

   Renaissance or Household may pay cash to the holders of Compensatory Options who release Renaissance from any claim relating to the cancellation of those options in an amount for each share for which such option could have been exercised when vested in full equal to $7.5707, for incentive Compensatory Options and $4.1598 for non-qualified Compensatory Options (see "The Merger-- Effect of the Merger on the Renaissance Employee Benefit Plans and Options", and "--Interest of Certain Persons in the Merger"). In addition, Renaissance may issue shares of Renaissance common stock to holders who cancel such Compensatory Options in connection with the merger. It is necessary that holders of at least 75% of the shares of Renaissance common stock who are disinterested shareholders with respect to these proposals (as determined by the rules of the IRS) vote in favor of these proposals. We are seeking this approval to permit deductibility of these actions as compensation under current IRS regulations.

   The following table lists optionholders of Renaissance and their value in shares of Renaissance common stock and the cash amount of the payments, for which shareholder approval is required. The share value is calculated based on the Renaissance shares they will receive at an assumed value per share of $31.456. The actual value of the Household shares into which those Renaissance shares convert will vary as will the value of other Renaissance shares. If the shareholder approval is not received from 75% of the disinterested shareholders, as determined by the rules of the IRS, then the optionholders listed on the table will not receive any shares of Renaissance common stock or any cash in consideration for releasing Renaissance from any claim relating to the cancellation of the Compensatory Options.

                                                          Amount of
                                                Share       Cash
Optionholders                                  Values     Payments      Total
-------------                                ----------- ----------- -----------
Charlie Engelberg........................... $698,240.00 $223,950.90 $922,190.90
Karen Frolich...............................  349,120.00  148,245.57  497,365.57
George Alexander............................  349,120.00  147,597.58  496,717.58
Jeanne Muenchau.............................   87,280.00   37,852.62  125,132.62
Glenda Goodrich.............................   61,096.00   26,496.83   87,592.83
Gary Barth..................................   34,912.00   15,141.05   50,053.05
Lenice Shaw.................................   87,280.00   37,852.62  125,132.62
Brian Enneking..............................   90,771.20   39,366.72  130,137.92
Kirt Nelson.................................   87,280.00   37,852.62  125,132.62
Jay Hemmady.................................  113,464.00   49,208.40  162,672.40
Elaine Howard...............................   43,640.00   18,926.31   62,566.31
Doug Hansen.................................   43,640.00   18,926.31   62,566.31
Susie Hoiness...............................   61,096.00   26,496.83   87,592.83
Kathy Kobe..................................   17,456.00    7,570.52   25,026.52

   In addition to the cash payments and common stock issuances, certain individuals may receive compensation in the form of salary and performance bonus, acceleration of options, incentive plan payments, severance payments upon termination of employment, or other payments. See discussion in "Renaissance Incentive Compensation Plan".

   Approval of the Renaissance Incentive Compensation Plan and of certain payments to be made under this plan and approval of the issuance of Renaissance common stock and the payment of cash to certain holders of options that will be cancelled in connection with the merger, will have no impact on the consideration to be received by Renaissance shareholders as a result of the merger.

THE RENAISSANCE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ISSUANCE OF THE RENAISSANCE COMMON STOCK AND THESE CASH PAYMENTS IN CONNECTION WITH THE MERGER.

                                   HOUSEHOLD

Description of Household

   Household, through its subsidiaries, primarily provides consumers with several types of loan products in the United States, the United Kingdom and Canada. Household and its subsidiaries (including the operations of Beneficial Corporation which we acquired in 1998) offer home equity loans, auto finance loans, MasterCard and Visa credit cards, private label credit cards, tax refund anticipation loans and other types of unsecured loans. Household also offers credit and specialty insurance in the United States, the United Kingdom and Canada. At September 30, 1999, Household had approximately 23,000 employees and $67.8 billion in managed receivables and $49.3 billion in owned receivables.

   Household was created as a holding company in 1981 as a result of a shareholder approved restructuring of Household Finance Corporation, which was established in 1878. In the last five years, Household has been restructuring its operations to focus on the financial services business, specifically on those areas of the consumer finance business that it believes offers the best opportunity to achieve the highest returns on capital. From late 1994 through 1996 it exited from several businesses that were providing insufficient returns on investment, such as its first mortgage origination and servicing business in the United States and Canada, its individual life and annuity business and its consumer branch banking business, including the sale of our consumer deposits. In June 1997, Household purchased Transamerica Financial Services Holding Company, the branch-based consumer finance subsidiary of Transamerica Corporation. In October 1997, Household purchased all of the outstanding capital stock of ACC Consumer Finance Corporation, a non-prime automobile finance company. In December 1997, Household decided to exit from the business of originating and acquiring student loans. In June 1998, Household merged with Beneficial Corporation, a publicly traded consumer finance holding company. In August 1999, Household purchased all the equity interests of Decision One Holding Company LLC, a privately-held originator of non-prime first and second mortgage loans. See "Available Information--Where You Can Find More Information."

Selected Financial Data

   The following table sets forth selected consolidated financial information of Household at and for the preceding five years ended December 31, 1998. The statements of income and balance sheet data have been derived from Household's audited Consolidated Financial Statements and Notes thereto. The information for the preceding five years ended December 31, 1998 set forth below should be read in conjunction with Household's 1998 Consolidated Financial Statements and Notes thereto, Household's Form 8-K dated September 1, 1998 and other financial information incorporated by reference or included in this Prospectus and Proxy Statement. The selected financial data for Household for the nine months ended September 30, 1999 and 1998 are unaudited and should be read in conjunction with Household's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, which is incorporated by reference herein. Operating results for the nine months ended September 30, 1999 should not be considered indicative of results for any future periods or the year ending December 31, 1999.

                                            HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES
                                                        (DOLLARS IN MILLIONS)
                             ----------------------------------------------------------------------------------------
                                 AT OR FOR THE
                               NINE MONTHS ENDED
                                 SEPTEMBER 30,                  AT OR FOR THE YEAR ENDED DECEMBER 31,
                             ----------------------     -------------------------------------------------------------
(All dollar amounts are         1999        1998           1998           1997        1996        1995        1994
stated in millions)          ----------  ----------     ----------     ----------  ----------  ----------  ----------
Balance Sheet Data (1)
Total assets (2):
 Owned.....................  $ 57,585.5  $ 51,452.2     $ 52,892.7     $ 46,817.0  $ 45,332.0  $ 44,723.0  $ 48,527.1
 Managed...................    76,050.1    73,258.3       72,594.6       71,295.5    66,183.2    60,721.1    61,652.6
Managed receivables (3):
 First mortgage............  $    138.3  $    196.0     $    156.3     $    396.6  $    725.6  $  2,066.9  $  3,364.2
 Home equity...............    25,261.4    21,812.2       22,330.1       19,824.8    16,197.5    16,506.7    14,734.5
 Auto finance (4)..........     2,700.8     1,501.3        1,765.3          883.4         --          --          --
 MasterCard/Visa...........    14,961.5    18,094.8       16,610.8       19,211.7    19,528.2    13,894.5    11,458.9
 Private label.............    10,456.2     9,841.7       10,377.5       10,381.9    10,252.5     7,774.3     5,873.1
 Other unsecured...........    13,600.8    11,878.9       11,970.6       11,505.1    11,557.6     9,375.1     7,784.9
 Commercial................       688.1       762.0          697.1          957.0     1,037.3     1,392.5     2,058.0
                             ----------  ----------     ----------     ----------  ----------  ----------  ----------
Total managed receivables..    67,807.1    64,086.9       63,907.7       63,160.5    59,298.7    51,010.0    45,273.6
Receivables serviced with
 limited recourse..........   (18,464.6)  (21,806.1)     (19,701.9)     (24,478.5)  (20,851.2)  (15,998.1)  (13,125.5)
                             ----------  ----------     ----------     ----------  ----------  ----------  ----------
Owned receivables..........  $ 49,342.5  $ 42,280.8     $ 44,205.8     $ 38,682.0  $ 38,447.5  $ 35,011.9  $ 32,148.1
                             ==========  ==========     ==========     ==========  ==========  ==========  ==========
Owned receivables:
 Domestic:
   First mortgage..........  $    137.0  $    194.3     $    153.1     $    385.7  $    699.8  $  2,001.3  $  2,363.1
   Home equity.............    21,648.3    16,357.3       17,474.1       12,348.5     8,291.0     9,564.1     7,958.2
   Auto finance (4)........     1,065.3       601.0          805.0          487.5         --          --          --
   MasterCard/Visa.........     3,989.5     4,892.4        5,327.8        5,523.4     8,277.3     5,308.8     4,505.8
   Private label...........     8,359.6     7,592.2        8,051.0        7,457.0     7,992.6     5,106.7     3,346.3
   Other unsecured.........     7,210.1     5,676.0        5,573.3        5,018.7     6,365.9     6,763.7     6,604.2
   Commercial..............       684.9       751.9          690.8          863.9       994.1     1,336.5     2,003.8
                             ----------  ----------     ----------     ----------  ----------  ----------  ----------
Total domestic owned
 receivables...............    43,094.7    36,065.1       38,075.1       32,084.7    32,620.7    30,081.1    26,781.4
                             ----------  ----------     ----------     ----------  ----------  ----------  ----------
 Foreign:
   First mortgage..........         1.3         1.7            3.2           10.9        25.8        65.6     1,001.1
   Home equity.............     1,117.9     1,340.3        1,218.6        1,437.7     1,244.2     1,167.1     1,071.2
   MasterCard/Visa.........     2,006.8     1,728.3        1,852.4        1,351.3     1,101.2       754.6       641.8
   Private label...........     1,446.6     1,379.9        1,515.0        1,899.9     1,742.9     1,081.0       823.8
   Other unsecured.........     1,672.0     1,755.4        1,535.3        1,804.4     1,669.5     1,806.4     1,774.6
   Commercial..............         3.2        10.1            6.2           93.1        43.2        56.1        54.2
                             ----------  ----------     ----------     ----------  ----------  ----------  ----------
Total foreign owned
 receivables...............     6,247.8     6,215.7        6,130.7        6,597.3     5,826.8     4,930.8     5,366.7
                             ----------  ----------     ----------     ----------  ----------  ----------  ----------
Total owned receivables....  $ 49,342.5  $ 42,280.8     $ 44,205.8     $ 38,682.0  $ 38,447.5  $ 35,011.9  $ 32,148.1
                             ==========  ==========     ==========     ==========  ==========  ==========  ==========
Deposits (5)...............  $  3,656.7  $  1,909.1     $  2,105.0     $  2,344.2  $  3,000.1  $  5,351.3  $  9,093.4
Commercial paper, bank and
 other borrowings..........     8,583.5    10,754.1        9,917.9       10,666.1    10,597.4    10,683.3     7,846.0
Senior and senior
 subordinated debt.........    34,994.5    27,786.8       30,438.6       23,736.2    23,433.1    19,020.4    17,598.9
Company obligated
 mandatorily redeemable
 preferred securities of
 subsidiary trusts.........       375.0       375.0          375.0          175.0       175.0        75.0         --
Convertible preferred
 stock.....................                                                                                       2.6
Preferred stock............       164.4       264.5          164.4          264.5       319.5       319.5       434.6
Common shareholders' equity
 (6).......................     6,240.0     5,945.5        6,221.4        6,174.0     4,521.5     4,079.4     3,486.1
Selected Financial Ratios
 (1)
Return on average owned
 assets....................        2.52%       0.47%(8)       1.04%(8)       2.03%       1.82%       1.25%       1.15%
Return on average managed
 assets....................        1.89        0.32(8)        0.72(8)        1.38        1.30        0.98        0.94
Return on average common
 shareholders' equity......        22.2         3.4(8)         8.1(8)        17.3        18.7        15.1        15.2
Common equity to owned
 assets....................        11.3        12.8           12.4           11.6         9.5         7.9         7.2
Total shareholders' equity
 as a percent of managed
 assets (7)................        8.91        8.99           9.31           9.28        7.58        7.37        6.36
Tangible equity to tangible
 managed assets............        7.00        6.59           7.11           6.92        6.20        6.26        5.52
Managed net interest
 margin....................        8.21        7.81           7.86           7.72        7.45        7.05        7.27
Managed consumer net
 chargeoff ratio...........        4.19        4.25           4.29           3.84        2.96        2.51        2.36
Managed basis efficiency
 ratio, normalized.........        34.4        38.8           37.6           41.0        45.0        50.7        55.2
Dividend payout ratio......        23.7       140.6(8)        58.3(8)        28.0        28.3        35.5        36.3

                                  HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES
                                       (IN MILLIONS, EXCEPT PER SHARE DATA)
                          --------------------------------------------------------------------
                            AT OR FOR THE
                             NINE MONTHS
                                ENDED
                            SEPTEMBER 30,         AT OR FOR THE YEAR ENDED DECEMBER 31,
                          -----------------    -----------------------------------------------
(In millions, except per    1999     1998        1998        1997     1996     1995     1994
share data)               -------- --------    --------    -------- -------- -------- --------
Statement of Income Data
 (1)
Finance income..........  $4,776.3 $4,112.0    $5,604.2    $5,131.0 $4,935.8 $4,759.5 $4,287.0
Other interest income...      25.3     41.6        57.1        49.8     93.3    136.6    141.0
Interest expense........   2,013.8  1,857.1     2,517.0     2,358.4  2,333.4  2,373.3  1,916.3
                          -------- --------    --------    -------- -------- -------- --------
Net interest margin.....   2,787.8  2,296.5     3,144.3     2,822.4  2,695.7  2,522.8  2,511.7
Provision for credit
 losses on owned
 receivables............   1,263.2  1,139.3     1,516.8     1,493.0  1,144.2  1,025.1    795.1
                          -------- --------    --------    -------- -------- -------- --------
Net interest margin
 after provision for
 credit losses..........   1,524.6  1,157.2     1,627.5     1,329.4  1,551.5  1,497.7  1,716.6
                          -------- --------    --------    -------- -------- -------- --------
Securitization income...     995.3  1,183.6     1,548.9     1,638.4  1,341.3    997.2    719.2
Insurance revenues......     405.4    366.5       492.8       454.2    422.1    474.8    425.7
Investment income.......     128.0    120.9       161.2       173.1    220.7    524.8    566.6
Fee income..............     421.2    444.1       599.7       592.4    352.2    292.5    331.0
Other income............     180.0    183.6       243.7       355.7    419.6    319.4    241.7
Gain on sale of
 Beneficial Canada......       --     189.4       189.4         --       --       --       --
                          -------- --------    --------    -------- -------- -------- --------
Total other revenues....   2,129.9  2,488.1     3,235.7     3,213.8  2,755.9  2,608.7  2,284.2
                          -------- --------    --------    -------- -------- -------- --------
Salaries and fringe
 benefits...............     887.4    859.5     1,127.5     1,085.3    976.9    939.9  1,007.3
Occupancy and equipment
 expense................     200.0    246.2       316.1       333.6    328.9    337.9    356.9
Other marketing
 expenses...............     264.0    303.7       403.2       449.6    431.5    307.9    283.5
Other servicing and
 administrative
 expenses...............     433.4    499.4       654.9       857.9    833.7    831.9    856.8
Amortization of acquired
 intangibles and
 goodwill...............     107.8    132.3       170.6       158.4    143.7    109.8     91.0
Policyholders' benefits.     199.0    176.0       238.2       255.9    311.9    554.9    550.9
Merger and integration
 related costs..........       --   1,000.0     1,000.0         --       --       --       --
                          -------- --------    --------    -------- -------- -------- --------
Total costs and
 expenses...............   2,091.6  3,217.1     3,910.5     3,140.7  3,026.6  3,082.3  3,146.4
                          -------- --------    --------    -------- -------- -------- --------
Income before income
 taxes..................   1,562.9    428.2       952.7     1,402.5  1,280.8  1,024.1    854.4
Income taxes............     515.3    254.0       428.6       462.2    461.2    420.4    309.1
                          -------- --------    --------    -------- -------- -------- --------
Net income..............  $1,047.6 $  174.2(8) $  524.1(8) $  940.3 $  819.6 $  603.7 $  545.3
                          ======== ========    ========    ======== ======== ======== ========
Net income available to
 common shareholders....  $1,040.7 $  161.8    $  509.1    $  923.3 $  797.7 $  572.1 $  512.5
                          ======== ========    ========    ======== ======== ======== ========
Per Common Share Data
 (1)
Basic earnings..........  $   2.17 $   0.33    $   1.04    $   1.97 $   1.76 $   1.26 $   1.15
Diluted earnings........      2.15     0.32(8)     1.03(8)     1.93     1.73     1.24     1.13
Dividends declared......      0.51     0.45        0.60        0.54     0.49     0.44     0.41
Book value..............     13.26    12.32       12.88       12.81     9.96     8.96     7.72

--------
(1) On June 30, 1998, Household merged with Beneficial Corporation, a consumer finance company. In connection with the merger, Household issued approximately 168.4 million shares of its common stock and three series of preferred stock. The transaction was accounted for as a pooling of interests, and accordingly, the consolidated financial statements for all periods prior to the merger have been restated.
(2) In 1996, Beneficial's annuity product line was sold. In late 1995, Household sold its individual life and annuity product lines of its life insurance business and its first mortgage servicing portfolio and servicing business. In 1994, Household sold its Australian subsidiary and retail securities brokerage business.
(3) In 1998, we sold $1.9 billion of our non-core MasterCard and Visa receivables and Beneficial's German and Canadian operations. Net receivables relating to Beneficial's German and Canadian operations were $272 million and $775 million, respectively. In 1997, we acquired the capital stock of Transamerica Financial Services Holding Company ("TFS"). The acquisition included $3.1 billion of home equity receivables. We also exited the student loan business and sold our $900 million student loan portfolio. In 1996, we acquired $4.1 billion in credit card portfolios and sold $1.7 billion of mortgage and consumer banking loans.
(4) In October 1997, we purchased ACC Consumer Finance Corporation, an auto finance company. Prior to the fourth quarter of 1997, auto finance receivables were not significant and were included in other unsecured receivables.
(5) We sold our domestic consumer banking operations, including deposits of $2.8 billion in 1996 and $3.4 billion in 1995. Our Candadian subsidiary also sold $725 million in deposits in 1995.

(6) In 1997 we issued 27.3 million shares of common stock in a public offering raising about $1.0 billion. The net proceeds were used to repay certain short-term borrowings incurred in connection with the acquisition of TFS.
(7) Total shareholders' equity includes common shareholders' equity, preferred stock and company obligated mandatorily redeemable preferred securities of subsidiary trusts. Total shareholders' equity excludes convertible preferred stock that was fully converted or redeemed during 1995.
(8) Excluding merger and integration costs and the gain on sale of Beneficial Canada, for the nine months ended September 30, 1998 and for the year ended December 31, 1998, operating net income was $806.7 million and $1,156.6 million, respectively; diluted operating earnings per share was $1.59 and $2.30, respectively; return on average owned assets was 2.17% and 2.29%, respectively; return on average managed assets was 1.49% and 1.60%, respectively; return on average common shareholders' equity was 16.7% and 18.2%, respectively; and the dividend payout ratio was 28.3% and 26.1%, respectively.

                     DESCRIPTION OF HOUSEHOLD CAPITAL STOCK

General

   The following description of the capital stock of Household is qualified in its entirety by reference to its Restated Certificate of Incorporation, as amended, which has been filed with and is available from the offices of the Securities and Exchange Commission as referred to under "Additional Information--Where You Can Find More Information."

   Household's Restated Certificate of Incorporation authorizes the issuance of 758,155,004 shares of capital stock of which 8,155,004 shares shall be designated preferred stock, without par value, and 750,000,000 shares shall be designated common stock, par value $1.00 per share. Although 8,155,004 shares of preferred stock are authorized, 3,454,635 shares are reserved in the Restated Articles of Incorporation for a series of convertible preferred stock that was issued in 1981, all of which shares have been converted to Household common stock, redeemed or repurchased by Household. As of December 30, 1999, of
the remaining 4,700,369 authorized shares of preferred stock,         shares
were issued and outstanding or reserved for issuance as follows: 50,000 shares of 8 1/4% Cumulative preferred stock, Series 1992-A ("1992 Preferred");
shares of the 5% Cumulative Preferred Stock (the "5% Preferred"),      shares
of the $4.50 Cumulative Preferred Stock (the "$4.50 Preferred"), and
shares of the $4.30 Cumulative Preferred Stock (the "$4.30 Preferred") were issued and outstanding and 750,000 shares of Series A Junior Participating
preferred stock ("Junior Preferred"). As of December 30, 1999,      shares of
Household common stock were issued and outstanding. All outstanding shares of Household common stock and preferred stock are fully paid and non-assessable.

Preferred Stock

   The preferred stock of Household may be issued from time to time in one or more series as authorized by the Household Board of Directors or a duly authorized committee thereof. The Board of Directors has adopted a resolution creating an Offering Committee with the power to authorize the issuance and sale of one or more series of preferred stock and to determine the particular designations, powers, preferences and relative, participating, optional or other special rights (other than voting rights which shall be fixed by the Board of Directors) and qualifications, limitations or restrictions of the preferred shares. The following description sets forth certain general terms and provisions of the preferred stock of Household.

   Dividends. Holders of shares of preferred stock are entitled to receive, when and as declared by the Board of Directors of Household out of any funds legally available for that purpose, dividends in cash at such respective rates, payable on such dates in each year and in respect of such dividend periods, as stated in Household's Restated Certificate of Incorporation or applicable Certificate of Designation, Preferences and Rights for each series of preferred stock, before any dividends may be declared or paid or set apart for payment upon Household common stock. No dividend may be declared or paid on any series of preferred stock unless at the same time a dividend in like proportion to the respectively designated dividend rates shall be declared or paid on each other series of preferred stock then issued and outstanding ranking prior to or on a parity with such particular series with respect to the payment of dividends. Dividends may be either cumulative or non-cumulative.

   Liquidation Preference. In the event of dissolution, liquidation or winding up of Household, whether voluntary or involuntary, holders of preferred stock of each series (if any shares thereof are then issued and outstanding) will be entitled to payment of the applicable liquidation price or prices, out of the available assets of Household, after payment to Household's creditors but in preference to the holders of the Household common stock. Household's Restated Certificate of Incorporation, as amended, provides that a consolidation, merger or sale by Household of its assets as an entirety or substantially as an entirety shall not be deemed to be a liquidation, dissolution or winding up of Household.

   Redemption. No common stock of Household may be purchased by Household if any dividends on any shares of preferred stock are in arrears, and no preferred stock may be redeemed in such case unless all shares of issued and outstanding preferred stock are redeemed.

   Voting Rights. Voting rights of the holders of preferred stock are non-cumulative. Holders of preferred stock have such voting rights as are set forth in Household's Restated Certificate of Incorporation, as amended, or applicable Certificate of Designation, Preferences and Rights or as otherwise provided for by law.

   Household's Restated Certificate of Incorporation, as amended, provides that, without the vote or consent of the holders of at least two-thirds of the outstanding shares of all series of preferred stock (except for a series of preferred stock in which the right is expressly withheld) voting as a single class, Household may not (i) consolidate or merge with another corporation or corporations or sell its assets as an entirety or substantially as an entirety;
(ii) issue any shares of preferred stock of any series if the cumulative dividends payable on shares of any series of outstanding preferred stock are in arrears; (iii) adopt any amendment to Household's Restated Certificate of Incorporation which adversely alters the preferences, powers and special rights of the preferred stock, provided, however, that if any such amendment would adversely alter any preference, power or special right of one or more but not all of the series of the preferred stock, then only the vote or consent of the outstanding shares of all series of preferred stock so affected, voting as one class, shall be required; or (iv) increase the authorized amount of the preferred stock, or create or issue any class of stock ranking prior to or on a parity with the preferred stock, or any series thereof, as to the payment of dividends or the distribution of assets. In addition, the holders of the outstanding shares of all series of preferred stock (except for a series of preferred stock in which the right is expressly withheld) shall be entitled to elect one-third of the members of the Board of Directors of Household out of the number fixed by Household's Bylaws in the event Household fails to declare and pay any four quarterly cumulative dividends, whether consecutive or not, on any series of preferred stock and shall be entitled to elect a majority of said directors should any eight quarterly cumulative dividends, whether consecutive or not, be unpaid. Any such right to elect members of the Board of Directors of Household shall continue until all unpaid dividends upon all series of preferred stock shall have been paid in full.

   Under current provisions of the General Corporation Law of the State of Delaware, the holders of issued and outstanding preferred stock are entitled to vote as a class upon a proposed amendment to Household's Restated Certificate of Incorporation (whether or not entitled to vote thereon by Household's Restated Certificate of Incorporation), with the consent of a majority of said class being required to increase or decrease the aggregate number of authorized shares of preferred stock, increase or decrease the par value of shares of preferred stock, or alter or change the powers, preferences or special rights of the preferred stock as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock as to affect them adversely, but would not affect the entire class of preferred stock, then only the shares of the series so affected by the amendment would be considered a separate class for the purpose of determining who is entitled to vote on the proposed amendment.

   Preemptive Rights. Holders of preferred stock have no preemptive rights to purchase any securities of Household.

Description of Each Authorized Series of Preferred Stock

   The following summary descriptions of each authorized series of preferred stock of Household are qualified in their entirety by reference to Household's Restated Certificate of Incorporation, as amended (including the respective Certificates of Designation, Preferences and Rights relating to such series).

1992 Preferred

   General. The 1992 Preferred rank on a parity with all other series of preferred stock as to the payment of dividends and distribution of assets of Household upon the voluntary or involuntary liquidation, dissolution, or winding up of Household.

   Dividends. Holders of the 1992 Preferred are entitled to receive quarterly cumulative dividends at an annual rate of $82.50 per share. All dividends on the 1992 Preferred have been paid to date. In the event of the liquidation, dissolution or winding up of Household, whether voluntary or involuntary, holders of the 1992 Preferred are entitled to receive $1,000 per share plus accrued and unpaid dividends. The 1992 Preferred is not redeemable prior to October 15, 2002. The 1992 Preferred is redeemable, at the option of Household, in whole or in part, from time to time on or after October 15, 2002, at $1,000 per share plus an amount equal to accrued and unpaid dividends. The 1992 Preferred is not entitled to the benefits of any sinking fund.

   Voting Rights. The 1992 Preferred have the right, voting as a class with each other and any other series of preferred stock ranking on a parity thereto as to the payment of dividends or the distribution of assets and upon which like voting rights have been conferred and are exercisable, to elect two members of the Board of Directors of Household at the meeting of stockholders called for such purpose after six quarterly cumulative dividends on such preferred stock, whether consecutive or not, shall be in arrears. The right of such holders of preferred stock to elect said members to the Board of Directors shall continue until such time as all dividends accrued on such stock shall have been paid in full, at which time such right shall terminate.

   On any item with respect to which the holders of the 1992 Preferred are entitled to vote, such holders shall be entitled to one vote for each share held.

   Conversion Rights. The holders of the 1992 Preferred do not have any rights to convert the shares thereof into shares of any other class or series of capital stock (or any other security) of Household.

5% Preferred; $4.50 Preferred; $4.30 Preferred

   General. Household's 5% Preferred, $4.50 Preferred and $4.30 Preferred will rank on parity with each other and the shares of 1992 Preferred as to dividends and upon liquidation.

   Dividends. The holders of 5% Preferred Stock and $4.50 Preferred will be entitled to receive dividends at the rate of 5% per share each year and $4.50 per share each year, respectively, payable semi-annually on the last days of June and December in each year. The holders of $4.30 Preferred will be entitled to receive dividends at $4.30 per share each year, payable semi-annually on the last days of March and September in each year. All dividends have been paid to date.

   Optional Redemption. At the option of Household, by vote of the Household's Board, the 5% Preferred, $4.50 Preferred and $4.30 Preferred may be redeemed as a whole, or in part, at any time or from time to time at a redemption price equal to $50.00 per share, $103 per share, $100 per share, respectively, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, whether or not earned or declared. If less than all of the outstanding shares of the 5% Preferred, $4.50 Preferred or $4.30 Preferred, as the case may be, are to be redeemed the shares to be redeemed will be determined by lot in such usual manner and subject to such regulations as the Household Board in its sole discretion will prescribe.

   Voting Rights. (a) Each share of the 5% Preferred, $4.50 Preferred and $4.30 Preferred will be entitled to one vote on each matter submitted to a vote of the stockholders of Household and will vote as a single class with the stockholders of Household. In addition, in case at any time three or more full semi-annual dividends (whether consecutive or not) on the 5% Preferred, $4.50 Preferred or $4.30 Preferred, as the case may be, will be in arrears, then during the period commencing with such time and ending with the time when all arrears in dividends on the 5% Preferred, $4.50 Preferred or $4.30 Preferred, as the case may be, will have been paid and the full dividend on the 5% Preferred, $4.50 Preferred or $4.30 Preferred, as the case may be, for the then current semi-annual dividend period will have been declared and paid or set aside for payment, at any meeting of the stockholders of Household held for the election of directors during that period, the holders of the 5% Preferred, $4.50 Preferred or $4.30 Preferred, as the case may be, present in person or represented by proxy at said meeting will be entitled, as a class, to the exclusion of the holders of all other classes of stock of Household, to elect two directors of Household. Each share of 5% Preferred, $4.50 Preferred or $4.30 Preferred is entitled to one vote.

   (b) While any of the 5% Preferred, $4.50 Preferred or $4.30 Preferred remains outstanding, Household shall not alter or change the preferences, special rights or powers of such series so as to adversely affect the holders of such series without the affirmative consent of the holders of at least two-thirds ( 2/3rds) of the aggregate number of shares of such series then outstanding.

Junior Preferred

   Issuance. Currently, there are no shares of Junior Preferred issued or outstanding. Rights to purchase shares or fractions thereof of the Junior Preferred ("Rights") have been distributed to holders of Household common stock. Each Right entitles the registered holder to purchase from Household one three-thousandth of a share of the Junior Preferred at a price of $100 per one three-thousandth of a share, subject to adjustment in the event of any dividend of shares of Household common stock or any subdivision, combination, reclassification or change of the Household common stock. The designation and terms of the Rights are set forth in a Rights Agreement ("Rights Agreement") between Household and Harris Trust and Savings Bank, as Rights Agent, a copy of which has been filed with and is available from the offices of the Securities and Exchange Commission as referred to under "Additional Information Where You Can Find More Information."

   The Rights are not exercisable until the date which is ten days following
(i) a public announcement that a person or group of affiliated or associated persons acquired 15% or more of the outstanding shares of Household common stock or (ii) the commencement or announcement of an intention to make a tender offer or exchange offer for 15% or more of the outstanding shares of Household common stock. The Rights will expire on July 31, 2006, unless the expiration date is extended or the Rights are earlier redeemed or exchanged by Household, in each case, as described below.

   In the event that Household is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to a person or a group, the Rights Agreement provides that each holder of a Right shall receive, upon the payment of the then current exercise price of the Right, that number of shares of the common stock of the surviving company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of Household common stock, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by such person or group (which will thereafter be void), will thereafter have the right to receive upon exercise that number Household International common shares having a market value of two times the exercise price of the Right.

   At any time prior to the public announcement that a person or group of affiliated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Household common stock, Household may redeem the Rights in whole, but not in part, at a price of $.01 per Right ("Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon the action of the Board of Directors of Household electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

   Dividends. The holders of the Junior Preferred will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash commencing after such shares or a fraction thereof are issued. Quarterly dividends will be in an amount per share (rounded to the nearest cent) equal to the greater of
(a) $1 or (b) subject to adjustment as described below, 3,000 times the aggregate per share amount of all cash dividends and 3,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Household common stock or a subdivision, combination or reclassification thereof, declared on Household common stock since the immediately preceding quarterly dividend payment date or the date of the first issuance of the Junior Preferred if the first dividend date has not yet occurred. In the event Household shall at any time declare or pay any dividend on Household common stock payable in shares of Household common stock, or effect a subdivision, combination or reclassification of the outstanding shares of Household common stock into a greater or lesser number of shares of Household common stock, then in each such case the amount of dividends to which holders of Junior Preferred are entitled to shall be adjusted.

   Dividends will begin to accrue and be cumulative on the Junior Preferred from the dividend date next preceding the date of issue unless that date of issue is prior to the date for the first dividend date, in which case dividends will accrue and be cumulative from the date of issue. Dividends paid on shares of Junior Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

   Conversion, Sinking Fund Redemption. The Junior Preferred will not have any rights to convert to any other security issued by Household and such shares are not redeemable at the option of Household. In addition, there is no sinking fund for the Junior Preferred.

   Voting Rights. The Junior Preferred generally votes together with Household common stock as one class. Each share of Junior Preferred is entitled to 3,000 votes on all matters submitted to a vote of the stockholders of Household. In the event Household declares or pays any dividend on its Household common stock payable in shares of Household common stock, or subdivides, combines or reclassifies its shares of Household common stock into a greater or less number of shares of Household common stock, then the number of votes per share of the Junior Preferred shall be adjusted. Additionally, the Junior Preferred will have the right (as described under "Description of Household Capital Stock-- preferred stock--Voting Rights") to vote, together with all other outstanding series of preferred stock for which such voting right has not been expressly withheld, to elect directors in the event dividends on any series of preferred stock are in arrears. In addition, the Restated Certificate of Incorporation of Household shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred so as to affect the Junior Preferred adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Junior Preferred, voting together as a single class. The Certificate of Designation, Preferences and Rights of the Junior Preferred expressly withholds all other special voting rights to which holders of preferred stock are entitled, except for voting rights otherwise provided by law.

   Liquidation Preference. No distribution shall be made on any shares of stock ranking junior to the Junior Preferred upon any voluntary liquidation, dissolution or winding up of Household unless the holders of the Junior Preferred have received the greater of (i) $3,000 per share plus accrued and unpaid dividends or (ii) 3,000 times the aggregate amount to be distributed per share to holders of Household common stock. This liquidation amount shall be adjusted in the event Household declares a stock split of Household common stock or pays any dividend on Household common stock payable in shares of Household common stock, or effects a subdivision, combination or reclassification of Household common stock into a greater or lesser number of shares. In the event the assets of Household are insufficient to satisfy the liquidation preference of the Junior Preferred, the Junior Preferred shall share ratably with each series of preferred stock ranking on a parity (as to dividends or liquidation) with the Junior Preferred.

   In the event of any merger, consolidation or other transaction in which shares of Household common stock are exchanged, each Junior Preferred hare will be entitled to receive 3,000 times the amount received per share of Household common stock. These rights are protected by customary anti-dilution provisions.

Common Stock

   Holders of Household common stock are entitled to receive dividends out of any funds legally available for that purpose as and if declared by the Board of Directors of Household, subject to the prior dividend rights of preferred stock.

   Subject to certain voting rights of the preferred stock described elsewhere herein, the holders of shares of Household common stock are entitled to vote at all meetings of the stockholders and are entitled to one vote for each share of Household common stock held.

   The issued and outstanding shares of Household common stock are fully paid and non-assessable. The holders of Household common stock are not entitled to preemptive rights or conversion or redemption rights. The Household common stock does not have cumulative voting rights in the election of directors.

   In the event of the voluntary dissolution, liquidation or winding up of Household, holders of Household common stock will be entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors and holders of preferred stock, all of the remaining assets of Household available for distribution.

Preferred Share Purchase Rights

   In July 1996, Household entered into a Rights Agreement with Harris Trust and Savings Bank, as Rights Agent. The Rights Agreement is intended to address the threat of certain types of takeover activity deemed abusive and unfair to stockholders and to assure that all stockholders receive fair and equal treatment in the event of an unsolicited takeover of Household. The Rights Agreement also enhances the bargaining position of the Household's Board of Directors in negotiating on behalf of stockholders with potential acquirors of Household. The Rights Agreement provides that attached to each share of Household common stock is one right to purchase from Household one three-thousandth of a share of Junior Preferred at a price of $100 per one three-thousandth of a share, subject to adjustment. See "Junior Preferred" above.

Dividends

   Household is principally a holding company whose primary source of funds is cash received from its subsidiaries, primarily in the form of dividends and borrowings under intercorporate agreements. Dividend distributions to Household from its savings and loan, banking and insurance subsidiaries may be restricted by federal and state laws and regulations. Dividend distributions from its foreign subsidiaries may also be restricted by exchange controls of the country in which the subsidiary is located. Also, as a holding company the rights of any creditors or stockholders of Household to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Household may itself be a creditor with recognized claims against the subsidiary. Nevertheless, there are no restrictions that currently materially limit Household's ability to make payments to its creditors or to pay dividends on its preferred stock or Household common stock at current levels nor are there any restrictions which Household reasonably believes are likely to limit materially such payments in the future.

Special Charter Provisions

   The Rights Agreement was adopted to address the threat of certain types of takeover activity deemed abusive and unfair to stockholders and to assure that all stockholders receive fair and equal treatment in the event of an unsolicited takeover of Household. The Rights Agreement also enhances the bargaining position of Household's Board of Directors in negotiating on behalf of stockholders with potential acquirors of Household International.

   The Household's Restated Certificate of Incorporation, as amended, contains provisions, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, eliminating the personal liability of a director to Household or its stockholders for money damages for breach of fiduciary duty as a director, provided that the liability of a director may not be eliminated or limited (i) for any breach of the directors' duty of loyalty to Household or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemption's of, or dividends on, capital stock) of Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                           DESCRIPTION OF RENAISSANCE

General

   Renaissance is an issuer and servicer of subprime credit card accounts. Renaissance was incorporated in Oregon in 1992 under the name "TL Holdings, Inc." It is organized as a "thrift holding company." Since incorporation, Renaissance has been privately held.

   Renaissance has two wholly-owned subsidiaries: Orchard Federal Savings Bank ("OFSB") and Renaissance Bankcard Services, Inc. Renaissance issues its credit cards through OFSB. Renaissance Bankcard Services wholly owns Renaissance Bankcard Services of Kentucky, Inc., and both of these Renaissance entities engage in the business of credit card account servicing.

   Renaissance relies on three primary means of distribution. The three means are (1) strategic partnerships with large financial institutions and retailers,
(2) direct marketing, and (3) subprime credit card account portfolio acquisitions. Renaissance has built specialized account-management processes and servicing platforms to optimize control and to enhance its direct marketing and finance functions in the subprime credit card market. Subprime accounts are generally defined as accounts held by individuals with low credit ratings.

   Renaissance's principal executive offices are located 9400 SW Beaverton-Hillsdale Hwy., Suite 300, Beaverton, Oregon 97005 and its telephone number is
(503) 245-5595.

Common Stock

   No established public trading market exists for any class of Renaissance shares. As of November 12, 1999 there are 55 holders of Renaissance common stock, and one holder of each of Renaissance Class B Common Stock and Renaissance Class C Common Stock. Since 1997 Renaissance has not declared or paid dividends to any class of Renaissance common stock.

Selected Financial Data

   The following table sets forth selected consolidated financial information of Renaissance as of and for the nine months ended September 30, 1999 and 1998 and as of and for the preceding five years ended December 31, 1998. The statements of income and balance sheet data as of or for the years ended December 31, 1998, 1997, and 1996 have been derived from Renaissance's audited Consolidated Financial Statements and notes thereto. The statements of income and balance sheet data as of or for the years ended December 31, 1995 and 1994 and the selected financial data for Renaissance for the nine months ended September 30, 1999 and 1998 are unaudited but include, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of such data. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. The information set forth below should be read in conjunction with Renaissance's Consolidated Financial Statements and notes thereto which are included in this Prospectus.

                          At or For the Nine
                             Months Ended       At or For the Year Ended December
                             September 30,                     31,
                          --------------------  -------------------------------------
                            1999       1998      1998    1997    1996    1995   1994
                          ---------  ---------  ------  ------  ------  ------  -----
                                  (In millions, except per share data)
Statement of Income Data
Finance income..........  $    59.7  $    23.1  $ 35.0  $ 18.3  $ 13.2  $ 17.1  $15.3
Other interest income...        3.8        2.8     3.8     3.2     2.8     3.0    2.3
Interest expense........       11.1        6.8     9.5     7.0     5.0    10.3    7.9
                          ---------  ---------  ------  ------  ------  ------  -----
Net interest margin.....       52.4       19.1    29.3    14.5    11.0     9.8    9.7
Provision for credit
 losses on owned
 receivables............       43.4       11.3    19.7     9.4     4.9     1.4    1.3
                          ---------  ---------  ------  ------  ------  ------  -----
Net interest margin
 after provision for
 credit losses..........        9.0        7.8     9.6     5.1     6.1     8.4    8.5
                          ---------  ---------  ------  ------  ------  ------  -----
Securitization income...        3.7        4.9     5.3     2.6     4.3     --     --
Fee income..............       57.4       17.5    30.7    12.3     6.5     8.1    7.3
Other income............        1.9        0.4     0.5    (0.2)    0.2     0.3    --
                          ---------  ---------  ------  ------  ------  ------  -----
Total other revenues....       63.0       22.8    36.5    14.7    11.0     8.4    7.3
                          ---------  ---------  ------  ------  ------  ------  -----
Total costs and
 expenses...............       53.6       24.6    38.0    19.9    15.3    13.2   12.4
                          ---------  ---------  ------  ------  ------  ------  -----
Income (loss) before
 income taxes(2)........       18.4        6.0     8.1    (0.1)    1.8     3.6    3.4
Income tax expense
 (benefit)..............        7.5        2.4     3.2    (0.5)    0.4     0.4    0.4
                          ---------  ---------  ------  ------  ------  ------  -----
Net income..............  $    10.9  $     3.6  $  4.9  $  0.4  $  1.4  $  3.2  $ 3.0
                          =========  =========  ======  ======  ======  ======  =====
Per Common Share Data
Basic earnings..........  $    1.71  $     .59  $  .79  $  .06  $  .27  $  .65  $ .61
Diluted earnings........       1.12        .45     .61     .05     .22     .55    .52
Dividends declared......        --         --      --      .04     .04     .26    .35
                          =========  =========  ======  ======  ======  ======  =====
Balance Sheet Data
Total assets:
 Owned..................  $   395.0  $   189.8  $242.8  $152.7  $102.1  $ 63.0  $47.4
 Managed................      497.8      281.6   335.0   210.7   149.9   135.7  112.3
Owned receivables:
 Credit card(1).........  $   317.2  $   136.8  $192.3  $106.5  $ 73.0  $ 16.7  $ 9.3
 Mortgage loans secured
  by real estate........        9.0        6.7     7.2     5.9     4.0     4.7    5.1
 Contract loans secured
  by real estate........       26.6       16.6    20.8    13.3     8.5     9.2    7.9
 Other consumer loans...        1.5        1.2     1.4     0.7     0.2     0.2    0.1
                          ---------  ---------  ------  ------  ------  ------  -----
Total owned receivables.      354.3      161.3   221.7   126.4    85.7    30.8   22.4
Credit card receivables
 securitized............       51.0       51.0    51.0    39.5    39.5    39.5    --
Other credit card
 receivables serviced
 with recourse..........       14.9       21.6    22.9    16.1     8.3    33.2   64.9
                          ---------  ---------  ------  ------  ------  ------  -----
Total receivables
 securitized and
 serviced with recourse
 .......................  $   420.2  $   233.3  $295.6  $182.0  $133.5  $103.5  $87.3
Other credit card
 receivables serviced
 with limited recourse..       36.9       19.2    18.3     2.4     --      --     --
                          ---------  ---------  ------  ------  ------  ------  -----
Total managed
 receivables ...........  $   457.1  $   252.5  $313.9  $184.4  $133.5  $103.1  $87.3
                          =========  =========  ======  ======  ======  ======  =====
Average managed credit
 card receivables.......  $   352.7  $   188.8  $204.4  $132.8  $104.7  $ 81.8  $63.0
                          =========  =========  ======  ======  ======  ======  =====
Average receivables
 securitized and
 serviced with recourse.  $   333.1  $   171.8  $187.1  $131.3  $104.7  $ 81.8  $63.0
                          =========  =========  ======  ======  ======  ======  =====
Deposits................  $   325.1  $   139.3  $180.6  $117.6  $ 72.4  $ 42.3  $28.2
Long-term debt and other
 borrowings.............       10.4       19.5    18.7    17.5    18.0    10.2    7.7
Common shareholders'
 equity.................       25.8       12.8    14.4     9.2     6.9     4.3    3.3
                          =========  =========  ======  ======  ======  ======  =====
Selected Financial
 Ratios
Return on average owned
 assets(3)..............       3.42%      2.10%   2.48%   0.24%   1.70%   5.80%  6.80%
Return on average common
 shareholders'
 equity(3)..............       55.2%      32.7%   41.5%    3.7%   25.0%   84.2% 111.3%
Common equity to owned
 assets.................       6.35%      6.74%   5.93%   6.02%   6.76%   6.83%  6.95%
                          =========  =========  ======  ======  ======  ======  =====

--------
(1) Credit card portfolio purchases of $46.4 million were made for the 9 months ended September 30, 1999, $12.3 million in 1998, and $22.7 million in 1996.
(2) The pre-tax loss in 1997 was primarily due to increased charge-offs associated with our credit card portfolios driven largely by industry conditions.
(3) Averages were calculated using a two point average of beginning and ending balances for the respective periods.

Management's Discussion and Analysis of Financial Condition and Results of Operations

   THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE "SELECTED CONSOLIDATED FINANCIAL DATA" AND THE RENAISSANCE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES THERETO INCLUDED HEREIN. CERTAIN STATEMENTS IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" CONSTITUTE FORWARD-LOOKING STATEMENTS. SEE "SUMMARY--FORWARD-LOOKING STATEMENTS."

Overview

   Renaissance Holdings, Inc. ("Renaissance") was originally incorporated as TL Holdings, Inc. in 1992, and until June 1997 was a thrift holding company whose only asset was its ownership of Orchard Bank ("Orchard"), a federal savings bank with retail operations in Ontario, Oregon. In June 1997, Renaissance acquired the minority common stock ownership interest of third parties in Orchard and, contemporaneously, through a reorganization in which each common share of Renaissance Bankcard Services ("RBS") was exchanged for approximately three common shares of Renaissance, acquired ownership of the capital stock of RBS. RBS had operated independently of TL Holdings prior to the June 1997 reorganization, although the principal businesses of Orchard and RBS were substantially interrelated. Since RBS and Renaissance had several common shareholders and common management, the share exchange was treated as a combination of entities under common control and, therefore, accounted for similar to a pooling of interests. As a result, the consolidated financial statements of Renaissance include the results of operations, financial position and changes in cash flows of RBS for all periods. Renaissance may also be referred to in this Management's Discussion and Analysis as "we," "us," or "our."

   Our principal business is the issuance and servicing of credit card loans to consumers with credit ratings in the "non-prime" categories. Since inception, we have grown our loan portfolio to over one million accounts. This growth has come principally from three independent acquisition channels: partnership arrangements with third party marketing partners, direct marketing of Orchard Visa and MasterCard credit cards and portfolio acquisitions. RBS also has servicing income related to accounts originated and owned by third party credit card issuers. Orchard provides a complete range of banking services from its Ontario, Oregon branches.

   At September 30, 1999, our total managed credit card loan portfolio consisted of approximately 927,000 accounts with an aggregate outstanding balance of $420.0 million. Also, we have a portfolio of other consumer loans, predominantly mortgage loans, which had an aggregate outstanding balance of $37.1 million as of the above date.

   Interest income consists of (i) interest income on outstanding revolving credit card receivables, (ii) annual credit card fees, with annual fees being amortized over the 12-month period to which such fees relate, (iii) amortization of deferred acquisition costs, primarily origination fees paid to third party agents, amortized over a 12-month period under Statement of Financial Accounting Standards Number 91, "Accounting for Non-refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" ("SFAS 91"), (iv) interest and fee income on other loans, primarily points on mortgages and real estate contracts and (v) income on investments. Non-interest income includes (i) other credit card fees including past-due, overlimit, cash advance and interchange fees, which are the portion of the merchant fee assessed by MasterCard or Visa and passed on to us on the purchase volume of our credit card receivables, (ii) securitization income, and
(iii) servicing income and fee-based product revenues and other income. Interest Expense typically includes the costs of funding our receivables, including interest payable on deposits, FHLB advances and other loans. Net interest income after provision for loan losses is interest income, less interest expense, and provision for loan losses. Non-interest expense typically includes operating expenses, including employee compensation, data processing, occupancy and servicing expenses and account solicitation and marketing expenses.

Impact of Credit Card Securitizations

   In December 1995 and again in July 1998, we securitized pools of credit card receivables. Effective January 1, 1997, we adopted Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("Statement No. 125"). In these transactions, we sold credit card receivable pools to a Master Credit Card Trust, which in turn sold beneficial interests in the trust to investors. Under Statement No. 125, we record gains on the sale (referred to as "securitization") of credit card receivables to the extent that we receive consideration in the sale other than beneficial interests in the transferred receivables. We received in each of the two securitizations consideration equal to cash plus an interest in the cash flows from the receivable pools, and retained the responsibility to service the receivables for a fixed fee. The cash flows to be received represent an "interest only" ("I/O") strip, consisting of the present value of fees and finance charges from the securitized receivables in excess of the sum of the return paid to the investors, servicing fees, credit losses and other expenses associated with the transaction. Because the benefits of servicing do not adequately compensate us for performing the servicing, we also record a servicing liability at the time of sale which reduces the gain on sale recorded. The I/O strips and servicing liabilities are amortized, using the interest method, over the projected life of the securitization. Certain estimates inherent in the determination of the fair value of the I/O strip, including credit losses and payment rates, could materially change in the near term. These estimates affect the reported amounts of assets and liabilities as well as the reported amount of revenues and expenses during the reporting period. At September 30, 1999 and 1998, securitized receivables totaled $51.0 million. For the years ended December 31, 1998, 1997 and 1996, securitized receivables totaled $51.0, $39.5 and $39.5 million, respectively.

   The credit quality of the securitized receivables is supported by credit enhancement which, among other things, includes the subordination of our retained interests in the receivables pool. The securitization results in the removal of the receivables, other than our retained interests, from our balance sheet for financial reporting purposes. In general, our current securitization structure provides for the daily securitization of all new credit card receivables arising under the securitized accounts.

Managed Loan Portfolio

   The managed portfolio is composed of on balance sheet receivables, securitized receivables, and receivables owned by third parties but serviced by us. We earn servicing revenue and have limited recourse on the receivables owned by third parties. Securitization results in the removal of the securitized receivables from our balance sheet for financial reporting purposes. We manage, review and analyze our financial performance on a "managed loan" portfolio basis as if the receivables securitized and owned by third parties are on our balance sheet. In March 1999 and August 1998, we purchased distressed credit card portfolios with receivables totaling $46.4 and $12.3 million, respectively, which were acquired at a discount. Charge-offs against the acquired allowance on these portfolios totaled $8.3 and $0.8 million for the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively.

   The following table indicates our net interest margin on a managed loan basis as if the receivables were not securitized and removed from our balance sheet. The table also indicates the ending and average managed loans and the number of managed accounts. Net interest income on a managed loan basis includes net interest income on all outstanding loans less interest expense, including the interest expense paid to investors of our securitizations.

                         Managed Credit Card Portfolio
                     (In thousands, except for percentages)

                           Nine Months   Nine Months
                              Ended         Ended      Year Ended   Year Ended   Year Ended
                          September 30, September 30, December 31, December 31, December 31,
                              1999          1998          1998         1997         1996
                          ------------- ------------- ------------ ------------ ------------
Period-end total managed
 credit card
 receivables............    $419,968      $227,989      $284,526     $164,512     $120,767
Period-end total managed
 credit card accounts...         927           439           588          241          169
Total average managed
 credit card loan
 portfolio(1)...........    $333,135      $171,837      $187,102     $131,319     $104,691
Net interest income on
 managed credit card
 loans(1)...............    $ 55,901      $ 23,485      $ 34,891     $ 19,805     $ 14,417
Net interest income as a
 percent of average
 managed credit card
 loans annualized(1)....       22.41%        18.22%         18.6%        15.1%        13.8%

--------
(1) Excludes managed loans from which Renaissance does not share in net interest margin.

   Net interest income as a percentage of average credit card loans has continued to increase due to a shift in the credit card portfolio towards unsecured low balance accounts for which we charge a higher annual fee to compensate us for our risk.

Nine Months Ended September 30, 1999 Compared to Nine Months Ended September 30, 1998

   Net income for the nine months ended September 30, 1999, was $10.9 million, or 203% higher than net income of $3.6 million for the nine months ended September 30, 1998. Interest income for the nine months ended September 30, 1999 was $63.5 million, an increase of 145% over interest income of $25.9 million for the nine month period ended September 30, 1998. The increase in interest income was principally the result of increased fees and finance charge revenue resulting from an increase in average managed credit card receivables. Average managed credit card receivables for the nine months ended September 30, 1999 amounted to 726,000 accounts and $333.1 million of receivables, an increase of 142% and 94% respectively over 300,000 accounts and $171.8 million of average managed credit card receivables for the nine months ended September 30, 1998. We generated our credit card growth through acquisitions (21%), direct origination (51%) and partnerships with third party marketers (28%). Interest expense for the nine months ended September 30, 1999 amounted to $11.1 million, an increase of 65% over interest expense of $6.8 million for the nine month period ended September 30, 1998. The Interest expense increase was principally the result of increased average managed credit card loans. Non-interest income for the nine months ended September 30, 1999, amounted to $63.0 million, or 176% higher than the non-interest income of $22.8 million reported for the nine months ended September 30, 1998. The increase in non-interest income, primarily credit card fees, is directly attributable to our growth in credit card accounts and receivables.

   Our provision for loan losses for the nine months ended September 30, 1999 totaled $43.4 million, an increase of 282% over the provision of $11.3 million recorded for the nine months ended September 30, 1998. The increase in our loss provision reflects the increase in our managed loans. Non-interest expense for the nine months ended September 30, 1999 was $53.6 million or 118% higher than the non-interest expense of $24.6 million reported during the nine months ended September 30, 1998. The increase in non-interest expense was due principally to increased staffing to handle the growth in our portfolio and accompanying increased occupancy expense to house new staff, increased operations and increased direct mail expense. Staffing levels at September 30, 1999 amounted to 733 full time equivalent positions, a 90% increase over the staffing level at September 30, 1998.

1998 Compared to 1997

   Net income for 1998 was $4.9 million compared to $0.4 million for 1997. Interest income for 1998 amounted to $38.8 million, an increase of 80% over interest income of $21.5 million reported for 1997. The Interest income increase was principally the result of increased fees and finance charge revenue resulting from an increase in average managed credit card receivables. Average managed credit card loans for the year ended December 31, 1998 amounted to 355,000 accounts and $187.1 million of receivables, an increase of 81% over the accounts and 43% over the $131.3 million of average managed credit card receivables for the year ended December 31, 1997. Approximately 61% of receivables growth in 1997 was attributable to direct originations, 12% to acquisitions and 27% to partnerships with third party marketors. Interest expense for 1998 amounted to $9.5 million, an increase of 35% over 1997. The Interest expense increase was principally the result of increased average managed credit card loans. Non-interest income for 1998 amounted to $36.5 million, or 149% higher than the $14.7 million of non-interest income reported for 1997. The increase in non-interest income, primarily credit card fees and securitization income, is directly attributable to our growth in our managed credit card accounts and receivables.

   Our provision for loan losses for the year ended December 31, 1998 totaled $19.7 million, an increase of 109% over the $9.4 million provision recorded for the year ended December 31, 1997, reflecting the increase in our managed loans. Non-interest expense for the year 1998 amounted to $38.0 million, or 90% higher than the non-interest expense of $19.9 million recorded for the year 1997. The increase in non-interest expense was due principally to increased staffing to handle the growth in our portfolio and accompanying increased occupancy expense to house new staff, increased operations and increased direct mail expense. Staffing levels at December 31, 1998 amounted to 453 full time equivalent positions, a 58% increase over the staffing level at December 31, 1997.

1997 Compared to 1996

   Net income for 1997 was $0.4 million compared to $1.4 million for 1996. Interest income for 1997 amounted to $21.5 million, an increase of 34% over interest income of $16.0 million reported for 1996. Net income fell in 1997 due to increased charge-offs on credit card receivables. The Interest income increase was principally the result of increased fees and finance charge revenue resulting from an increase in average managed credit card loans. Average managed credit card loans for the year ended December 31, 1997 amounted to 196,000 accounts and $131.3 million of receivables, an increase of 25% over the accounts and 26.8% over the $104.7 million of average managed credit card receivables for the year ended December 31, 1996. Approximately 70% of receivables growth in 1997 was originated through partnerships with third party marketers. Interest expense for 1997 amounted to $7.0 million, an increase of 39% over 1996. The Interest expense increase was principally the result of increased average managed credit card loans. Non-interest income for 1997 amounted to $14.7 million, or 33% higher than the $11.0 million of non-interest income reported for 1996. This increase was primarily associated with higher servicing income.

   Our provision for loan losses for the year ended December 31, 1997 totaled $9.4 million, an increase of 91% over the provision of $4.9 million recorded for the year ended December 31, 1996, reflecting the increase in our managed loans, as well as increased charge-offs. Non-interest expense for 1997 amounted to $19.9 million, or 31% higher than the non-interest expense of $15.3 million recorded for the year ended December 31, 1996. The increase in administrative expense was due principally to increased staffing to handle the growth in our portfolio and accompanying increased occupancy expense to house new staff and increased operations. Staffing levels at December 31, 1997 amounted to 287 full time equivalent positions, a 55% increase over the staffing level at December 31, 1996. Income tax benefit for 1997 amounted to $0.5 million compared to income tax expense of $0.4 million in 1996. This decrease was principally due to our decreased taxable income and the conversion of RBS from an S Corporation to a wholly-owned subsidiary of Renaissance.

Asset Quality

   Our delinquency and net loan charge-off rates at any point in time reflect, among other factors, the credit risk of receivables, the average age of our credit card accounts, the timing of portfolio purchases, the success of our collection and recovery efforts and general economic conditions. The average age of our credit card account portfolio affects the stability of delinquency and loss rates of the portfolio. Our strategy for managing delinquency and loan losses consists of active account management throughout the client relationship. This strategy includes credit line management and risk-based pricing so that we maintain an acceptable profit margin based on the risk of the credit card accounts.

Delinquencies

   Delinquencies have the potential to impact earnings in the form of higher provision for loss. Delinquencies are also costly in terms of the personnel and resources dedicated to resolving them. A credit card account is contractually delinquent if the minimum payment is not received by the specified date on the customer's statement. It is our policy to continue to accrue interest and fee income on all credit card accounts, except in limited circumstances, until the account and all related loans, interest and other fees are charged off. See "-- Net Charge-Offs." The following table presents the delinquency trends of our credit card receivables portfolio on a managed loan portfolio basis:

               Managed Credit Card Contractual Delinquency Ratio
                     (In thousands, except for percentages)

                              At
                         September 30,         At                 At                 At                 At
                             1999      September 30, 1998  December 31, 1998  December 31, 1997  December 31, 1996
                         ------------- ------------------- ------------------ ------------------ ------------------
                                 % of               % of              % of               % of               % of
   Loans Delinquent:     Amount  Total   Amount    Total    Amount    Total    Amount    Total    Amount    Total
   -----------------     ------- ----- ---------- --------  ------   -------- ------------------ ------------------
30 to 59 days........... $14,318  3.4% $    7,095    3.1%  $    8,413   3.0%  $    5,639   3.4%  $    3,902   3.2%
60 to 89 days........... $11,291  2.7% $    5,001    2.2%  $    5,741   2.0%  $    2,366   1.4%  $    2,382   2.0%
90 or more.............. $26,203  6.2% $    8,688    3.8%  $   12,798   4.5%  $    4,669   2.8%  $    3,762   3.1%
Total 30 or more........ $51,812 12.3% $   20,784    9.1%  $   26,952   9.5%  $   12,674   7.7%  $   10,046   8.3%
Total 60 or more........ $37,494  8.9% $   13,689    6.0%  $   18,539   6.5%  $    7,035   4.3%  $    6,144   5.1%

Net Charge-offs

   Net charge-offs include the principal and accrued finance charges and fees amount of losses from customers unwilling or unable to pay their loan balance, as well as bankrupt and deceased customers, less current period recoveries. Net charge-offs also include accrued finance charges and fees. We generally charges off loans during the period in which the loan becomes contractually 180 days past due. However, bankrupt accounts, fraudulent accounts and the accounts of deceased customers without a surviving, contractually liable individual or an estate large enough to pay the debt in full are charged off immediately upon notification of the client's bankruptcy or death or of the fraud. The following table presents our net charge-offs for the periods indicated on a managed loan portfolio basis:

                   Managed Credit Card Net Charge-off Ratios
                     (In thousands, except for percentages)

                          Nine Months   Nine Months
                             Ended         Ended      Year Ended   Year Ended   Year Ended
                         September 30, September 30, December 31, December 31, December 31,
                             1999          1998          1998         1997         1996
                         ------------- ------------- ------------ ------------ ------------
Average managed credit
 card loans
 outstanding(/1/).......   $333,135      $171,837      $187,102     $131,319     $104,691
Net charge-offs(/1/)....   $ 39,692      $ 14,389      $ 20,312     $ 14,733     $  8,350
Net charge-offs as an
 annualized percentage
 of average managed
 credit card loans(/1/).       15.9%         11.2%         10.9%        11.2%         8.0%

--------
Note: Net charge-offs presented in the above table include accrued interest and fees.
(1) Excludes managed loans for which Renaissance, although technically services with limited recourse, has concluded that any exposure to such recourse is remote.

Credit Loss Reserves

   For securitized receivables, anticipated losses are reflected in the calculations of net securitization income. For loans maintained on our balance sheet, provisions for loan losses are made in accordance with Statement of Financial Accounting Standards No. 5 ("Statement No. 5"), which requires provisions in amounts necessary to maintain the allowance at a level estimated to be sufficient to absorb probable future losses of principal and accrued fees and finance charges, net of recoveries (including recovery of collateral, if applicable). In evaluating credit losses, we take into consideration several factors, including (i) historical charge-off and recovery activity by receivables portfolio, (ii) recent and expected delinquency and collection trends by receivables portfolio, (iii) the risk characteristics of the portfolios and (iv) indemnifications against losses from third parties such as marketing partners. Over the past few years, our loss reserve balances have grown reflecting the growth in our credit card portfolio as well as the seasoning of our receivables. Owned loss reserve balances including non-credit card were $43.2 million and September 30, 1999 and $18.8, $8.3 and $6.2 million at December 31, 1998, 1997 and 1996, respectively. Loss reserve estimates are reviewed periodically and adjustments are reported in earnings when they become known.

   The following table sets forth the owned credit loss reserves for the periods indicated:

                               At            At
All dollar amounts are    September 30, September 30, Year   Year  Year  Year  Year
stated in millions.           1999          1998      1998   1997  1996  1995  1994
----------------------    ------------- ------------- -----  ----  ----  ----  ----
Owned credit loss
 reserves...............      $43.2         $15.0     $18.8  $8.3  $6.2  $1.4  $1.4
Reserves as a % of owned
 receivables............      12.19%         9.30%     8.48% 6.53% 7.23% 4.49% 6.33%

Interest Rate Sensitivity

   Interest rate risk refers to the vulnerability of an institution's financial condition to movements in interest rates. Although interest rate risk is a normal part of financial intermediation, excessive interest rate risk poses a significant threat to an institution's earnings and capital. Changes in interest rates affect an institution's earnings by altering interest-sensitive income and expenses. Changes in interest rates also affect the underlying value of an institution's assets, liabilities and off-balance sheet instruments because the present value of future cash flows change when interest rates change.

   A significant amount of our funding comes from fixed rate certificates of deposit whose maturities range from less than 1 year to more than 5 years. Because our credit card receivables have variable rate pricing, structural interest rate risk exists. We do not enter into interest rate swaps or other derivative instruments to synthetically alter the terms of our assets or liabilities.

   Simulation models are used to estimate the impact that changes in interest rates will have on our net interest income and fair value of equity. Key assumptions include the rate at which we expect our loans to pay off, loan volumes and pricing, and changes in market conditions. Even though the assumptions we use are based on our best estimates of actual conditions, the model cannot precisely predict the actual impact of interest rate changes because of the high level of uncertainty inherent in the assumptions. At December 31, 1998, we estimated that our net interest income would increase by $3.1 million over a twelve month period following a 200 basis point shock increase and would increase $0.5 million over a twelve month period following a 200 basis point shock decline in interest rates.

Liquidity, Funding and Capital Resources

   Liquidity is measured by a company's ability to raise cash when needed without adversely impacting profits. We have a number of obligations to meet with our available cash. We must be able to service our debt and meet the capital needs of our subsidiaries. We must also be capable of meeting all obligations to our Orchard customers including immediate deposit withdrawal requirements, funding lines and letters of credit, and fulfilling credit needs.

   We also invest cash in investment securities. As of September 30, 1999 and 1998 our investment security portfolio totaled $7.6 and $11.2 million, respectively. As of December 31, 1998, 1997 and 1996 our investment security portfolio totaled $10.8, $11.3 and $16.3 million, respectively. Substantially all of our investments were in US Government mortgage backed securities. Investment securities at December 31, 1996 included approximately $5.0 million in US Treasury Bills.

   We strive to maintain an amount of liquidity that is most efficient given our overall economic situation. We recognize that due to the nature of the credit card industry and the contingent liability that credit cards possess, that proper liquidity and cash flow management is critical to our operations. Consequently, we have a contingency liquidity plan that has been approved by the Board of Directors and cash flow management procedures that provide adequate assurance that funding sources are available to meet the demands of our customers. In addition, we use national deposits extensively for funding that are not withdrawable unless the depositor dies or is declared insane. This improves the liquidity position of Orchard by reducing early withdrawals of deposits.

   At September 30, 1999 and 1998, securitized receivables totaled $51.0 million. For the years ended December 31, 1998, 1997 and 1996 securitized receivables totaled $51.0, $39.5 and $39.5 million, respectively. The on-balance sheet portion of our remaining receivables and loans were funded using secured, retail, and national deposits. Of total deposits at September 30, 1999, secured deposits comprised $13 million or 4% of our total deposits while retail and national deposits were $31 million or 10% and $281 million or 86% respectively. The efficiency of the national market has made this funding avenue very attractive to us during the past several years. Additionally, approximately $10.4 million of funding was obtained from third party notes.

   Information on our deposit portfolio is as follows:

                                                     At December 31,
                                         ---------------------------------------
                                                1998                1997
                                         ------------------- -------------------
                                                    Weighted            Weighted
                                                    Average             Average
                                           Amount     Rate     Amount     Rate
                                         ---------- -------- ---------- --------
                                            All dollar amounts are stated in
                                                       thousands.
  Demand accounts....................... $  6,003.7   1.58%  $  4,724.9   2.02%
  Savings accounts......................   15,259.7   3.09     10,477.1   3.20
  Certificates of deposit accounts......  159,370.7   5.72    102,397.8   6.06
                                         ----------   ----   ----------   ----
    Total deposits...................... $180,634.1   5.36%  $117,599.8   5.65%
                                         ==========   ====   ==========   ====

   Average deposits and related weighted average interest rates for 1998, 1997 and 1996 were as follows:

                                                 At December 31,
                            ---------------------------------------------------------
                                   1998                1997               1996
                            ------------------- ------------------ ------------------
                                       Weighted           Weighted           Weighted
                             Average   Average   Average  Average   Average  Average
                             Deposits    Rate   Deposits    Rate   Deposits    Rate
                            ---------- -------- --------- -------- --------- --------
                                   All dollar amounts are stated in thousands.
   Demand accounts......... $  5,447.2   1.50%  $ 3,259.2   2.01%  $ 1,948.2   1.88%
   Savings accounts........    7,411.1   2.55     8,990.3   3.33     7,098.3   3.94
   Certificates of deposit
    accounts...............  114,787.4   5.96    74,556.9   6.10    48,332.2   6.23
                            ----------   ----   ---------   ----   ---------   ----
       Total deposits...... $127,645.7   5.58%  $86,806.4   5.66%  $57,378.7   5.80%
                            ==========   ====   =========   ====   =========   ====

   Maturities of certificates of deposits in amounts of $100,000 or more were:

          At December 31, 1998                   Domestic Deposits
          --------------------      -------------------------------------------
                                    All dollar amounts are stated in thousands.
      3 months or less.............                 $  1,021.4
      Over 3 months through 6
       months......................                      101.7
      Over 6 months through 12
       months......................                        --
      Over 12 months...............                  133,657.3
                                                    ----------
          Total                                     $134,780.4
                                                    ==========

   Contractual maturities of certificates of deposits within each interest rate range were as follows:

  At December 31, 1998     1999      2000       2001        2002        2003     Thereafter   Total
  --------------------   --------- --------- ----------- ----------- ----------- ---------- ----------
                                          All dollar amounts are stated in thousands.
< 4.00%................. $    29.8 $    82.8 $       --  $       --  $       --  $      --  $    112.7
4.00% - 5.99%...........  20,049.4  11,034.6    26,530.3    15,804.7    50,126.7    4,149.0  127,694.6
6.00% - 7.99%...........  11,538.1  11,803.9     1,298.0     3,136.1         --     1,787.3   29,563.4
8.00% - 9.99%...........   1,000.0       --          --          --          --     1,000.0    2,000.0
                         --------- --------- ----------- ----------- ----------- ---------- ----------
    Total                $32,617.3 $22,921.3 $  27,828.3 $  18,940.8 $  50,126.7 $  6,936.3 $159,370.7
                         ========= ========= =========== =========== =========== ========== ==========

   Orchard is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on our financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Orchard must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Orchard's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

   OTS regulations require Orchard to maintain liquid assets at least equal to 4% of the sum of its average daily balance of net withdrawable accounts and borrowed funds due in one year or less (Orchard at its option may exclude withdrawable accounts maturing in more than one year). Liquidity is monitored on a daily basis through cash flow management procedures.

   Orchard is subject to the capital adequacy guidelines of the OTS. At December 31, 1998, the leverage, tier I and total risk-based capital ratio levels for a "well capitalized" institution were 5.0, 6.0 and 10.0 percent, respectively. Orchard's ratios for each of these categories at December 31, 1998 were 8.0, 9.5 and 10.4 percent, respectively. As of September 30, 1999, Orchard met all capital adequacy requirements to which it is subject for a well capitalized institution.

   During the first nine months of 1999, we incurred approximately $9.1 million in capital expenditures, predominantly related to construction of the London, Kentucky servicing center including equipment associated with the build out and other equipment purchases commensurate with our growth.

Year 2000

   The Year 2000 Problem is a result of some computer programs and embedded microchips using two digit years instead of four digits. As a result, at the turn of century, the two digit approach could produce problems if systems interpret "00" to mean "1900" instead of "2000". The Year 2000 Problem may affect not only our software systems, but also critical software used by suppliers of goods and services and financial institutions with which we do business. We have created a year 2000 project team to identify, address and monitor internal systems and vendor issues related to the Year 2000 Problem. We have tested all internally developed information and operational critical systems, including hardware, software, and systems interfaces, for year 2000 compliance. Where necessary, we have converted such systems to a format that we believe will assure system and data integrity in the year 2000 and thereafter. Although we believe we have completed all of our critical internal system modifications, unforeseen problems could arise in the year 2000 giving rise to delays and malfunctions which may impact our results of operations. In addition, we continue to discuss with outside critical third party providers of services, systems and networks whether these outside vendors have satisfactorily addressed their year 2000 systems issues.

   Our most critical outside vendors have provided information regarding their year 2000 readiness efforts. These vendors have warranted the accuracy and reliability of systems, reports, and data related to the performance of the services provided by them and their affiliates in relation to the year 2000 issue. Due to its critical nature, we have participated in the year 2000 testing of our credit card processor, Total Systems Services, Inc. ("TSYS"), during the first two quarters of 1999. Although we are taking these and other precautionary measures to assure that we are not vulnerable to failure by our third party vendors to make necessary system modifications, there can be no assurance that our third party vendors will successfully address all of their year 2000 issues. We have contingency plans that include, but are not limited to, identification and replacement of critical products or services as appropriate, in the event of vendor or software non-compliance. We believe that we have adequate resources to achieve year 2000 compliance for any of our systems which are found to be non-compliant.

   Our costs associated with the year 2000 issue relate primarily to the management of vendor project plans, replacement of non-compliant systems, and participation in testing. If we determine that our non-information technology systems and office equipment will not be year 2000-compliant, then we will incur the replacement cost of those systems. We are currently preparing cost estimates of those systems. However, we do not believe that these costs will have a material impact on our results of operations or financial condition. The majority of the products we use are either year 2000-compliant at present or can be replaced with a year 2000-compliant product or vendor at costs not materially different from current costs. TSYS has an extensive plan to develop and test its systems for compliance. However, any failure by TSYS to fully remediate our Year 2000 Problem could have a material adverse effect on us. As such, we continue to be proactive in the monitoring of TSYS' year 2000 project plans.

                   Net Interest Margin--1998 Compared to 1997

                                                             Finance and
                                                              Interest
                             Average                       Income/Interest
                         Outstanding(2)   Average Rate         Expense         Increase/(Decrease) Due to:
                         --------------- --------------- ------------------- --------------------------------
                                                                                        Volume       Rate
                          1998    1997    1998    1997     1998      1997    Variance Variance(3) Variance(3)
                         ------- ------- ------- ------- --------- --------- -------- ----------- -----------
                                             All dollar amounts are stated in thousands.
Receivables:
 Credit Card............                                 $34,952.9 $18,359.9
 Other..................                                   2,445.2   1,844.9
                         ------- ------- ------- ------- --------- ---------   ----      ----        ----
   Total receivables....       0       0                  37,398.1  20,204.8      0         0           0
Other interest-earning
 assets.................                                   1,408.3   1,337.3
                         ------- ------- ------- ------- --------- ---------   ----      ----        ----
Total interest-earning
 assets.................       0       0                 $38,806.4 $21,542.1   $--       $--         $--
Other assets............
                         ------- -------
   Total assets......... $   --  $   --
                         ======= ======= ======= ======= ========= =========   ====      ====        ====
Debt:
 Deposits...............                                 $ 7,310.4 $ 5,025.3
 Advances from Federal
  Home Loan Bank........                                     234.1     497.8
 Notes payable..........                                   1,935.5   1,478.4
                         ------- ------- ------- ------- --------- ---------   ----      ----        ----
   Total debt...........       0       0                 $ 9,480.0 $ 7,001.5   $--       $--         $--
Other liabilities
                         ------- -------
Total liabilities.......       0       0
Shareholders' equity....
                         ------- -------
   Total liabilities and
    shareholders'
    equity.............. $   --  $   --
                         ======= ======= ======= ======= ========= =========   ====      ====        ====
Net interest margin--
 owned basis(1).........                                 $29,326.4 $14,540.6   $--       $--         $--
                         ======= ======= ======= ======= ========= =========   ====      ====        ====
Interest spread--owned
 basis(4)...............                       0       0
                         ======= ======= ======= ======= ========= =========   ====      ====        ====

--------
(1) Represents net interest margin as a percent of average interest-earning assets.
(2) Nonaccrual loans are included in average outstanding balances.
(3) Rate/volume variance is allocated based on the percentage relationship of changes in volume and changes in rate for the total interest variance. For total receivables, total interest-earning assets and total debt, the rate and volume variances are calculated based on the relative weighting of the individual components comprising these totals. These totals do not represent an arithmetic sum of the individual components.
(4) Represents the difference between the yield earned on interest-earning assets and the cost of the debt used to fund the assets.

                   Net Interest Margin--1997 Compared to 1996

                                                            Finance and
                                                             Interest
                            Average                       Income/Interest
                         Outstanding(2)  Average Rate         Expense         Increase/(Decrease) Due to:
                         ------------------------------ ------------------- --------------------------------
                                                                                       Volume       Rate
                           1997   1996   1997    1996     1997      1996    Variance Variance(3) Variance(3)
                         -------- ------------- ------- --------- --------- -------- ----------- -----------
                                             All dollar amounts are stated in thousands.
Receivables:
 Credit Card............ $    --              0         $18,359.9 $13,222.8
 Other..................      --              0           1,844.9   1,506.1
                         -------- ----- ------- ------- --------- ---------   ----      ----        ----
   Total receivables....      --    --        0          20,204.8  14,728.9    --        --          --
Other interest-earning
 assets.................      --              0           1,337.3   1,335.4
                         -------- ----- ------- ------- --------- ---------   ----      ----        ----
Total interest-earning
 assets.................      --    --        0         $21,542.1 $16,064.3   $--       $--         $--
Other assets............
                         -------- -----
   Total assets......... $    --  $ --
                         ======== ===== ======= ======= ========= =========   ====      ====        ====
Debt:
 Deposits............... $    --            --          $ 5,025.3 $ 3,277.4
 Advances from Federal
  Home Loan Bank........      --              0             497.8     651.7
 Notes payable..........      --              0           1,478.4   1,099.8
                         -------- ----- ------- ------- --------- ---------   ----      ----        ----
   Total debt...........      --    --        0         $ 7,001.5 $ 5,028.9   $--       $--         $--
Other liabilities             --
                         -------- -----
Total liabilities.......      --    --
Shareholders' equity....      --
                         -------- -----
   Total liabilities and
    shareholders'
    equity.............. $    --  $ --
                         ======== ===== ======= ======= ========= =========   ====      ====        ====
Net interest margin--
 owned basis (1)........                                $14,540.6 $11,035.4   $--       $--         $--
                         ======== ===== ======= ======= ========= =========   ====      ====        ====
Interest spread--owned
 basis(4)...............                      0       0
                         ======== ===== ======= ======= ========= =========   ====      ====        ====

--------
(1) Represents net interest margin as a percent of average interest-earning assets.
(2) Nonaccrual loans are included in average outstanding balances.
(3) Rate/volume variance is allocated based on the percentage relationship of changes in volume and changes in rate for the total interest variance. For total receivables, total interest-earning assets and total debt, the rate and volume variances are calculated based on the relative weighting of the individual components comprising these totals. These totals do not represent an arithmetic sum of the individual components.
(4) Represents the difference between the yield earned on interest-earning assets and the cost of the debt used to fund the assets.

          Analysis of Credit Loss Reserve Activity--Owned Receivables

                                     Year Ended December 31,
                          ---------------------------------------------
                            1998      1997     1996     1995     1994
                          --------- -------- -------- -------- --------
                                              In thousands.
Beginning allowance for
 losses.................. $         $        $        $        $
Provision for loan
 losses..................
Loss allowance acquired
 through purchase of
 portfolios..............
Charge-offs..............
Recoveries...............
                          --------- -------- -------- -------- --------
Ending allowance for
 credit card losses...... $         $        $        $        $
                          ========= ======== ======== ======== ========

Management of Renaissance

   The following table sets forth certain information about the executive officers and directors of Renaissance, as well as certain other members of its senior management and of the individuals nominated to become directors of RCS, and their ages and positions as of November 30, 1999.

            Name            Age                     Position
            ----            ---                     --------
      Irving J. Levin       48  Chairman; President ; Chief Executive Officer;
                                Director nominee (of Renaissance Credit Services)
      Charles B. Engelberg  45  Senior Vice-President; Chief Financial Officer
      Ruth M. Scherbarth    71  Senior Vice-President
      Karen D. Frolich      42  Senior Vice-President
      George F. Alexander   61  Director; Executive Vice-President
      E. Lenice Shaw        41  Vice-President; Controller
      Neil Goldschmidt      59  Director
      Frank Martucci        51  Director
      Kenneth M. Novack     53  Director
      K. Shelly Porges      46  Director
      S.N. Mehta            41  Director nominee (of Renaissance Credit Services)
      Randall L. Raup       46  Director nominee (of Renaissance Credit Services)

   Irving J. Levin: Mr. Levin is the founder and Chief Executive Officer of Renaissance. He is Chairman of Orchard Bank and President, Chief Executive Officer, and Chairman of the board of directors of Renaissance Bankcard Services. He is the founder of the first CEBA bank, First Consumers National Bank and has also been a senior consultant with Arthur D. Little, Inc. and a manager with Visa. Mr. Levin has served as a director of Renaissance since 1992.

   Charles B. Engelberg: Mr. Engelberg is Renaissance's and Renaissance Bankcard Service's Chief Financial Officer and Senior Vice-President. He also sits on the board of directors of Renaissance Bankcard Services. Prior to joining Renaissance, he spent thirteen years with NERCO, Inc., a leading natural resources company, where he held various senior-level positions in Finance, External Affairs and General Management. Mr. Engelberg joined Renaissance in 1994.

   Karen D. Frolich: Ms. Frolich is a Senior Vice-President of Renaissance, Chief Executive Officer of Orchard Federal Savings Bank, and a director of Orchard Federal Savings Bank. Ms. Frolich has over twenty years experience in the banking industry that provides a foundation for the many successful credit card programs she has designed and managed at US Bank, First Consumers National Bank and with RHI. Ms. Frolich has been with Renaissance since 1991.

   George F. Alexander: As Executive Vice President of Renaissance and of Renaissance Bankcard Services, Mr. Alexander holds corporate responsibility for creating and managing operational growth strategies, as well as managing the credit card processing platform. Mr. Alexander was part of the team that started the first CEBA credit card bank and has held senior management positions within the credit card businesses of Citicorp and Bank of America. Mr. Alexander joined RHI in 1991. Mr. Alexander has served as a director of Renaissance since 1997.

   E. Lenice Shaw: Ms. Shaw has been Vice President and Controller of Renaissance since 1996. She is a CPA and has over 18 years experience in Finance and Accounting. Previously she was the Vice President and Controller of Marketing One, an annuity marketer and broker-dealer. She was also with NERCO, Inc. for ten years, principally directing financial analysis and planning functions. Ms. Shaw is also the Vice-President and Controller for Renaissance Bankcard Services and for Renaissance Bankcard Services of Kentucky. She additionally sits on the board of directors of Renaissance Bankcard Services of Kentucky.

   Ruth M. Scherbarth: Ms. Scherbarth has been Senior Vice President for Renaissance since 1991. She is also a director and President of Renaissance Bankcard Services of Kentucky and a Senior Vice-President of Renaissance Bankcard Services. She has over twenty-five years experience in the credit card industry. She has managed card operations for Citicorp, Diners Club, Bank of America and First Consumers National Bank in the issuer and acquirer environments.

   Neil Goldschmidt: Mr. Goldschmidt is President of his own consulting firm and has served as a director of Renaissance since 1997. He has also served as a member of the Renaissance board of directors Compensation Committee since 1999, and he is also Co-Chair of its Audit Committee. Mr. Goldschmidt also sits on the board of directors of Analogy, Inc.

   Frank Martucci: Mr. Martucci has served as a director of Renaissance since 1999. He is the President of Millcross High Yield Fund L.P. and sits on the board of directors of Garan, Inc.

   Kenneth M. Novack: Mr. Novack is President of Schnitzer Group, which is an owner and operator of ocean-going ships and a real estate owner and developer. He has served as a director of Renaissance since 1997. He has served as the Chair of the Renaissance board of directors Compensation Committee since 1999 and as Co-Chair of the Renaissance board of directors Audit Committee since 1999. Mr. Novack also sits on the boards of directors of Schnitzer Steel Industries, Inc. and of North of England Protection and Indemnity Association
(UK), Ltd.

   K. Shelly Porges: Ms. Porges is an Executive Vice-President of Marketing with Third Age Media. She was also an Executive Vice-President of Strategic Marketing for The Money Store and has performed consulting services for Porges/Hudson Marketing, of which she was founder and Chief Executive Officer. Ms Porges also sits on the board of directors of Pueblo Corporation. Ms. Porges has served as a director of Renaissance since 1998.

   S.N. Mehta: Mr. Mehta is nominated to become a director of the Renaissance Credit Services. He is Group Executive of Household in charge of Household's domestic MasterCard and Visa business. Before joining Household, Mr. Mehta was a senior vice president of The Boston Consulting Group ("BCG"). He also was a senior member of their Financial Services Practice.

   Randall L. Raup: Mr. Raup is nominated to become a director of Renaissance Credit Services. He is acting Chief Financial Officer of Household's domestic MasterCard and Visa business. He previously served Household in several capacities including most recently as Managing Director--Strategy and Development.

   Each Renaissance director holds office until the next annual meeting of Renaissance shareholders. Each officer serves at the discretion of the Renaissance board of directors and holds office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. There are no family relationships among any of the directors or executive officers of Renaissance.

Executive Compensation

   The following table sets forth all compensation awarded, earned, or paid for services rendered in all capacities to Renaissance during each of 1996, 1997 and 1998 to Renaissance's Chief Executive Officer and the four most highly compensated executive officers who received annual compensation in excess of $100,000. There are no additional individuals for whom disclosure would have been required pursuant to Item 402(a)(3) but for the fact that any individual was not serving as an executive officer on December 31, 1998. Renaissance does not grant stock appreciation rights but has long-term compensation benefits in the form of stock options, a Management Incentive Plan, profit sharing and bonuses.

                           Summary Compensation Table

                                          Annual Compensation
                                                 (1) ($)
                                          -------------------
                                                                 Other Annual
Name and Principal Position          Year Salary (2)  Bonus (3) Compensation (4)
---------------------------          ---- ---------   --------  ---------------

Irving J. Levin..................... 1998  356,300(5) 150,779       12,724
                                     1997  357,108(5) 150,139       12,724
                                     1996  183,493    111,322       10,899
Charles B. Engelberg................ 1998  149,500     22,779        7,700
                                     1997  135,864     15,139        6,900
                                     1996  128,278     30,322        6,482

Ruth M. Scherbarth.................. 1998  112,608     35,779        5,229
                                     1997  102,620(6)     139        4,374
                                     1996   91,231     30,322        4,164

George F. Alexander................. 1998  157,502     18,779        8,820
                                     1997  146,301        139        7,862
                                     1996  145,332     25,322        7,560

Karen D. Frolich.................... 1998  123,200     20,779        6,630
                                     1997  113,963        139        5,019
                                     1996  103,032     25,322        4,463

--------
(1) In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table does not include medical, group life or other benefits which are available to all salaried employees of Renaissance, and certain prerequisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.
(2) Includes a benefits allowance in the amount of $3,500 per year, except as otherwise footnoted.
(3) Includes compensation under profit sharing and discretionary bonus programs.
(4) Determined in accordance with Renaissance's Management Incentive Program.
(5) Includes as salary $150,000 in each of 1997 and 1998 under a loan forgiveness Retention Program, as provided in Mr. Levin's employment agreement with Renaissance.
(6) Benefits allowance at $3,438

                             Option Grants in 1998

   The following table sets forth the Renaissance stock options granted to the named executive officers in 1998:

                                                                    Potential
                                                                    Realizable
                                                                     Value at
                                                                  Assumed Annual
                                                                  Rates of Stock
                                  Percent of                          Price
                       Number of    Total                          Appreciation
                       Securities  Options   Exercise               for Option
                       Underlying Granted to or  Base                Term(2)
                        Options   Employees    Price   Expiration --------------
Name                    Granted   in 1998(1) ($/Sh)(3)    Date    5% ($) 10% ($)
----                   ---------- ---------- --------- ---------- ------ -------
Irving J. Levin......        --       --         --          --      --      --
Ruth M. Scherbarth...   8,000(4)     7.6%      $3.50    10/01/08  17,600  44,640
Charles B. Engelberg.  18,000(5)    17.0%      $3.50    10/01/08  39,600 100,440
George F. Alexander..   9,000(5)     8.5%      $3.50    10/01/08  19,800  50,200
Karen D. Frolich.....   8,000(5)     7.6%      $3.50    10/01/08  17,600  44,640

--------
(1) Based on a total of 105,900 options granted to Renaissance employees in 1998.

(2) The dollar amounts in these columns represent potential value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of the Company's common stock appreciates in value from the date of grant at the 5% and 10% annual appreciation rates prescribed by the regulation, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Renaissance common stock.
(3) The exercise price of the option was equal to the fair market value of the common stock on the date of the grant.
(4) These options fully vest on a change-in-control of Renaissance management.
(5) These options fully vest on a change-in-control of Renaissance management.

                                 Option Values

   The following table sets forth certain information regarding the named executive officers' Renaissance aggregate options holdings and exercises in 1998:

                      Aggregated Option Exercises in 1998
                      and December 31, 1998 Option Values

                                                                  Number of
                                                                  Securities        Value of
                                                                  Underlying      Unexercised
                                                                 Unexercised      In-the-Money
                                                                  Options at       Options at
                                                                 December 31,     December 31,
                                                                     1998          1998($)(2)
                                                               ---------------- ----------------
                         Shares Acquired                         Exercisable/     Exercisable/
Name                     on Exercise (#) Value Realized ($)(1)  Unexercisable    Unexercisable
----                     --------------- -----------------     ---------------- ----------------
Irving J. Levin.........         --               --           1,789,511/27,426 4,429,627/37,248
Charles B. Engelberg....         --               --              22,181/40,090     9,228/15,504
Ruth M. Scherbarth......         --               --              19,429/11,464    36,293/459
George F. Alexander.....         --               --              18,248/25,123     6,419/10,140
Karen D. Frolich........      4,602           14,557              32,321/22,283    64,598/9,896

(1) Calculated by subtracting the per share exercise price of the option from $3.50 per share, the assumed value on the date of exercise and by multiplying the difference by the number of shares of common stock purchased upon the exercise of the option.
(2) Calculated by subtracting the per share exercise price of the option from $3.50 per share, the assumed value on December 31, 1998 and multiplying the difference by the number of shares of common stock underlying the option.

Compensation of Directors

   Renaissance outside directors are compensated in the form of stock option grants. In addition, for 1999 any director serving on a committee of the board of directors as a Chair is compensated in the form of stock option grants. Renaissance does not compensate its employee directors for their services as directors.

   The standard director compensation in 1998 was a grant of 4,500 Renaissance stock options. The standard director compensation in 1999 is a grant of 4,000 Renaissance stock options. Commencing in 1999, Renaissance compensated the Chair of the Compensation Committee, with 500 Renaissance stock options, and the Co-Chairs of the Audit Committee are compensated with 500 Renaissance stock options per year of service.

Employment Agreements

   Renaissance presently has employment agreements with Irving J. Levin, Charles B. Engelberg, Karen D. Frolich and George F. Alexander. See also "The Merger--Interest of Certain Persons in the Merger."

   Irving J. Levin is party to an employment contract with Renaissance pursuant to which he serves as President, Chairman of the Renaissance Board and Chief Executive Officer with a base salary of $195,000 per year. This agreement provides for an annual year-end bonus in the range of fifty to one-hundred percent of base salary and a "Retention Program" under which loans by Renaissance to Mr. Levin are forgiven. This agreement also granted Mr. Levin certain stock options that would be accelerated upon a change-in-control of Renaissance. The agreement's term is from July 1, 1996 to June 30, 2001.

   Charles B. Engelberg is party to an employment contract with Renaissance pursuant to which he serves as Senior Vice-President and Chief Financial Officer with a minimum base salary of $150,000 per year. There is a provision for a bonus pursuant to the Renaissance Management Incentive Plan, a multi-year stock option grant and a change-in-control severance pay provision. The agreement's term is from September 1, 1999 to August 31, 2002.

   Karen D. Frolich is party to an employment contract with Renaissance pursuant to which she serves as Chief Financial Officer of Orchard Federal Savings Bank, with a minimum base salary of $135,000 per year. There is a provision for a bonus pursuant to the Renaissance Management Incentive Plan, a multi-year stock option grant and a change-in-control severance pay provision. The term of this contract is from September 1, 1999 to August 31, 2002.

   George F. Alexander is party to an employment contract with Renaissance pursuant to which he serves as Executive Vice-President with a minimum base salary of $155,000 per year. There is a provision for a bonus pursuant to the Renaissance Management Incentive Plan, a multi-year stock option grant and a change-in-control severance pay provision. The term of this contract is from September 1, 1999 to August 31, 2002.

Compensation Committee Interlocks and Insider Participation

   Renaissance's board of directors has a Compensation Committee that establishes compensation for Irving J. Levin and approves the compensation for the other officers of Renaissance. Kenneth M. Novack is the committee Chair, and Neil Goldschmidt is the committee's other member. Neither Mr. Novack nor Mr. Goldschmidt is or has served as an officer or employee of Renaissance. Mr. Levin participates in setting compensation for the other officers of Renaissance.

Certain Relationships and Related Transactions

   Irving J. Levin, president and CEO of Renaissance, is indebted to Renaissance as a result of the combination of two loans originally secured by a pledge of his shares and stock options. The largest aggregate amount of indebtedness outstanding at any time since the beginning of the 1998 fiscal year was $529,559 including interest at March 31, 1998. As of November 30, 1999 the amount of debt outstanding was $354,399 including interest. The rate of interest is 6.7%.

Renaissance's Compensation Committee Policies on Executive Compensation

   Renaissance's compensation policies applicable to its executive officers include: offering base salaries that are competitive with the expected size and performance of Renaissance two years into the future (assuming a minimum per annum growth rate of 25%); offering average short-term incentive compensation opportunities and significant long-term incentive compensation opportunities, typically in the form of stock options; providing conservative benefit programs; and maintaining meaningful retention elements in the form of restricted stock, deferred compensation arrangements, and employment contracts. The intended result is to tie at-risk rewards to performance and to link executive interests and ownership.

   In determining Irving J. Levin's compensation for 1998, the board of directors independently considered Renaissance's record level of net income of $4,868,500 and performance and awarded him a bonus within the guidelines provided for in his employment agreement with Renaissance.

Principal Shareholders of Renaissance

   The table below sets forth, as of November 12, 1999 the stock ownership of the directors, executive officers and principal shareholders of Renaissance (including all holders of greater than 5% of Renaissance common stock). As of November 12, 1999, the directors and named executive officers beneficially owned 4,198,809 shares of Renaissance common stock as a group. The only director nominee of Renaissance Credit Services who presently holds Renaissance shares or options exercisable within sixty days of November 12, 1999 is Mr. Levin. The share ownership and percentage listed in the tables include any shares of Renaissance common stock subject to options currently exercisable or exercisable within sixty days from the date of these tables held by the listed shareholders. The persons and entities listed have, to Renaissance's knowledge, voting and investment power with respect to all shares of Renaissance stock shown as being beneficially owned by them, except as may otherwise be described in the footnotes to the tables. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission.

                                             Percentage of
                           Number of Common   Outstanding   Class B    Class C
                             Stock shares    Common Stock   Common     Common
                          beneficially owned      (1)      Stock (%)  Stock (%)
                          ------------------ ------------- ---------  ---------
Irving J. Levin..........     2,584,208(2)       44.1%          --         --
Karen D. Frolich.........       152,852(3)        2.6%          --         --
George F. Alexander......       544,206(4)        9.3%          --         --
Ruth M. Scherbarth.......       329,685(5)        5.6%          --         --
Charles B. Engelberg.....        86,480(6)        1.5%          --         --
Neil Goldschmidt.........       265,499(7)        4.5%          --         --
Kenneth M. Novack........        77,859(8)        1.3%          --         --
K. Shelly Porges.........         7,500(9)        0.1%          --         --
Frank Martucci...........       150,520(10)       2.6%          --         --
Martin Mitchell..........       908,606          15.5%          --         --
Noel Nelson..............       424,647           7.2%          --         --
Patricia Reesman.........       965,868          16.5%          --         --
William Reesman..........       659,680          11.3%          --         --
GECC.....................           --            --        317,314    299,078
                                                               (100%)     (100%)

--------
(1) Based on 5,859,419 shares Renaissance common stock as of November 12, 1999.
(2) Includes 1,809,495 options exercisable within 60 days of November 12, 1999.
(3) Includes 46,000 shares held by Fritz Frohlich; 13,073 held in joint tenancy with Fritz Frolich; fifty percent of the 4,600 shares held by Ms. Frolich's children; and 44,937 options exercisable within 60 days of November 12, 1999.
(4) Includes 29,704 options exercisable within 60 days of November 12, 1999; 41,572 shares held in trust, over which Mr. Alexander has voting power.
(5) Includes 16,106 options exercisable within 60 days of November 12, 1999.
(6) Includes 36,937 options exercisable within 60 days of November 12, 1999.
(7) Includes 4,500 options exercisable within 60 days of November 12, 1999.
(8) Includes 5,000 options exercisable within 60 days of November 12, 1999.
(9) Includes 7,500 options exercisable within 60 days of November 12, 1999.
(10) Includes 120,455 of the 240,909 shares registered in the name of Millcross High Yield Fund L.P., of which Mr. Martucci is a fifty-percent beneficial owner; includes 28,565 of the 57,130 options exercisable within 60 days of November 12,1999 and registered in the name of Millcross High Yield Fund L.P.; includes 1500 options exercisable within 60 days of November 12, 1999.

  COMPARISON OF RIGHTS OF RENAISSANCE SHAREHOLDERS AND HOUSEHOLD STOCKHOLDERS

Authorized Capital Stock

   Household. The authorized capital stock of Household consists of 8,155,004 shares of preferred stock and 750,000,000 shares of Household common stock. Only Household common stock is issuable under the merger agreement.

   Renaissance. The authorized capital stock of Renaissance consists of 25,000,000 shares of Common Stock, 24,500,000 shares of Class B Common stock, and 500,000 shares of Class C Nonvoting Common Stock.

Size of the Board of Directors

   Household. Under Delaware law, the number of directors is fixed by the bylaws unless the certificate of incorporation fixes the number of directors. Household's bylaws provide that the number of directors shall be determined by resolution of the Board of Directors.

   Renaissance. Under Oregon law, the number of directors is fixed by the bylaws unless the articles of incorporation fix the number of directors. Renaissance's bylaws provide that the number of directors shall be determined by the Board of the Directors, but shall not be less than three nor more than nine. The shareholders or the Board of Directors may change the number or directors by amending the bylaws, contingent upon the approval of the holders of a majority of the shares of outstanding preferred stock, if any.

Removal of Directors

   Household. Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, stockholders may remove directors serving on a classified board of directors only for cause. Household's certificate of incorporation does not provide for a classified board. All of its directors are elected on an annual basis.

   Renaissance. Under the Oregon Business Corporation Act, shareholders may remove a director with or without cause unless the articles of incorporation provide that shareholders may remove directors only for cause. Shareholders may remove a director only at a meeting of the shareholders called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes of the meeting is the removal of the director. Renaissance's bylaws provide that a director may be removed with or without cause by the shareholders contingent upon the approval of a majority of the holders of the outstanding shares of preferred stock, if any. A director who is elected by a voting group of shareholders may only be removed by that group of shareholders.

Vacancies on the Board of Directors

   Household. Delaware law and Household's bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office even if they constitute less than a quorum.

   Renaissance. Oregon law provides that unless the articles of incorporation provide otherwise, the shareholders, board or directors, or a majority of the directors then in office may fill a vacancy on the board of directors. Renaissance's bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the shareholders, directors or by a majority of the directors then in office even if they constitute less than a quorum.

Bylaw Amendments

   Household. Under Delaware law, Household's stockholders have the power to adopt, amend or repeal the bylaws. Household's certificate of incorporation provides that bylaws may also be amended, altered or rescinded by the Board of Directors.

   Renaissance. Under Oregon law and Renaissance's bylaws, Renaissance's bylaws may be altered, amended, or repealed with new bylaws issued by its Board of Directors, subject to repeal by its shareholders.

Emergency Bylaws

   Household. As permitted by Delaware law, Household's bylaws set up emergency bylaws which become effective in the case of an emergency condition resulting in the inability of a quorum of the Board to be readily convened for action.

   Renaissance. Although Oregon law allows the board of directors to adopt emergency bylaws, Renaissance's articles of incorporation and bylaws do not contemplate emergency bylaws.

Amendment of Articles of Incorporation

   Household. Household's certificate of incorporation may be amended by the affirmative vote of its stockholders. Under Household's certificate of incorporation, amendments which would adversely affect any class of preferred stock must be approved by the affirmative vote of the holders of up to two-thirds of that class of then outstanding preferred stock, if any.

   Renaissance. Renaissance's articles of incorporation may be amended by the corporation contingent upon the approval of the holders of a majority of the outstanding shares of preferred stock, if any.

Calling of Special Meeting of Shareholders

   Household. Under Delaware law and Household's bylaws a special meeting of the stockholders may be called at any time by the President, Chief Executive Officer or a majority of the Board of Directors. The call shall be in writing, filed with the Secretary, and shall specify the time and place of holding such meeting and the purpose or purposes for which it has been called.

   Renaissance. Under Oregon law and Renaissance's bylaws special meetings of Renaissance shareholders can only be called by the president or the Renaissance Board and must be called by the President at the request of the holders of not less than 10 percent of the outstanding shares of Renaissance entitled to vote at the meeting.

Action by Written Consent

   Household. Delaware law and Household's bylaws permit stockholders to take action by written consent in lieu of a meeting if consents are signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize the action at a meeting at which all the shares entitled to vote thereon were present and voted.

   Renaissance. Oregon law and Renaissance's bylaws provide that any action to be taken by the shareholders may be taken by written consent signed by all the shareholders entitled to vote on the action.

Certain Business Combinations

   Household. Household's certificate of incorporation prohibits the corporation from consolidating or merging with another company or selling its assets as an entirety without the consent of the holders of two-thirds of the then outstanding preferred stock.

   Renaissance. Renaissance's articles of incorporation and bylaws do not contain specific provisions regarding merger or consolidation of the corporation.

Conflict of Interests Transactions

   Household. Under the Delaware General Corporation Law, a conflict of interest transaction is not void or voidable solely because the director or officer's presence at or participation in the meeting of the board which authorized the transactions or solely because the director or officer's votes are counted for such purpose if

  . the material facts are disclosed or known to the board or committee or to the stockholders entitled to vote and the transaction has been authorized by the affirmative vote of a majority of disinterested directors or committee members or by the stockholders or

  . the transaction was fair to Household

   Renaissance. Under the Oregon Business Corporation Act, a conflict of interest transaction is not voidable by Renaissance solely because of a director's interest in the transaction if

  . the material facts of the transaction and the director's interest were disclosed to the shareholders and the transaction has been authorized, approved or ratified by the shareholders or

  . the transaction was fair to Renaissance.

Transactions with Interested Stockholders

   Household. As a publicly held corporation, Household is subject to Section 203 of the Delaware General Corporation Law, which generally prevents an "Interested Stockholder" from engaging in certain "Business Combinations" with a Delaware corporation for three years following the date such person became an Interested Stockholder, unless certain required approvals of either the board of directors or stockholders of the corporation, other than the Interested Stockholders have been obtained.

   Renaissance. Section 60.835 of the Oregon Revised Statutes contains a provision substantially similar to Delaware's Section 203. However, since Renaissance is not publicly traded it is not subject to this statute.

                                 LEGAL MATTERS

   The validity of the shares of Household common stock offered hereby will be passed upon for Household by John W. Blenke, Vice President--Corporate Law and Assistant Secretary for Household. Mr. Blenke is a full-time employee and an officer of Household and owns, and holds options to purchase, shares of Household common stock. Certain tax matters in connection with the merger will be passed upon for Household by Wilmer, Cutler & Pickering, Washington, D.C. Certain legal matters in connection with the merger will be passed upon for Renaissance by Stoel Rives LLP, Portland, Oregon. Alan R. Blank, Corporate Secretary of Renaissance, is a partner in the law firm of Stoel Rives LLP.

                                    EXPERTS

   The financial statements of Household and its subsidiaries incorporated by reference in this Prospectus and Proxy Statement, to the extent and for the periods indicated in its reports, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

   The consolidated financial statements of Renaissance Holdings, Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION--
                      WHERE YOU CAN FIND MORE INFORMATION

   Household has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 that registers the Household common stock to be issued pursuant to the merger. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about Household. The rules and regulations of the Securities and Exchange Commission allow Household to omit certain information included in the registration statement from this Prospectus and Proxy Statement.

   In addition, Household files reports, proxy statements and other information with the Securities and Exchange Commission. Under the Securities Exchange Act of 1934. You may read and copy that information at the following locations of the Securities and Exchange Commission:

   Public Reference Room     New York Regional          Chicago Regional
   450 Fifth Street, N.W. Office                     Office
   Room 1024                 7 World Trade Center       500 West Madison
   Washington, D.C. 20549    Suite 1300              Street
   1-800-SEC-0330            New York, NY 10048         Chicago, IL 60661

   You may also obtain some of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

   The Securities and Exchange Commission also maintains an Internet worldwide website that contains reports, proxy statements and other information about issuers, including Household, who file electronically with the Securities and Exchange Commission. The address of that site to http://www.sec.gov.

   You can also inspect reports, proxy statements and other information about Household at the offices of the New York Stock Exchange, 20 Broad Street,
New York, New York 10005.

   The Securities and Exchange Commission also allows Household to "incorporate by reference" information into this Prospectus and Proxy Statement. This means that Household can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this Prospectus and Proxy Statement, except for any information that is superseded by information that is included directly in this document, or any future filings with the Securities and Exchange Commission made under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the merger date.

   This Prospectus and Proxy Statement incorporates by reference the documents listed below:

     . Household's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     . Household's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999; and

     . Household's Current Reports on Form 8-K January 28, 1999, March 16, 1999 and December 3, 1999.

   You may request a copy of any filings incorporated by reference in this Prospectus and Proxy Statement from Household by contacting:

                                  Darcie Oakes
                            Office of the Secretary
                         Household International, Inc.
                               2700 Sanders Road
                        Prospect Heights, Illinois 60070
                           Telephone: (847) 564-7580
                          email: doakes@household.com

   You should rely only on the information incorporated by reference or provided in this Prospectus and Proxy Statement. Household and Renaissance have not authorized anyone else to provide you with different or additional information. Household is not making an offer of its common stock in any state where the offer is not permitted by state laws. You should not assume that the information in this Prospectus and Proxy Statement is accurate as of any date other than the date set forth on the front cover.

                Consolidated Financial Statements of Renaissance

                         Index to Financial Statements

                                    Contents

Audited Consolidated Financial Statements:
  Independent Auditors' Report............................................  F-2
  Consolidated Statements of Income for each of the three years in the period ended
   December 31, 1998......................................................  F-3
  Consolidated Balance Sheets at December 31, 1998 and 1997...............  F-4
  Consolidated Statements of Cash Flows for each of the three years in the period ended
   December 31, 1998......................................................  F-5
  Consolidated Statements of Shareholders' Equity and Comprehensive Income
   for each of the three years in the period ended December 31, 1998......  F-7
  Notes to Consolidated Financial Statements.............................. F-10
Unaudited Consolidated Financial Statements:
  Consolidated Statements of Income for the nine months ended September
   30, 1999 and 1998 (unaudited).......................................... F-24
  Consolidated Balance Sheet as of September 30, 1999 (unaudited)......... F-25
  Consolidated Statements of Cash Flows for the nine months ended
   September 30, 1999 and 1998 (unaudited)................................ F-26
  Notes to Consolidated Financial Statements (unaudited).................. F-27

                          Independent Auditors' Report

The Board of Directors
Renaissance Holdings, Inc.:

   We have audited the accompanying consolidated balance sheets of Renaissance Holdings, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and comprehensive income and cash flows for each of the years in the three year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Renaissance Holdings, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          KPMG LLP

March 12, 1999, (except
for Note 17 which is
dated November 30, 1999).
Portland, Oregon

                           RENAISSANCE HOLDINGS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                  Years Ended December 31, 1998, 1997 and 1996

                                                   1998      1997       1996
                                                 --------- ---------  ---------
                                                   (In thousands, except per
                                                          share data)
Interest income:
  Credit card finance charges, net of account
   origination costs............................ $22,530.5 $13,228.1  $ 9,466.4
  Annual credit card fees.......................  12,422.4   5,131.8    3,756.4
  Other loans...................................   2,445.2   1,844.9    1,506.1
  Investments...................................   1,408.3   1,337.3    1,335.4
                                                 --------- ---------  ---------
    Total interest income.......................  38,806.4  21,542.1   16,064.3
                                                 --------- ---------  ---------
Interest expense:
  Deposits......................................   7,310.4   5,025.3    3,277.4
  FHLB advances.................................     234.1     497.8      651.7
  Notes payable and other.......................   1,935.5   1,478.4    1,099.8
                                                 --------- ---------  ---------
    Total interest expense......................   9,480.0   7,001.5    5,028.9
                                                 --------- ---------  ---------
Net interest income.............................  29,326.4  14,540.6   11,035.4
Provision for loan losses.......................  19,658.5   9,388.6    4,908.0
                                                 --------- ---------  ---------
Net interest income after provision for loan
 losses.........................................   9,667.9   5,152.0    6,127.4
                                                 --------- ---------  ---------
Non-interest income:
  Securitization income.........................   5,251.3   2,541.5    4,257.8
  Other credit card fees........................  25,988.3  10,251.6    6,358.2
  Servicing and other fees......................   4,703.3   2,075.7      157.6
  Other income (loss)...........................     480.4    (239.6)     186.8
                                                 --------- ---------  ---------
    Total non-interest income...................  36,423.3  14,629.2   10,960.4
                                                 --------- ---------  ---------
Non-interest expense:
  Compensation, employee benefits and related
   expense......................................  16,070.5   9,497.3    6,127.3
  Occupancy, furniture and equipment............   2,096.2   1,208.8      956.4
  Data processing and professional services.....  10,964.4   5,201.6    3,802.6
  Advertising, marketing, printing and supplies.   3,122.8     827.6      527.5
  Marketing partner profit split................   3,394.8   1,956.3    2,300.7
  Other expense.................................   2,354.1   1,248.7    1,617.7
                                                 --------- ---------  ---------
    Total non-interest expense..................  38,002.8  19,940.3   15,332.2
                                                 --------- ---------  ---------
Income (loss) before taxes......................   8,088.4    (159.1)   1,755.6
  Income tax expense (benefit)..................   3,219.9    (526.4)     367.9
                                                 --------- ---------  ---------
Net income...................................... $ 4,868.5 $   367.3  $ 1,387.7
                                                 ========= =========  =========
Earnings Per Common Share:
  Earnings available to common shareholders.....  $4,868.5 $   367.3  $ 1,387.7
  Average common shares.........................   6,190.2   5,769.9    5,228.9
  Average common and common equivalent shares...   8,041.8   6,951.5    6,316.6
  Basic earnings per common shares.............. $     .79 $     .06  $     .27
                                                 ========= =========  =========
  Diluted earnings per common share............. $     .61 $     .05  $     .22
                                                 ========= =========  =========

          See accompanying notes to consolidated financial statements

                           RENAISSANCE HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                           December 31, 1998 and 1997

                          ASSETS
                          ------
                                                              1998        1997
(In thousands, except share data)                          ----------  ----------
Cash and cash equivalents................................. $ 14,881.9  $ 12,109.4
Investment securities, available for sale.................      129.9       167.1
Investment securities, held to maturity...................   10,671.0    11,128.4
Loans receivable, net:
  Credit card receivables, net of allowance for loan
   losses of $18,572.6 at December 31, 1998 and $8,154.4
   at December 31, 1997...................................  173,167.0    97,931.2
  Other loans, net of allowance for loan losses of $218.6
   at December 31, 1998 and and $98.5 at December 31,
   1997...................................................   28,176.6    19,122.4
Notes receivable..........................................      445.2       557.7
Accrued interest receivable...............................      425.9       283.6
Stock in Federal Home Loan Bank...........................      823.0       762.9
Excess cash flow on securitized assets....................    1,343.7     1,182.3
Furniture, fixtures and equipment, net....................    4,539.3     2,767.6
Restricted cash...........................................    2,179.3     1,987.0
Deferred income tax asset.................................    1,589.0     1,128.5
Accounts receivable.......................................    1,349.4     1,587.4
Other assets..............................................    3,061.8     1,951.9
                                                           ----------  ----------
    Total assets.......................................... $242,783.0  $152,667.4
                                                           ==========  ==========
           LIABILITIES AND SHAREHOLDERS' EQUITY
           ------------------------------------
Deposits.................................................. $180,634.1  $117,599.8
Borrowings:
  Advances from Federal Home Loan Bank....................    7,200.0     7,800.0
  Notes payable...........................................   11,496.3     9,677.9
                                                           ----------  ----------
    Total borrowings......................................   18,696.3    17,477.9
Accounts payable and accrued expenses.....................   10,115.0     3,303.5
Deferred revenue, net.....................................   18,263.5     4,578.4
Servicing and other liabilities...........................      718.1       549.2
                                                           ----------  ----------
Total liabilities.........................................  228,427.0   143,508.8
                                                           ----------  ----------
Shareholders' equity:
  Common stock--Class B, $.01 par value, 25,000,000
   authorized, 616,392 issued and outstanding at December
   31, 1998 and 1997......................................        6.2         6.2
  Common stock, $.01 par value, 25,000,000 authorized,
   5,677,847 and 5,564,885 shares issued and outstanding
   at December 31, 1998 and 1997, respectively............       56.8        55.6
  Additional paid-in capital..............................    5,075.2     4,748.4
  Retained earnings.......................................    9,221.6     4,352.7
  Accumulated other comprehensive loss....................       (3.8)       (4.3)
                                                           ----------  ----------
    Total shareholders' equity............................   14,356.0     9,158.6
                                                           ----------  ----------
    Total liabilities and shareholders' equity............ $242,783.0  $152,667.4
                                                           ==========  ==========

          See accompanying notes to consolidated financial statements

                           RENAISSANCE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years Ended December 31, 1998, 1997 and 1996

                                              1998         1997        1996
                                           -----------  ----------  ----------
                                                    (In thousands)
Cash flows from operating activities:
Net income................................ $   4,868.5  $    367.3  $  1,387.7
  Adjustments to reconcile net income to
   cash provided by operating activities:
    Depreciation and amortization.........     1,376.4     1,052.1       768.4
    Gain on sale and disposal of assets...        16.8       210.4        20.3
    Provision for loan losses.............    19,658.5     9,388.6     4,908.0
    Non-cash portion of securitization....     5,188.9     6,518.5     2,544.2
    Deferred taxes........................      (460.5)   (1,097.7)     (196.0)
    Change in:
      Deferred revenue, net...............    13,685.2     2,339.2       706.2
      Current tax liability...............     1,394.5      (740.9)      158.3
      Accrued interest receivable.........      (142.4)      (34.1)      (71.1)
      Investment in unconsolidated
       subsidiary.........................         --        240.1      (335.9)
      Minority interest in subsidiary.....        30.7    (1,624.9)    1,275.2
      Accounts payable and accrued
       expenses...........................     5,917.5     1,718.9    (1,257.7)
      Other assets and decrease in other
       liabilities........................    (2,809.5)     (809.8)      (96.8)
                                           -----------  ----------  ----------
        Net cash provided by operating
         activities.......................    48,724.6    17,527.7     9,810.8
                                           -----------  ----------  ----------
Cash flows from investing activities:
  Principal payments on investment
   securities, available for sale.........        37.8     5,039.1         --
  Purchase of investment securities,
   available for sale.....................         --          --     (4,995.4)
  Principal payments on investment
   securities, held to maturity...........       457.3         --      2,155.6
  Repayment of notes receivable...........       112.5       118.1     1,120.2
  Loans securitized.......................         --          --      3,832.1
  Loan originations and purchased, net of
   payments...............................  (107,367.8)  (59,241.4)  (56,766.7)
  Decrease in real estate owned...........         --         72.0        14.7
  Increase in FHLB stock..................       (60.1)      (55.7)      (52.6)
  Increase in restricted cash.............      (192.3)       (3.3)   (1,167.1)
  Purchase of furniture and equipment.....    (2,686.9)   (2,019.4)   (1,124.0)
                                           -----------  ----------  ----------
        Total cash used in investing
         activities.......................  (109,699.5)  (56,090.6)  (56,983.2)
                                           -----------  ----------  ----------
Cash flows from financing activities:
  Increase in deposits....................    63,034.3    45,173.7    30,095.0
  Repayment of advances from FHLB.........      (600.0)   (1,200.0)   (1,200.0)
  Issuance of notes payable...............     3,376.9     5,174.6     7,893.9
  Principal payments of notes payable.....    (1,614.9)   (3,313.4)      (77.2)
  Capitalization of financing costs.......      (776.8)     (263.0)      (75.0)
  Additional stock and warrants issued....       327.9     2,077.2       471.3
  Distributions to shareholders...........         --       (218.5)     (195.8)
                                           -----------  ----------  ----------
        Total cash provided by financing
         activities.......................    63,747.4    47,430.6    36,912.2
                                           -----------  ----------  ----------
Net increase (decrease) in cash...........     2,772.5     8,867.7   (10,260.2)
Cash and cash equivalents at beginning of
 year.....................................    12,109.4     3,241.7    13,501.9
                                           -----------  ----------  ----------
Cash and cash equivalents at end of year.. $  14,881.9  $ 12,109.4  $  3,241.7
                                           ===========  ==========  ==========
Interest paid............................. $   9,243.8  $  5,889.2  $  4,460.9
                                           ===========  ==========  ==========
Taxes paid................................ $   2,753.5  $  1,343.0  $    812.2
                                           ===========  ==========  ==========

          See accompanying notes to consolidated financial statements

                           RENAISSANCE HOLDINGS, INC.

    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME

                  Years Ended December 31, 1998, 1997 and 1996

                                                Class B                                                Accumulated
                       Preferred Stock        Common Stock       Common Stock    Additional               Other         Total
                     --------------------  ------------------ ------------------  Paid-in   Retained  Comprehensive Shareholders'
                     # of shares  Amount   # of shares Amount # of shares Amount  Capital   Earnings     Income        Equity
  (In thousands)     ----------- --------  ----------- ------ ----------- ------ ---------- --------  ------------- -------------
Balance at December
31, 1995...........    1,113.5   $1,214.3                         151.0    $1.5   $1,046.0  $3,012.1      $16.1        $5,290.0
Add:
 Issuance of
 common stock......                                                30.0     0.3      471.0                                471.3
 Net income for
 1996..............                                                                          1,387.7                    1,387.7
 Other
 comprehensive
 income, net of
 tax:
   Unrealized loss
   on investments..                                                                                       (19.9)          (19.9)
Less:
 Shareholder
 distributions.....                                                                           (195.7)                    (195.7)
                      --------   --------     -----     ----    -------   -----   --------  --------     ------       ---------
Balance at December
31, 1996...........    1,113.5    1,214.3       --       --       181.0     1.8    1,517.0   4,204.1       (3.8)        6,933.4
                      --------   --------     -----     ----    -------   -----   --------  --------     ------       ---------
Add:
 Exchange of
 preferred stock
 for common........   (1,113.5)  (1,214.3)                      1,169.2    11.7    1,202.6
 Exchange of
 shares with
 Renaissance
 Bankcard
 Services..........                                             4,142.2    41.4      (41.4)
 Issuance of
 common stock......                           616.4      6.2       44.5     0.4    1,679.6                              1,686.2
 Common stock
 options
 exercised.........                                                28.0     0.3       19.1                                 19.4
 Issuance of stock
 warrants..........                                                                  371.5                                371.5
 Net income for
 1997..............                                                                            367.1                      367.1
 Other
 comprehensive
 income, net of
 tax:
   Unrealized loss
   on investments..                                                                                        (0.5)           (0.5)
Less:
 Shareholder
 distributions.....                                                                           (218.5)                    (218.5)
                      --------   --------     -----     ----    -------   -----   --------  --------     ------       ---------
Balance at December
31, 1997...........        --         --      616.4      6.2    5,564.9    55.6    4,748.4   4,352.7       (4.3)        9,158.6
                      --------   --------     -----     ----    -------   -----   --------  --------     ------       ---------
Add:
 Common stock
 options
 exercised.........                                               112.9     1.2      326.8                                328.0
 Net income for
 1998..............                                                                          4,868.9                    4,868.9
 Other
 comprehensive
 income, net of
 tax:
   Unrealized loss
   on investments..                                                                                         0.5             0.5
                      --------   --------     -----     ----    -------   -----   --------  --------     ------       ---------
Balance at December
31, 1998...........        --         --      616.4     $6.2    5,677.8   $56.8   $5,075.2  $9,221.6     $ (3.8)      $14,356.0
                      ========   ========     =====     ====    =======   =====   ========  ========     ======       =========
                     Comprehensive
                        Income
  (In thousands)     -------------
Balance at December
31, 1995...........     $
Add:
 Issuance of
 common stock......
 Net income for
 1996..............     1,387.7
 Other
 comprehensive
 income, net of
 tax:
   Unrealized loss
   on investments..       (19.9)
Less:
 Shareholder
 distributions.....
                     -------------
Balance at December
31, 1996...........     1,367.8
                     -------------
Add:
 Exchange of
 preferred stock
 for common........
 Exchange of
 shares with
 Renaissance
 Bankcard
 Services..........
 Issuance of
 common stock......
 Common stock
 options
 exercised.........
 Issuance of stock
 warrants..........
 Net income for
 1997..............       367.1
 Other
 comprehensive
 income, net of
 tax:
   Unrealized loss
   on investments..        (0.5)
Less:
 Shareholder
 distributions.....
                     -------------
Balance at December
31, 1997...........       366.6
                     -------------
Add:
 Common stock
 options
 exercised.........
 Net income for
 1998..............     4,868.9
 Other
 comprehensive
 income, net of
 tax:
   Unrealized loss
   on investments..         0.5
                     -------------
Balance at December
31, 1998...........    $4,869.4
                     =============

          See accompanying notes to consolidated financial statements

                           RENAISSANCE HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1998, 1997 and 1996

                     (000's omitted, except share amounts)

1. Summary of Significant Accounting Policies and Description of Business:

 Description of Business:

   Renaissance Holdings, Inc. (RHI or the Company) is a holding company located in Beaverton, Oregon with two wholly-owned subsidiaries, Orchard Federal Savings Bank (Orchard) and Renaissance Bankcard Services (RBS). Orchard, a community thrift located in Ontario, Oregon, markets and issues credit cards to cardholders throughout the United States and provides a complete range of banking services in Ontario. RBS, located in Beaverton, Oregon, principally operates as a servicing agent for financial institutions that issue credit card products. RBS has a 99%-owned subsidiary, RBS Holding, L.P., created to manage the securitization transactions described in Note 6. The Company also has agreements with certain marketing partners whereby the marketing partners may provide client prospects, transfer receivables due from these prospects to credit card accounts and share program profits and credit card losses.

 Business Combination and Name Change:

   Prior to June 1997, the Company held a majority of Orchard's common stock, but had no direct investment in RBS. On June 5, 1997, the Company and RBS executed an exchange of shares in which each RBS share was surrendered for approximately three shares of RHI. Since RBS and RHI had several common shareholders and common management, the share exchange was treated as a combination of entities under common control and, therefore, accounted for similar to a pooling of interests. Simultaneous with the share exchange, the Company, previously named TL Holdings, changed its name to Renaissance Holdings, Inc.

 Basis of Financial Statement Preparation:

   The books and records of the Company and subsidiaries are maintained on the accrual basis of accounting for financial statement and tax return purposes. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Principles of Consolidation:

   The accompanying consolidated financial statements include the accounts of RHI, its 100% ownership of the common stock of Orchard and its 100%-owned subsidiary, RBS. Significant intercompany accounts and transactions have been eliminated in consolidation.

 Subsidiary Preferred Stock:

   At December 31, 1998, the Company's wholly-owned subsidiary, Orchard, has issued 120 shares of preferred stock to another party. This preferred stock is subject to an agreement whereby the purchaser of the stock has a put and RBS has a call on the 120 shares. For both the put and the call, the exercise date is April 26, 2000 with an exercise price of $10 per share. This preferred stock is included within Notes Payable in the Company's consolidated financial statements.

 Cash and Cash Equivalents:

   For purposes of the statements of cash flows, the Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Orchard, in accordance with regulations, must maintain liquid assets of not less than 4% of savings accounts and short-term borrowings.

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


 Investment Securities:

   Investment securities held to maturity are stated at cost, adjusted for amortization of premiums and discounts. Investment securities available for sale and trading account securities are stated at market value. Gains and losses on sales of securities, recognized on a specific identification basis, and valuation adjustments of trading account securities are included in noninterest income. Net unrealized gain or loss on securities available for sale are included, net of tax, as a component of other comprehensive income.

 Federal Home Loan Bank Stock:

   Orchard is a member of the Federal Home Loan Bank of Seattle (FHLB). At December 31, 1998 and 1997, Orchard maintained the required investment in capital stock of the FHLB equal to the greater of 1% of its outstanding residential loans, 0.3% of total assets or 5% of its outstanding advances from the FHLB. This investment is carried at cost. At December 31, 1998 and 1997, $682 and $390, respectively, of FHLB stock was the required minimum investment.

 Credit Card Fee Income and Account Origination Costs:

   Annual credit card fees are deferred and amortized over the 12-month service period to which they relate. Account origination costs are also deferred and amortized over 12 months. At December 31, 1998 and 1997, deferred revenue, net of origination costs were $18,264 and $4,578, respectively.

 Origination and Other Loan Fees:

   Loan origination fees, commitment fees and certain related direct costs are deferred and amortized to interest income over the contractual lives of the related loans as an adjustment of loan yield using the interest method.

   Non-credit-card loan fees representing service costs for the prepayment of loans, for delinquent payments or for miscellaneous loan services are recorded as income when collected. Undisbursed loan funds are offset against loans receivable. Accrued interest represents the current month's interest that will be included as a part of the borrower's next monthly loan payment. Interest receivable is accrued only if deemed collectible.

 Amortization of Premiums and Discounts:

   The Company calculates amortization of non-credit-card premiums and discounts by use of a constant percentage rate applied to the carrying amount of long-term interest-bearing assets (interest method). Credit card premiums are amortized straight line over three years. Discounts on reaffirmed credit card receivables are amortized to offset charge-offs on reaffirmed receivables as the charge-offs occur.

 Credit Card Loan Losses and the Allowance for Credit Card Loan Losses:

   We generally charge off loans during the period in which the loan becomes contractually 180 days past due.

   The allowance for credit card loan losses is based on the Company's evaluation of the collectability of credit card receivables after giving consideration to current delinquency, historical loss experience, collateral deposit amounts, partnership sharing arrangements and general credit quality. The Company's management

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)

believes that the allowance for credit card loan losses is adequate. While management uses available information to recognize losses on credit cards, adjustments to the allowance may be necessary based on changes in credit quality and other factors. It is our policy to continue to accrue interest and fee income on all credit card accounts, except in limited circumstances, until the account and all related loans, interest and other fees are charged off.

 Allowance for Loan Losses--Other Loans:

   The allowance for loan losses on other loans is based on management's subjective evaluation of the loan portfolio, past loan experience, and general market and economic conditions. It is the policy of the Company to provide an allowance for loan losses when any significant and other than temporary decline in value can be identified. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations. The allowance is maintained at an amount estimated by management to be sufficient to absorb losses, net of recoveries (including recovery of collateral), inherent in the existing portfolio. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance may be necessary based on changes in economic conditions.

   Uncollectible interest on loans is charged off, or an allowance is established by a charge to income equal to all interest previously accrued and unpaid. Such interest is subsequently recognized only to the extent cash payments are received until delinquent interest is paid in full. When, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, the loan is returned to accrual status.

 Furniture, Fixtures and Equipment:

   Furniture, fixtures and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Most assets are depreciated over lives ranging from three to seven years. Leasehold improvements are depreciated over the estimated useful life of the improvement or the remaining lease term, whichever is shorter.

 Real Estate Owned:

   Real estate owned consists of real estate acquired through foreclosure proceedings. It is carried at estimated fair value, less estimated costs to sell. Costs, excluding interest, relating to the development and improvement of property are capitalized, whereas those relating to holding the property are charged to expense. The sale of real estate is recorded at the time the asset is sold and the related profit generally is recognized as sales proceeds are collected. Valuations are periodically performed by management and an allowance for losses is established, if needed, by a charge to earnings if the carrying value of a property exceeds its estimated fair value, less estimated costs to sell. Real estate owned of $64 is included in other assets on the consolidated balance sheets at December 31, 1998 and 1997.

 Deposits:

   Deposits are a principal source of funds. Deposits vary as to terms, with the major differences being minimum balances required, maturity, interest rates and provisions for payment of interest. Interest is accrued and either paid to the customer or added to the deposit on a periodic basis. On term accounts, the forfeiture of interest (because of withdrawal prior to maturity) is offset as of the date of withdrawal against interest expense.

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


 Comprehensive Income:

   In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". This SFAS establishes standards for reporting and displaying comprehensive income and its components in general-purpose financial statements. Comprehensive income includes net income and several other items that current accounting standards require to be recognized outside of net income. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and, as such, was adopted by the Company in 1998. The only item of comprehensive income is the unrealized gain (loss) on investment securities available for sale.

 Income Taxes:

   Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Stock Options:

   Statement of Financial Accounting Standards No. 123, (SFAS No. 123) Accounting for Stock-Based Compensation, permits entities to recognize the fair value of all stock-based awards as expense over the vesting period. (For this purpose, fair value is determined on the date of grant.) Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, under which compensation is recorded on the date of grant only if the current market value of the underlying stock exceeds the exercise price. For entities that elect to follow APB Opinion No. 25, SFAS No. 123 requires pro forma net income disclosures for employee stock option grants as if the fair-value-based method described in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and furnish the pro forma disclosures as provided by SFAS No. 123.

 Transfers and Servicing of Financial Assets and Extinguishments of
 Liabilities:

   The Company adopted SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, effective January 1, 1997. This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based upon application of a financial-components approach that focuses on control. Under SFAS No. 125, a transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange.

   The Company securitized a pool of credit card accounts in 1995 and added additional accounts to the securitized pool pursuant to an amended agreement in 1998. In a securitization supported by revolving receivables, sales are deemed to occur continuously as receivables are liquidated and replaced by other receivables from cardholders. The Company retains interests in the transferred assets, which essentially represent interest-only (I/O) strips. In addition, the Company assumes the ongoing obligations to service the transferred assets which are valued at fair value. The fair value of the servicing liabilities is the excess of the estimated fee that a third-party servicer, in an arms-length transaction, would charge to service the credit card receivables, over the contractual servicing fee per the securitization agreement.

                          RENAISSANCE HOLDINGS, INC.

                 Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


   Under SFAS No. 125, the Company allocates the previous carrying amount of the credit card receivables transferred and securitized between the receivables sold and the interest retained, based on their relative estimated fair values at the date of sale. A gain is recognized at the time of the sale equal to the excess of the fair value of the assets received, principally cash and an I/O strip, reduced by the fair value of the servicing liability assumed and the allocated cost of the assets sold. As new receivables are securitized, gains are recognized and I/O strips and servicing liabilities are recorded. The I/O strips and servicing liabilities are amortized, using the interest method, over the remaining projected life of the securitization. As all estimates used are influenced by factors outside the Company's control, there is uncertainty inherent in these estimates, making it reasonably possible that they could change in the near term.

2. Investment Securities:

   The amortized cost and estimated market values of the Company's investment securities are as follows:

                                                       December 31, 1998
                                                --------------------------------
                                                             Gross
                                                           Unrealized  Estimated
                                                Amortized ------------  Market
                                                  Cost    Gains Losses   Value
                                                --------- ----- ------ ---------
      Held to maturity:
        FNMA...................................  $ 7,687  $--    $205   $ 7,482
        FHLMC..................................    2,984   --      80     2,904
                                                 -------  ----   ----   -------
                                                  10,671   --     285    10,386
      Available for sale:
        FNMA...................................      136   --       6       130
                                                 -------  ----   ----   -------
                                                 $10,807  $--    $291   $10,516
                                                 =======  ====   ====   =======

                                                       December 31, 1997
                                                --------------------------------
                                                             Gross
                                                           Unrealized  Estimated
                                                Amortized ------------  Market
                                                  Cost    Gains Losses   Value
                                                --------- ----- ------ ---------
      Held to maturity:
        FNMA...................................  $ 8,145  $--    $335   $ 7,810
        FHLMC..................................    2,983   --      94     2,889
                                                 -------  ----   ----   -------
                                                  11,128   --     429    10,699
      Available for sale:
        FNMA...................................      175   --       7       167
                                                 -------  ----   ----   -------
                                                 $11,303   --    $436   $10,866
                                                 =======  ====   ====   =======

   All investments held as of December 31, 1998 and 1997 are pledged to secure public deposits and for other purposes required or permitted by law.

   Although actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations, the maturity dates of the investment securities are after ten years at December 31, 1998 and 1997. As of December 31, 1998, the weighted-average yield for held to maturity FNMA securities was 5.93%, held to maturity FHLMC securities was 6.13%, and available for sale FNMA securities was 7.13%.

                          RENAISSANCE HOLDINGS, INC.

                 Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


3. Loans Receivable:

   Loans receivable are summarized as follows:

                                                               December 31,
                                                             ------------------
                                                               1998      1997
                                                             --------  --------
      Credit card receivables..............................  $192,309  $106,457
      Contract loans secured by real estate................    20,821    13,292
      Mortgage loans.......................................     7,175     5,894
      Other consumer loans.................................     1,394       741
                                                             --------  --------
          Total face value of loans........................   221,699   126,384
                                                             --------  --------
      Less:
        Allowance for loan losses..........................    18,791     8,253
        Premium on credit card receivables.................       (49)      (88)
        Discount on reaffirmed credit card receivables.....       619       460
        Unearned discount on contract loans................       985       706
        Net deferred loan fees/contract costs..............         9       --
                                                             --------  --------
          Net loans........................................  $201,344  $117,053
                                                             ========  ========

   The activity in the loan loss allowances for the years ended December 31, 1998 and 1997 are as follows:

                                                     1998      1997     1996
                                                   --------  --------  -------
      Credit Cards:
        Beginning allowance for losses............ $  8,155  $  6,143  $ 1,320
        Provision for loan losses.................   19,533     9,380    4,929
        Loss allowance related to securitization..    5,196     7,196    2,545
        Loss allowance acquired through purchase
         of portfolios............................    6,233       169    5,699
        Actual charge-offs, net of recoveries.....  (20,544)  (14,734)  (8,350)
                                                   --------  --------  -------
      Ending allowance for credit card losses..... $ 18,573  $  8,154  $ 6,143
                                                   ========  ========  =======
      Other Loans:
        Beginning allowance for losses............ $     98  $     69  $    90
        Provision for loan losses.................      126         9      (21)
        Loss allowance acquired through purchase..        5        21      --
        Actual charge-offs, net of recoveries.....      (11)      --       --
                                                   --------  --------  -------
      Ending allowance for other loans............ $    218  $     99  $    69
                                                   ========  ========  =======

   At December 31, 1998 and 1997, fixed rate loans amounted to approximately $24,262 and $15,315, respectively. At December 31, 1998, other loan commitments to lend amounted to approximately $498.

   Mortgage loans of $3,953 and $2,854 in 1998 and 1997, respectively, were pledged as collateral to the FHLB.

   Credit card receivables of $7,059 were purchased in 1998. There were no credit card receivables purchased in 1997.

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


   At December 31, 1998 and 1997, the Company had no impaired loans or related interest considered by management to be material to the Company's financial position. The Company had no commitments to extend additional credit on loans that are non-accrual or impaired at December 31, 1998.

4. Notes Receivable:

     Notes receivable consist of the following:

                                                                    Balances
                                                                 At December 31,
                                                        Interest ---------------
               Type and Maturity Dates                    Rate    1998    1997
               -----------------------                  -------- ------- -------
Shareholder note receivable, secured by stock
 certificates and fully vested stock options; payable
 in annual payments of $92 with a final payment of
 $375 in 2000. Rate is variable, based on the Internal
 Revenue Service's Applicable Federal Rate for short-
 term borrowings......................................    6.7%   $   414 $   521
Note receivable from RBS Holding Management Corp.
 Shareholders who hold 13% of the stock of the Company
 and also hold 100% of the stock of RBS Holding
 Management Corporation, which owns a 1% interest in
 RBS Holding L.P. Note is variable rate based on the
 prime rate plus 1%, interest accrues to the principal
 balance and is due on demand.........................    8.8%        31      37
                                                                 ------- -------
    Total notes receivable............................           $   445 $   558
                                                                 ======= =======


5. Furniture, Fixtures and Equipment:

   Furniture, fixtures and equipment consists of the following at December 31:

                                                                1998     1997
                                                               -------  -------
      Furniture and equipment................................. $ 5,369  $ 3,740
      Leasehold improvements..................................     764      582
      Construction in progress................................     897       61
                                                               -------  -------
                                                                 7,030    4,383
      Less: Accumulated depreciation..........................  (2,491)  (1,615)
                                                               -------  -------
      Furniture, fixtures and equipment, net.................. $ 4,539  $ 2,768
                                                               =======  =======

   Depreciation expense was $899, $552, and $443 for 1998, 1997, and 1996 respectively.

   The future net minimum rental commitments under non-cancelable leases with an original term of more than one year as of December 31, 1998 are as follows:

      Year ending December 31,
        1999............................................................ $  924
        2000............................................................    910
        2001............................................................    914
        2002............................................................    919
        2003............................................................  1,036
        Thereafter......................................................  4,234
                                                                         ------
          Total minimum lease payments.................................. $8,937
                                                                         ======

   These rental commitments primarily represent leases for facilities. Rent expense was $810, $446, and $371 in 1998, 1997, and 1996 respectively.

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


6. Securitization of Credit Card Receivables:

   The Company securitized a pool of credit card accounts in 1995, pursuant to which, the Company issued investor certificates to certain institutional investors totaling $39.5 million. In July 1998, the Company amended the agreement, increasing investors' interests to $51 million and adding additional accounts to the securitized pool.

   The difference between the total credit card receivables securitized and the outstanding investor certificates represents an undivided interest held by the Company. Although the Company continues to service the underlying credit card accounts and maintain the customer relationships, the transfer and securitization of customer receivables, which occurs on an ongoing basis in order to replenish investor interests in the trust, are treated as sales for financial reporting purposes to the extent of the investors' interests in the trusts. Accordingly, the associated credit card receivables are not reflected on the consolidated balance sheets.

   In accordance with SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, the Company records gains on the transfer and securitization of credit card receivables to the trust based on the estimated fair value of assets obtained and liabilities incurred. The primary assets retained and liabilities incurred consist of an interest-only (I/O) strip, representing the excess cash flows from the securitization, and a servicing liability, which amounted to $1,344 and $659 at December 31, 1998 and $1,182 and $505, at December 31, 1997, respectively. To estimate the fair value of the I/O strip and the servicing liability, the Company used the following key assumptions:

      Rates                                                            1998 1997
      -----                                                            ---- ----
      Discount........................................................ 20%  10%
      Liquidation..................................................... 12%   9%
      Finance charge and fee income................................... 25%  25%
      Credit loss..................................................... 13%  11%
      Interest payment to certificateholders..........................  6%   6%
      Market value of servicing.......................................  4%   4%

   In 1998 and 1997, total transfers and sales of credit card receivables to the trust represented by investors' interests amounted to $68,192 and $47,115, resulting in the recognition of gains of approximately $871 and $1,113, classified in Securitization Income.

   In 1995, to facilitate the original securitization, the Company formed a limited partnership, RBS Holding, L.P. As part of the securitization agreements, the Company paid approximately $756 and $1,200 for legal and other transaction costs and a premium associated with the securitization portfolio in 1998 and 1995, respectively. The Company paid these costs because the securitization provided financing for the receivables generated by several of its major programs and reduced its cost of funds. The costs of the securitization were capitalized. The 1998 costs are being amortized over the period during which the Company will benefit from lower cost of funds (estimated to be 36 months). The 1995 costs were fully amortized in 1998.

   Under the securitization agreement, the Company is required to fund a reserve account for future losses on the securitized receivables. The reserve account was $2,168 and $1,975 as of December 31, 1998 and December 31, 1997. There are a number of covenants in the securitization that, if triggered, would result in an early amortization of the securitization. The impact would be to halt distribution to the Company of the investors' share of excess spread until the reserve account is increased to equal the total investors' share. The key covenants address excess portfolio spread, payment rates, tangible net worth of Renaissance Bankcard Services and regulatory capital of Orchard. Management believes the Company is in compliance with the key covenants as of December 31, 1998.

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


7. Advances from the Federal Home Loan Bank (FHLB):

   At December 31, 1998 and 1997, maturities of FHLB advances were as follows:

                                               1998 interest rate  1998    1997
                                               ------------------ ------- ------
      Due within one year....................     5.15 to 9.00%   $ 7,200 $7,600
      One year to two years..................              --         --     200
                                                                  ------- ------
                                                                  $ 7,200 $7,800
                                                                  ======= ======

   These advances are collateralized by FHLB stock and certain first mortgage loans.

8. Deposits:

     The following is a summary of deposits:

                                                                December 31,
                                                              -----------------
                                                                1998     1997
                                                              -------- --------
      Description:
        Demand deposits.....................................  $  6,003 $  4,725
                                                              -------- --------
        Savings accounts....................................    15,260   10,477
                                                              -------- --------
        Certificate of deposit accounts:
          Within 1 year.....................................    32,618   51,258
          1 year to 2 years.................................    22,921   16,992
          2 years to 3 years................................    27,828   12,391
          3 years to 4 years................................    18,941    1,390
          4 years to 5 years................................    50,127   18,543
          Thereafter........................................     6,936    1,824
                                                              -------- --------
            Total certificates..............................   159,371  102,398
                                                              -------- --------
            Total deposits..................................  $180,634 $117,600
                                                              ======== ========

   Following is a summary of interest expense on deposits:

                                                           Years ended December
                                                                   31,
                                                           --------------------
                                                            1998   1997   1996
                                                           ------ ------ ------
      Demand deposits....................................  $  297 $  181 $  150
      Savings and time deposits..........................   7,013  4,844  3,127
                                                           ------ ------ ------
                                                           $7,310 $5,025 $3,277
                                                           ====== ====== ======

   The aggregate amount of time deposits, including certificates of deposits, with balances of $100 or more at December 31, 1998 and 1997, were $134,780 and $5,312, respectively.

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


9. Notes Payable:

   Notes payable consist of the following components:

                                                                 Balances At
                                                                 December 31,
                                                     Interest   --------------
   Type and Maturity Dates                             Rate      1998    1997
   -----------------------                         ------------ ------- ------
   Note payable, secured by credit card
    receivables with a final maturity in 2000;
    payable in monthly minimum amounts of $120
    plus additional principal payments based on
    reductions in the par value of the portfolios
    securing the note. To the extent that the
    remaining principal balance has not reached
    target levels each year, additional principal
    payments may be required. An additional $1,491
    was borrowed in 1998..........................        11.5% $ 4,428 $4,113
   Notes payable, fixed and variable rates,
    secured by fixed assets, payable in monthly
    installments with final maturities in 1999.    8.6% to 8.8%      69    290
   Note payable, fixed rate, secured by fixed
    assets, payable in monthly installments with
    final maturity in 2001........................         9.5%     917    --
   Subordinated capital notes payable, variable
    rate tied to prime rate, redeemable any time
    after December 31, 1999.......................         9.8%     925    925
   Senior subordinated note payable, with final
    maturity in 2003; fixed rate of 7%, $3,500
    face value, discounted to market at 9.5%,
    interest payable quarterly, two equal
    principal payments in 2002 and 2003...........         9.5%   3,215  3,158
   Subordinated note payable, fixed rate, with
    final maturity in 2003. Interest payable
    annually, two equal principal payments in 2001
    and 2003......................................        10.0%     750    --
   Notes payable, related to put/call option on
    120,000 shares of Orchard preferred stock,
    exercise date of April 26, 2000...............                1,192  1,192
                                                                ------- ------
   Total notes payable............................              $11,496 $9,678
                                                                ======= ======

   Notes payable maturities in 1999, 2000, 2001, 2002 and 2003 are $3,248, $2,918, $549, $1,750 and $2,125, respectively.

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


10. Income Taxes:

   Prior to the business combination on June 5, 1997, as discussed in Note 1, TL Holdings, Inc. and Orchard filed consolidated income tax returns. RBS, as an S corporation, filed separate income tax returns through December 31, 1996. Effective January 1, 1997, RBS voluntarily revoked its S corporation election. Beginning in 1997 however, RHI filed a consolidated return with Orchard and RBS.

   The following is a summary of income tax expense (benefit):

                                                        Years ended December
                                                                31,
                                                        ----------------------
                                                         1998    1997    1996
                                                        ------  -------  -----
      Current tax expense:
        Federal........................................ $3,050  $   513  $ 470
        State..........................................    630       59     94
                                                        ------  -------  -----
                                                         3,680      572    564
                                                        ------  -------  -----
      Deferred tax expense (benefit):
        Federal........................................   (381)    (909)  (176)
        State..........................................    (79)    (189)   (20)
                                                        ------  -------  -----
                                                        $(460)  $(1,098) $(196)
                                                        ------  -------  -----
                                                        $3,220  $  (526) $ 368
                                                        ======  =======  =====

   An analysis of income tax expense (benefit), setting forth the reasons for the variation from the "expected" Federal corporate income tax rate of 34% and the effective rate provided, is as follows:

                                                               Years ended
                                                              December 31,
                                                            ------------------
                                                             1998  1997   1996
                                                            ------ -----  ----
      Federal "expected" corporate income tax.............. $2,803 $   5  $622
      State income taxes, net of Federal income tax
       benefit.............................................    363   (27)   81
      Permanent differences................................     19    10     2
      S Corporation earnings...............................    --    --   (349)
      Increase to deferred tax asset for S Corporation
       revocation..........................................    --   (501)  --
      Other................................................     35   (13)   12
                                                            ------ -----  ----
                                                            $3,220 $(526) $368
                                                            ====== =====  ====

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


   The tax effects of temporary differences, which give rise to a significant portion of deferred tax assets and deferred tax liabilities at December 31, 1998 and 1997, are as follows:

                                                                   Years ended
                                                                  December 31,
                                                                  -------------
                                                                   1998   1997
                                                                  ------ ------
      Deferred tax assets:
        Credit card receivables, primarily due to allowance for
         losses.................................................. $4,291 $2,126
        Loans receivable, primarily due to allowance for losses..    296     37
        Other deferred tax assets................................     39     23
                                                                  ------ ------
          Total gross deferred tax assets........................  4,626  2,186
      Deferred tax liabilities:
        Accrued interest income..................................    509    --
        Deferred account origination costs.......................  1,932    438
        Securitization assets and liabilities....................    259    257
        FHLB stock dividends.....................................    151    128
        Other deferred tax liabilities...........................    186    234
                                                                  ------ ------
          Total gross deferred tax liabilities...................  3,037  1,057
                                                                  ------ ------
          Net deferred tax assets................................ $1,589 $1,129
                                                                  ====== ======

   There was no valuation allowance at December 31, 1998 and 1997 because management believes that it is more likely than not that the Company will realize its gross deferred tax assets from expected future taxable income, reversing temporary differences and available carryback to prior years.

   Had RBS been a C corporation prior to January 1, 1997, the pro forma 1997 income (loss) would have been as follows:

                                                      Year Ended 1997
                                           -------------------------------------
                                                             Unaudited Pro Forma
                                           Net Income (Loss)  Net Income (Loss)
                                           ----------------- -------------------
Renaissance Bankcard Services.............       $(218)             $(719)
Renaissance Holdings, Inc. and Orchard....         585                585
                                                 -----              -----
Combined..................................       $ 367              $(134)
                                                 =====              =====

   Unaudited pro forma net income (loss) reflects adjustments to net income to record an estimated provision for income taxes assuming RBS was a C corporation in years prior to 1997.

11. Shareholders' Equity:

   During 1997, the Company authorized a new class of Common shares, Class B, and issued Class B shares, Class B warrants and debt subject to a Securities Purchase Agreement. The authorized capital stock of the Company consists of 50,000 shares of voting stock, including 25,000 shares of Common stock, $0.01 par value and 25,000 shares of Class B Common stock, $0.01 par value. At December 31, 1998 5,678 and 616 shares of Common and Class B Common stock, respectively, were outstanding. The Company has reserved 4,349 shares of Common stock for: (a) outstanding Common stock options, (b) authorized, but unissued, Common stock options, and (c) issuance upon conversion of the Class B stock and Class B warrants. Separate from the common shares discussed above, the Company has reserved 1,123 Class B Common shares for exercise of the Class B warrants outstanding.

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


   The Class B Common stock has preferential rights including, but not limited to, the following:

  .  Liquidation preference over Common stock

  . Preemptive rights to acquire additional shares on a proportionate basis if new shares are issued

  .  Registration demand rights

  .  Conversion to Common stock

   The Securities Purchase Agreement restricts the Company from retiring stock or making any distributions on behalf of shareholders.

   In June 1997, the Company issued 1,396 Class B stock warrants at an exercise price of $2.507 per share. The value of warrants issued was determined by calculating the excess of total consideration received pursuant to the Securities Purchase Agreement over the fair value of stock and debt issued. These warrants are not exercisable until June 2002 and expire June 2006. The warrants carry a redemption option exercisable after June 2002. If exercised, the Company must buy back the warrants at the current fair market value of the stock less the warrant strike price. Under certain conditions, the warrant holder may accelerate their right to buy Class B stock. The warrant contract also stipulates that if the Company meets certain earnings targets for 1998 and 1999, 273 and 256 warrants, respectively, will be surrendered for cancellation. Accordingly, 273 warrants will be cancelled as a result of meeting the 1998 earnings targets.

   The Company has adopted stock option plans that provide for the granting of Incentive Stock Options and Nonqualified Stock Options to purchase 2,674 shares of the Company's Common Stock to officers, key employees and directors at prices greater than or equal to the fair market value on the date the option is granted. Options become exercisable as determined at the date of grant by the Board of Directors. The terms of the options range from five to ten years as established at the time of grant. Vesting periods range from two to five years.

   Common stock option activity for the years ended December 31, 1998 and 1997 is as follows:

                                                                        Weighted
                                                              Common    Average
                                                              Shares    Exercise
                                                            Outstanding  Price
                                                            ----------- --------
      Options outstanding at December 31, 1995.............    1,260     $0.42
        Granted............................................    1,032      2.49
        Exercised..........................................      (15)     1.02
      Options outstanding at December 31, 1996.............    2,277      1.35
        Granted............................................      153      2.51
        Exercised..........................................      (28)     0.68
        Forfeited..........................................       (9)     1.68
      Options outstanding at December 31, 1997.............    2,393      1.43
                                                               -----
        Granted............................................      187      3.35
        Exercised..........................................     (113)     2.90
        Forfeited..........................................      (17)     2.94
                                                               -----
      Options outstanding at December 31, 1998.............    2,450      1.42
                                                               =====
      Options exercisable at December 31, 1998.............    2,034      1.26
                                                               =====

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)

   The options on Common Stock outstanding at December 31, 1998 comprised the following:

                                                                        Average
                                              Weighted Average       Remaining Life
      Options      Exercise Price Range        Exercise Price            (years)
      -------      --------------------       ----------------       --------------
      1,165           $0.34 to $0.67               $0.37                  2.7
        816           $1.35 to $2.02               $1.97                  6.9
        345           $2.51 to $4.38               $3.35                  6.5
        124           $2.51 to $3.50               $3.46                  9.7
      -----
      2,450
      =====

   The Company uses the intrinsic-value-based method to account for options. Accordingly, no compensation costs have been recognized for stock options issued. Had compensation cost for the Company's options been determined based on the fair value at the grant dates consistent with the fair- value-based method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                           1998  1997  1996
                                                          ------ ---- ------
      Net Income
        As reported...................................... $4,869 $367 $1,388
        Pro forma........................................ $4,643 $306 $1,329

   The cumulative impact of years prior to 1996 would have been a $127 reduction in reported net income. The Common stock options granted during 1998 and 1997 had weighted average fair market values of $0.78 and $0.65 per share, respectively. The fair value of options were calculated based on the following average assumptions for 1998 and 1997: risk free interest rate of 5.3% and 5.6%, respectively, expected exercise period of 5 years, zero expected dividends. No volatility was factored into the valuation.

12. Regulatory Matters:

   Orchard is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Orchard must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Orchard's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

   Quantitative measures established by regulation to ensure capital adequacy require Orchard to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital to average assets (as defined). Management believes, as of December 31, 1998, that Orchard meets all capital adequacy requirements to which it is subject.

   As of December 31, 1998, Orchard was considered "well capitalized" under the regulatory framework. To be categorized as well capitalized, Orchard must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. Management does not believe that there are any events or changes in condition since December 31, 1998 that have affected Orchard's regulatory classification.

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)

   Orchard's actual capital amounts and ratios are presented in the following table:

                                                                     To be well
                                                                     capitalized
                                                                    under prompt
                                                      For capital    corrective
                                                       adequacy        action
                                         Actual        purposes      provisions
                                      -------------  -------------  -------------
                                      Amount  Ratio  Amount  Ratio  Amount  Ratio
                                      ------- -----  ------- -----  ------- -----
   As of December 31, 1998:
     Total capital (to risk weighted
      assets).......................  $19,792 10.4%  $15,194 >8.0%  $18,993 >10.0%
     Tier 1 capital (to risk
      weighted assets)..............   18,084  9.5     7,597 >4.0    10,850  >6.0
     Tier 1 capital (to average
      assets).......................   18,084  8.0     9,102 >4.0    11,378  >5.0
   As of December 31, 1997:
     Total capital (to risk weighted
      assets).......................  $11,079 10.4%  $ 8,503 >8.0%  $10,629 >10.0%
     Tier 1 capital (to risk
      weighted assets)..............    9,556  9.0     4,251 >4.0     6,377  >6.0
     Tier 1 capital (to average
      assets).......................    9,556  8.5     4,523 >4.0     5,654  >5.0

13. Fair Value of Financial Instruments:

   Financial instruments have been construed to generally mean cash or a contract that implies an obligation to deliver cash or another financial instrument to another entity. The estimated fair values of the Company's financial instruments are as follows:

                                                 December 31,     December 31,
                                                     1998             1997
                                               ---------------- ----------------
                                               Carrying  Fair   Carrying  Fair
                                                amount   value   amount   value
                                               -------- ------- -------- -------
   Financial assets:
     Cash and equivalents..................... $ 14,882  14,882 $ 12,109  12,109
     Investment securities....................   10,801  10,516   11,295  10,866
     Loans, net...............................  201,344 193,952  117,053 116,329
     Notes receivable.........................      445     445      558     558
     Stock in FHLB............................      823     823      763     763
     Excess cash flow on securitized assets...    1,344   1,344    1,182   1,182
     Accounts receivable......................    1,349   1,349    1,587   1,587
   Financial liabilities:
     Deposits.................................  180,634 183,614  117,600 118,627
     Advances from FHLB.......................    7,200   7,204    7,800   7,819
     Notes payable............................   11,496  11,496    9,678   9,678
     Securitization servicing liability.......      659     659      505     505

   Financial assets and financial liabilities other than investment securities are not traded in active markets. The above estimates of fair value require subjective judgment and are approximate. Changes in the following methodologies and assumptions could significantly affect the estimates. These estimates may also vary significantly from the amounts that could be realized in actual transactions.

  . Financial Assets--The estimated fair value approximates the book value of cash equivalents, credit card receivables, notes receivable, Federal Home Loan Bank (FHLB) stock, excess cash flow on

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)

     securitized assets (see note 6) and accounts receivable. For securities, the fair value is based on quoted market prices, where available. The fair value of loans is estimated by discounting future cash flows using current rates at which similar loans would be made. The notes receivables are on variable interest rates, and therefore fair value approximates book value.

  . Financial Liabilities--The estimated fair value of deposits is estimated by discounting the future cash flows using current rates at which similar deposits would be made. The estimated fair value of advances from FHLB is estimated by discounting the future cash flows using current rates at which similar borrowings would be made. The estimated fair value of debt approximates the carrying value as rates on these instruments are comparable to instruments of similar risk.

   The Company did not hold any derivative financial instruments in its investment portfolio at or during the years ended December 31, 1998, 1997 and 1996.

14. Employee Benefit Plans:

   The Company has established a 401(k) retirement plan covering all employees who are at least 21 years of age and who have been with the Company at least six months. During 1997, the Company decreased the minimum age for participation in the plan to 18 years of age. The Company matches 100% of employee deferrals up to 3% of compensation and 50% of employee deferrals between 3% and 6% of compensation. Expense under the plan was $241, $162 , and $122 for the years ended December 31, 1998, 1997, and 1996 respectively.

15. Off-Balance Sheet Risk:

     The approximate composition of the portfolios held by client banks for which the Company assumes the risk of loss at December 31 is as follows (in millions):

                                                                     1998  1997
                                                                     ----  ----
      Total portfolio serviced by the Company......................  $285  $165
        Less portfolio funded by the Company.......................  (191) (106)
                                                                     ----  ----
      Subtotal.....................................................    94    59
      Securitized accounts serviced by the Company for which a cash
       reserve has been established as discussed in Note 6.........   (51)  (40)
      Additional accounts funded by marketing partners for which
       the Company did not assume risk of loss.....................    (7)   (7)
                                                                     ----  ----
      Outstanding balances carried by a client for which the
       Company assumes risk........................................    36    12
      Unused credit (open-to-buy)**................................   136    69
      Collateral deposits ***......................................   (22)  (22)
                                                                     ----  ----
      Net off-balance sheet amount at risk for loss................  $150  $ 59
                                                                     ====  ====

--------
** Unused credit is the excess of total credit limits granted to customers over the outstanding portfolio balances.
*** The Company has credit card programs secured by individual savings deposits.

                           RENAISSANCE HOLDINGS, INC.

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


16. Earnings Per Common Share:

                                         Year ended December 31,
                          -----------------------------------------------------
                                1998              1997              1996
                          ----------------- ----------------- -----------------
                          Diluted   Basic   Diluted   Basic   Diluted   Basic
                          -------- -------- -------- -------- -------- --------
Earnings available to
 common shareholders..... $4,868.5 $4,868.5 $  367.3 $  367.3 $1,387.7 $1,387.7
                          ======== ======== ======== ======== ======== ========
Average Shares
  Common.................  6,190.2  6,190.2  5,769.9  5,769.9  5,228.9  5,228.9
  Common equivalents.....  1,851.6      --   1,181.6      --   1,087.7      --
                          -------- -------- -------- -------- -------- --------
    Total................  8,041.8  6,190.2  6,951.5  5,769.9  6,316.6  5,228.9
                          ======== ======== ======== ======== ======== ========
Earnings per common
 share................... $    .61 $    .79 $    .05 $    .06 $    .22 $    .27
                          ======== ======== ======== ======== ======== ========

17. Subsequent Events:

   On December 2, 1999, Renaissance announced that it had signed a definitive agreement on November 30, 1999 to be purchased by Household International, Inc. ("Household") subject to regulatory and shareholder approval. Household will exchange consideration to be valued at $31.456 for each share of Renaissance common stock. Subject to certain restrictions, Renaissance shares may be exchanged for cash, a combination of cash and Household common stock or shares of Household common stock, as elected by each Renaissance shareholder. The agreement and plan of merger requires that Renaissance obtain the prior written consent of Household prior to taking certain actions, including the issuance of any shares of Renaissance common stock, entering into certain agreements and making capital expenditures above specified thresholds.

   General Electric Capital Corporation ("GECC") invested in Renaissance in June 1997. As part of this investment GECC was issued a warrant by Renaissance to purchase up to 1,396,082 shares of Renaissance common stock. Currently GECC has the right to acquire 867,341 shares of Renaissance common stock at a price of $2.507 per share pursuant to this warrant. In connection with the merger, Household has agreed to purchase the warrant from GECC for $25.1 million immediately upon completion of the merger. This amount was determined by taking
(i) the difference between $31.456 per share of Renaissance common stock less the warrant strike price of $2.507 per share, which was then multiplied by (ii) the number of shares of Renaissance common stock issuable under the warrant. Additionally, GECC will permit Renaissance to repay, in full, the subordinated notes due in 2003 issued by Renaissance in the amount of $3.5 million in connection with the merger. There will be no premium or penalty assessed against Renaissance for such early repayment.

   To encourage certain employees of the Company and its subsidiaries to remain in the employ of the surviving company following the merger, the Company's Board has approved an incentive compensation plan, subject to the approval of shareholders. In addition, employment agreements have been executed for four of Renaissance's principal executive officers which will include non-compete agreements.

   The Company's Board has awarded Irving J. Levin a cash bonus in the amount of $7.775 million in recognition of his past and current meritorious performance. Such bonus is subject to certain conditions and may be paid prior to the merger date.

                           RENAISSANCE HOLDINGS, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)

                  Years Ended December 31, 1998, 1997 and 1996
                   (000's omitted, except per share amounts)


   During the third quarter of 1999, the Company issued options to purchase 302,300 shares of Renaissance common stock having a $14.00 per share exercise price. The Company is recording compensation expense for the difference between the exercise price of $14.00 and the market value of $31.456 over the vesting period of three years.

   The Company entered into a credit card alliance with a subsidiary of Household in April 1999. Under this alliance, the Company markets and services certain credit card accounts for the benefit of both Household and the Company.

   In March 1999, the Company purchased a distressed credit card portfolio with receivables totaling $46.3 million which were acquired at a discount.

                           RENAISSANCE HOLDINGS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
             For the Nine Months Ended September 30, 1999 and 1998

                                                              1999      1998
                                                            --------- ---------
                                                               In thousands,
                                                             except share data
                                                                (Unaudited)
Interest income:
  Credit card finance charges, net of account origination
   costs................................................... $32,102.8 $15,889.4
  Annual credit card fees..................................  27,559.8   7,245.1
  Other loans..............................................   2,496.2   1,748.4
  Investments..............................................   1,371.7   1,010.6
                                                            --------- ---------
    Total interest income..................................  63,530.5  25,893.5
                                                            --------- ---------
Interest expense:
  Deposits.................................................  10,087.7   5,136.9
  FHLB advances............................................      21.0     199.8
  Notes payable and other..................................   1,037.1   1,410.3
                                                            --------- ---------
    Total interest expense.................................  11,145.8   6,747.0
                                                            --------- ---------
Net interest income........................................  52,384.7  19,146.5
Provision for loan losses..................................  43,350.0  11,340.9
                                                            --------- ---------
    Net interest income after provision for loan losses....   9,034.7   7,805.6
                                                            --------- ---------
Non-interest income:
  Securitization income....................................   3,744.0   4,884.9
  Other credit card fees...................................  52,429.1  14,013.3
  Servicing and other fees.................................   4,994.4   3,573.3
  Other income.............................................   1,854.3     377.9
                                                            --------- ---------
    Total non-interest income..............................  63,021.8  22,849.4
                                                            --------- ---------
Non-interest expense:
  Compensation, employee benefits and related expense......  20,754.6  10,414.8
  Occupancy, furniture and equipment.......................   2,499.4   1,320.1
  Data processing and professional services................  18,000.8   6,340.0
  Advertising, marketing, printing and supplies............   5,613.4   2,640.8
  Marketing partner profit split...........................   3,239.7   2,376.0
  Other expense............................................   3,525.6   1,553.7
                                                            --------- ---------
    Total non-interest expense.............................  53,633.5  24,645.4
                                                            --------- ---------
Income before taxes........................................  18,423.0   6,009.6
  Income tax expense.......................................   7,507.6   2,383.9
                                                            --------- ---------
Net income................................................. $10,915.4 $ 3,625.7
                                                            --------- ---------
Earnings Per Common Share
  Earnings available to common shareholders................ $10,915.4 $ 3,625.7
  Average common shares....................................   6,393.4   6,181.3
  Average common and common equivalent shares..............   9,715.7   8,029.4
  Basic earnings per common share.......................... $    1.71 $     .59
                                                            ========= =========
  Diluted earnings per common share........................ $    1.12 $     .45
                                                            ========= =========

          See accompanying notes to consolidated financial statements

                           RENAISSANCE HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEET

                               September 30, 1999

                              ASSETS                                   1999
                              ------                                -----------
                                                                        In
                                                                    thousands,
                                                                      except
                                                                    share data.
                                                                    (Unaudited)
Cash and cash equivalents.......................................... $ 39,622.9
Investment securities, available for sale..........................      101.8
Investment securities, held to maturity............................    7,500.3
Loans receivable, net:
  Credit card receivables, net of allowance for loan losses of
   $42,902.1.......................................................  274,387.4
  Other loans, net of allowance for loan losses of $301.2..........   35,569.2
Notes receivable...................................................      445.2
Accrued interest receivable........................................      388.3
Stock in Federal Home Loan Bank....................................      869.4
Excess cash flow on securitized assets.............................    1,336.5
Furniture, fixtures and equipment, net.............................   12,379.3
Restricted cash....................................................    2,179.6
Deferred income tax asset..........................................   10,660.8
Accounts receivable................................................    4,995.7
Other assets.......................................................    4,558.4
                                                                    ----------
    Total Assets................................................... $394,994.8
                                                                    ==========
               LIABILITIES AND SHAREHOLDERS' EQUITY
               ------------------------------------
Deposits........................................................... $325,138.2
Notes payable......................................................   10,403.7
Accounts payable and accrued expenses..............................   13,654.2
Deferred revenue, net..............................................   19,209.8
Servicing and other liabilities....................................      769.2
                                                                    ----------
    Total liabilities..............................................  369,175.1
                                                                    ----------
Shareholders' Equity:
  Common stock--Class B, $.01 par value, 24,500,000 authorized,
   317,314 issued and outstanding at September 30, 1999............        3.2
  Common stock--Class C, $.01 par value, 500,000 authorized,
   299,078 issued and outstanding at September 30, 1999............        3.0
  Common stock, $.01 par value, 25,000,000 authorized, 5,857,086
   shares issued and outstanding at September 30, 1999.............       58.6
  Additional paid-in capital.......................................    5,622.9
  Retained earnings................................................   20,137.0
  Accumulated other comprehensive loss.............................       (5.0)
                                                                    ----------
    Total shareholders' equity.....................................   25,819.7
                                                                    ----------
    Total liabilities and shareholders' equity..................... $394,994.8
                                                                    ==========

          See accompanying notes to consolidated financial statements

                           RENAISSANCE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             For the Nine Months Ended September 30, 1999 and 1998

                                                            1999       1998
                                                         ----------  ---------
                                                             In thousands
                                                             (Unaudited)
Cash flows from operating activities:
  Net income............................................ $ 10,915.4  $ 3,625.7
  Adjustments to reconcile net income to cash provided
   by operating activities:
    Depreciation and amortization.......................    1,474.8    1,016.1
    Gain on sale and disposal of assets.................       38.1       11.7
    Provision for loan losses...........................   43,350.0   11,340.9
    Non-cash portion of securitization..................    4,603.9    2,759.5
    Deferred taxes......................................   (9,071.7)      14.8
    Change in:
      Deferred revenue, net.............................      946.2    5,324.6
      Current tax liability.............................   (1,217.7)   1,382.7
      Accrued interest receivable.......................       37.6      (69.2)
      Investment in unconsolidated subsidiary...........        --         0.5
      Minority interest in subsidiary...................       21.6       16.8
      Accounts payable and accrued expenses.............    4,514.8    3,427.4
      Other assets and decrease in other liabilities....   (2,317.5)   1,105.5
                                                         ----------  ---------
        Net cash provided by operating activities.......   53,295.5   29,957.0
                                                         ----------  ---------
Cash flows from investing activities:
  Principal payments on investment securities, available
   for sale.............................................       27.0     (137.3)
  Principal payments on investment securities, held to
   maturity.............................................    3,170.8      244.6
  Repayment of notes receivable.........................        --        20.5
  Loan originations and purchased, net of payments...... (158,571.7) (43,697.5)
  Decrease in real estate owned.........................     (754.9)       --
  Increase in FHLB stock................................      (46.4)     (44.4)
  Increase in restricted cash...........................       (0.3)    (195.6)
  Purchase of furniture and equipment...................   (9,061.4)  (1,143.6)
                                                         ----------  ---------
        Total cash used in investing activities......... (165,236.9) (44,953.3)
                                                         ----------  ---------
Cash flows from financing activities:
  Increase in deposits..................................  144,504.1   21,666.2
  Repayment of advances from FHLB.......................   (7,200.0)    (200.0)
  Issuance of notes payable.............................      718.9    3,376.9
  Principal payments of notes payable...................   (1,858.1)  (1,199.2)
  Capitalization of financing costs.....................      (32.0)    (752.8)
  Additional stock and warrants issued..................      549.5        --
                                                         ----------  ---------
        Total cash provided by financing activities.....  136,682.4   22,891.1
                                                         ----------  ---------
Net increase in cash....................................   24,741.0    7,894.8
Cash and cash equivalents at beginning of year..........   14,881.9   12,109.4
                                                         ----------  ---------
Cash and cash equivalents at end of year................ $ 39,622.9  $20,004.2
                                                         ==========  =========
Interest paid........................................... $ 11,308.6  $ 6,234.3
                                                         ==========  =========
Taxes paid.............................................. $ 17,796.2  $   986.0
                                                         ==========  =========

          See accompanying notes to consolidated financial statements

                           RENAISSANCE HOLDINGS, INC.

    NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                     (000's omitted, except share amounts)

1. Basis of Presentation:

   The accompanying unaudited condensed consolidated financial statements of Renaissance Holdings, Inc. ("Renaissance" or "the Company") and its subsidiaries have been prepared in accordance with generally accepted accounting principles for interim financial information. Additionally, these financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1999 should not be considered indicative of the results for any future quarters or the year ending December 31, 1999. These financial statements should be read in conjunction with the consolidated financial statements and footnotes included in the Prospectus.

2. Investment Securities:

   The amortized cost and estimated market values of the Company's investment securities at September 30, 1999 are as follows:

                                                             Gross
                                                           Unrealized  Estimated
                                                Amortized ------------  Market
                                                  Cost    Gains Losses   Value
                                                --------- ----- ------ ---------
      Held to maturity:
        FNMA................................... $2,985.1  $ --  $101.2 $2,883.9
        FHLMC..................................  4,515.2    --   180.9  4,334.3
                                                --------  ----- ------ --------
                                                 7,500.3    --   282.1  7,218.2
      Available for sale:
        FNMA...................................    110.0    --     8.2    101.8
                                                --------  ----- ------ --------
                                                $7,610.3  $ --  $290.3 $7,320.0
                                                ========  ===== ====== ========

   All investments held as of September 30, 1999 are pledged to secure public deposits and for other purposes required or permitted by law.

3. Loans Receivable:


   Loans Receivable at September 30, 1999 are summarized as follows:

                                                               September 30,
                                                                    1999
                                                               ---------------
      Credit card receivables................................. $317,187.7
        Contract loans secured by real estate.................   26,614.9
        Mortgage loans........................................    8,989.2
        Other consumer loans..................................    1,491.1
                                                               ----------
          Total face value of loans...........................  354,282.9
                                                               ----------
      Less:
        Allowance for loan losses.............................   43,203.3
        Premium on credit card receivables....................     (435.2)
        Discount on reaffirmed credit card receivables........      333.4
        Unearned discount on contract loans...................    1,201.0
        Net deferred loan fees/contract costs.................       23.8
                                                               ----------
          Net loans........................................... $309,956.6
                                                               ==========

                          RENAISSANCE HOLDINGS, INC.

                                  (Unaudited)
                     (000's omitted, except share amounts)


   In addition, in accordance with SFAS 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", the Company has recorded interest only strips and servicing liabilities at September 30, 1999. To estimate the fair value of the interest only strip and servicing liability, the Company used the following assumptions:

                                                                           Rates
                                                                           -----
      Discount............................................................  20%
      Liquidation.........................................................  12%
      Finance charge and fee income.......................................  24%
      Credit loss.........................................................  12%
      Interest payments to certificate holders............................   6%
      Market value of servicing...........................................   4%

   The activity in the loan loss allowances for the nine months ended September 30, 1999 are as follows:

      Credit Cards:
        Beginning allowance for losses.............................. $ 18,572.6
        Provision for loan losses...................................   43,261.9
        Loss allowance acquired through purchase of portfolios......   16,158.5
        Actual charge-offs, net of recoveries.......................  (35,090.9)
                                                                     ----------
      Ending allowance for credit card losses....................... $ 42,902.1
                                                                     ==========
      Other Loans:
        Beginning allowance for losses.............................. $    218.6
        Provision for loan losses...................................       88.1
        Actual charge-offs, net of recoveries.......................      (5.5)
                                                                     ----------
      Ending allowance for other loans.............................. $    301.2
                                                                     ==========

4. Income Taxes:

   Our effective tax rate was 40.8 percent for the nine months ended September 30, 1999 and 39.7 percent for the first nine months of 1998. The effective tax rate differs from the statutory federal income tax rate in these years primarily because of the effects of state income taxes, net of federal income tax benefit.

5. Earnings per Common Share:

   Earnings per common share for the nine months ended September 30 were calculated as follows:

                                              Nine Months Ended September 30,
                                           -------------------------------------
                                                  1999               1998
                                           ------------------- -----------------
                                            Diluted    Basic   Diluted   Basic
                                           --------- --------- -------- --------
      Earnings available to common
       shareholders......................  $10,915.4 $10,743.6 $3,625.7 $3,625.7
                                           ========= ========= ======== ========
      Average shares outstanding:
        Common...........................    6,393.4   6,393.4  6,181.3  6,181.3
        Common equivalents...............    3,322.3       --   1,848.1      --
                                           --------- --------- -------- --------
      Average shares outstanding assuming
       dilution..........................    9,715.7   6,393.4  8,029.4  6,181.3
                                           ========= ========= ======== ========
      Earnings per common share..........  $    1.12 $    1.71 $    .45 $    .59
                                           ========= ========= ======== ========

                          RENAISSANCE HOLDINGS, INC.

                                  (Unaudited)
                     (000's omitted, except share amounts)

6. Other Comprehensive Income:

   Other comprehensive income, consisting solely of unrealized gains/losses on available for sale investments, was immaterial for both the nine months ended September 30, 1999 and 1998.

7. Regulatory Matters:

   Orchard Federal Savings Bank ("Orchard"), a wholly-owned subsidiary of Renaissance, is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have an effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Orchard must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Orchard's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

   Quantitative measures established by regulation to ensure capital adequacy require Orchard to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital to average assets (as defined). Management believes, as of September 30, 1999, that Orchard meets all capital adequacy requirements to which it is subject.

   As of September 30, 1999, Orchard was considered "well capitalized" under the regulatory framework. To be categorized as well capitalized, Orchard must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. Management does not believe that there are any events or changes in condition since September 30, 1999 that have affected Orchard's regulatory classification.

   Orchard's actual capital amounts and ratios are presented in the following table:

                                                                    To be well
                                                                    capitalized
                                                                   under prompt
                                                     For capital    corrective
                                                      adequacy        action
                                          Actual      purposes      provisions
                                       ------------ -------------  -------------
                                       Amount Ratio Amount  Ratio  Amount  Ratio
                                       ------ ----- ------- -----  ------- -----
   As of September 30, 1999:
     Total capital (to risk weighted
      assets)........................  32,956 10.4% $15,194 >8.0%  $18,993 >10.0%
     Tier 1 capital (to risk weighted
      assets) .......................  31,175  9.8%   7,597 >4.0    10,850  >6.0
     Tier 1 capital (to average
      assets)........................  31,175  8.2%   9,102 >4.0    11,378  >5.0

8. Common Stock:

   During 1999, the Company authorized and issued a new class of common shares. The Class C Nonvoting common stock consists of 500,000 shares, $0.01 par value. During 1999, 299,078 shares were issued in exchange for 299,078 shares of Class B common stock.

   The Class C common stock has preferential rights including, but not limited to the following:

     a) Liquidation preference over common stock, but equal to Class B common stock.

     b) Preemptive rights to acquire additional shares on a proportionate basis if new shares are issued.

     c) Registration demand rights.

     d) Conversion to common stock.

   During the third quarter 1999, the Company issued options to purchase 302,300 shares of Renaissance common stock having a $14.00 per share exercise price. The Company is recording compensation expense for the difference between the exercise price of $14.00 and the market value of $31.456 over the vesting period of three years.

                           RENAISSANCE HOLDINGS, INC.

                                  (Unaudited)
                     (000's omitted, except share amounts)


9. Significant Contracts:

   The Company entered into a credit card alliance with a subsidiary of Household International, Inc. ("Household") in April 1999. Under this alliance, the Company markets and services certain credit card accounts for the benefit of both Household and the Company.

   In March 1999, the Company purchased a distressed credit card portfolio with receivables totaling $46.3 million which were acquired at a discount.

10. Subsequent Event:

   On December 2, 1999, Renaissance announced that it had signed a definitive agreement on November 30, 1999 to be purchased by Household subject to regulatory and shareholder approval. Household will exchange consideration to be valued at $31.456 for each share of Renaissance common stock. Subject to certain restrictions, Renaissance shares may be exchanged for cash, a combination of cash and Household common stock or shares of Household common stock, as elected by each Renaissance shareholder. The agreement and plan of merger requires that Renaissance obtain the prior written consent of Household prior to taking certain actions, including the issuance of any shares of Renaissance common stock, entering into certain agreements and making capital expenditures above specified thresholds.

   General Electric Capital Corporation ("GECC") invested in Renaissance in June 1997. As part of this investment GECC was issued a warrant by Renaissance to purchase up to 1,396,082 shares of Renaissance common stock. Currently GECC has the right to acquire 867,341 shares of Renaissance common stock at a price of $2.507 per share pursuant to this warrant. In connection with the merger, Household has agreed to purchase the warrant from GECC for $25.1 million immediately upon completion of the merger. This amount was determined by taking
(i) the difference between $31.456 per share of Renaissance common stock less the warrant strike price of $2.507 per share, which was then multiplied by (ii) the number of shares of Renaissance common stock issuable under the warrant. Additionally, GECC will permit Renaissance to repay, in full, the subordinated notes due in 2003 issued by Renaissance in the amount of $3.5 million in connection with the merger. There will be no premium or penalty assessed against Renaissance for such early repayment.

   To encourage certain employees of the Company and its subsidiaries to remain in the employ of the surviving company following the merger, the Company's Board has approved an incentive compensation plan, subject to the approval of shareholders. In addition, employment agreements have been executed for four of Renaissance's principal executive officers which will include non-compete agreements.

   The Company's Board has awarded Irving J. Levin a cash bonus in the amount of $7.775 million in recognition of his past and current meritorious performance. Such bonus is subject to certain conditions and will be paid prior to the merger date.

                                                                         ANNEX A


                          Agreement and Plan of Merger

                         dated as of November 30, 1999

                                  by and among

                         HOUSEHOLD INTERNATIONAL, INC.,

                       RENAISSANCE CREDIT SERVICES, INC.

                                      and

                           RENAISSANCE HOLDINGS, INC.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I--DEFINITIONS...................................................   1
    Section 1.1  Definitions.............................................    1

 Article II--THE MERGER...................................................   6
    Section 2.1  The Merger..............................................    6
    Section 2.2  Effective Time of the Merger............................    7
    Section 2.3  Closing.................................................    7
    Section 2.4  Effects of the Merger...................................    7
    Section 2.5  Certificate of Incorporation and Bylaws.................    7
    Section 2.6  Directors...............................................    7
    Section 2.7  Officers................................................    7

 ARTICLE III--CONVERSION OF SHARES........................................   7
    Section 3.1  Conversion of Capital Stock of Merger Sub...............    7
    Section 3.2  Conversion of Capital Stock of RHI......................    7
    Section 3.3  Exchange of Certificates................................    8
    Section 3.4  Proration...............................................   10
    Section 3.5  Dividends, Fractional Shares, Etc.......................   10
    Section 3.6  RHI Stock Options.......................................   11
    Section 3.7  Tax Treatment...........................................   12
    Section 3.8  Dissenters' Rights......................................   12

 ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF RHI........................  12
    Section 4.1  Organization and Qualifications; Subsidiaries...........   12
    Section 4.2  Articles of Incorporation or Charter and Bylaws.........   13
    Section 4.3  Capitalization..........................................   13
    Section 4.4  Authority Relative to This Agreement....................   13
                 No Conflict; Required Filings and Consents; Certain
    Section 4.5  Contracts...............................................   13
    Section 4.6  Compliance..............................................   14
    Section 4.7  Reports and Financial Statements........................   14
    Section 4.8  Absence of Certain Changes or Events....................   15
    Section 4.9  Litigation..............................................   15
    Section 4.10 Employee Benefit Plans..................................   15
    Section 4.11 Labor...................................................   17
    Section 4.12 Insurance...............................................   17
    Section 4.13 Brokers.................................................   18
    Section 4.14 Taxes...................................................   18
    Section 4.15 Environmental Matters...................................   18
    Section 4.16 Loans...................................................   18
    Section 4.17 Intellectual Property...................................   19
    Section 4.18 Books and Records.......................................   19
    Section 4.19 Transactions with Affiliates............................   19
    Section 4.20 Opinion of Financial Advisor............................   19
    Section 4.21 Reliance................................................   20
 ARTICLE V--REPRESENTATIONS AND WARRANTIES OF HOUSEHOLD AND MERGER SUB....  20
    Section 5.1  Organization and Qualifications; Subsidiaries...........   20
    Section 5.2  Charter and Bylaws......................................   20
    Section 5.3  Capitalization..........................................   20
    Section 5.4  Authority Relative to This Agreement....................   21

                                                                            Page
                                                                            ----
    Section 5.5  No Conflict; Required Filings and Consents..............    21
    Section 5.6  Compliance..............................................    21
    Section 5.7  SEC Reports and Financial Statements....................    21
    Section 5.8  Absence of Certain Changes or Events....................    22
    Section 5.9  Litigation..............................................    22
    Section 5.10 Insurance...............................................    22
    Section 5.11 Brokers.................................................    22
    Section 5.12 Taxes...................................................    23
    Section 5.13 Reliance................................................    23
    Section 5.14 Financial Capability....................................    23
 ARTICLE VI--COVENANTS....................................................   23
    Section 6.1  Notification of Certain Matters.........................    23
                 Further Action, Reasonable Efforts; Consents and
    Section 6.2  Approvals...............................................    23
    Section 6.3  Regulatory Filings......................................    24
    Section 6.4  Conduct of Business of RHI Pending the Closing..........    24
    Section 6.5  Conduct of Business of Household Pending the Closing....    26
    Section 6.6  Access to Information...................................    26
    Section 6.7  No Solicitation.........................................    26
    Section 6.8  Stockholder Meeting.....................................    27
    Section 6.9  Registration Statement and Proxy Statement..............    27
    Section 6.10 Letters of Accountants..................................    28
                 Incentive Compensation Plan and Post-Closing Operation
    Section 6.11 Intent..................................................    28
    Section 6.12 Public Announcements....................................    28
    Section 6.13 Blue Sky................................................    29
    Section 6.14 NYSE Listing............................................    29
    Section 6.15 Rule 145 Affiliates.....................................    29
                 Indemnification with Respect to the Registration
    Section 6.16 Statement...............................................    29
    Section 6.17 Directors' and Officers' Indemnification and Insurance..    30
    Section 6.18 Employee Matters........................................    31
    Section 6.19 Tax-Free Reorganization.................................    31
    Section 6.20 Issuances with Respect to Option Cancellations..........    32
 ARTICLE VII--CONDITIONS TO THE MERGER....................................   33
                 Conditions to Each Party's Obligation to Effect the
    Section 7.1  Merger..................................................    33
    Section 7.2  Conditions to Obligations of RHI to Effect the Merger...    33
                 Conditions to Obligations of Household and Merger Sub to
    Section 7.3  Effect the Merger.......................................    34
 ARTICLE VIII--TERMINATION, WAIVER, AMENDMENT AND CLOSING.................   34
    Section 8.1  Termination.............................................    34
    Section 8.2  Effect of Termination...................................    35
    Section 8.3  Amendment or Supplement.................................    35
    Section 8.4  Extension of Time, Waiver, Etc..........................    35
    Section 8.5  Termination Fee.........................................    36

 ARTICLE IX--MISCELLANEOUS................................................   36
    Section 9.1  Governing Law...........................................    36
    Section 9.2  Entire Agreement........................................    36
    Section 9.3  Modification; Waiver....................................    36
    Section 9.4  Notices.................................................    36
    Section 9.5  Expenses................................................    37
    Section 9.6  Assignment..............................................    37

                                                                            Page
                                                                            ----
    Section 9.7  No Survival..............................................   37
    Section 9.8  Severability.............................................   37
    Section 9.9  Successors and Assigns; Third Parties....................   37
    Section 9.10 Counterparts.............................................   38
    Section 9.11 Interpretation; References...............................   38
    Section 9.12 Dispute Resolution and Jurisdiction......................   38
    Section 9.13 Exhibits and Disclosure Letter...........................   38
    Section 9.14 Attorneys' Fees..........................................   38
    Section 9.15 WAIVER OF JURY TRIAL.....................................   38
    Section 9.16 Further Assurances.......................................   39
    Section 9.17 Negotiation of Agreement.................................   39

                                    EXHIBITS

 EXHIBIT A --Form of Rule 145 Affiliate Agreement
           --Form of Legal Opinion of J. W. Blenke, Counsel to Household and
 EXHIBIT B Merger Sub
 EXHIBIT C --Form of Legal Opinion of Stoel Rives LLP, Counsel to RHI
 EXHIBIT D --Form of GECC Stockholder Agreement
 EXHIBIT E --Form of Stockholder Agreement
 EXHIBIT F --Form of Tax Representation Letters
 EXHIBIT G --Form of Incentive Plan
 EXHIBIT H --Form of Employment Agreement
 EXHIBIT I --Form of Loan Agreement
 EXHIBIT J --Form of Certificate of Incorporation of Surviving Corporation
 EXHIBIT K --Form of Bylaws of Surviving Corporation
 EXHIBIT L --Form of Non-Competition Agreement

                          AGREEMENT AND PLAN OF MERGER

   Agreement And Plan Of Merger, dated as of November 30, 1999 (the "Agreement"), by and among Household International, Inc., a Delaware corporation ("Household"), Renaissance Credit Services, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Household ("Merger Sub"), and Renaissance Holdings, Inc., an Oregon corporation ("RHI").

   Whereas, Household, Merger Sub and RHI have determined that the merger of RHI with and into Merger Sub on the terms set forth herein (the "Merger"), with Merger Sub surviving as a wholly-owned direct subsidiary of Household, is advisable and in the best interests of their respective corporations and stockholders and their respective boards of directors have approved this Agreement;
   Whereas, to satisfy a condition to Household and RHI entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain stockholders of RHI have entered into a Stockholder Agreement with Household and RHI pursuant to which such stockholders have agreed, on the terms and subject to the conditions thereof, to, among other things, waive and relinquish all rights the stockholders may have to purchase shares of RHI Common Stock pursuant to a Transfer Agreement, as defined herein, and to hold Household Common Stock after the Effective Time;

   Whereas, to satisfy a condition to Household and RHI entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, GECC, as defined herein, has entered into a GECC Stockholder Agreement with Household and RHI pursuant to which GECC has agreed, among other things, to waive various provisions of the Transfer Agreement and the GECC Warrant, as defined herein;

   Whereas, by executing this Agreement, the parties intend to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

   Now, Therefore, in consideration of the mutual representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   Section 1.1 Definitions. The capitalized terms used in this Agreement and not otherwise defined shall have the following meanings (unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined):

   "Acquisition Proposal" shall have the meaning set forth in Section 6.7.

   "Affiliate" shall mean, as to any Person, any other Person controlling, controlled by, or under common control with such Person.

   "Average Household Stock Price" shall have the meaning set forth in Section 3.2.

   "Benefit Arrangement" shall mean any benefit arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits (other than merely as salary or under a Benefit Plan), as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, including, but not limited to, employment or consulting agreements, severance agreements or pay policies, executive or incentive compensation programs or arrangements, sick leave, maternity and parental leave, vacation pay, plan closing benefits, salary continuation for disability, workers' compensation, retirement, deferred compensation, bonus, stock option, stock appreciation rights, or purchase, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, employee loans, employee banking, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents. Benefit Arrangements exclude any employment agreements that would, by their terms, terminate on or before the Closing Date and those that could be terminated immediately after the Closing Date without additional expense to the RHI Companies or any successor thereto.

   "Benefit Plan" shall mean an employee benefit plan as defined in Section 3(3) of ERISA together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by that or another section, (ii) maintained outside the United States, or (iii) individually negotiated or applicable only to one person.

   "Blue Sky Laws" shall mean the securities laws of the states of the United States as currently in effect.

   "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois or New York City, New York are not required to be open.

   "Cash Cap" shall have the meaning set forth in Section 3.4.

   "Cash Election" shall have the meaning set forth in Section 3.2.

   "Cash Consideration" shall mean $31.456.

   "Cash Merger" shall have the meaning set forth in Section 3.2.

   "Certificate of Merger" shall have the meaning set forth in Section 2.2.

   "Certificate" shall have the meaning set forth in Section 3.2.

   "Claims" shall have the meaning set forth in Section 4.9.

   "Closing" shall have the meaning set forth in Section 2.3.

   "Closing Date" shall have the meaning set forth in Section 2.3.

   "Code" shall mean the Internal Revenue Code of 1986, as amended.

   "Confidential Information" shall have the meaning set forth in Section 6.6.

   "Consents" shall have the meaning set forth in Section 6.2.

   "Contract" shall mean, with respect to any Person, any note, bond, indenture, lease, license, permit, franchise, deed of trust, mortgage, loan agreement or other document, instrument, obligation or agreement to which such Person or any of its subsidiaries is a party or by which any of them or their assets or properties is bound or affected.

   "DGCL" means the General Corporation Law of the State of Delaware.

   "Disclosure Letter" shall mean the letter dated as of the date of this Agreement from RHI to Household and Merger Sub and attaching the schedules referred to in this Agreement.

   "Dissenting Shares" shall have the meaning set forth in Section 3.8.

   "Effective Day" shall mean the day on which the Effective Time occurs.

   "Effective Time" shall have the meaning set forth in Section 2.2.

   "Election Deadline" shall have the meaning set forth in Section 3.3.

   "Election Form" shall have the meaning set forth in Section 3.3.

   "Employment Agreements" shall mean the employment agreements or amendments to employment agreements between certain officers of RHI, as identified by Household, and RHI, Merger Sub and or Household in substantially the form of Exhibit H.

   "EPA" shall have the meaning set forth in Section 4.15.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (including without limitation any successor act), and the rules and regulations issued thereunder.

   "ERISA Affiliate" shall mean any Person that together with the entity referenced would be or was at any time treated as a single employer under
Section 414 of the Code or Section 4001 of ERISA and any general partnership of which any of the RHI Companies is or has been a general partner.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "Exchange Agent" shall have the meaning set forth in Section 3.3.

   "Exchange Ratio" shall have the meaning set forth in Section 3.2.

   "Fixed Cash Amount" shall have the meaning set forth in Section 3.4.

   "GAAP" shall mean generally accepted accounting principles.

   "GECC" shall mean General Electric Capital Corporation, a New York corporation.

   "GECC Stockholder Agreement" shall mean the agreement between GECC, RHI and Household in the form attached hereto as Exhibit D.

   "GECC Warrant" shall mean that Warrant to Purchase Class B Common Stock, par value $.01 per share, of RHI dated June 10, 1997, and all warrants issued upon transfer, division or combination of, or in substitution for, that warrant.

   "Governmental Authority" shall mean any government or any agency, bureau, board, commission, court, judicial or quasi-judicial body, department, authority, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state or local, domestic or foreign.

   "Household Common Stock" shall mean Common Stock, par value $1.00 per share, of Household.

   "Household Registration Statement" shall have the meaning set forth in
Section 6.9.

   "Household SEC Reports" shall have the meaning set forth in Section 5.7.

   "Household Stock Plans" shall have the meaning set forth in Section 5.3.

   "Household Stock Price" shall have the meaning set forth in Section 3.2.

   "HSR Act" shall have the meaning set forth in Section 4.5.

   "IRS" shall mean the United States Internal Revenue Service or any successor agency.

   "Incentive Plan" shall have the meaning set forth in Section 6.11.

   "Indemnified Officers/Directors" shall have the meaning set forth in Section 6.17.

   "Indemnified Party" shall have the meaning set forth in Section 6.16.

   "Indemnifying Party" shall have the meaning set forth in Section 6.16.

   "Intellectual Property" shall have the meaning set forth in Section 4.17.

   "Knowledge" shall mean, with respect to RHI, the actual knowledge, without further inquiry, of Irving J. Levin, George F. Alexander, Charles B. Engelberg, Karen D. Frolich, Ruth M. Scherbarth, Gary Barth, Brian Enneking, Glenda Goodrich, Jay Hemmady, Elaine Howard, Jeanne Muenchau, Kirt Nelson, or E. Lenice Shaw.

   "Law" shall mean any law, statute, rule, regulation, ordinance, decree or order of any Governmental Authority.

   "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, right of others or restriction (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract or other contract to give or to refrain from giving any of the foregoing.

   "Loans" shall have the meaning set forth in Section 4.16.

   "Loan Agreement" shall mean one or more loan agreements or notes (and the related Pledge and Custody Agreement) between an affiliate of Household and Irving J. Levin, substantially in the form of Exhibit I for such amount as designated by Irving J. Levin up to an aggregate principal amount for all such loan agreements or notes of $28.0 million and secured by Household Common Stock or RHI Common Stock with a market value of at least two times the amount outstanding from time to time.

   "Losses" shall have the meaning set forth in Section 6.17.

   "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on (i) the validity or enforceability of this Agreement, (ii) the ability of such Person to perform its obligations under this Agreement or
(iii) the business, assets, financial condition or results of operations of the Person and its subsidiaries, taken as a whole; provided, however, that any adverse change, event or effect that is caused (a) by the announcement of the Merger or by virtue of the Merger Agreement, including, without limitation, compliance by such Person with its covenants set forth in this Agreement or (b) by the breach by the other Person of any covenant or obligation set forth in this Agreement shall not be taken into account in determining whether there has been a Material Adverse Effect. In no event shall any of the following constitute a Material Adverse Effect: (i) any change in the trading price of Household's equity securities between the date hereof and the Effective Time, in and of itself; (ii) effects, changes, events, circumstances or conditions outside the control of the Person generally affecting the industry or industries in which Household or RHI operates or arising from changes in prevailing interest rate, economic or market conditions; and (iii) any effects, changes, events, circumstances or conditions resulting from any change in law or GAAP, which affect generally entities such as Household or RHI.

   "Material Subsidiary" shall mean, with respect to any Person, a subsidiary of such Person that (i) constitutes a "significant subsidiary" of such Person, within the meaning of Rule 1-02 of Regulation S-X of the SEC, (ii) has a direct or indirect ownership interest in any other subsidiary of such Person that is a Material Subsidiary of such Person, or (iii) is otherwise material to the business or operations of such Person and its subsidiaries, taken as a whole.

   "Merger" shall have the meaning set forth in the preamble to this Agreement.

   "Merger Consideration" shall have the meaning set forth in Section 3.2.

   "Merger Filing" shall have the meaning set forth in Section 2.2.

   "Miscellaneous Non-Qualified Options" shall mean Options to purchase RHI Common Stock issued as director or committee chair compensation, or pursuant to the 1996 financings undertaken by Renaissance Bankcard Services, all as described in Schedule 4.3 to the Disclosure Letter.

   "NYSE" means the New York Stock Exchange, Inc.

   "Notices" shall have the meaning set forth in Section 9.4.

   "OCL" shall mean the Oregon Business Corporation Act.

   "Option" shall mean, with respect to any Person, any option, warrant, call, right, subscription, convertible or exchangeable security or other right, agreement, arrangement or commitment of any kind or character to which such Person or any of its subsidiaries is a party relating to the issued or unissued capital stock of such Person or any of its subsidiaries, or obligating such Person or any of its subsidiaries to issue, transfer, grant or sell any shares of capital stock of, or other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, such Person or any of its subsidiaries.

   "Option Exchange Ratio" shall have the meaning set forth in Section 3.6.

   "Organizational Documents" shall mean (i) with respect to a corporation or association, its certificate or articles of incorporation or association and bylaws, (ii) with respect to any limited liability company, its certificate of formation, articles of organization, regulations, operating agreement and limited liability company agreement, as applicable, (iii) with respect to any limited partnership, its certificate of limited partnership and limited partnership agreement, (iv) with respect to any general partnership, its partnership agreement, and (v) all other similar organizational documents.

   "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality or other entity, enterprise, authority or business organization.

   "Pricing Period" shall have the meaning set forth in Section 3.2.

   "Prorated Cash Amount" shall have the meaning set forth in Section 3.4.

   "Prorated Share Amount" shall have the meaning set forth in Section 3.4.

   "Proxy Statement" shall have the meaning set forth in Section 6.9.

   "Qualified Plan" shall mean any RHI Plan intended to meet the requirements of Section 401(a) of the Code, including any previously terminated plan.

   "Representatives" means, with respect to any Person, the officers, directors, employees, auditors and other agents and representatives of such Person.

   "Requested Cash Amount" shall have the meaning set forth in Section 3.4.

   "Requested Share Amount" shall have the meaning set forth in Section 3.4.

   "Requisite Regulatory Approvals" shall have the meaning set forth in Section 4.5.

   "RHI 401(k) Plan" shall have the meaning set forth in Section 4.10.

   "RHI Benefit Arrangement" shall mean any Benefit Arrangement any of the RHI Companies sponsors or maintains or with respect to which any of the RHI Companies has or may have any liability (whether actual or contingent, with respect to any of its assets or otherwise), in each case with respect to any present or former service provider to the RHI Companies.

   "RHI Common Stock" shall mean the Class C common stock, par value $.01 per share, the Class B common stock, par value $.01 per share, and the common stock, par value $.01 per share, of RHI.

   "RHI Companies" shall mean RHI and any subsidiary of RHI that currently has or previously had employees.

   "RHI Financial Advisor" shall have the meaning set forth in Section 4.13.

   "RHI Meeting" shall have the meaning set forth in Section 6.8.

   "RHI Option Plan" shall have the meaning set forth in Section 3.6.

   "RHI Plan" shall mean any Benefit Plan that RHI or any ERISA Affiliate maintains or has maintained or to which any such entity is obligated to make payments or has or may have any liability, in each case with respect to any present or former employees of the RHI Companies. RHI Plan shall include any Qualified Plan terminated within the preceding six years.

   "RHI Reports" shall have the meaning set forth in Section 4.7.

   "RHI Stock Options" shall have the meaning set forth in Section 3.6.

   "RHI Stockholder Approval" shall have the meaning set forth in Section 6.8.

   "Rule 145 Affiliate Agreement" shall have the meaning set forth in Section 6.15.

   "Rule 145 Affiliates" shall have the meaning set forth in Section 6.15.

   "SEC" shall mean the Securities and Exchange Commission.

   "Securities Act" shall mean the Securities Act of 1933, as amended.

   "Share Cap" shall have the meaning set forth in Section 3.4.

   "Standard Election" shall have the meaning set forth in Section 3.2.

   "Stock Election" shall have the meaning set forth in Section 3.2.

   "Stock Election Exchange Ratio" shall have the meaning set forth in Section 3.2.

   "Stockholder Agreement" shall mean an agreement among certain stockholders of RHI and Household in the form attached hereto as Exhibit E.

   "subsidiary" of an entity shall mean any entity required by GAAP to be consolidated in the financial statements of such entity.

   "Suit" shall have the meaning set forth in Section 9.12.

   "Surviving Corporation" shall have the meaning set forth in Section 2.1.

   "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes and other assessments and governmental charges of a similar nature (whether imposed directly or through withholdings), including any interest, penalties and additions to Tax applicable thereto.

   "Tax Returns" shall mean all Federal, state, local and foreign returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, and all amendments thereto.

   "Trading Day" shall mean a day on which Household Common Stock is traded on the NYSE.

   "Transactions" means the transactions contemplated by this Agreement in
Article II.

   "Transfer Agreement" shall mean the Transfer Restriction Agreement dated as of June 10, 1997, by and among RHI, Irving J. Levin, GECC and the RHI stockholders identified therein.

                                   ARTICLE II

                                   THE MERGER

   Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, in accordance with the OCL and DGCL, RHI shall be merged with and into Merger Sub in accordance with this Agreement and the separate existence of RHI shall cease; provided, however, that if the Merger is a Cash Merger (as defined in Section 3.2), then Merger Sub shall be merged with and into RHI and the separate existence of Merger Sub shall cease and all references in this Agreement that contemplate the merger of RHI into Merger Sub shall be deemed to be changed to contemplate the merger of Merger Sub into RHI. Merger Sub shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

   Section 2.2 Effective Time of the Merger. Upon the terms and subject to the conditions hereof, a certificate of merger/articles of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretaries of State of the States of Delaware and Oregon, for filing on the Closing Date (as defined in Section 2.3). The Merger shall become effective as of the date and at such time as each of the Certificate of Merger, pursuant to Section 252 of the DGCL, and the Articles of Merger, pursuant to Section 60.494 of the OCL, and any other documents necessary to effect the Merger in accordance with the DGCL and OCL are duly filed (the "Merger Filing") with the Secretaries of State of the States of Delaware and Oregon or at such subsequent date or time as shall be agreed by Household and RHI and specified in the Certificate and Articles of Merger (the time the Merger becomes effective pursuant to the DGCL and OCL being referred to herein as the "Effective Time").

   Section 2.3 Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VII, the closing of the Merger (the "Closing") will take place at such time and such date as specified by the parties, which shall be no later than the first Business Day after the satisfaction or waiver of the conditions to Closing contained in Article VII, at the offices of Stoel Rives LLP, 700 NE Multnomah, Portland, Oregon 97232, unless another date, time or place is agreed to in writing by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date."

   Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL and OCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of RHI and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of RHI and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 2.5 Certificate of Incorporation and Bylaws. Subject to Section 6.17, the Certificate of Incorporation of the Surviving Corporation shall be in the form set forth in Exhibit J to this Agreement. The Bylaws of the Surviving Corporation shall be in substantially the form set forth in Exhibit K to this Agreement.

   Section 2.6 Directors. The directors of the Surviving Corporation shall be as set forth on Schedule 2.6 to the Disclosure Letter, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified.

   Section 2.7 Officers. The officers of the Surviving Corporation shall be as set forth on Schedule 2.7 to the Disclosure Letter, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

                                  ARTICLE III

                              CONVERSION OF SHARES

   Section 3.1 Conversion of Capital Stock of Merger Sub. At the Effective Time, each issued and outstanding share of common stock, par value $1.00 per share, of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

   Section 3.2 Conversion of Capital Stock of RHI. (a) Except as otherwise provided in Section 3.2(b), Section 3.4, Section 3.5 and Section 3.8, at the Effective Time, each issued and outstanding share of RHI Common Stock shall be converted into the right to receive (i) that number of shares of Household Common Stock equal to a fraction (the "Exchange Ratio"), the numerator of which will be 5,000,000 and the denominator of which will be the number of shares of RHI Common Stock outstanding immediately prior to the Effective Time minus the number of Dissenting Shares and (ii) cash in an amount equal to the difference between (x) the Cash Consideration minus (y) the product of the Exchange Ratio and the Household Stock Price (items (i) and (ii) together constituting the "Merger Consideration"); provided, however, that if the product of the Exchange Ratio and the Household Stock Price is greater than the Cash Consideration, the Exchange Ratio shall be reduced so that the product of the Exchange Ratio as adjusted and the Household Stock Price is equal to the Cash Consideration; and provided, further, that if the average of the high and low sales prices per share of Household Common Stock on the NYSE as reported in The Wall Street Journal (Midwest Edition) (and confirmed by the RHI Financial Advisor and Lehman Brothers) for the Closing Date is less than $28.00, the Merger Consideration shall be solely cash, without interest, in an amount equal to the Cash Consideration (such circumstance is referred to in this Agreement as the "Cash Merger").

   (b) Except as otherwise provided in Section 3.4, Section 3.5 and Section 3.8 and subject to Section 3.2(d) and Section 3.3(e), unless the Merger is a Cash Merger, each holder of shares of RHI Common Stock may elect to receive the consideration provided for by Section 3.2(a) (the "Standard Election") or either of the following:

     (i) for each share of RHI Common Stock with respect to which an election to receive solely Household Common Stock has been effectively made and not revoked or lost pursuant to Section 3.3 (a "Stock Election"), the right to receive that number of shares of Household Common Stock equal to the Stock Election Exchange Ratio, where the "Stock Election Exchange Ratio" is equal to the Cash Consideration divided by the Household Stock Price; or

     (ii) for each share of RHI Common Stock with respect to which an election to receive solely cash has been effectively made and not revoked or lost pursuant to Section 3.3 (a "Cash Election"), the right to receive in cash, without interest, an amount equal to the Cash Consideration;

provided, however, that a holder of shares received pursuant to Section 6.20 of this Agreement may only make a Stock Election with respect to such shares.

   (c) The "Household Stock Price" shall equal the Average Household Stock Price as calculated in the next sentence except that if the Average Household Stock Price is less than $41.875, then the Household Stock Price shall be $41.875 and if the Average Household Stock Price is greater than $43.50, then the Household Stock Price shall be $43.50. The "Average Household Stock Price" shall mean (i) the sum of the daily average high and low sales prices per share of Household Common Stock on the NYSE as reported in The Wall Street Journal (Midwest Edition) (and confirmed by the RHI Financial Advisor and Lehman Brothers) for each of the twenty consecutive Trading Days ending on the Trading Day that is the Trading Day prior to the day of the RHI Meeting (the "Pricing Period"), divided by (ii) twenty.

   (d) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of RHI Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of shares of RHI Common Stock shall thereafter cease to have any rights with respect to such shares of RHI Common Stock, except (i) the right to receive, without interest, the Merger Consideration and cash for fractional shares of Household Common Stock in accordance with Section 3.5 upon the surrender of a certificate that, immediately prior to the Effective Time, represented an outstanding share or shares of RHI Common Stock (a "Certificate"); or (ii) the dissenters' rights described in Section 3.8.

   (e) Notwithstanding anything contained in this Section 3.2 to the contrary, each share of RHI Common Stock issued and held in RHI's treasury or by a wholly-owned subsidiary of RHI immediately prior to the Effective Time, and each share of RHI Common Stock or Option owned by Household or Merger Sub at or immediately prior to the Effective Time, if any, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.

   Section 3.3 Exchange of Certificates. (a) Each person who is a record holder of shares of RHI Common Stock as of the Effective Time (other than holders of Dissenting Shares) shall have the right to submit an Election Form (as defined in Section 3.3(c)) specifying the number of shares of RHI Common Stock that such person desires to have converted into the right to receive Household Common Stock and cash pursuant to the Standard Election, the number of shares of RHI Common Stock that such person desires to have converted into the right to receive Household Common Stock pursuant to the Stock Election, and the number of shares of RHI Common Stock that such person desires to have converted into the right to receive cash pursuant to the Cash Election.

   (b) Promptly after the Effective Time, Household shall deposit (or cause to be deposited) with Harris Trust & Savings Bank (the "Exchange Agent"), for the benefit of the holders of shares of RHI Common Stock, for exchange in accordance with this Article III, (i) cash in the amount sufficient to pay the aggregate cash portion of the Merger Consideration and cash in lieu of fractional shares and (ii) certificates representing the aggregate number of shares of Household Common Stock that may be issued to pay the stock portion of the Merger Consideration. Household Common Stock into which RHI Common Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time.

   (c) Within two (2) Business Days after the Effective Time, Household shall cause the Exchange Agent to mail to each holder of record of RHI Common Stock immediately prior to the Effective Time (excluding any Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), which shall be in customary form with such customary provisions as Household shall reasonably specify (the "Letter of Transmittal"), (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and (iii) an election form (the "Election Form") providing for such holders to make the Standard Election, the Stock Election or the Cash Election. As of the Election Deadline (as hereinafter defined) all holders of RHI Common Stock immediately prior to the Effective Time that shall not have submitted to the Exchange Agent or shall have properly revoked an effective, properly completed Election Form shall be deemed to have made a Standard Election.

   (d) Any Standard Election (other than a deemed Standard Election), Stock Election or Cash Election shall have been validly made only if the Exchange Agent shall have received by 5:00 p.m. Chicago, Illinois time on a date (the "Election Deadline") that is ten (10) Business Days after the date the Letter of Transmittal is mailed to holders, an Election Form properly completed and executed (with the signature or signatures thereof guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Certificates. Any holder of RHI Common Stock who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of RHI Common Stock may revoke this election and withdraw his Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the Business Day prior to the Election Deadline.

   (e) Upon surrender of a Certificate, in such form and with such endorsements, stock powers and signature guaranties as may be required by the Letter of Transmittal for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Household, together with the Letter of Transmittal, duly executed, and such other documents as Household or the Exchange Agent shall reasonably request, the holder of such Certificate shall be entitled to receive in exchange therefor promptly after the Effective Time,
(i) a check in an amount equal to the cash which such holder has the right to receive pursuant to the provisions of this Article III and (ii) a certificate representing the number of shares of Household Common Stock which such holder has the right to receive pursuant to the provisions of this Article III (in each case, less the amount of any required withholding taxes), and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.3(e), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of RHI Common Stock formerly represented thereby.

   (f) Household shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Election Forms, the manner and extent to which Standard Elections, Stock

Elections or Cash Elections are to be taken into account in making the determinations prescribed in Section 3.4, the issuance and delivery of the certificates for Household Common Stock into which shares of RHI Common Stock are converted in the Merger, and the payment of cash for shares of RHI Common Stock converted in the Merger.

   Section 3.4 Proration. (a) As is more fully set forth below, unless the Merger is a Cash Merger the aggregate amount of cash to be paid to holders of shares of RHI Common Stock (the "Fixed Cash Amount") shall equal the amount of cash that would have been paid if all holders of shares of RHI Common Stock had made a Standard Election.

   (b) In the event that the aggregate amount of cash represented by the Cash Elections received by the Exchange Agent (the "Requested Cash Amount") exceeds the Fixed Cash Amount minus the aggregate amount of cash represented by the Standard Elections received (or deemed received) by the Exchange Agent (such difference, the "Cash Cap"), each holder making a Cash Election shall receive, for each share of RHI Common Stock for which a Cash Election has been made, (i) cash in an amount equal to the product of the Cash Consideration and a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount (such product, the "Prorated Cash Amount") and
(ii) a number of shares of Household Common Stock equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount and the denominator of which is the Household Stock Price.

   (c) In the event that the aggregate amount of shares represented by the Stock Elections received by the Exchange Agent (the "Requested Share Amount") exceeds 5,000,000 minus the aggregate amount of shares represented by the Standard Elections received (or deemed received) by the Exchange Agent (such difference, the "Share Cap"), each holder making a Stock Election shall receive, for each share of RHI Common Stock for which a Stock Election has been made, (i) a number of shares equal to the product of the Stock Election Exchange Ratio and a fraction, the numerator of which is the Share Cap and the denominator of which is the Requested Share Amount (such product, the "Prorated Share Amount") and (ii) cash in an amount equal to the Cash Consideration minus the product of the Prorated Share Amount and the Household Stock Price.

   Section 3.5 Dividends, Fractional Shares, Etc. (a) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Household Common Stock shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered for exchange as provided in this Article III. Subject to the effect of applicable laws, following the surrender of any such Certificate, there shall be paid, without interest, to the Person in whose name the certificates representing the shares of Household Common Stock into which the shares of RHI Common Stock formerly represented by such Certificate were converted are registered, (i) at the time of such surrender, the amount of all dividends and other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Household Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Household Common Stock, less the amount of any withholding taxes which may be required thereon.

   (b) No fractional shares of Household Common Stock shall be issued in the Merger. All fractional shares of Household Common Stock that a holder of shares of RHI Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and, if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the fraction of a share of Household Common Stock to which such holder would otherwise have been entitled by (ii) the Household Stock Price. No interest will be paid or will accrue on any cash paid or payable in lieu of any fractional shares of Household Common Stock.

   (c) At and after the Effective Time, there shall be no further registration of transfers of shares of RHI Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration, and in accordance with the procedures set forth, in this Article III. Certificates surrendered for exchange by any Person constituting an "Affiliate" of RHI for purposes of Rule 145(c) under the Securities Act shall not be exchanged until Household has received a written Rule 145 Affiliate Agreement from such Person as provided in
Section 6.15.

   (d) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the shares of RHI Common Stock represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificates or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

   (e) Any portion of the Merger Consideration or cash payable in lieu of fractional shares made available to the Exchange Agent pursuant to this Article III that remains unclaimed by the former holders of shares of RHI Common Stock one year after the Effective Time shall be delivered to Household. Any such holder who has not theretofore exchanged his Certificates for the Merger Consideration in accordance with this Article III shall thereafter look only to Household for payment of the applicable Merger Consideration, cash in lieu of fractional shares and unpaid dividends and distributions on the Household Common Stock deliverable in respect thereof, determined pursuant to this Agreement, in each case, without interest. None of Household, RHI or the Surviving Corporation shall be liable to any former holder of shares of RHI Common Stock for any amount paid to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Certificates five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority) shall, to the extent permitted by applicable law, become the property of Household free and clear of any claims or interest of any person previously entitled thereto.

   (f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Household, the posting by such Person of a bond in a customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Household Common Stock deliverable in respect thereof pursuant to this Agreement.

   (g) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Household shall occur, including by reason of any reclassification, reorganization, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of Household Common Stock constituting all or part of the Merger Consideration shall be appropriately adjusted in accordance with such change.

   Section 3.6 RHI Stock Options. At the Effective Time, all Options to purchase shares of RHI Common Stock granted to employees, consultants, directors, investors, agents or advisors (other than those identified in Schedule 7.3(f) to the Disclosure Letter of this Agreement) (each a "RHI Stock Option") pursuant to the IJL Corporation 1991 Stock Incentive Plan, TL Holdings, Inc. 1996 Stock Incentive Plan, Renaissance Holdings, Inc. 1997 Stock Incentive Plan, Renaissance Holdings, Inc. Amended and Restated 1997 Stock Incentive Plan, or as Miscellaneous Non-Qualified Options (collectively, the "RHI Option Plans"), whether or not exercisable, will be assumed by Household; provided, however, that if the Merger is a Cash Merger, then each such Option will be converted into the right to receive, for each share of common stock of RHI into which the Option is or may become exercisable, a payment in cash, without interest, in an amount equal to the difference between the Cash Consideration and the exercise price of the Option. Each RHI Stock Option assumed by Household under this Agreement will, in compliance with all applicable laws, continue to have, and be subject to, the same terms and conditions set forth in the applicable RHI Option Plan immediately prior to the Effective Time and the stock option agreement by which it is evidenced, except that (i) each such RHI Stock Option will be exercisable for that number of whole shares (and no fractional shares) of Household Common Stock equal to the product of the number of shares of RHI Common Stock that were issuable upon the exercise of such RHI Stock Option multiplied by the number determined by dividing (w) the Cash Consideration by (x) the Household Stock Price, rounded down to the nearest whole cent (the "Option Exchange Ratio") and (ii) the per share exercise price for the shares of Household Common Stock issuable upon the exercise of such assumed RHI Stock Option will be equal to the quotient determined by dividing the exercise price per share of RHI Common Stock at which such RHI Stock Option would have been exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent; provided, however, that the foregoing conversions would be adjusted with respect to Options that qualify as incentive stock options under Section 422 of the Code to the extent necessary to preserve their treatment as such. As soon as reasonably practicable after the Effective Time, Household will issue to each holder of an outstanding RHI Stock Option assumed by Household a notice describing the foregoing assumption of such RHI Stock Option by Household.

   Section 3.7 Tax Treatment. Unless the Merger is a Cash Merger, it is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

   Section 3.8 Dissenters' Rights. RHI Common Stock which is not voted in favor of the Merger and with respect to which a Notice of Intent to Demand Payment shall have been properly made in accordance with Section 60.564 of the OCL ("Dissenting Shares") shall not be converted into the right to receive any Merger Consideration and the holders of Dissenting Shares shall be entitled only to such rights as are contemplated by the OCL; provided, however, that if a holder of Dissenting Shares shall withdraw his, her or its demand for such payment or shall become ineligible for such payment, pursuant to the OCL, then as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the Cash Consideration. Any payment required pursuant to this Section 3.8 shall be paid in cash, at Household's option, by Household or the Surviving Corporation or in part by each.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF RHI

   Except as disclosed or otherwise referred to in the Disclosure Letter or in the documents identified therein, RHI hereby represents and warrants to Household and Merger Sub that:

   Section 4.1 Organization and Qualifications; Subsidiaries. RHI and each subsidiary of RHI is a corporation, partnership, federal savings bank or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate or other applicable power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where failure to obtain such approvals would not cause a Material Adverse Effect on RHI. Each of RHI and its subsidiaries is duly qualified or licensed as a foreign corporation or partnership to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary and where the failure to so qualify would cause a Material Adverse Effect on RHI. Each subsidiary of RHI or other Person in which RHI has an equity interest is listed on Schedule 4.1 to the Disclosure Letter.

   Section 4.2 Articles of Incorporation or Charter and Bylaws. Complete and correct copies of the articles of incorporation or charter and bylaws of RHI and each of its subsidiaries, as amended to date, are included with Schedule
4.2 to the Disclosure Letter. Such Organizational Documents are in full force and effect and reflect all amendments or modifications adopted as of the date hereof. RHI is not in violation of any provision of its Organizational Documents. No subsidiary of RHI is in violation of any provision of its Organizational Documents.

   Section 4.3 Capitalization. The authorized capital stock of RHI consists of 500,000 shares of Class C common stock, par value $.01 per share, 24,500,000 shares of Class B common stock, par value $.01 per share, and 25,000,000 shares of common stock, par value $.01 per share. As of November 12, 1999, (a) 299,078 shares of Class C Common Stock, par value $.01 per share, 317,314 shares of Class B Common Stock, par value $.01 per share, and 5,859,419 shares of common stock, par value $.01 per share were issued and outstanding, all of which were validly issued, fully paid and nonassessable; and (b)(i) 2,573,177 shares of common stock, par value $.01 per share, were reserved for issuance upon the exercise of outstanding stock options granted pursuant to the RHI Option Plans and (ii) 867,341 shares of Class B common stock, par value $.01 per share, were reserved for issuance upon exercise of the GECC Warrant. Except as set forth in
Schedule 4.3 to the Disclosure Letter, since November 12, 1999, no shares of capital stock or other voting securities of RHI or any of its subsidiaries, or Options in respect thereof have been issued except upon the exercise of RHI Stock Options. Except for the RHI Stock Options and the GECC Warrant, there are not now, and at the Closing there will not be, any Options of RHI in existence. All shares of RHI Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Other than as listed on Schedule 4.3 to the Disclosure Letter, there are no outstanding contractual obligations of RHI or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of RHI Common Stock or any other shares of capital stock of RHI or any of its subsidiaries, or make any material investment (in the form of a loan, capital contribution or otherwise) in any subsidiary of RHI or any other Person, other than a wholly-owned subsidiary of RHI or a Person wholly-owned by one or more wholly-owned subsidiaries of RHI. Other than as listed on Schedule 4.3 to the Disclosure Letter, each outstanding share of capital stock of each subsidiary of RHI is duly authorized, validly issued, fully paid and nonassessable and RHI or a subsidiary of RHI owns all the shares of such capital stock free and clear of any Liens. Schedule 4.3 to the Disclosure Letter sets forth a complete listing as of November 12, 1999 of holders of shares of RHI Common Stock and holders of Options to acquire RHI Common Stock and the number of shares and Options held by each.

   Section 4.4 Authority Relative to This Agreement. RHI has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to the RHI Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by RHI, the performance by RHI of its obligations hereunder and the consummation by RHI of the Transactions have been duly and validly approved by the Board of Directors of RHI, the Board of Directors of RHI has recommended approval of this Agreement by the stockholders of RHI and directed that this Agreement be submitted to the stockholders of RHI for their consideration, and no other corporate proceedings on the part of RHI are necessary to authorize this Agreement or to consummate the Transactions (other than the RHI Stockholder Approval and the Merger Filing). This Agreement has been duly and validly executed and delivered by RHI and, assuming the due authorization, execution and delivery thereof by Household and Merger Sub, constitutes the legal, valid and binding obligation of RHI, enforceable against RHI in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

   Section 4.5 No Conflict; Required Filings and Consents; Certain Contracts.
(a) Except as set forth on Schedule 4.5(a) to the Disclosure Letter, the execution and delivery of this Agreement by RHI does not, and the performance of its obligations under this Agreement and the consummation of the Transactions by RHI will not, (i) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under, or violate any provision of, the Organizational Documents of RHI or any of its subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (A) applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the "HSR Act"), including any rules and regulations promulgated thereunder, (B) the Merger Filing, (C) the RHI Stockholder Approval, (D) the filing of applications and notices, as applicable, with the United States Office of Thrift Supervision (the "OTS") under the Home Owners' Loan Act ("HOLA") or with the OTS under 12 U.S.C. (S) 1467(a)(S) (the "Bank Merger Act") or the United States Office of the Comptroller (the "OCC") under 12 U.S.C. (S) 1817(j) (the "Change in Bank Control Act"), as applicable, and the approval of such applications by the OTS or OCC, as applicable, (E) the filing of applications and notices, as applicable, with the state regulatory authorities governing consumer finance, mortgage lending and insurance in the states in which RHI operates its business or the filing of applications and notices with federal housing related authorities, and the approval of such applications by such authorities, and (F) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not result in a Material Adverse Effect on RHI or Household, (iii) subject to the making of the filings and obtaining the approvals identified in clause (ii), conflict with or violate any Law, judgment, order, writ, injunction or decree applicable to RHI or any of its subsidiaries or by which any property or asset of RHI or any subsidiary is bound or affected, which conflict or violation would result in a Material Adverse Effect on RHI or the Surviving Corporation, or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss by RHI or any of its subsidiaries or modification in a manner materially adverse to RHI or any of its subsidiaries of any right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a Lien or other encumbrance on any RHI Common Stock or any material property or asset of RHI or any subsidiary of RHI pursuant to, any Contract of RHI, except, in each case, such as would not, individually or in the aggregate have a Material Adverse Effect on RHI. The notices, consents or approvals, filings or registrations, and expirations or terminations of waiting periods referred to in clauses (A) and (D)-(F) above are hereinafter referred to as the "Requisite Regulatory Approvals."

   (b) Except as set forth in Schedule 4.5(b) to the Disclosure Letter, to the Knowledge of RHI, there are no Contracts to which RHI or any subsidiary of RHI is a party or by which RHI or any subsidiary of RHI or any asset of RHI or any subsidiary of RHI is bound, which by its terms materially limits the ability of RHI or any subsidiary of RHI, or after consummation of the Transactions, would by its terms materially limit the ability of Household or any of its Affiliates, to engage in any business in any area or for any period.

   Section 4.6 Compliance. Except as set forth on Schedule 4.6 to the Disclosure Letter, neither RHI nor any subsidiary of RHI is in conflict with, or in default or violation of, (a) any Law applicable to such Person or by which any property or asset of such Person is bound or affected, or (b) any Contract to which RHI or any subsidiary of RHI is a party or by which such Person or any property or asset of such Person is bound or affected, except for such conflicts, defaults, or violations that would not, individually or in the aggregate, have a Material Adverse Effect on RHI.

   Section 4.7 Reports and Financial Statements. Each form, report, schedule, financial statement or other document filed since January 1, 1998 with a regulatory agency by RHI or any of its subsidiaries prior to the date hereof (as such documents have been amended prior to the date hereof, the "RHI Reports"), as of their respective dates, complied in all material respects with the legal requirements and the rules and regulations applicable thereto. None of the RHI Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. Schedule 4.7(a) to the Disclosure Letter contains a true, accurate and complete list of all of the material RHI Reports. The consolidated financial statements of RHI and its subsidiaries for December 31, 1998 and the quarterly and nine-month period ended September 30, 1999, included as Schedule 4.7(b) to the Disclosure Letter hereto, were prepared in accordance with GAAP during the periods involved consistently applied (except as may be indicated in the notes thereto) and fairly present in all material respects except for necessary normal recurring year end adjustments the consolidated financial position of RHI and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended and do not contain any material misstatements of the financial condition or result of operations of RHI at such dates or for the periods then ended. Since September 30, 1999, neither RHI nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except as set forth in Schedule 4.7(c) to the Disclosure Letter and except liabilities, obligations or contingencies (a) which are reflected on the consolidated balance sheet of RHI and its subsidiaries as at September 30, 1999 (including the notes thereto), (b) which were incurred after September 30, 1999 in the ordinary course of business consistent with past practices or (c) which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on RHI. RHI and its subsidiaries have timely filed all forms, reports and other documents material to the business of RHI and its subsidiaries required to be filed prior to the date hereof with any governmental agency. Since December 31, 1998, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of RHI or any subsidiary of RHI, except changes to comply with changes in accounting pronouncements of the Financial Accounting Standards Board or changes in applicable laws or rules or regulations thereunder as disclosed on Schedule 4.7(d) to the Disclosure Letter.

   Section 4.8 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as set forth on Schedule 4.8 to the Disclosure Letter, since September 30, 1999, RHI and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practices, and have not taken any of the actions set forth in paragraphs (a) through (j) of Section
6.4 (except that for purposes of this Section 4.8, the $250,000 limit set forth in Section 6.4(j)(ii) shall be $1,000,000 as to all events occurring before the date of this Agreement), except for such events as have not had or, insofar as reasonably can be foreseen, are not likely in the future to have, a Material Adverse Effect on RHI.

   Section 4.9 Litigation. Schedule 4.9 to the Disclosure Letter lists, as of the date hereof and the Closing Date, all material claims, suits, actions or proceedings pending or, to the Knowledge of RHI, threatened or contemplated, including any investigations or reviews by any Governmental Authority pending or, to the Knowledge of RHI, threatened or contemplated, against, relating to or affecting RHI (collectively, the "Claims"). If adversely determined, the Claims will not, individually or in the aggregate, have a Material Adverse Effect on RHI. There is no judgment, decree, order, injunction or writ of any Governmental Authority outstanding against RHI or any of its subsidiaries.

   Section 4.10 Employee Benefit Plans. With respect, as applicable, to Benefit Plans and Benefit Arrangements to the Knowledge of RHI and except as would not reasonably be expected to have a Material Adverse Effect on RHI:

     (a) neither RHI nor any ERISA Affiliate has maintained or contributed to any Qualified Plans since January 1, 1993 other than the RHI 401(k) Plan ("RHI 401(k) Plan"); Schedule 4.10(a) to the Disclosure Letter completely and accurately lists all RHI Plans and RHI Benefit Arrangements and specifically identifies any that are Qualified Plans;

     (b) the RHI 401(k) Plan has always qualified in form and operation under Code Section 401(a) and has a currently applicable determination letter from the IRS, and its trust has always been exempt under Code Section 501(a), and nothing has occurred with respect to such plan and trust that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code;

     (c) each RHI Plan and each RHI Benefit Arrangement has been maintained in all material respects in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other domestic and foreign laws, including federal, state, and foreign securities laws and all laws respecting reporting disclosure;

     (d) no RHI Plan holds employer securities;

     (e) no RHI Company or other ERISA Affiliate has sponsored, maintained, or had any liability (direct or indirect, actual or contingent) with respect to any Benefit Plan subject to Title IV of ERISA. No RHI Company and no ERISA Affiliate has ever made or been obligated to make, or reimbursed or been obligated to reimburse another employer for, contributions to any multiemployer plan (as defined in ERISA Section 3(37));

     (f) there are no pending claims or lawsuits by, against, or relating to any non-RHI Benefit Plans or non-RHI Benefit Arrangements that would be reasonably likely to result in liability for the RHI Companies, and no claims or lawsuits (other than routine benefit claims) have been asserted, instituted or, to the knowledge of the RHI Companies, threatened by, against, or relating to any non-RHI Benefit Plans or non-RHI Benefit Arrangements that would be reasonably likely to result in liability for the RHI Companies, and no claims or lawsuits (other than routine benefit claims) have been asserted, instituted or to the knowledge of the RHI Companies, threatened by, against, or relating to any RHI Plan or RHI Benefit Arrangement, and the RHI Companies do not have knowledge of any fact that could form the basis for any such claim or lawsuit;

     (g) the RHI Plans and RHI Benefit Arrangements are not presently under audit or examination (and have not received notice of a potential audit or examination) by any Governmental Authority, and no matters are pending with respect to the RHI 401(k) Plan under any governmental compliance programs;

     (h) except as specified in this Agreement or on Schedule 4.10(h) to the Disclosure Letter, no RHI Plan or RHI Benefit Arrangement contains any provision or is subject to any law that would give rise to any vesting of benefits (other than if the RHI 401(k) Plan is terminated), severance, termination, or other payments or liabilities as a result of the Transactions, and the RHI Companies have not declared or paid any bonus or other incentive compensation or established any severance plan, program, or arrangement in contemplation of the Transactions;

     (i) with respect to each RHI Plan, there have been no violations of Code
  Section 4975 or ERISA Sections 404 or 406 as to which successful claims would result in any liability for the RHI Companies or the Merger Sub or any Person required to be indemnified by them;

     (j) the RHI Companies have made all required contributions to the RHI Plans as of the last day of the each plan's most recent fiscal year; all benefits accrued under any unfunded RHI Plan or RHI Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP, consistently applied; and all monies withheld from employee paychecks with respect to RHI Plans have been transferred to the appropriate plan within the timing required by governmental regulations;

     (k) RHI and its ERISA Affiliates have complied in all material respects with the health continuation rules of Code Sections 4980B (and its predecessor), Code Section 5000, and the Health Insurance Portability and Accountability Act;

     (l) the RHI Companies have no liability (whether actual, contingent, or otherwise) with respect to any Benefit Plan or Benefit Arrangement that is not a RHI Benefit Arrangement or with respect to any Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate that is not an RHI Company; and no facts exist that could reasonably be expected to result in such liability, as a result of a termination, withdrawal or funding waiver with respect to any such plan, program, or arrangement;

     (m) no employee or former employee of the RHI Companies nor beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits subject to reporting under Statement of Financial Accounting Standards No. 106, other than as required by Code Section 4980B or other applicable law;

     (n) no employee or former employee (or beneficiary of either) of any RHI Company is entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as applicable law requires; and

     (o) there are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the RHI Companies that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Code Sections 280G, 404 or 162.

   Section 4.11 Labor. With respect to employees of and service providers to the RHI Companies, to the Knowledge of RHI and except as would not reasonably be expected to have a Material Adverse Effect on RHI:

     (a) the RHI Companies are complying and have complied in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and no claims or investigations are pending or threatened with respect to such laws, either by private individuals or by governmental agencies;

     (b) the employees of the RHI Companies are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against, or currently being negotiated by, any of the RHI Companies, and no labor representation organization effort exists nor has there been any such activity within the past three years;

     (c) no grievance or arbitration proceeding arising out of employment relationships is pending, and no claims therefor exist or have been threatened; no labor strike, lock out, slowdown, or work stoppage is or has ever been pending or threatened against or directly affecting any RHI Company; and no RHI Company is or has been engaged in any unfair labor practice, and there is not now, nor within the past three years has there been, any unfair labor practice complaint against any RHI Company pending or threatened, before the National Labor Relations Board or any other comparable foreign or domestic authority or any workers' council;

     (d) all Persons classified by the RHI Companies as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the RHI Companies have fully and accurately reported their compensation on IRS Forms 1099 when required to do so and properly treated them for purposes of the RHI Plans and RHI Benefit Arrangements;

     (e) since December 31, 1998, no employee of the RHI Companies, or group of employees, the loss of whom would have a Material Adverse Effect on the business of any of the RHI Companies, has notified any of the RHI Companies of his or their intent to (A) terminate his or their relationship with the RHI Companies or (B) make any demand for material payments or modifications of his or their arrangements with the RHI Companies;

     (f) each of the RHI Companies has complied with all garnishment orders it has received and has made available to Household all garnishment orders it has received in the last year; and

     (g) there is no charge or compliance proceeding actually pending or threatened against any RHI Company before the Equal Employment Opportunity Commission or any state, local, or foreign agency responsible for the prevention of unlawful employment practices.

   Section 4.12  Insurance. Schedule 4.12 to the Disclosure Letter sets forth
(a) an accurate summary description of each material insurance policy providing coverage for liability exposure (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which RHI or any of its subsidiaries is currently, or has been during the past two years, a party, a named insured or otherwise the beneficiary of coverage and (b) all insurance loss runs or workers' compensation claims received for the past two policy years. With respect to each such insurance policy: to the Knowledge of RHI, (a) the policy is legal, valid, binding, enforceable and in full force and effect; (b) there will be no breach or other violation of the policy resulting from the Transactions; and
(c) RHI is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy.

   Section 4.13 Brokers. Other than William Blair & Company LLC (the "RHI Financial Advisor"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based on any arrangement or agreement made by or on behalf of RHI.

   Section 4.14 Taxes. (a) Each of RHI and its subsidiaries has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all Tax Returns (or requests for extensions of time to file) required by applicable law to be filed by it prior to or as of the Effective Time and all such Tax Returns and amendments thereto (and extensions) are, or will be before the Effective Time, true, complete and correct, except to the extent that failures to file, to have extensions granted that remain in effect or to file returns and amendments that are true, complete and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on RHI.

   (b) Except as would not reasonably be expected to have a Material Adverse Effect on RHI, each of RHI and its subsidiaries has paid (or has had paid on its behalf), or has established (or has had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate accrual for the payment of, all Taxes due with respect to any period ending prior to or as of the Effective Time.

   (c) Except as would not reasonably be expected to have a Material Adverse Effect on RHI, no deficiency or adjustment for any Taxes has been proposed, asserted or assessed against RHI or any of its subsidiaries that has not been resolved or paid or for which an adequate accrual has not been established in accordance with GAAP consistently applied and there are no Liens for Taxes upon the assets of RHI or any of its subsidiaries, except Liens for current Taxes not yet due.

   (d) Except as would not reasonably be expected to have a Material Adverse Effect on RHI, neither RHI nor any of its subsidiaries has entered into any Contract that would result in the disallowance of any tax deductions pursuant to Section 280G of the Code. No "consent" within the meaning of Section 341(f) of the Code has been filed with respect to RHI or any of its subsidiaries. None of RHI or its subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

   (e) All Tax sharing agreements (other than agreements between or among RHI and its subsidiaries), Tax indemnity agreements and similar agreements to which RHI or any of its subsidiaries is a party are disclosed on Schedule 4.14 to the Disclosure Letter. None of RHI and its subsidiaries has been a member of an affiliated group filing a consolidated Federal income tax return (other than a group of which the common parent was RHI). None of RHI or its subsidiaries has any liability to a Governmental Authority for the Taxes of any Person (other than RHI and its subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law)), as a transferee or successor, by contract, or otherwise.

   (f) No federal, state, local or foreign audits or other administrative or court proceedings are pending or, to the Knowledge of RHI threatened with regard to any Tax Returns or Taxes of RHI or any of its subsidiaries which, if determined adversely, would have a Material Adverse Effect on RHI.

   Section 4.15 Environmental Matters. RHI and its subsidiaries are in compliance in all material respects with all environmental laws, rules, regulations and standards promulgated, adopted or enforced by the Environmental Protection Agency ("EPA") and of similar agencies in states in which they conduct their respective businesses. There is no suit, claim, action or proceeding now pending before any court, governmental agency or board or other forum or, to the Knowledge of RHI, threatened by any Person, (a) for alleged noncompliance with any environmental law, rule or regulation or (b) relating to the discharge or release into the environment of any hazardous material or waste at or on a site presently or formerly owned, leased or operated by RHI or any of its subsidiaries.

   Section 4.16 Loans. All currently outstanding secured or unsecured loans, advances, credit lines or credit card receivables owned and originated by RHI (individually, a "Loan," and collectively, the "Loans") were originated by RHI in compliance in all material respects with all applicable requirements of United States federal and state law. Each loan, credit agreement or security instrument related to the Loans constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable against such obligor in accordance with the terms thereof (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), except where the failure thereof, individually or in the aggregate, would not have a Material Adverse Effect on RHI. There are no oral modifications or amendments related to the Loans that are not reflected in RHI's records, no defenses as to the enforcement of any Loan have been asserted, and there have been no acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense, except where any of the foregoing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on RHI. Except as disclosed on
Schedule 4.16 to the Disclosure Letter, none of the Loans is presently directly serviced by third parties and there is no obligation which could result in any Loan becoming subject to any direct third party servicing. For purposes of the preceding sentence, a Loan shall be deemed directly serviced by a third party if the third party has the primary responsibility for the servicing of the Loan and is not merely an independent contractor under contract to perform a portion of the servicing of the Loan for RHI or any of its Material Subsidiaries. The reserves established against the Loans have been established based on RHI's prior loss experience in accordance with GAAP, consistently applied, and reflect RHI's management's good faith judgment as to the appropriate reserves with respect to such Loans.

   Section 4.17 Intellectual Property. (a) RHI owns or has the right to use pursuant to license, sublicense, agreement, permission or otherwise all patents, copyrights, software, trademarks, service marks, trade dress, logos, trade names and corporate names and all applications, registrations and renewals in connection therewith and all other proprietary rights ("Intellectual Property"), in each case to the extent necessary for and material to the operation of its business as presently conducted. Each such item of Intellectual Property owned or used by RHI immediately prior to the Closing hereunder will continue to be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder, except where failure of such ownership or availability for use will not have a Material Adverse Effect on RHI.

   (b) Except as set forth on Schedule 4.17 to the Disclosure Letter or as would not reasonably be expected to have a Material Adverse Effect on RHI, to the Knowledge of RHI, RHI has not interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, and has not received any complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that RHI must license or refrain from using any Intellectual Property rights of any third party) within the last three years. To the Knowledge of RHI, no third party has interfered with, infringed upon, or misappropriated or otherwise come into conflict with any Intellectual Property rights of RHI.

   Section 4.18 Books and Records. The books and records, minutes books, stock record books and other records of RHI and all of its subsidiaries, all of which have been made available to Household, are complete and correct in all material respects and have been maintained in accordance with sound business practices, except for minutes of meetings of the Board of Directors that have not been completed or approved by the Board of Directors as of the date of this Agreement (provided that summaries of any such minutes have been made available to Household). The respective minutes books of RHI and each of its subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders and the Boards of Directors of RHI and each of its subsidiaries.

   Section 4.19 Transactions with Affiliates. Except as set forth on Schedule
4.19 to the Disclosure Letter, since December 31, 1998, neither RHI nor any of its subsidiaries has entered into any transaction with any current director, officer or 5% or larger shareholder of RHI or any Affiliate of such director, officer or shareholder, and all ongoing contracts with any director or officer are on arms' length terms no less favorable to RHI than would have been obtained from any unaffiliated third party.

   Section 4.20 Opinion of Financial Advisor. The RHI Financial Advisor has delivered to RHI an opinion dated the date of this Agreement to the effect that the Merger Consideration to be received by the holders of the issued and outstanding shares of the RHI Common Stock is fair from a financial point of view to the holders of the RHI Common Stock.

   Section 4.21 Reliance. In entering into this Agreement, RHI has relied solely on representations made in this Agreement, including the Disclosure Letter hereto, and any certificates and documents required to be provided by Household and Merger Sub pursuant to this Agreement. RHI has been represented by counsel and has had sufficient opportunity to examine and understand the business and assets of Household.

                                   ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF HOUSEHOLD AND MERGER SUB

   Except as disclosed or otherwise referred to in any applicable Schedule attached hereto or in the documents identified in any such Schedule, Household and Merger Sub hereby represent and warrant to RHI that:

   Section 5.1 Organization and Qualifications; Subsidiaries. Household, Merger Sub and each Material Subsidiary of Household is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where failure to obtain such approvals would not have a Material Adverse Effect upon Household. Each of Household, Merger Sub and each Material Subsidiary of Household is duly qualified or licensed as a foreign corporation, partnership or limited liability company to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary and where the failure to so qualify would cause a Material Adverse Effect upon such entity.

   Section 5.2 Charter and Bylaws. Complete and correct copies of the charter and bylaws of Household and Merger Sub, as amended to date, have been filed (or incorporated by reference) as Exhibits 3.1 and 3.2, respectively, to Household's Annual Report on Form 10-K for the year ended December 31, 1998 or have been provided to RHI. Such Organizational Documents are in full force and effect and have not been amended or modified in any respect. Household is not in violation of any provision of its Organizational Documents. No subsidiary of Household is in violation of any provision of its Organizational Documents.

   Section 5.3 Capitalization. The authorized capital stock of Household consists of 750,000,000 shares of Household Common Stock and 8,155,004 shares of preferred stock of Household, no par value. As of September 30, 1999, (i) 470,701,152 shares of Household Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; and (ii)(A) 31,420,552 shares of Household Common Stock were reserved for issuance under Household employee or director benefit programs or Household's dividend reinvestment plan (collectively, the "Household Stock Plans"), (B) 79,654,916 shares of Household Common Stock were classified as treasury shares. Except as set forth above, since September 30, 1999, no shares of Household Common Stock or other voting securities of Household (other than rights attached to Household's Common Stock for Household's Junior Participating Preferred Stock) were issued, reserved for issuance or outstanding. All shares of Household Common Stock subject to issuance as aforesaid and all shares of Household Common Stock subject to issuance as Merger Consideration, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except in connection with Household's publicly announced stock repurchase program, there are no outstanding contractual obligations of Household to repurchase, redeem or otherwise acquire any shares of Household Common Stock or any other shares of capital stock of Household, or make any material investment (in the form of a loan, capital contribution or otherwise) in any subsidiary of Household or any other Person, other than a wholly-owned subsidiary of Household or a Person wholly-owned by one or more wholly-owned subsidiaries of Household. Each outstanding share of capital stock of each subsidiary of Household is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Household or any subsidiary of Household is owned free and clear of any Liens.

   Section 5.4 Authority Relative to This Agreement. Household and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Household and Merger Sub, the performance by Household and Merger Sub of its obligations hereunder and the consummation by Household and Merger Sub of the Transactions have been duly and validly approved by the Board of Directors of Household and Merger Sub, and no other corporate proceedings on the part of Household and Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the Merger Filing). This Agreement has been duly and validly executed and delivered by Household and Merger Sub and, assuming the due authorization, execution and delivery thereof by RHI, constitutes the legal, valid and binding obligation of Household and Merger Sub, enforceable against Household and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

   Section 5.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by Household and Merger Sub do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by Household and Merger Sub will not, (a) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under, or violate any provision of, the Organizational Documents of Household or Merger Sub, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, the Securities Act, the Blue Sky Laws and the HSR Act, in each case, including any rules and regulations promulgated thereunder, (ii) the Merger Filing, (iii) the RHI Stockholder Approval, (iv) the filing of applications and notices, as applicable, with the OTS under HOLA or the Bank Merger Act and the approval of such applications by the OTS; and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to RHI or Household or have a material adverse effect on the ability of the parties to consummate the Merger, (c) subject to the making of the filings and obtaining the approvals identified in clause (b), conflict with or violate any Law, judgment, order, writ, injunction or decree applicable to Household or Merger Sub or by which any property or asset of Household or Merger Sub is bound or affected, which conflict or violation would result in a loss of material benefits to or in any material liability to RHI, Household or the Surviving Corporation, or (d) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss by Household or Merger Sub or modification in a manner materially adverse to Household or Merger Sub of any right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a Lien or other encumbrance on any Household Common Stock issued pursuant to the Merger or any material property or asset of Household or Merger Sub or any subsidiary of Household or Merger Sub pursuant to, any Contract of Household or Merger Sub, except, in each case, such as would not, individually or in the aggregate have a material adverse effect on the ability of the parties to consummate of the Merger, or have a Material Adverse Effect on Household.

   Section 5.6 Compliance. Neither Household, Merger Sub nor any Material Subsidiary of Household is in conflict with, or in default or violation of, (a) any Law applicable to such Person or by which any property or asset of such Person is bound or affected, or (b) any Contract to which Household or Merger Sub or any Material Subsidiary of Household is a party or by which such Person or any property or asset of such Person is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Household.

   Section 5.7 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by Household with the SEC prior to the date hereof (as such documents have been amended prior to the date hereof, the "Household SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the Household SEC Reports, as of their respective dates, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of Household and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, consistently applied (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of Household and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since September 30, 1999, neither Household nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the consolidated balance sheet of Household and its subsidiaries as at September 30, 1999 (including the notes thereto) or (b) which (i) were incurred in the ordinary course of business after September 30, 1999 and consistent with past practices, or (ii) are disclosed in the Household SEC Reports. Since January 1, 1998, Household has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of Household has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder. Since December 31, 1998, except as described in the Household SEC Reports, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Household or any subsidiary of Household, except changes resulting from changes in accounting pronouncements of Financial Accounting Standards Boards or changes in applicable laws or rules or regulations thereunder.

   Section 5.8 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in any Household SEC Report, since December 31, 1998, (a) Household and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (b) as of the date hereof, there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Material Adverse Effect on Household.

   Section 5.9 Litigation. Except as disclosed in the Household SEC Reports, there are no claims, suits, actions or proceedings pending or, to Household's knowledge, threatened or contemplated, nor are there any investigations or reviews by any Governmental Authority pending or, to Household's knowledge, threatened or contemplated, against, relating to or affecting Household or any of its subsidiaries, which would, individually or in the aggregate, have a Material Adverse Effect on Household, or prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any Governmental Authority or any arbitrator outstanding against Household or any of its subsidiaries having, or which, insofar as can be reasonably foreseen, in the future is likely to have, a Material Adverse Effect on Household. In addition, as of the date hereof, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the Household SEC Reports which, insofar as can be reasonably foreseen, in the future are likely to have a Material Adverse Effect on Household.

   Section 5.10 Insurance. With respect to each insurance policy providing coverage for liability exposure (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which Household is currently a party, a named insured or otherwise the beneficiary of coverage, to the knowledge of Household, (a) the policy is legal, valid, binding, enforceable and in full force and effect; (b) there will be no breach or other violation of the policy resulting from the Transactions; and (c) Household is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy.

   Section 5.11 Brokers. Other than Lehman Brothers, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based on any arrangement or agreement made by or on behalf of Household.

   Section 5.12 Taxes. (a) Household and each of its subsidiaries has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time. All such Tax Returns and amendments thereto are, or will be before the Effective Time, true, complete and correct in all material respects.

   (b) Each of Household and its subsidiaries has paid (or has had paid on its behalf), or has established (or has had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Closing Date.

   (c) No deficiency or adjustment for any material Taxes has been proposed, asserted or assessed against Household or any of its subsidiaries that has not been resolved or paid or for which an adequate accrual has not been established in accordance with GAAP. There are no Liens for material Taxes upon the assets of Household or any of its subsidiaries, except Liens for current Taxes not yet due.

   (d) No federal, state, local or foreign audits or other administrative or court proceedings are pending or, to the knowledge of any employee of Household with responsibility for Taxes, threatened with regard to any Tax Returns or Taxes of Household or any of its subsidiaries which, if determined adversely, would have a Material Adverse Effect on Household.

   Section 5.13 Reliance. In entering into this Agreement, Household has relied solely on representations made in this Agreement, including the Disclosure Letter hereto, and any certificates and documents required to be provided by RHI pursuant to this Agreement. Household has been represented by counsel and has had sufficient opportunity to examine and understand the business and assets of RHI.

   Section 5.14 Financial Capability. Household will have on the Closing Date and immediately prior to and at the Effective Time, funds and authorized and unissued shares of Household Common Stock sufficient to consummate the Merger and the Transactions.

                                   ARTICLE VI

                                   COVENANTS

   Section 6.1 Notification of Certain Matters. Each of the parties hereto shall give prompt notice to the other parties hereto of the occurrence or nonoccurrence of any event to which such party becomes aware, the occurrence or nonoccurrence of which would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (b) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect. The delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, except that RHI may amend any of the Schedules to disclose any information that was omitted in good faith at the time the Schedules were prepared that individually and in the aggregate do not have a Material Adverse Effect on RHI.

   Section 6.2 Further Action, Reasonable Efforts; Consents and Approvals. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions in as expeditious a manner as is reasonably practicable, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, certificates, qualifications and orders of, and make all filings and required submissions with, all Governmental Authorities, and all shareholders, lenders and partners of, and parties to Contracts with, Household, RHI or any other Person, in each case, as are reasonably necessary for the consummation of the Transactions (collectively "Consents"), except for such other consents, authorizations filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on RHI or Household. RHI shall, as soon as possible prior to the Closing, deliver to Household copies of all Consents obtained by RHI. Household shall, as soon as possible prior to the Closing, deliver to RHI copies of all Consents obtained by Household. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of Household and RHI shall use its commercially reasonable efforts to take all such action. Prior to the Closing, each party shall use its commercially reasonable efforts not to take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue.

   Section 6.3 Regulatory Filings. (a) Without limiting the generality of
Section 6.2 hereof, Household and RHI shall (i) take promptly all actions necessary to make the filings required of Household, RHI, or any of their respective Affiliates in order to obtain any Requisite Regulatory Approval,
(ii) comply at the earliest practicable date with any request for information or documentary material received by Household, RHI, or any of their respective Affiliates from any Governmental Authority and (iii) cooperate with each other in connection with any such filing and with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any Governmental Authority.

   (b) In furtherance and not in limitation of the covenants contained in
Section 6.2 and Section 6.3(a) hereof, each of Household and RHI shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the Merger or any other transactions contemplated by this Agreement under any applicable law. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any applicable law, each of Household and RHI shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger or any other transaction contemplated by the Agreement.

   (c) Each of Household and RHI shall promptly inform the other of any communications received by such party or any of its Affiliates from any Governmental Authority regarding any of the transactions contemplated hereby. Each of Household and RHI shall advise the other promptly of any understandings, undertakings or agreements which such party or any of its Affiliates proposes to make or enter into with any Governmental Authority in connection with the transactions contemplated hereby. Household or any of its Affiliates shall not be obligated to enter into any undertakings, understandings or agreements with any Governmental Authority if such undertakings, understandings or agreements are reasonably unacceptable to Household.

   Section 6.4 Conduct of Business of RHI Pending the Closing. From the date hereof through the Closing, except as expressly permitted or contemplated by this Agreement or as set forth on Schedule 6.4 to the Disclosure Letter, unless Household shall otherwise agree in writing (which agreement shall not be unreasonably withheld) prior to the taking of any action prohibited by the terms of this Section 6.4, RHI and its subsidiaries shall conduct their operations and business in the ordinary and usual course of business and use reasonable efforts (which shall not include any offer to pay any retention or stay bonus without Household's consent, such consent not to be unreasonably withheld or delayed) to keep available the services of its present officers and key employees and preserve the goodwill and business relationships with all Persons having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement, prior to the Closing, without the prior written consent of Household, which consent shall not be unreasonably withheld or delayed, neither RHI nor any of its subsidiaries shall:

     (a) amend or modify its Organizational Documents;

     (b) issue, sell, pledge or dispose of, grant or otherwise create, or agree to issue, sell, pledge or dispose of, grant or otherwise create any capital stock or other equity securities, any debt or other securities convertible into or exchangeable for any of its capital stock or other equity securities, or any Option with respect thereto, except:

       (i) for the issuance of stock upon the exercise of outstanding RHI Stock Options; and

       (ii) for the issuance of shares on the terms set forth in Section
    6.20 in respect of Options cancelled pursuant to Section 7.3(f);

     (c) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any of its capital stock or other equity securities (including any options with respect to any of its capital stock or other equity securities and any securities convertible or exchangeable into any of its capital stock or other equity securities) or any long term debt;

     (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity securities (except dividends declared and paid by Orchard Federal Savings Bank to UICI, Inc., or by a subsidiary of RHI only to RHI or a wholly-owned subsidiary of RHI, and except for distributions of cash in the case of the securitization entities), or subdivide, reclassify, recapitalize, split, combine or exchange any of its capital stock or other equity securities;

     (e) except for Federal Home Loan Bank borrowings and issuances of deposits and certificates of deposits, including DTC certificates of deposits, in the ordinary course of business to fund receivables and Loans, incur or become contingently liable with respect to any indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities, except for additional indebtedness incurred under existing debt agreements or credit facilities, or new credit facilities, provided, however, that such new credit facilities are terminable by RHI or its subsidiaries on no more than ninety (90) days notice and RHI or its subsidiaries is not obligated for any termination fee, breakage costs or other costs and expenses in excess of $100,000 as a result of such termination;

     (f) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity;

     (g) mortgage or otherwise encumber or subject to any Lien, or sell, transfer or otherwise dispose of, any assets or properties that are material, individually or in the aggregate, to RHI and its subsidiaries, taken as a whole, other than Liens incurred in the ordinary course of business consistent with past practice, and sales and dispositions in the ordinary course of business consistent with past practice;

     (h) except (x) as may be required by applicable Law, (y) as contemplated by this Agreement or (z) as set forth in the minutes of the Board of Directors of RHI of November 21, 1999 as reflected in the Disclosure Letter (the "January Bonus"), any RHI Benefit Arrangement or RHI Option Plan, or RHI's standard compensation and bonus arrangements, consistent with past practice, and provided that the aggregate bonuses paid (other than the January Bonus) shall not exceed the sum of $2,368,559 plus 11% of the pre-tax income (as determined by GAAP, consistently applied) of RHI before the effect of such bonuses for the calendar quarter ended December 31, 1999 and before the effect of revenue and expense related to or arising as a result of the Transactions or this Agreement, (i) enter into any employment agreement, (ii) increase the compensation payable or to become payable to its executive officers or employees, except for increases in the ordinary course of business consistent with past practice with respect to employees who are not subject to written employment contracts, (iii) grant any severance or termination pay to any director, executive officer or employee of RHI or any subsidiary of RHI, except with respect to non-executive officer employees in the ordinary course of business or pursuant to existing RHI Benefit Plans, (iv) enter into any severance agreement or retention agreement with any director, executive officer or employee except with respect to non-executive officer employees in the ordinary course of business, or (v) establish, adopt, enter into, terminate, withdraw from or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement, any stock option plan, or any Benefit Plan or Benefit Arrangement;

     (i) take any action, other than reasonable actions in the ordinary course of business, with respect to accounting policies or procedures (including Tax accounting policies, procedures and elections relating to Taxes that would apply to RHI and its subsidiaries, Household or the Surviving Corporation after the Merger), except as may be required by GAAP, consistently applied, or changes in law, or settle any material audit or litigation or, except as required by Law, amend in any material respect any material Tax Return;

     (j) enter into, modify, amend, extend or terminate any agreement or agreements for goods, property rights or services with (i) any director or officer, or any Affiliate of such Person, or (ii) any other Person which obligates RHI, or any affiliate of RHI, to pay in excess of $250,000 in any twelve (12) month period unless Household has not disapproved of a transaction described in this clause (ii) within two (2) Business Days of receipt of notice of the transaction; provided, however, that RHI may offer employment to individuals consistent with past practice; and

     (k) authorize any of, or commit or agree to take any of, the foregoing actions.

   Section 6.5 Conduct of Business of Household Pending the Closing. From the date hereof through the Closing, except as expressly permitted or contemplated by this Agreement, unless RHI shall otherwise agree in writing (which agreement shall not unreasonably be withheld) prior to the taking of any action prohibited by the terms of this Section 6.5, Household and its subsidiaries shall conduct their operations and business in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to keep available the services of its present officers and key employees and preserve the goodwill and business relationships with all Persons having business relationships with it.

   Section 6.6 Access to Information. (a) From the date hereof to the Effective Time, RHI shall (and shall cause its respective subsidiaries and Representatives to) afford the Representatives of Household reasonable access at all reasonable times during normal business hours to its officers, employees, agents, properties, offices, plants and other facilities, books, records and Tax Returns, and shall furnish such Representatives with all financial, operating and other data and information as may be reasonably requested.

   (b) Each of Household, the Merger Sub and RHI covenants and agrees to maintain the confidentiality of any Confidential Information, as defined herein, it receives from any other party or such party's subsidiaries or affiliates and, except as expressly permitted in this Agreement or as required by law or in connection with judicial proceedings, shall not disclose any such Confidential Information to third parties. A party receiving Confidential Information from another party shall use at least the same degree of care to maintain its confidentiality as it uses to maintain its own Confidential Information. A party receiving Confidential Information shall not, except in connection with this Agreement, directly or indirectly use Confidential Information of the disclosing party without the prior written consent of such disclosing party. As used in this Agreement, "Confidential Information" includes, without limitation, information not previously disclosed to the public or to the trade by a party to this Agreement relating to its products, facilities and methods, trade secrets and other intellectual property, software, source code, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including revenues, costs or profits associated with any product), business plans, prospects, or opportunities, but shall exclude any information already in the public domain.

   Section 6.7 No Solicitation. (a) RHI shall not, nor shall it permit any of its subsidiaries to, and it shall instruct its Representatives (including, without limitation, any investment banker, attorney or accountant retained by RHI or a subsidiary of RHI) not to, directly or indirectly, for or on its behalf (i) knowingly initiate, solicit or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, or business combination of RHI or any of its subsidiaries, or the sale of assets representing a substantial portion of the assets of RHI and its subsidiaries, taken as a whole, or the sale of shares of capital stock of RHI or any subsidiary (other than to RHI or a subsidiary of RHI or as permitted by Section 6.4 hereto), including, without limitation, by way of a tender offer or exchange offer by any Person other than the Transactions (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide to any Person or entity any Confidential Information or data relating to RHI or any subsidiary of RHI for the purposes of, or otherwise cooperate with or assist or participate in, facilitate or encourage, any inquiries or the making of any Acquisition Proposal, (iii) agree to, approve or recommend any Acquisition Proposal, or (iv) take any other action inconsistent with the obligations and commitments assumed by RHI pursuant to this Section 6.7; provided, however, that nothing contained in this Agreement shall prevent RHI or its Board of

Directors from furnishing Confidential Information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal to RHI or its stockholders (which may be subject to a "due diligence" condition), if and only to the extent that (1) the Board of Directors of RHI determines in good faith (after consultation with outside legal counsel) that such action could reasonably be required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, and (2) prior to furnishing such Confidential Information to, or entering into discussions or negotiations with, such person or entity, RHI receives from such person or entity an executed confidentiality agreement. RHI and its Representatives will immediately cease and cause to be terminated any existing activities, discussions or negotiations by RHI or its Representatives with any parties conducted heretofore with respect to any of the foregoing. In addition, notwithstanding the provisions of this Section 6.7, or any other provision of this Agreement, RHI may (i) withdraw, modify, or refrain from making its recommendation in accordance with
Section 6.8 and (ii) terminate this Agreement in accordance with Section
8.1(f).

   (b) RHI shall (i) promptly notify Household in writing after receipt by RHI (or its Representatives) of any Acquisition Proposal or any inquiries indicating that any Person is considering making or wishes to make an Acquisition Proposal, which notification shall be in writing and shall contain the principle financial terms of any such Acquisition Proposal, and (ii) promptly notify Household in writing after receipt of any request for Confidential Information relating to it or any of its subsidiaries or for access to its or any of its subsidiaries' properties, books or records by any person that, to RHI's Knowledge, may be considering making, or has made, an Acquisition Proposal.

   Section 6.8 Stockholder Meeting. RHI shall take all action necessary, in accordance with the OCL and RHI's Organizational Documents, to call a meeting of its stockholders (the "RHI Meeting") to be held as promptly as practicable after the effective date of the Household Registration Statement for the purpose of considering and voting upon this Agreement and the Merger (the "RHI Stockholder Approval"). The Board of Directors of RHI shall recommend that the stockholders of RHI approve this Agreement and the Merger; provided, however, that the Board of Directors of RHI, by action of a majority of the entire Board of Directors of RHI, may withdraw, modify or refrain from making such recommendation if such Board of Directors determines in good faith, after receipt of an Acquisition Proposal and after consultation with outside legal counsel, that the withdrawal or modification of or failure to make such recommendation could reasonably be required for such Board of Directors to comply with its fiduciary duties under applicable law.

   Section 6.9 Registration Statement and Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Household and RHI shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Household Registration Statement"), in which the proxy statement for the RHI Meeting ("Proxy Statement") shall be included, in connection with the registration under the Securities Act of the shares of Household Common Stock to be issued pursuant to the Merger. Each of Household and RHI (i) shall cause the Proxy Statement and the Household Registration Statement to comply as to form in all material respects with the OCL, the Securities Act, the Exchange Act and the rules and regulations thereunder, as applicable (ii) shall use commercially reasonable efforts to have or cause the Household Registration Statement to become effective as promptly as practicable, and (iii) shall take any and all action required under any applicable Federal or state securities laws in connection with the issuance of shares of Household Common Stock pursuant to the Merger or the OCL in connection with the RHI Meeting. Household and RHI shall furnish to the other all information concerning Household and RHI as the other may reasonably request in connection with the preparation of the documents referred to herein. Each of Household and RHI will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other governmental officials and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Household Registration Statement, Proxy Statement or any other filing or for additional information and will supply the other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC, or its staff or any other governmental officials, on the other hand, with respect to the Household Registration Statement, Proxy Statement or other filing. Each of Household and RHI will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.9 to comply in all material respects with all applicable requirements of law and the rules and regulations thereunder. Whenever Household or RHI obtains knowledge of the occurrence of any event which is required to be set forth in an amendment or supplement to the Proxy Statement, the Household Registration Statement or other filing, Household or RHI, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other governmental officials, and or mailing to Stockholders of RHI such amendment or supplement. As promptly as practicable after the Household Registration Statement shall have become effective, RHI shall cause the Proxy Statement to be mailed to its stockholders.

   (b) The information supplied by each of Household and RHI for inclusion in the Household Registration Statement and the Proxy Statement shall not (i) at the time the Household Registration Statement is declared effective and (ii) at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of RHI, (iii) at the time of the RHI Meeting, or (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to RHI, any subsidiary of RHI, Household, any subsidiary of Household, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Household Registration Statement or the Proxy Statement, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

   (c) As soon as practicable after the Effective Time, Household shall file a registration statement on SEC Form S-8 with respect to the Household Common Stock to be issued upon exercise of RHI Stock Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration for so long as any RHI Stock Options remain outstanding.

   Section 6.10 Letters of Accountants. RHI shall use commercially reasonable efforts to cause to be delivered to Household a "comfort" letter of KPMG LLP, RHI's independent public accountants, dated and delivered on the date on which the Household Registration Statement shall become effective and as of the Effective Time, and addressed to the Board of Directors of Household relating to the performance of KPMG LLP of customary procedures with respect to the financial statements of RHI contained in the Household Registration Statement, including a review of the interim financial statement information as described in SAS No. 71.

   Section 6.11 Incentive Compensation Plan and Post-Closing Operation Intent. RHI shall adopt The Renaissance Incentive Compensation Plan (the "Incentive Plan") for the benefit of selected employees of RHI and its subsidiaries, and shall submit the Incentive Plan for approval of its stockholders at the RHI Meeting. If the Incentive Plan is approved at the RHI Meeting by a vote of 75% of the shares eligible to vote thereon as determined pursuant to Code Section 280G(b)(5)(B), then Household shall assume the Incentive Plan immediately after the Effective Time. The Incentive Plan shall be substantially in the form set forth as Exhibit G hereto. Household intends to have RHI manage the operation of Household's United States subprime Visa and MasterCard credit card business after a transition period following the Effective Time.

   Section 6.12 Public Announcements. At all times at or before the Closing, neither RHI nor Household shall issue or make, directly or indirectly, any reports, statements or releases to the public with respect to this Agreement or the Transactions contemplated hereby without the prior written consent of the other, which consents shall not be unreasonably withheld or delayed; provided, however, that RHI and Household may, without the prior written consent of the other, issue or make, directly or indirectly, any report, statement or release required by Law, its fiduciary obligations or any listing agreement or arrangement to which such Person is a party with a national securities exchange or national market system if the other parties to this Agreement are so notified as soon as possible in advance of such report, statement or release and, to the extent practicable, given a reasonable opportunity to review and comment on the report, statement or release. The parties will agree to the text of the press releases announcing the signing of the Agreement.

   Section 6.13 Blue Sky. Household shall use its best efforts to obtain prior to the Effective Time all approvals or permits required to carry out the transactions contemplated hereby under applicable Blue Sky Laws in connection with the issuance of shares of Household Common Stock in the Merger and as contemplated by this Agreement; provided, however, that with respect to such qualifications neither Household nor RHI shall be required to register or qualify as a foreign corporation or to take any action which would subject it to general service of process or taxation in any jurisdiction where any such entity is not now so subject.

   Section 6.14 NYSE Listing. Household shall promptly prepare and submit to the NYSE listing applications covering the shares of Household Common Stock to be issued in the Merger, and shall use its best efforts to cause such shares to be approved for listing and trading on the NYSE prior to the Effective Time, subject to official notice of issuance.

   Section 6.15 Rule 145 Affiliates. Within five days after the Proxy Statement is mailed to the stockholders of RHI, (a) RHI shall deliver to Household a letter identifying all persons who may be deemed to be affiliates of RHI under Rule 145 of the Securities Act as of the date of the RHI Meeting (the "Rule 145 Affiliates") and (b) RHI shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use commercially reasonable efforts to obtain prior to the Effective Day from each person identified in such letter a written agreement, substantially in the form of Exhibit A hereto (a "Rule 145 Affiliate Agreement"). Household acknowledges and agrees that none of the Rule 145 Affiliates shall be deemed to be affiliates of Household, as defined in Rule 144 of the Securities Act, following the Closing.

   Section 6.16 Indemnification with Respect to the Registration Statement. (a) Each party hereto shall (i) indemnify (in such role, an "Indemnifying Party") and hold harmless each other party and their respective directors, officers and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever to which an Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Household Registration Statement or the Proxy Statement, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) RHI shall be liable under this Section
6.16 only for information provided by RHI and relating to RHI or related to the effect on holders of Options or the recipients of payments under the Incentive Plan of the votes required by Section 6.20(d) and Section 6.11, respectively, included in the Household Registration Statement or Proxy Statement, (ii) Household and Merger Sub shall be liable under this Section 6.16 only for information provided by Household and relating to Household and Merger Sub included or incorporated by reference in the Household Registration Statement or Proxy Statement, and (iii) no Indemnifying Party will be liable in any such case under this Section 6.16 to the extent that any such loss, claim, damage, liability or action arises out of any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Indemnifying Party by or on behalf of such Indemnified Party specifically for use therein.

   (b) Promptly after receipt by an Indemnified Party under this Section 6.16 of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 6.16, promptly notify the Indemnifying Party in writing of the claim or the commencement of that action; provided, however, that the failure to notify or a delay in notifying the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under this Section 6.16 except to the extent that such Indemnifying Party is prejudiced thereby. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 6.16 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel or (iii) the Indemnifying Party has failed to assume the defense to such claim or action and employ counsel reasonably satisfactory to the Indemnified Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim or action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreements contained herein shall use its best efforts to cooperate with the Indemnifying Party in the defense of any such claim or action. The Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment in favor of the plaintiff in any such claim or action, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

   Section 6.17 Directors' and Officers' Indemnification and Insurance. (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers and directors of RHI and its subsidiaries (the "Indemnified Officers/Directors") against all losses, expenses (including attorneys fees), claims, damages, liabilities or amounts ("Losses") that are paid in settlement (provided that such settlement has been approved by Household, such approval not to be unreasonably withheld) of, or otherwise in connection with, any claim, action, suit, proceeding or investigation, based in whole or in part on the fact that such person is or was a director or officer of RHI and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Transactions), in each case, to the full extent permitted under the OCL and RHI's articles of incorporation and bylaws (to the extent permitted by applicable law) as in effect on the date of this Agreement.

   (b) The Surviving Corporation shall keep in effect provisions in its articles of incorporation and bylaws providing for exculpation of director liability and its indemnification of the Indemnified Officers/Directors to the fullest extent permitted under the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification of the Indemnified Officers/Directors. The Surviving Corporation shall keep in effect and to comply with the terms and conditions of the indemnification agreements between RHI and each of its directors in effect as of the date of this Agreement.

   (c) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect the current policies of directors' and officers' liability insurance maintained by RHI, or policies providing substantially the same coverage, covering persons who are currently covered by RHI's officers' and directors' liability insurance policies with respect to actions or omissions occurring at or prior to the Effective Time, a true and correct summary of which is set forth on Schedule 6.17 to the Disclosure Letter, to the extent that such policies are available; provided, however, that policies of at least the same coverage containing terms and conditions which are no less advantageous to the insureds may be substituted therefor.

   (d) The provisions of this Section 6.17 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Officers/Directors.

   Section 6.18 Employee Matters. (a) Household will cause all RHI employees to be eligible to participate as soon as practicable (i) in any holiday, sick leave, vacation pay, leave of absence, or similar policy of Household in which similarly situated employees of Household are generally eligible to participate without duplication of benefits and (ii) in the Benefit Plans of Household, as they may be amended in the future, in which similarly situated employees of Household are generally eligible to participate. Subject to the following sentence, the benefit design and benefit levels (regardless of any cost differentials) under such plans, benefits and policies, when taken as a whole, shall be substantially comparable to the existing RHI plans, benefits and policies. In determining whether plans, benefits and policies are comparable, it is necessary to consider the entire compensation package including base pay, potential bonus and/or incentive pay opportunity, plans and benefits. Household will use its best efforts, to the extent practicable, to admit employees to the foregoing plans on the Closing Date or, if not feasible, no later than the first entry date following the Closing Date. In addition, as of the Closing Date, Household will cover or maintain coverage of RHI employees and their dependents under a Household or RHI group health plan, subject to the rules applicable to other similarly situated employees of Household, without regard to any preexisting condition exclusions or, to the extent the RHI employee was covered by such a plan before the Closing Date, any waiting periods, or similar limitations under any Benefit Plans of Household. For purposes of any seniority or length of service requirements, waiting periods, vesting periods, or differential benefits based on length of service in any such plan or policy of Household as of the Closing Date for which a RHI employee may be eligible after the Closing, Household shall treat service by such employee with RHI as though it had been service with Household for all purposes under any such plan or policy to the extent RHI credited such service under its similar plans, excluding vesting, benefit accruals, or accrual or account formulas under any defined benefit plan maintained by Household, so long as this crediting of service does not violate applicable laws and is consistent with the rules governing Benefit Plans qualified under Section 401(a) of the Code and permitted by the terms of such plans and arrangements and by third-party administrators and insurers.

   (b) Any communications proposed to be delivered to the RHI employees before the Closing regarding the matters contained in or the Transactions contemplated under the Merger Agreement or otherwise respecting any changes or potential changes in employee benefit plans, practices, or procedures that may or will occur in connection with the Transactions contemplated by the Merger Agreement, shall be subject to the prior approval of Household or RHI, respectively, which approval shall not be unreasonably withheld and who shall be deemed to have approved a proposed communication absent objection provided within 72 hours of receipt of the proposed communications.

   (c) Nothing in this Merger Agreement shall (a) restrict or otherwise inhibit Household's right to terminate the employment of any RHI employee on or after the Closing Date or (b) be construed or interpreted to restrict Household's right or authority to amend or terminate any of its employee benefit plans, policies or programs effective on or after the Closing Date. Nothing expressed or implied in the Merger Agreement shall give any RHI employee any third party beneficiary rights or other rights to sue under or with respect to the Merger Agreement except as set forth in Section 9.9 of the Merger Agreement.

   Section 6.19 Tax-Free Reorganization. Household, Merger Sub and RHI each acknowledges and agrees that, unless the Merger is a Cash Merger, (i) it intends the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code, as amended, and (ii) to the extent permissible by law, it will report the Merger as such a reorganization in any and all federal, state and local income Tax returns filed by it. No party shall take any voluntary action either prior to or after the Closing Date that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under
Section 368(a) of the Code. Unless the Merger is a Cash Merger, Household, Merger Sub, and RHI will each execute and deliver to Wilmer, Cutler & Pickering and Stoel Rives LLP tax representation letters substantially in the forms set forth in Exhibit F hereto for purposes of the review of the federal income tax consequences of the Merger and preparation of the discussion of tax consequences of the Merger to be included in the Household Registration Statement.

   Section 6.20 Issuances with Respect to Option Cancellations. RHI may issue shares of common stock of RHI and pay additional compensation with respect to Options cancelled pursuant to Section 7.3(f) only on the conditions set forth in this Section 6.20.

     (a) Number of Shares Issued. RHI may issue no later than the day before the Closing Date, for each share of common stock of RHI into which an Option could have been exercised when vested in full, the number of shares of common stock of RHI equal to a fraction, the numerator of which is the Cash Consideration minus the exercise price of the Option and the denominator of which is the Cash Consideration.

     (b) Restrictions on Shares. Any shares of common stock of RHI issued with respect to the cancellation of the non-qualified Options identified in
  Schedule 7.3(f)(1) to the Disclosure Letter and the incentive stock options issued in 1999 identified in Schedule 7.3(f)(2) to the Disclosure Letter shall be issued only if each holder of such Options enters into an agreement pursuant to which the holder agrees not to sell any shares of common stock of RHI received with respect to the cancellation of such Options (or received as Merger Consideration with respect to such shares) for a period of ten (10) years after the original issuance of the Option, except that the holder may, if the holder is an employee of RHI, Household or any Affiliate of Household at the time of sale, sell up to one-third of such shares at any time after the first anniversary of the original issuance of the Option, up to two-thirds of such shares at any time after the second anniversary of the original issuance of the Option and sell all of such shares at any time after the third anniversary of the original issuance of the Option; provided, however, that these restrictions shall terminate upon the termination of employment of a holder by the Surviving Corporation other than for cause, where cause includes, but is not limited to, the following types of conduct and circumstances: breach of any material provision of any applicable employment agreement; material violation of any statutory or common law duty of loyalty to RHI, Household or any Affiliate of Household; conduct or performance that, in RHI's or Household's reasonable judgment, adversely affects the interests of RHI, Household or any Affiliate of Household; or conduct that, in RHI's or Household's reasonable judgment, creates a conflict of interest between the employee and RHI, Household or any Affiliate of Household.

     (c) Cash Consideration. Subject to receipt of the shareholder vote required by Section 6.20(d), RHI may issue additional cash in connection with the cancellation of Options as follows:

       (i) With respect to the non-qualified Options issued in 1999 identified in Schedule 7.3(f)(1) to the Disclosure Letter, an amount for each share for which the Option could have been exercised when vested in full equal to 23.83% of the difference between the Cash Consideration minus the exercise price of the Option.

       (ii) With respect to the incentive stock options identified in
    Schedule 7.3(f)(2) to the Disclosure Letter, an amount for each share for which the Option could have been exercised when vested in full equal to 43.37% of the difference between the Cash Consideration minus the exercise price of the Option.

  No cash consideration may be paid with respect to the cancellation of the Options identified in Schedule 7.3(f)(3) to the Disclosure Letter.

     (d) Shareholder Vote. The payment of cash consideration pursuant to
  Section 6.20(c) may be made only if such payment is approved by the stockholders of RHI by a vote of 75% of the shares eligible to vote thereon as determined pursuant to Code Section 280G(b)(5)(B).

     (e) Accrual and Payment of Cash Consideration. RHI shall become liable for any cash consideration payable pursuant to Section 6.20(c) on the date the Options are cancelled. The payment shall be made, at Household's option, by Household or the Surviving Corporation or in part by each no earlier than the fifteenth day following the Closing Date.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

   Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the following conditions:

     (a) All consents, approvals and action of any Governmental Authority required to permit the consummation of the Transactions shall have been obtained or made, free of any condition that would have a Material Adverse Effect on Household or RHI.

     (b) No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction (other than a temporary restraining order) shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Governmental Authority which restrains, enjoins or otherwise prohibits the consummation of the Merger (each party agreeing to use its commercially reasonable efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

     (c) The Household Registration Statement shall have become effective in accordance with the provisions of all applicable Federal securities laws, rules and regulations, and no stop order suspending such effectiveness shall have been issued and remain in effect.

     (d) The shares of Household Common Stock shall have been approved for listing on the NYSE, subject only to official notice of issuance.

     (e) Any applicable waiting period under the HSR Act shall have expired or been terminated.

     (f) RHI shall have received the RHI Stockholder Approval.

     (g) The GECC Stockholder Agreement and all Stockholder Agreements shall have been executed, received, and shall be in full force and effect and shall not have been modified or terminated without the written consent of Household and RHI and all obligations thereunder required to be completed on or prior to the Closing Date shall have been completed on or before the Effective Time.

     (h) Unless the Merger is a Cash Merger, Household and Merger Sub shall have received an opinion from Wilmer, Cutler & Pickering in form and substance reasonably satisfactory to Household and Merger Sub, and RHI shall have received an opinion from Stoel Rives LLP in form and substance reasonably satisfactory to RHI, each dated as of the Closing Date and each to the effect that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code.

     (i) The Employment Agreements and the Loan Agreement shall have been executed by the applicable parties thereto, delivered to Household, and shall be in full force and effect and shall not have been modified or terminated without the written consent of Household.

   Section 7.2 Conditions to Obligations of RHI to Effect the Merger. The obligations of RHI to effect the Merger are subject to the satisfaction of the following conditions, unless waived by RHI:

     (a) The representations and warranties of Household and Merger Sub contained herein shall be true and accurate at and as of the Effective Time as though made at the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date or has become untrue or inaccurate because of Transactions contemplated herein).

     (b) Household and Merger Sub shall have, in all material respects, performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.

     (c) Household shall have delivered to RHI a certificate, dated the Effective Time and signed by its Chief Executive Officer or Chief Financial Officer evidencing compliance with Sections 7.2(a) and (b).

     (d) RHI shall have received an opinion of J.W. Blenke, counsel to Household and Merger Sub, in form and substance reasonably satisfactory to RHI, addressing the matters set forth in Exhibit B.

   Section 7.3 Conditions to Obligations of Household and Merger Sub to Effect the Merger. The obligations of Household and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Household and Merger Sub:

     (a) The representations and warranties of RHI contained herein shall be true and accurate at and as of the Effective Time as though made at the Effective Time (except in each case to the extent a representation or warranty speaks specifically as of an earlier date or has become untrue or inaccurate because of Transactions contemplated herein).

     (b) RHI shall have, in all material respects, performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

     (c) RHI shall have delivered to Household a certificate, dated the Effective Time and signed by its Chief Executive Officer or Chief Financial Officer, evidencing compliance with Sections 7.3(a) and (b).

     (d) Household and Merger Sub shall have received an opinion of Stoel Rives LLP, counsel to RHI, in form and substance reasonably satisfactory to Household and Merger Sub, addressing the matters set forth in Exhibit C.

     (e) Irving Levin, Charles Engelberg, George Alexander and Karen Frolich shall each have signed a non-competition agreement with Household in the form set forth as Exhibit L.

     (f) Each of the Options identified on Schedule 7.3(f) to the Disclosure Letter shall have been cancelled by RHI prior to the Effective Time.

                                  ARTICLE VIII

                   TERMINATION, WAIVER, AMENDMENT AND CLOSING

   Section 8.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement or the Merger by the stockholders of RHI:

     (a) by the mutual written consent of RHI and Household;

     (b) by RHI or Household, if (i) the Effective Time shall not have occurred on or before the later of (A) 5:00 p.m. Chicago time on March 31, 2000, or (B) 5:00 p.m. Chicago time on the sixtieth (60th) day after the mailing of the definitive Proxy Statement to holders of RHI Common Stock, but in no event later than May 31, 2000, (ii) any Governmental Authority, the consent of which is a condition to the obligations of RHI and Household to consummate the Transactions, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful or (iii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c) by RHI, if there has been a breach by Household of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within twenty (20) Business Days following receipt by Household of notice of such breach from RHI; provided, however, that the right to terminate this Agreement pursuant to this
  Section 8.1(c) shall not be available to RHI if RHI, at such time, is in breach of any representation, or warranty, or is in material breach of any covenant or agreement set forth in this Agreement;

     (d) by Household, if there has been a breach by RHI of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within twenty (20) Business Days following receipt by RHI of notice of such breach from Household; provided, however, that the right to terminate this Agreement pursuant to this
  Section 8.1(d) shall not be available to Household if Household, at such time, is in breach of any representation, or is in material breach of any warranty, covenant or agreement set forth in this Agreement, provided, however, that Household's right to terminate pursuant to this section shall not arise with respect to a breach of Section 6.4(j)(ii) unless the aggregate amount RHI, or any affiliate of RHI, is obligated to pay pursuant to agreements for which consent is not requested exceeds $1,000,000 in the twelve (12) month periods referenced therein.

     (e) by Household or RHI if, at the RHI Meeting (including any adjournment or postponement thereof) called pursuant to Section 6.8 hereof, the RHI Stockholder Approval shall not have been obtained; and

     (f) by RHI if (i) RHI receives an alternative Acquisition Proposal, (ii) RHI is not then in breach of Section 6.7, (iii) at least three (3) Business Days prior to such termination, RHI shall have provided to Household written notice (A) as to the material terms of any such Acquisition Proposal and (B) that the Board of Directors of RHI in the exercise of its good faith judgment as to fiduciary duties to stockholders under applicable law, after consultation with outside legal counsel, has determined, by action of a majority of the entire Board of Directors of RHI that such termination could reasonably be required in order for such Board of Directors to comply with such duties, and (iv) on the date of such termination, the Board of Directors of RHI determines, by action of a majority of the entire Board of Directors of RHI that such termination could reasonably be required in order for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law (which determination shall be made in light of any revised proposal made by Household) and RHI concurrently enters into a definitive agreement providing for the implementation of such Acquisition Proposal.

   Section 8.2 Effect of Termination. In the event of termination of this Agreement by RHI or Household as provided in Section 8.1 hereof, this Agreement shall forthwith become void (except Sections 6.6(b), 6.16, 8.2, 8.5, 9.1, 9.2, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12(b), 9.14 or 9.15) and there shall be no liability on the part of RHI, Household, Merger Sub or their respective officers or directors, except for any material breach of a party's obligations under Sections 6.6(b), 6.16, 8.2, 8.5, 9.1, 9.2, 9.4, 9.5, 9.6,
9.7, 9.8, 9.9, 9.10, 9.11, 9.12(b), 9.14 and 9.15. Notwithstanding the
foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

   Section 8.3 Amendment or Supplement. At any time before or after approval of this Agreement by the stockholders of RHI and prior to the Effective Time, this Agreement may be amended or supplemented in writing by RHI, Merger Sub and Household with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of RHI there shall be no amendment or supplement which by law requires further approval by such stockholders without such further approval by the stockholders of RHI.

   Section 8.4 Extension of Time, Waiver, Etc. At any time prior to the Effective Time:

     (a) Household may extend the time for the performance of any of the obligations or acts of RHI, and RHI may extend the time for the performance of any of the obligations or acts of Household or Merger Sub;

     (b) Household may waive any inaccuracies in the representations and warranties of RHI contained herein or in any document delivered pursuant hereto, and RHI may waive any inaccuracies in the representations and warranties of Household contained herein or in any document delivered pursuant hereto; or

     (c) Household may waive compliance with any of the agreements of RHI contained herein, and RHI may waive compliance with any of the agreements of Household or Merger Sub contained herein;

provided, however, that no failure or delay by RHI or Household in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

   Section 8.5 Termination Fee. (a) If this Agreement is terminated pursuant to
Section 8.1(e) or (f), then RHI will immediately pay to Household a termination fee equal to $7,000,000 in cash and the reasonable out-of-pocket expenses (not to exceed $1,000,000) incurred by Household in connection with this Agreement.

   (b) The agreement contained in this Section 8.5 is an integral part of the Transactions and constitutes liquidated damages in the event of the occurrence of the circumstances specified in Section 8.5(a) above and not a penalty.

                                   ARTICLE IX

                                 MISCELLANEOUS

   Section 9.1 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflicts of law.

   Section 9.2 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, including without limitation any discussions, commitments or agreements between the parties concerning RHI equity issuances or debt financings, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

   Section 9.3 Modification; Waiver. No supplement, modification, extension, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

   Section 9.4 Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "Notices") shall be in writing and may be given personally, by registered mail, fax or by Federal Express (or other reputable overnight delivery service):

    if to Household or Merger Sub, to it at:

      Household International, Inc.
      2700 Sanders Road
      Prospect Heights, Illinois 60070
      Attention: John W. Blenke, Esq.
      Tel: (847) 564-6150
      Fax: (847) 205-7536

      with a copy to:

      Wilmer, Cutler & Pickering
      2445 M Street, N.W.
      Washington, D.C. 20037
      Attention: Russell J. Bruemmer, Esq.
      Tel: (202) 663-6804
      Fax: (202) 663-6363
    if to RHI, to it at:

      Renaissance Holdings, Inc.
      9400 SW Beaverton-Hillsdale Hwy.
      Suite 300
      Beaverton, Oregon 97005
      Attention: Irving Levin, Chief Executive Officer
      Tel: (503) 245-9207
      Fax: (503) 293-3023

      with a copy to:

      Stoel Rives LLP
      700 NE Multnomah
      Suite 950
      Portland, Oregon 97232
      Attention: Alan R. Blank, Esq.
      Tel: (503) 872-4816
      Fax: (503) 230-1907

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given (i) when delivered personally, (ii) three (3) days after being sent by registered mail with proper postage prepaid, (iii) upon transmission by fax and receipt of confirmation of such transmission by the sender's fax machine, or (iv) one day after being sent by Federal Express (or other reputable overnight delivery service) with proper postage prepaid.

   Section 9.5 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall, subject to Section 8.5 and unless Household elects to pay all or a portion of such expenses, be borne by such party, except that (i) the expenses incurred in connection with printing and mailing the Proxy Statement shall be by Household, and (ii) the fees paid to a governmental agency in connection with the filings under the HSR Act shall be paid by Household.

   Section 9.6 Assignment. No party hereto shall have the right, power or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto.

   Section 9.7 No Survival. None of the representations and warranties in this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive the Merger or the termination of this Agreement pursuant to
Article VIII.

   Section 9.8 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

   Section 9.9 Successors and Assigns; Third Parties. Subject to and without waiver of the provisions of Section 9.6, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, assigns, heirs and legal representatives. Except as specifically set forth in Section 3.2, 3.3, 3.5, 3.6, 6.16 and 6.17 nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

   Section 9.10 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

   Section 9.11 Interpretation; References. Any use of masculine, feminine or neuter pronouns herein shall not be limiting, but shall be construed as referring to persons of any gender, as the context may require. Any use of the singular or plural form herein shall not be limiting, but shall be construed as referring to either the plural or singular, as the context may require. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule attached to the Disclosure Letter or an Exhibit attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to an Article or a Section of this Agreement. The Article and Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

   Section 9.12 Dispute Resolution and Jurisdiction. (a) Each party to this Agreement shall appoint a Representative to coordinate with the other party the implementation of this Agreement. If any dispute arises with respect to either party's performance hereunder, the Representatives shall meet to attempt to resolve such dispute, either in person or by telephone, within two (2) Business Days after the written request of either Representative. If the Representatives are unable to resolve such dispute, the chief executive officer of RHI and the chief financial officer of Household shall meet, either in person or by telephone, within ten (10) Business Days after either Representative provides written notice that the Representatives have been unable to resolve such dispute. If such officers are unable to resolve such dispute, either party may submit such dispute to Deloitte and Touche LLP, or another nationally-recognized accounting firm, if such dispute is solely of a financial nature.

   (b) Any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the Transactions contemplated hereby that cannot be resolved in accordance with subsection (a) hereof, shall be adjudicated in a state or federal court of competent civil jurisdiction sitting in the State of New York and nowhere else. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any such court of the purposes of any suit, civil action or other proceeding arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby (each, a "Suit"). To the extent permitted by Law, each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, that the venue of such Suit is improper or that it is entitled to a trial by jury.

   Section 9.13 Exhibits and Disclosure Letter. All exhibits attached hereto and the Disclosure Letter are hereby incorporated by reference as though set out in full herein.

   Section 9.14 Attorneys' Fees. In the event that any party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

   Section 9.15 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN ANY OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS AND ALL OTHER COMMON LAW AND

STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS.

   Section 9.16 Further Assurances. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them, may reasonably request to carry out the intent of this Agreement and the Transactions.

   Section 9.17 Negotiation of Agreement. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

   In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                          Household International, Inc.


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Renaissance Credit Services, Inc.


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Renaissance Holdings, Inc.


                                          By: _________________________________
                                             Name:
                                             Title:

                                                                         ANNEX B
November 30, 1999

Board of Directors
Renaissance Holdings, Inc.
9400 S.W. Beaverton-Hillsdale Highway
Beaverton, Oregon 97005

Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of RHI Common Stock (as defined in the Merger Agreement referred to below (the "Stockholders") of Renaissance Holdings, Inc. (the "Company") of the consideration to be received by such Stockholders pursuant to the Agreement and Plan of Merger dated as of November 30, 1999 (the "Merger Agreement") by and among Household International, Inc. ("Household"), Renaissance Credit Services, Inc., a wholly-owned direct subsidiary of Household ("Merger Sub"), and the Company. We understand that, pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, the Company will be merged into Merger Sub (the "Merger") and each issued and outstanding share of RHI Common Stock (other than as specified in the Merger Agreement), will be converted into the right to receive (i) that number of shares of common stock of Household, par value $1.00 per share ("Household Common Stock") equal to a fraction (the "Exchange Ratio"), the numerator of which will be 5,000,000 and the denominator of which will be the number of shares of RHI Common Stock outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) minus the number of Dissenting Shares (as defined in the Merger Agreement) and (ii) cash in an amount equal to the difference between (x) $31.456 minus (y) the product of the Exchange Ratio and the Household Stock Price (as defined in the Merger Agreement) (items (i) and (ii) together constituting the "Merger Consideration").

   We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger. In arriving at our opinion, we have examined:
(a) the financial terms of the Merger Agreement; (b) audited historical financial statements of the Company and of Household for the three years ended December 31, 1998; (c) the unaudited financial statements of the Company for the nine months ended September 30, 1999 and of Household for the nine months ended September 30, 1999; (d) certain internal business, operating and financial information and forecasts of the Company (the "Forecasts"), prepared by the senior management of the Company; (e) information regarding publicly available financial terms of certain recently-completed transactions in the consumer finance industry: (f) current and historical market prices and trading volumes of the Household Common Stock; and (g) certain other publicly available information on the Company and Household. We have also held discussions with members of the senior management of the Company and Household to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

   In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion. We have not made or obtained an independent valuation or appraisal of the assets or liabilities of the Company or Household. We have been advised by the management of the Company that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal matters on advice of counsel to the Company, and we have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms of conditions by the Company.

   William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

   We are expressing no opinion herein as to the price at which the Household Common Stock will trade at any future time or as to the effect of the Merger on the trading price of the Household Common Stock. Such trading price may be affected by a number of factors, including but not limited to: (a) dispositions of the Household Common Stock by stockholders within a short period of time after the effective date of the Merger; (b) changes in prevailing interest rates and other factors which generally influence the price of securities; (c) changes in the current capital markets; (d) the occurrence of changes in the financial condition, business, assets, results of operations or prospects of the Company or of Household or in their market; (e) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and (f) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest. We also express no opinion regarding the fairness, from a financial point of view, of the Merger for those holders who acquired shares of RHI Common Stock in consideration of the cancellation of options as contemplated by Section 6.20 of the Merger Agreement.

   Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to the Stockholders, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Merger.

   Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders.

                                          Very truly yours,

                                          -------------------------------------
                                          William Blair & Company, L.L.C.

                                                                         ANNEX C

                           RENAISSANCE HOLDINGS, INC.

                          INCENTIVE COMPENSATION PLAN

Purpose

   The Board of Directors of Renaissance Holdings, Inc. ("RHI") wishes to provide special incentives (the "Incentive Amount") under this plan (the "Plan") to certain individuals ("Participants") to remain in the employ of RHI or RHI's subsidiaries or affiliates (the "RHI Group"). This Plan is subject to approval of the shareholders of RHI in a manner satisfying the provisions of
Section 280G(b)(5)(A)(ii) of the Internal Revenue Code of 1986, as amended (the "Code") and will have no force and effect if such approval is not obtained.

Interpretation

   If RHI's shareholders approve the Plan in a manner satisfying Section 280G(b)(5)(A)(ii) of the Code and if RHI merges with Renaissance Credit Services, Inc., a wholly-owned subsidiary of Household International, Inc. (the "Merger"), all references to the "RHI Group" shall instead refer to Household International, Inc. ("Household") and its subsidiaries and affiliates, including RHI. References to "RHI" shall then continue to refer to RHI or its merger successor, and references to "Household" shall refer to Household or its designated subsidiary or affiliate. If the Merger does not occur, references to "Household" shall be solely to RHI or its designated subsidiary or affiliate. References to actions taken by "Household's Representative" (as defined below) before the Merger shall only be binding if the Merger occurs.

Participants

   The Participants will consist of employees of RHI and its subsidiaries and affiliates as of the date of approval of the Plan by the RHI shareholders, and other persons selected by the RHI Administrator thereafter with the consent of Household's Representative. RHI expects that the Participants will materially affect the success of the RHI Group. The RHI Administrator, with the consent of Household's Representative, will designate target individual allocations for Participants for a given year no later than 30 days after the beginning of that year with respect to 90% of the Incentive Amount for that year and will designate the allocation of the remaining 10% no later than 15 days after the end of that year.

Incentive Amount

   The total Incentive Amount is the sum of the Incentive Amounts paid in each of the three years of the Plan and is subject to the performance of RHI (or the successor to its business within the RHI Group, together ("Virtual RHI") with respect to Average Active Accounts on File, ("Average Active Accounts"), in each of the calendar years covered by the Plan ("Plan Years"). Subject to the terms of this Plan and satisfaction of the Threshold rules described under Performance Threshold and Payout below, RHI (or such other entity as Household designates) will pay to all eligible Participants the Incentive Amount for that Plan Year, with each Participant's share as described below under Individual Incentives.

Performance Threshold

   The payout of the Incentive Amount is based upon the Average Active Threshold Accounts of Virtual RHI. An "Active Account on File" is an Account, managed by Virtual RHI, that during any given month had activity other than a system generated fee. "Average Active Accounts on File" for any year in the Plan is calculated as the sum of the number of Active Accounts on File on the last system processing day of each of the months of the Plan Year, divided by twelve.

   The Incentive Amount paid for a Plan Year is determined by first determining the number of qualifying accounts for that year. The number of qualifying accounts ("Qualifying Accounts Number") is equal to (a) the Average Active Accounts on File for the year less (b) the Expired Overage Accounts (as defined below) for that year.

   If, in any Plan Year, the number of Average Active Accounts originated that year from a purchase (including the acquisition of one or more portfolios and the acquisition or merger of a bank or third party with Virtual RHI) is greater than the number of Average Active Accounts originated from all other sources (i.e. direct mail, cards-in-branches, internet), then the difference between the number of Average Active Accounts from purchases and the number of Average Active Accounts from all other sources shall be termed "Overage Accounts." Expired Overage Accounts are calculated by first determining the Overage Average Active Accounts on File for the year. For purposes of this calculation, the attrition rate for Overage Accounts for any period is the same as for the portfolio with which it was purchased. The "Expired Overage Accounts" is then the sum of (a) one-half of the number of Overage Average Active Accounts on File that have been on file for more than 12 months but less than or equal to 24 months; and (b) the number of Overage Average Active Accounts on File that have been on file for more than 24 months. If, during a Plan Year, multiple acquisitions occur, and these acquisitions result in Overage Accounts for the year, then each acquisition is considered to have contributed a pro-rata share of the Overage Accounts. Further, each portfolio is considered to be "on file" on its closing date.

 Calendar Year 2000 Incentive Amount

   If the Qualifying Accounts Number for Calendar Year 2000 is greater than the Calendar Year 2000 Annual Active Account Threshold as set forth in Exhibit II hereto, then the Incentive Amount for Calendar Year 2000 is equal to (a) the Qualifying Accounts Number less (b) the Calendar Year 2000 Annual Active Account Threshold as set forth in Exhibit II hereto, divided by (c) the Incentive Differential as set forth in Exhibit II hereto, multiplied by (d) the Calendar Year 2000 Gross Annual Payment, subject to reduction as described below in Individual Incentives.

                  Incentive Amount ={ [ (a)-(b) ] / (c)} * (d)

   In no event may the Incentive Amount for Calendar Year 2000 be greater than the Calendar Year 2000 Gross Annual Payment, subject to reduction as described below in Individual Incentives.

   If the Qualifying Accounts Number for Calendar Year 2000 is less than the Calendar Year 2000 Annual Active Account Threshold as set forth in Exhibit II hereto, then there is no Incentive Amount for the Calendar Year 2000.

 Calendar Year 2001 And 2002 Incentive Amount

   If, in all previous years, the Gross Annual Payment, subject to reduction as described below in Individual Incentives, was made in full and if the Qualifying Accounts Number for the applicable Calendar Year is greater than that year's Annual Active Account Threshold as set forth in Exhibit II hereto, then the Incentive Amount for that Calendar Year is equal to (a) the Qualifying Accounts Number less (b) the applicable Annual Active Account Threshold as set forth in Exhibit II hereto, divided by (c) the Incentive Differential as set forth in Exhibit II hereto, multiplied by (d) the Calendar Year Gross Annual Payment, subject to reduction as described below in Individual Incentives (provided that in no event under this situation may the Incentive Amount for the Calendar Year 2001 or 2002 be greater than the Calendar Year Gross Annual Payment for 2001 or 2002, subject to reduction as described below in Individual Incentives).

                  Incentive Amount = {[ (a)-(b) ] / (c)} * (d)

   If the Qualifying Accounts Number for the applicable Calendar Year is less than that Calendar Year's Annual Active Account Threshold as set forth in
Exhibit II hereto, then there is no Incentive Amount for that Calendar Year.

     If, in some or all previous years, the Gross Annual Payment, subject to reduction as described below in Individual Incentives, was not made in full but the Qualifying Accounts Number is greater than the Annual Active Account Threshold as set forth in Exhibit II hereto for the applicable Calendar Year, then unpaid amounts are available for payment for the 2001 or 2002 Calendar Year and the Incentive Amount is equal to (a) the Qualifying Accounts Number less (b) the applicable Calendar Year Annual Active Account Threshold as set forth in Exhibit II hereto, divided by (c) the Incentive Differential as set forth in Exhibit II hereto, multiplied by
  (d) the Calendar Year Maximum Cumulative Payment, subject to reduction as described below in Individual Incentives, less (e) the cumulative Incentive Amount paid out in all prior Plan Years.

               Incentive Amount = { [ (a)-(b) ] / (c) * (d) }-(e)

     If, in all previous years, the Gross Annual Payment was not made but the Qualifying Accounts Number is less than the Annual Active Account Threshold as set forth in Exhibit II hereto for the applicable Calendar Year, then there is no Incentive Amount for that Calendar Year.

Virtual RHI

     To assist in measuring the Average Growth, the RHI Group will maintain records sufficient to measure the number of average active accounts on file during the calendar years 2000, 2001, and 2002.

Maximum Annual Payment

     The Incentive Amount is based on the table below:

                             Maximum Annual Payment
       (before reduction for taxes or reduction Retention and Forfeiture)

                                                                      Maximum
                                                     Gross Annual   Cumulative
                                                        Payment       Payment
                                                     ------------- -------------
      Calendar Year 2000............................ $ 5.5 million $ 5.5 million
      Calendar Year 2001............................ $ 3.0 million $ 8.5 million
      Calendar Year 2002............................ $ 3.5 million $12.0 million
                                                     ------------- -------------
      Plan Limit.................................... $12.0 million $12.0 million

   RHI (or another entity designated by Household) will pay up to the Gross Annual Payment for performance in a particular Plan Year and up to the Maximum Cumulative Payment for performance in that Plan Year and preceding Plan Years. Amounts not paid with respect to a particular Plan Year (because, for example, of forfeitures) are available for payment in the later Plan Years as set forth above. If the RHI Administrator and Household's Representative agree, amounts not paid with respect to the Plan Years ending on or before December 31, 2002 may be paid with respect to mutually agreed goals for 2003 (or later years). In no event is the RHI Group required to pay more under the Plan than the Plan Limit set forth above.

Individual Incentives

   The Participant's share (the "Individual Incentive") will be the percentage shown on Exhibit I with his or her name (as revised annually), except as the RHI Administrator otherwise designates (within the maximum and minimum percentages Household's Representative provides him) and provided that no one on the initial Exhibit I list may receive more than the maximum individual incentive shown. Individual Incentives are subject to the requirements under Retention and Forfeiture below. Except as (a) expressly approved by the shareholders of RHI in a manner satisfying the provisions of Section 280G(b)(5)(A)(ii) of the Code, (b) as Exhibit I otherwise specifies, or (c) as Household's Representative otherwise agrees, Individual Incentives for the life of the Plan for persons employed at RHI or its subsidiaries at the time of the shareholder vote approving the Plan, will be further capped at 300% of a Participant's average annual includible compensation (annualized for partial years) from RHI and its subsidiaries for the years 1995 through 1999 (or, if employed for fewer years during that period, during the years of employment), less any adjustments necessary to preserve the RHI Group's deduction for amounts paid.

   The percentages shown on Exhibit I reflect maximum payouts. The RHI Administrator will review individual performance for the particular Plan Year and, with the consent of Household's Representative (which consent will not be unreasonably withheld), will determine what percentage of the maximum payout each individual should actually receive. In no event will Irving Levin receive one or more Individual Incentives totaling more than $1,320,000 under the Plan.

Time and Manner of Payment

   RHI (or such other entity as Household designates) will pay the annual Individual Incentives, if earned, by January 31 of the year following the end of the calendar year being measured. Payments will be without interest or other earnings. RHI will make the payments in cash. All payments will be reduced by any applicable taxes and other required withholdings. Household or RHI may delay payment for a Participant who is under review for termination with Cause pending final determination of job status.

Retention and Forfeiture

   To receive an Individual Incentive, except as provided below for terminations without Cause, a Participant must remain employed by the RHI Group as of the date of payment. Participants not so employed will forfeit (that is, lose their claim to receive) their Individual Incentives and any claim with respect to any Incentive Amount. Amounts forfeited by persons that the RHI Administrator designates in advance, with the consent of Household's Representative, as "Key Employees" will be subtracted from that year's and each following year's Incentive Amount before the Individual Incentives are calculated. Other forfeitures will remain part of the Incentive Amount and will be reallocated to the remaining Participants who qualify for such payments in proportion to their relative shares on Exhibit I; provided, however, that the RHI Administrator may change the reallocation formula within his discretionary limits and with the consent of Household's Representative. If the RHI Group terminates a Participant's employment without Cause, the Participant will receive a pro rata portion of the Individual Incentive for the year of employment termination, which proration is based on the percentage of the year preceding employment termination. Cause, solely for purposes of this Plan, includes, but is not limited to, the following types of conduct and circumstances: breach of any material provision of any applicable employment agreement; material violation of any statutory or common law duty of loyalty to the RHI Group; conduct or performance that, in RHI's or Household's reasonable judgement, adversely affects the interests of the RHI Group; or conduct that, in RHI's or Household's reasonable judgement, creates a conflict of interest between the Participant and the RHI Group.

Administration and Obligation

   RHI (or such other entity as Household designates) is responsible for the general operation and administration of the Plan and for carrying out the provisions thereof and has full discretion in interpreting and administering the provisions of the Plan in a manner consistent with the Plan's intent. The RHI Administrator for purposes of determining Participants, Key Employees, and individual allocations under the Plan is Irving Levin or such other person or committee as Levin designates with Household's permission or, if the Merger is not consummated, the permission of the Board of Directors of RHI, or as Household (or the Board of Directors of RHI, if the Merger is not consummated) designates if Levin leaves employment with the RHI Group for any reason. Actions by the RHI Administrator require the consent of S.N. Mehta or other Household Group Executive or such other person or committee as Household designates ("Household's Representative"), provided that any consents required before the Merger will have no effect if the Merger does not occur. The Plan will be unfunded.

Effect on Other Plans

   Whether the accrual or payment of the amounts under this Plan causes the Participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

No Transfers

   Neither the Participant nor his or her beneficiaries nor anyone claiming an interest through him or them will have any right to sell, assign, pledge, or otherwise transfer the right to receive a payment under this Plan. Any rights to such payments are expressly declared to be nonassignable and nontransferable. Unless the law requires otherwise, no unpaid amounts will be subject to attachment, alienation, garnishment, or execution, or be transferable if the Participant becomes bankrupt or insolvent, for the satisfaction of the debts of, or other obligations or claims against, the Participant, his beneficiaries, or any person or entity claiming an interest through him or them, including claims for alimony, support, or separate maintenance.

Plan Amendments

   For the purpose of correcting clerical errors, causing the Plan to comply with applicable law or causing the Plan to operate more efficiently and with less uncertainty, RHI (or, after the Merger, Household), acting through any officer, may amend the Plan at any time, without the consent of the Participants or their beneficiaries; provided, however, that no amendment will deprive any Participant or beneficiary of any previously determined vested Individual Incentives. If the Merger does not occur, this Plan will automatically terminate, without payment to anyone actually or potentially covered by the Plan.

No Employment Contract

   Nothing contained in this Plan constitutes an employment contract between any member of the RHI Group, and any Participant. The Plan does not give any Participant any right to be retained in any RHI or Household company's employ, nor does it enlarge or diminish such company's right to terminate the Participant's employment. References in this Plan to Cause do not mean and should not be understood to mean that the RHI Group must have Cause to terminate a Participant's employment, and all Participants remain at-will employees whose employment may be terminated at any time for any reason, subject to the terms of any applicable written employment or severance agreement.

Applicable Law

   The laws of the State of Illinois (other than its choice of law provisions) govern this Plan and its interpretation.

Confidentiality

   Participants and their affiliates must hold in confidence any confidential information concerning Household, RHI, Virtual RHI, and their affiliates concerning this Plan and the specific terms of participation by individuals and must not be disclose this information to any third party or use it in any manner, except as may otherwise be required to maintain compliance with applicable law.

                           RENAISSANCE HOLDINGS, INC.

                          INCENTIVE COMPENSATION PLAN

                         EXHIBIT I, AS AMENDED TO DATE

Participants                              Initial Percentage for Individual
                                          Incentives


Persons from List Designated as Key Employees

  Irving Levin
  George Alexander
  Charles Engelberg
  Karen Frolich

Maximum Individual Incentives


                                           Maximum Percentage Maximum Cumulative
Name                                         of Total Pool         Amounts
----                                       ------------------ ------------------
George Alexander..........................          7%             $840,000
Charles Engelberg.........................          7               840,000
Karen Frolich.............................          7               840,000
Gary Barth................................          4               480,000
Brian Enneking............................          4               480,000
Glenda Goodrich...........................          4               480,000
Jay Hemmady...............................          4               480,000
Howard....................................          4               480,000
Jeanne Muenchau...........................          4               480,000
Kirt Nelson...............................          4               480,000
Lence Shaw................................          4               480,000
Anderson..................................          2               240,000
Baral.....................................          2               240,000
Cahn......................................          2               240,000
Fuller....................................          2               240,000
Funk......................................          2               240,000
Grabler...................................          2               240,000
Graham....................................          2               240,000
Gross.....................................          2               240,000
Doug Hansen...............................          2               240,000
Susie Hoiness.............................          2               240,000
Kathy Kobe................................          2               240,000
Purcell...................................          2               240,000
Reding....................................          2               240,000
Roberts...................................          2               240,000
Rutledge..................................          2               240,000
Sayers....................................          2               240,000
Struble...................................          2               240,000
West......................................          2               240,000

                           RENAISSANCE HOLDINGS, INC.

                          INCENTIVE COMPENSATION PLAN

                                   EXHIBIT II

                                  Annual Active Annual Active Annual Incentive
 Annual Thresholds (All Account      Account       Account      Differential
         Volumes in 000)          Threshold (A)  Target (B)        ( B-A)
 ------------------------------   ------------- ------------- ----------------
Calendar Year 2000...............     1,393         1,530           137
Calendar Year 2001...............     2,149         2,475           326
Calendar Year 2002...............     2,709         3,105           396

                                                                         ANNEX D

                          1998 OREGON REVISED STATUTES
                     TITLE 7. CORPORATIONS AND PARTNERSHIPS
                        CHAPTER 60. PRIVATE CORPORATIONS
                               DISSENTERS' RIGHTS
                (RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES)

   60.551. Definitions for 60.551 to 60.594.

   As used in ORS 60.551 to 60.594:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.

     (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

   (1987 c. 52 s 124; 1989 c. 1040 s 30)

   60.554. Right to dissent.

   (1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate acts:

     (a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

       (A) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or

       (B) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141; or

     (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

   (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

   (3) Dissenters' rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System as a National Market System issue on the record date for the meeting of shareholders at which the corporate action described in subsection (1) of this section is to be approved or on the date a copy or summary of the plan of merger is mailed to shareholders under ORS 60.491, unless the articles of incorporation otherwise provide.

   (1987 c. 52 s 125; 1989 c. 1040 s 31; 1993 c. 403 s 9)

   60.557. Dissent by nominees and beneficial owners.

   (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

   (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

   (1987 c. 52 s 126)

   60.561. Notice of dissenters' rights.

   (1) If proposed corporate action creating dissenters' rights under ORS
60.554 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.

   (2) If corporate action creating dissenters' rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send the shareholders entitled to assert dissenters' rights the dissenters' notice described in ORS 60.567.

   (1987 c. 52 s 127)

   60.564. Notice of intent to demand payment.

   (1) If proposed corporate action creating dissenters' rights under ORS
60.554 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.

   (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

   (1987 c. 52 s 128)

   60.567. Dissenters' notice.

   (1) If proposed corporate action creating dissenters' rights under ORS
60.554 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ORS 60.564.

   (2) The dissenters' notice shall be sent no later than 10 days after the corporate action was taken, and shall:

     (a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

     (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and

     (e) Be accompanied by a copy of ORS 60.551 to 60.594.

   (1987 c. 52 s 129)

   60.571. Duty to demand payment.

   (1) A shareholder sent a dissenters' notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ORS 60.567 (2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

   (2) The shareholder who demands payment and deposits the shareholder's shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

   (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

   (1987 c. 52 s 130)

   60.574. Share restrictions.

   (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.

   (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

   (1987 c. 52 s 131)

   60.577. Payment.

   (1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

   (2) The payment must be accompanied by:

     (a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;

     (b) A statement of the corporation's estimate of the fair value of the shares;

     (c) An explanation of how the interest was calculated;

     (d) A statement of the dissenter's right to demand payment under ORS 60.587; and

     (e) A copy of ORS 60.551 to 60.594.

   (1987 c. 52 s 132; 1987 c. 579 s 4)

   60.581. Failure to take action.

   (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

   (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under ORS 60.567 and repeat the payment demand procedure.

   (1987 c. 52 s 133)

   60.584. After-acquired shares.

   (1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

   (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under ORS 60.587.

   (1987 c. 52 s 134)

   60.587. Procedure if shareholder dissatisfied with payment or offer.

   (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under ORS
60.577 or reject the corporation's offer under ORS 60.584 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

     (a) The dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.584 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

     (b) The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or

     (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

   (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter's shares.

   (1987 c. 52 s 135)

   60.591. Court action.

   (1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office is located, or if the principal office is not in this state, where the corporation's registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

   (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   (4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   (5) Each dissenter made a party to the proceeding is entitled to judgment for:

     (a) The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

     (b) The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ORS 60.584.

   (1987 c. 52 s 136)

   60.594. Court costs and counsel fees.

   (1) The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.

   (2) The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable:

     (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS 60.561 to 60.587; or

     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

   (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefited.

   (1987 c. 52 s 137)

   SECTION 15. ORS 60.554 is amended to read:

     60.554. (1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate acts:

       (a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;

       (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

       (c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

       (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

         (A) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or

         (B) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141; [or]

       (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

       (f) Conversion to a noncorporate business entity pursuant to section 7 of this 1999 Act.

   (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

   (3) Dissenters' rights shall not apply to the holders of shares of any class or series of the shares of the class or series were registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System as a National Market System issue on the record date for the meeting of shareholders at which the corporate action described in subsection (1) of this section is to be approved or on the date a copy or summary of the plan of merger is mailed to shareholders under ORS 60.491, unless the articles of incorporation otherwise provide.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The General Corporation Law of the state of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Restated Certificate of Incorporation, as amended, of Household International, Inc. ("Household International"), contains a provision which eliminates directors' personal liability as set forth above.

   The General Corporation Law of the state of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

   Household International's Restated Certificate of Incorporation, as amended, provides for indemnification to the fullest extent as expressly authorized by
Section 145 of the General Corporation Law of the state of Delaware for directors, officers and employees of Household International and also to persons who are serving at the request of Household International as directors, officers or employees of other corporations (including subsidiaries). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

   Household International, as permitted by the General Corporation Law of the State of Delaware, has purchased liability policies which indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers or directors subject to limitations and conditions as set forth in the policies.

Item 21. Exhibits and Financial Statement Schedules.

     2.1 Agreement and Plan of Merger dated as of November 30, 1999 between Renaissance Credit Services, Inc., Renaissance
               Holdings, Inc. and Household International, Inc. included as Annex A to the Prospectus and Proxy Statement.
     5         Opinion and Consent of Mr. John W. Blenke, Vice
               President--Corporate Law and Assistant Secretary of
               Household International, Inc.
     8 Opinion and Consent of Wilmer, Cutler & Pickering, re: tax matters.
     10.1 GECC Stockholder Agreement dated as of November 30, 1999 among Household International, Inc., Renaissance Holdings,
               Inc. and General Electric Capital Corporation.
     10.2      Stockholder Agreement dated as of November 30, 1999 among
               Household International, Inc., Renaissance Holdings, Inc.,
               Irving J. Levin and Noel C. Nelson.
     10.3      Stockholder Agreement dated as of November 30, 1999 among
               Household International, Inc., Renaissance Holdings, Inc.,
               Irving J. Levin and Karen D. Frolich.
     10.4      Stockholder Agreement dated as of November 30, 1999 among
               Household International, Inc., Renaissance Holdings, Inc.,
               Irving J. Levin and George F. Alexander and Sharon C.
               Alexander.
     10.5      Stockholder Agreement dated as of November 30, 1999 among
               Household International, Inc., Renaissance Holdings, Inc.
               Irving J. Levin and Charles Engelberg.
     10.6      Stockholder Agreement dated as of November 30, 1999 among
               Household International, Inc., Renaissance Holdings, Inc.
               and Irving J. Levin.
     10.7      Stockholder Agreement dated as of November 30, 1999 among
               Household International, Inc., Renaissance Holdings, Inc.,
               Irving J. Levin and Martin Mitchell and Virginia Mitchell.
     10.8      Stockholder Agreement dated as of November 30, 1999 among
               Household International, Inc., Renaissance Holdings, Inc.,
               Irving J. Levin and Ruth Scherbarth.
     10.9      Stockholder Agreement dated as of November 30, 1999 among
               Household International, Inc., Renaissance Holdings, Inc.,
               Irving J. Levin and Neil Goldschmidt.
     10.10     Stockholder Agreement dated as of November 30, 1999 among
               Household International, Inc., Renaissance Holdings, Inc.,
               Irving J. Levin, William R. Reesman, Patricia L. Reesman and The Patricia L. Reesman Family Limited Partnership,
               L.L.P.
     10.11     Intentionally Left Blank.
     10.12*    Amendment and Continuation of Executive Compensation and
               Benefits Agreement dated December 1, 1999 among George F.
               Alexander, Renaissance Holdings, Inc. and Household
               International, Inc. and Household International, Inc.
     10.13*    Amendment and Continuation of Executive Compensation and
               Benefits Agreement dated December 1, 1999 among George F.
               Alexander, Renaissance Holdings, Inc. and Household
               International, Inc.
     10.14*    Amendment and Continuation of Executive Compensation and
               Benefits Agreement dated December 1, 1999 among Karen D.
               Frolich, Renaissance Holdings, Inc. and Household
               International, Inc.
     10.15*    Employment Agreement dated December 1, 1999 between
               Household International, Inc. and Irving J. Levin.
     10.16*    Non-Competition Agreement dated December 1, 1999 between
               Household International, Inc. and Irving J. Levin.

     10.17* Non-Competition Agreement dated December 1, 1999 between Household
            International, Inc. and Charles B. Engelberg.
     10.18* Non-Competition Agreement dated December 1, 1999 between Household
            International, Inc. and Karen D. Frolich.
     10.19* Non-Competition Agreement dated December 1, 1999 between Household
            International, Inc. and George F. Alexander.
     23.1   Consent of Arthur Andersen LLP, Certified Public Accountants, relating to the audited financial information of Household International, Inc.
     23.2*  Consent of KPMG LLP, Certified Public Accountants, relating to the audited financial information of Renaissance Holdings, Inc.
     23.3   Consent of Mr. John W. Blenke, Vice President--Corporate Law and Assistant
            Secretary of Household International, Inc. is contained in his opinion.
     23.4   Consent of Wilmer, Cutler & Pickering is contained in their opinion.
     23.5*  Consent of William Blair & Company, L.L.C. relating to fairness opinion.
     24     Powers of Attorney (included on page II-5).
     99     Form of Proxy to be used by Renaissance Holdings, Inc.

--------
 * To be filed by Amendment.

Item 22. Undertakings.

   Household International, Inc. (the "Registrant") hereby undertakes:

      (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
  1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (4) That every prospectus that is filed pursuant to paragraph (3) above, or that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 ((S)230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Prospect Heights, and State of Illinois, on the 17th day of December, 1999.

                                          Household International, Inc.

                                                /s/ William F. Aldinger
                                          By___________________________________
                                                    William F. Aldinger
                                               Chairman and Chief Executive
                                                          Officer

   Each person whose signature appears below constitutes and appoints J. W. Blenke, L. S. Mattenson and P. D. Schwartz and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file, with the Securities and Exchange Commission, any and all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the 17th day of December, 1999.

                 Signature                                     Title
                 ---------                                     -----


        /s/ William F. Aldinger             Chairman, Chief Executive Officer and
___________________________________________ Director (as Principal Executive Officer)
           (William F. Aldinger)

         /s/ Robert J. Darnall              Director
___________________________________________
            (Robert J. Darnall)

          /s/ Gary G. Dillon                Director
___________________________________________
             (Gary G. Dillon)

         /s/ John A. Edwardson              Director
___________________________________________
            (John A. Edwardson)

           /s/ Mary J. Evans                Director
___________________________________________
              (Mary J. Evans)

          /s/ David J. Farris               Director
___________________________________________
             (David J. Farris)

                                            Director
___________________________________________
             (Dudley Fishburn)

      /s/ Cyrus F. Freidheim, Jr.           Director
___________________________________________
         (Cyrus F. Freidheim, Jr.)

       /s/ James H. Gilliam, Jr.            Director
___________________________________________
          (James H. Gilliam, Jr.)

           /s/ Louis E. Levy                Director
___________________________________________
              (Louis E. Levy)

          /s/ George A. Lorch               Director
___________________________________________
             (George A. Lorch)

          /s/ John D. Nichols               Director
___________________________________________
             (John D. Nichols)

         /s/ James B. Pitblado              Director
___________________________________________
            (James B. Pitblado)

          /s/ S. Jay Stewart                Director
___________________________________________
             (S. Jay Stewart)

      /s/ Louis W. Sullivan, M.D.           Director
___________________________________________
         (Louis W. Sullivan, M.D.)

        /s/ David A. Schoenholz             Executive Vice President--Chief Financial
___________________________________________ Officer (as Principal Accounting and
           (David A. Schoenholz)            Financial Officer)